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                                CREDIT AGREEMENT



                                      among



                             V.S.M. HOLDINGS, INC.,


                            V.S.M. ACQUISITION CORP.,


                                 VARIOUS BANKS,


                                       and


                             BANKERS TRUST COMPANY,
                             as ADMINISTRATIVE AGENT


                   -------------------------------------------


                          Dated as of December 6, 2000

                   -------------------------------------------

                                  $215,000,000

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    DEUTSCHE BANK SECURITIES INC.               CREDIT   AGRICOLE   INDOSUEZ
LEAD ARRANGER AND BOOK MANAGER                   SYNDICATION AGENT

                         CREDIT LYONNAIS NEW YORK BRANCH
                               DOCUMENTATION AGENT

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----

SECTION 1.  Amount and Terms of Credit.......................................1

      1.01  The Commitments..................................................1
      1.02  Minimum Amount of Each Borrowing.................................3
      1.03  Notice of Borrowing..............................................3
      1.04  Disbursement of Funds............................................4
      1.05  Notes............................................................5
      1.06  Conversions......................................................6
      1.07  Pro Rata Borrowings..............................................6
      1.08  Interest.........................................................7
      1.09  Interest Periods.................................................7
      1.10  Increased Costs, Illegality, etc.................................9
      1.11  Compensation....................................................11
      1.12  Change of Lending Office........................................11
      1.13  Replacement of Banks............................................11
      1.14  Additional Revolving Loan Commitments...........................12
      1.15  Limitations on Additional Amounts, etc..........................14

SECTION 2.  Letters of Credit...............................................15

      2.01  Letters of Credit...............................................15
      2.02  Letter of Credit Requests; Notices of Issuance..................16
      2.03  Letter of Credit Participations.................................16
      2.04  Agreement to Repay Letter of Credit Drawings....................18
      2.05  Increased Costs.................................................20
      2.06  Minimum Stated Amount...........................................20

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment...........20

      3.01  Fees............................................................20
      3.02  Voluntary Termination of Total Unutilized Revolving Loan
            Commitment......................................................22
      3.03  Mandatory Reduction of Commitments..............................22

SECTION 4.  Prepayments; Payments; Taxes....................................23

      4.01  Voluntary Prepayments...........................................23
      4.02  Mandatory Repayments............................................24
      4.03  Method and Place of Payment.....................................29
      4.04  Net Payments; Taxes.............................................29

SECTION 5.  Conditions Precedent............................................31

      5.01  Execution of Agreement; Notes...................................31


                                      (i)

                                                                           Page
                                                                           ----

      5.02  No Default; Representations and Warranties......................32
      5.03  Officer's Certificate...........................................32
      5.04  Opinions of Counsel.............................................32
      5.05  Corporate Documents; Proceedings................................32
      5.06  Shareholders' Agreements; Management Agreements; Employment
            Agreements; Contracts...........................................33
      5.07  Consummation of the Transaction.................................33
      5.08  Pledge Agreement................................................34
      5.09  Security Agreement..............................................35
      5.10  Escrow Agreement................................................35
      5.11  Material Adverse Change, etc....................................35
      5.12  Litigation......................................................36
      5.13  Fees, etc.......................................................36
      5.14  Approvals.......................................................36
      5.15  Financial Statements; Projections; Management Letter Reports....37
      5.16  Notice of Borrowing; Letter of Credit Request...................37

SECTION 6.  Representations and Warranties..................................37

      6.01  Status..........................................................37
      6.02  Power and Authority.............................................38
      6.03  No Violation....................................................38
      6.04  Governmental Approvals..........................................38
      6.05  Financial Statements; Financial Condition; Undisclosed
            Liabilities.....................................................39
      6.06  Litigation......................................................40
      6.07  True and Complete Disclosure....................................40
      6.08  Use of Proceeds; Margin Regulations.............................40
      6.09  Tax Returns and Payments........................................41
      6.10  ERISA...........................................................41
      6.11  The Security Documents..........................................43
      6.12  Properties......................................................43
      6.13  Capitalization..................................................44
      6.14  Subsidiaries....................................................44
      6.15  Compliance with Statutes, etc...................................44
      6.16  Investment Company Act..........................................44
      6.17  Public Utility Holding Company Act..............................44
      6.18  Environmental Matters...........................................44
      6.19  Labor Relations.................................................45
      6.20  Intellectual Property...........................................45
      6.21  Indebtedness....................................................45
      6.22  Transaction.....................................................46
      6.23  Representations and Warranties in Documents.....................46
      6.24  Special Purpose Corporation.....................................46
      6.25  Insurance.......................................................46

SECTION 7.  Affirmative Covenants...........................................46


                                      (ii)

                                                                           Page
                                                                           ----

      7.01  Information Covenants...........................................46
      7.02  Books, Records and Inspections..................................49
      7.03  Maintenance of Property; Insurance..............................49
      7.04  Franchises, etc.................................................50
      7.05  Compliance with Statutes, etc...................................50
      7.06  Compliance with Environmental Laws..............................50
      7.07  ERISA...........................................................51
      7.08  End of Fiscal Years; Fiscal Quarters............................53
      7.09  Performance of Obligations......................................53
      7.10  Payment of Taxes................................................53
      7.11  Additional Mortgages; Further Assurances........................54
      7.12  Foreign Subsidiaries Security...................................55
      7.13  Ownership of Subsidiaries.......................................56
      7.14  Permitted Acquisitions..........................................56
      7.15  Interest Rate Protection........................................57
      7.16  Consummation of the Merger......................................57
      7.17  Qualified Preferred Equity......................................61

SECTION 8.  Negative Covenants..............................................61

      8.01  Liens...........................................................62
      8.02  Consolidation, Merger, Sale of Assets, etc......................64
      8.03  Dividends.......................................................66
      8.04  Indebtedness....................................................68
      8.05  Advances, Investments, Loans, Purchase of Assets................70
      8.06  Transactions with Affiliates....................................72
      8.07  Maximum Capital Expenditures....................................73
      8.08  Leverage Ratio..................................................74
      8.09  Interest Coverage Ratio.........................................75
      8.10  Fixed Charge Coverage Ratio.....................................76
      8.11 Modifications of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain
            Agreements; etc.................................................77
      8.12  Limitation on Certain Restrictions on Subsidiaries..............77
      8.13  Limitation on Issuance of Equity................................78
      8.14  Business........................................................78
      8.15  Limitation on the Creation of Subsidiaries......................79

SECTION 9.  Events of Default...............................................80

      9.01  Payments........................................................80
      9.02  Representations, etc............................................80
      9.03  Covenants.......................................................80
      9.04  Default Under Other Agreements..................................80
      9.05  Bankruptcy, etc.................................................80
      9.06  ERISA...........................................................81
      9.07  Security Documents..............................................82
      9.08  Guaranties.....................................................82


                                     (iii)

                                                                           Page
                                                                           ----

      9.09  Judgments.......................................................82
      9.10  Change of Control...............................................82

SECTION 10.  Definitions and Accounting Terms...............................83

      10.01  Defined Terms..................................................83

SECTION 11.  The Administrative Agent......................................113

      11.01  Appointment...................................................113
      11.02  Nature of Duties..............................................114
      11.03  Lack of Reliance on the Administrative Agent..................114
      11.04  Certain Rights of the Administrative Agent....................114
      11.05  Reliance......................................................115
      11.06  Indemnification...............................................115
      11.07  The Administrative Agent in its Individual Capacity...........115
      11.08  Holders.......................................................116
      11.09  Resignation by the Administrative Agent.......................116

SECTION 12.  Holdings Guaranty.............................................116

      12.01  The Guaranty..................................................116
      12.02  Bankruptcy....................................................117
      12.03  Nature of Liability...........................................117
      12.04  Guaranty Absolute.............................................117
      12.05  Independent Obligation........................................117
      12.06  Authorization.................................................118
      12.07  Reliance......................................................118
      12.08  Subordination.................................................119
      12.09  Waivers.......................................................119
      12.10  Guaranty Continuing...........................................120
      12.11  Binding Nature of Guaranties..................................120
      12.12  Judgments Binding.............................................120

SECTION 13.  Miscellaneous.................................................120

      13.01  Payment of Expenses, etc......................................120
      13.02  Right of Setoff...............................................122
      13.03  Notices.......................................................122
      13.04  Benefit of Agreement..........................................122
      13.05  No Waiver; Remedies Cumulative................................125
      13.06  Payments Pro Rata.............................................125
      13.07  Calculations; Computations....................................125
      13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
             JURY TRIAL....................................................126
      13.09  Counterparts..................................................127
      13.10  Effectiveness.................................................127
      13.11  Headings Descriptive..........................................127


                                      (iv)

                                                                           Page
                                                                           ----

      13.12  Amendment or Waiver...........................................127
      13.13  Confidentiality...............................................128
      13.14  Register......................................................129
      13.15  Special Provisions Regarding Pledges of Equity Interests in,
             and Promissory Notes Owed by, Persons Not Organized in the
             United States, The Netherlands and the United Kingdom.........129


                                      (v)

SCHEDULE I          Commitments
SCHEDULE II         Bank Addresses
SCHEDULE III        Transaction Litigation
SCHEDULE IV         ERISA
SCHEDULE V          Real Property
SCHEDULE VI         Convertible Securities, Options or Rights
SCHEDULE VII        Subsidiaries
SCHEDULE VIII       Existing Indebtedness
SCHEDULE IX         Insurance
SCHEDULE X          Existing Liens
SCHEDULE XI         Existing Investments
SCHEDULE XII        Permitted Affiliate Transactions
SCHEDULE XIII       Foreign Restructuring
SCHEDULE XIV        Restructuring Transactions

EXHIBIT A           Form of Notice of Borrowing
EXHIBIT B-1         Form of A Term Note
EXHIBIT B-2         Form of B Term Note
EXHIBIT B-3         Form of Revolving Note
EXHIBIT B-4         Form of Swingline Note
EXHIBIT C           Form of Revolving Loan Commitment Agreement
EXHIBIT D           Form of Letter of Credit Request
EXHIBIT E           Form of Section 4.04(b)(ii) Certificate
EXHIBIT F-1         Form of Opinion of Simpson Thacher & Bartlett (Tender Offer)
EXHIBIT F-2         Form of Opinion of Steven Jaye, Esq. (Tender Offer)
EXHIBIT F-3         Form of Opinion of White & Case LLP (Tender Offer)
EXHIBIT F-4         Form of Opinion of Simpson Thacher & Bartlett (Merger)
EXHIBIT F-5         Form of Opinion of Steven Jaye, Esq. (Merger)
EXHIBIT G           Form of Officers' Certificate
EXHIBIT H-1         Form of Pledge Agreement
EXHIBIT H-2         Form of Dynavox Pledge Agreement
EXHIBIT I           Form of Security Agreement
EXHIBIT J           Form of Escrow Agreement
EXHIBIT K           Form of Borrower Acknowledgment and Assumption
EXHIBIT L           Form of Subsidiary Guaranty
EXHIBIT M           Form of Subsidiary Assumption Agreement
EXHIBIT N           Form of Solvency Certificate
EXHIBIT O           Form of Assignment and Assumption Agreement
EXHIBIT P           Form of Intercompany Note
EXHIBIT Q           Form of Permitted Seller Note
EXHIBIT R           Form of Shareholder Subordinated  Note


                                      (vi)

            CREDIT AGREEMENT, dated as of December 6, 2000 among V.S.M. HOLDINGS, INC., a Delaware corporation ("Holdings"), V.S.M. ACQUISITION CORP., a Delaware corporation ("Newco"), the Banks party hereto from time to time and BANKERS TRUST COMPANY, as Administrative Agent (all capitalized terms used herein and defined in Section 10 are used herein as therein defined).



                            W I T N E S S E T H:


            WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1. AMOUNT AND TERMS OF CREDIT.

            1.01 THE COMMITMENTS. (a) Subject to and upon the terms and conditions set forth herein, each Bank with an A Term Loan Commitment severally agrees to make on the Initial Borrowing Date a term loan or term loans (each an "A Term Loan" and collectively, the "A Term Loans") to the Borrower, which A Term Loans shall (i) at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or one or more Borrowings of Eurodollar Loans having such Interest Periods as are selected by the Borrower pursuant to Section 1.09, PROVIDED that prior to the Syndication Date, A Term Loans may only be incurred and maintained as or converted into Eurodollar Loans if the Interest Period in respect of such Eurodollar Loans is a Pre-Syndication Interest Period, (ii) be made and maintained in Dollars, and (iii) not exceed for any Bank, in initial aggregate principal amount, that amount which equals the A Term Loan Commitment of such Bank at the time of incurrence thereof (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)). Once repaid, A Term Loans incurred hereunder may not be reborrowed.

            (b) Subject to and upon the terms and conditions set forth herein, each Bank with a B Term Loan Commitment severally agrees to make on the Initial Borrowing Date a term loan or term loans (each a "B Term Loan" and collectively, the "B Term Loans") to the Borrower, which B Term Loans shall (i) at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or one or more Borrowings of Eurodollar Loans having such Interest Periods as are selected by the Borrower pursuant to Section 1.09, PROVIDED that prior to the Syndication Date, B Term Loans may only be incurred and maintained as or converted into Eurodollar Loans if the Interest Period in respect of such Eurodollar Loans is a Pre-Syndication Interest Period, (ii) be made and maintained in Dollars, and (iii) not exceed for any Bank, in initial aggregate principal amount, that amount which equals the B Term Loan Commitment of such Bank at the time of incurrence thereof (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)). Once repaid, B Term Loans incurred hereunder may not be reborrowed.

            (c) Subject to and upon the terms and conditions set forth herein (including, on and after the initial Additional Revolving Loan Commitment Date,
Section 1.14), each Bank with a Revolving Loan Commitment severally agrees to make to the Borrower at any time and from time to time on or after the Merger Date and prior to the Revolving Loan Maturity Date, a loan or loans (each a "Revolving Loan" and collectively the "Revolving Loans"), which Revolving Loans
(i) shall be made and maintained in Dollars, (ii) at the option of the Borrower, shall be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that prior to the Syndication Date all such Revolving Loans shall have Interest Periods which are Pre-Syndication Interest Periods,
(iii) may be repaid and reborrowed in accordance with the provisions hereof,
(iv) shall not exceed (immediately after giving effect to the making thereof and the use of the proceeds thereof) for any Bank that aggregate principal amount which, when added to the sum of (x) the aggregate principal amount of all other Revolving Loans made by such Bank and then outstanding and (y) the product of
(A) such Bank's Revolving Percentage and (B) the sum of (1) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) at such time and (2) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Bank at such time.

            (d) (A) Subject to and upon the terms and conditions set forth herein, the Swingline Bank agrees to make at any time and from time to time after the Merger Date and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each, a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans (w) shall be made and maintained in Dollars and as Base Rate Loans, (x) may be repaid and reborrowed in accordance with the provisions hereof, (y) shall not exceed (immediately after giving effect to any incurrence thereof and the use of the proceeds of such incurrence) in aggregate principal amount that amount which, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings at such time, equals the Total Revolving Loan Commitment then in effect (after giving effect to any changes thereto on such date), and (z) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. The Swingline Bank shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless the Swingline Bank has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Bank's risk with respect to Defaulting Bank's or Banks' Revolving Percentage of the outstanding Swingline Loans. The Swingline Bank will not make a Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as the Swingline Bank shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks (or all of the Banks, to the extent required under Section 13.12).

            (B) On any Business Day the Swingline Bank may, in its sole discretion, give notice to the RC Banks that its outstanding Swingline Loans shall be repaid with a Borrowing of Revolving Loans (PROVIDED that each such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case a Borrowing of

Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RC Banks PRO RATA based on each RC Bank's Revolving Percentage, and the proceeds thereof shall be applied directly to repay the Swingline Bank for such outstanding Swingline Loans. Each RC Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding: (v) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (w) whether any conditions specified in
Section 5.02 are then satisfied, (x) whether a Default or an Event of Default has occurred and is continuing, (y) the date of such Mandatory Borrowing and (z) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each RC Bank (other than the Swingline Bank) shall forthwith purchase from the Swingline Bank (without recourse or warranty) such assignment of or participation in the outstanding Swingline Loans as shall be necessary to cause such RC Banks to share in such Swingline Loans ratably based upon their respective Revolving Percentages, PROVIDED that all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date the respective assignment or participation is purchased and, to the extent attributable to the purchased assignment or participation, shall be payable to the RC Bank purchasing same from and after such date of purchase.

            1.02 MINIMUM AMOUNT OF EACH BORROWING. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount for the respective Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than 15 Borrowings of Eurodollar Loans hereunder.

            1.03 NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur Loans hereunder (other than Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office at least one Business Day's prior written notice (or same day written notice in the case of Loans to be incurred on the Initial Borrowing Date) (or telephonic notice promptly confirmed in writing) of each Base Rate Loan, and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan, PROVIDED that any such notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. (or 10:00 A.M. in the case of the Initial Borrowing Date) (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify (i) the date of such incurrence (which shall be a Business Day), (ii) whether the Loans being made shall constitute A Term Loans, B Term Loans or Revolving Loans, (iii) the aggregate principal amount of the Loans to be made, (iv) whether such Loans being made are to be initially maintained as Base Rate Loans or Eurodollar Loans and (v) in the case of Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly (and in any event within one Business Day after its receipt of a Notice of Borrowing) give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such pro-posed incurrence, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

            (b) (i) Whenever the Borrower desires to incur a Swingline Loan, it shall give the Swingline Bank, prior to 2:00 P.M. (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of the Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be so made.

            (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(d)(B), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such
Section 1.01(d)(B).

            (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any incurrence of Loans, the Administrative Agent or the Swingline Bank may act without liability upon the basis of telephonic notice, believed by the Administrative Agent or the Swingline Bank, as the case may be, in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or the Swingline Bank's, as the case may be, record of the terms of such telephonic notice absent manifest error.

            1.04 DISBURSEMENT OF FUNDS. No later than 2:00 P.M. (or 11:00 A.M. in the case of the Initial Borrowing Date) (New York time) on the date specified in each Notice of Borrowing or (x) in the case of Swingline Loans, not later than 4:00 p.m. (New York time) on the date specified in Section 1.03(b)(i) or
(y) in the case of Mandatory Borrowings, not later than 1:00 P.M. (New York time) on the date specified in Section 1.01(d), each Bank with a Commitment under the respective Tranche will make available its PRO RATA portion of each Borrowing of Loans requested to be made on such date (or, in the case of Swingline Loans, the Swingline Bank shall make available the full amount thereof), in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will make available to the Borrower at the Payment Office in immediately available funds, the aggregate of the amounts so made available by the Banks prior to 2:00 P.M. (New York time) on such day, to the extent of funds actually received by the Administrative Agent. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to
(i) if recovered from such Bank, the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

            1.05 NOTES. (a) At the request of any Bank, the Borrower's obligation to pay the principal of, and interest on, the Loans made by such Bank to the Borrower shall be evidenced (i) if A Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each an "A Term Note" and, collectively, the "A Term Notes"), (ii) if B Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each a "B Term Note" and, collectively, the "B Term Notes"), (iii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (iv) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (the "Swingline Note").

            (b) The A Term Note issued by the Borrower to any Bank that has an A Term Loan Commitment or outstanding A Term Loans shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the date of issuance, (iii) be in a stated principal amount equal to the A Term Loan Commitment of such Bank on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, the outstanding A Term Loans of such Bank at such time),
(iv) mature on the A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

            (c) The B Term Note issued by the Borrower to any Bank that has a B Term Loan Commitment or outstanding B Term Loans shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the date of issuance, (iii) be in a stated principal amount equal to the B Term Loan Commitment of such Bank on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, the outstanding B Term Loans of such Bank at such time),
(iv) mature on the B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

            (d) The Revolving Note issued by the Borrower to any Bank that has a Revolving Loan Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such

Bank and be dated the date of issuance, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank at the time of issuance,
(iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in
Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

            (e) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Bank and be dated the date of issuance, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

            (f) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

            1.06 CONVERSIONS. The Borrower shall have the option to convert on any Business Day all or a portion equal to at least the applicable Minimum Borrowing Amount for such Tranche of the outstanding principal amount of the Loans (other than Swingline Loans) made to the Borrower pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing or Borrowings (of the same Tranche) of another Type of Loan, PROVIDED that (i) no partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the applicable Minimum Borrowing Amount for such Tranche, (ii) Base Rate Loans may not be converted into Eurodollar Loans if any Event of Default is in existence on the date of the conversion if the Administrative Agent or the Majority Banks in respect of the applicable Tranche have previously advised the Borrower that conversions will not be permitted while such Event of Default remains in existence, (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02 and (iv) prior to the Syndication Date, no Loan may be converted into Eurodollar Loans except on the first day of a Pre-Syndication Interest Period. Each such conversion (other than automatic conversions pursuant to the last paragraph of Section 1.09) shall be effected by the Borrower's giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior written notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made, the date of such conversion (which shall be a Business Day) and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

            1.07 PRO RATA BORROWINGS. All Borrowings of Loans (other than Swingline Loans) under this Agreement shall be incurred from the Banks PRO RATA on the basis of their A Term Loan Commitments (and after the termination thereof, A Term Loans), B Term Loan Commitments (and after the termination thereof, B Term Loans) or Revolving Loan Commitments (and after the termination thereof, Revolving Loans), as the case may be; PROVIDED that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the RC Banks PRO RATA on the basis of their Revolving Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

            1.08 INTEREST. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the conversion or maturity (whether by acceleration or otherwise) of such Base Rate Loan, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

            (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the conversion or maturity (whether by acceleration or otherwise) of such Eurodollar Loan, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

            (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the rate which is 2% in excess of the rate then borne by such Loans (or in the case of overdue amounts other than Loans, an amount equal to the sum of (i) the Base Rate in effect from time to time, (ii) the Applicable Margin in respect of Base Rate Loans and (iii) 2%), in each case with such interest to be payable on demand.

            (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) Upon each Interest Determination Date, the Administrative Agent shall determine the respective interest rate for each Interest Period applicable to the Eurodollar Loans for which such determination is being made and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            1.09 INTEREST PERIODS. At the time it gives any Notice of Borrowing in respect of the making of any Eurodollar Loan, or any Notice of Conversion in respect of the conversion of any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, or with the consent of each Bank making such Eurodollar Loan, a nine or twelve-month period (provided that prior to the Syndication Date, only Pre-Syndication Interest Periods may be selected by the Borrower); PROVIDED that:

           (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Eurodollar Loans shall commence on the day on which the next preceding Interest Period applicable thereto expires;

         (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, HOWEVER, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

           (v) no Interest Period may be selected at any time when an Event of Default is then in existence if the Administrative Agent or the Majority Banks in respect of the applicable Tranche have previously advised the Borrower that conversions will not be permitted while such Event of Default remains in existence;

          (vi) no Interest Period for a Borrowing under a Tranche shall be selected which extends beyond the respective Maturity Date of such Tranche; and

         (vii) no Interest Period in respect of any Borrowing of A Term Loans or B Term Loans shall be selected which extends beyond any date upon which a Scheduled Repayment of A Term Loans or B Term Loans, as the case may be, will be required to be made under Sections 4.02(b)(i) or 4.02(b)(ii) if the aggregate principal amount of A Term Loans or B Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Tranche of Term Loans then outstanding less the aggregate amount of such Scheduled Repayment.

            Prior to the termination of any Interest Period applicable to any Loans, the Borrower may, at its option, designate that the respective Borrowing subject thereto be split into more than one Borrowing (for purposes of electing multiple Interest Periods to be applicable thereto upon the expiration of such Interest Period), so long as each such Borrowing resulting from the action taken pursuant to this sentence meets the Minimum Borrowing Amount for such Loans. If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clauses (i) and (iii)(z) below, may be made only by the Administrative Agent):

           (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the relevant interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate;

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan which such Bank deems to be material because of any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, and including the introduction of any new law or governmental rule, regulation, order, guideline or request (a "Change in Law"), which (A) changes the basis of taxation of payment to any Bank of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank, pursuant to the laws of the jurisdiction in which such Bank is organized or in which such Bank's principal office or applicable lending office is located or any subdivision thereof or therein and Taxes for which a payment is required pursuant to Section 4.04(a)),
      (B) changes official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (C) imposes any other condition affecting such Bank or the relevant interbank market or the position of such Bank in such market; or

         (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any Change in Law, (y) impossible by compliance by any Bank in good faith with any governmental request made after the date of this Agreement (whether or not having force of law) or
      (z) impracticable as a result of a Change in Law which materially and adversely affects the relevant interbank market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) or (iii)(z) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clauses (i) and
(iii)(z) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its reasonable discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, based on averaging and attribution methods among customers which are reasonable, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent written notice on the same date that the Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent and the affected Bank, and subject to Section 4.02(k), require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan; PROVIDED that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

            (c) If any Bank shall have determined that, after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Commitment or Commitments or Loans hereunder or its obligations hereunder to a level below that which such Bank or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Administrative Agent), accompanied by the notice referred to in the penultimate sentence of this clause (c), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such other corporation for such reduction. In determining such additional amounts, each Bank will act reasonably and in good faith and will use reasonable averaging and attribution methods. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower (a copy of which shall be sent by such Bank to the Administrative Agent), which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. A Bank's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

            1.11 COMPENSATION. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans, but excluding loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or a result of an acceleration of the Loans pursuant to Section 9 or as a result of the replacement of a Bank pursuant to Section 1.13 or 13.12(b)) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

            1.12 CHANGE OF LENDING OFFICE. (a) Each Bank may transfer and carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Bank; PROVIDED, that the Borrower shall not be responsible for costs arising under Section 1.10, 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12(b)) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

            (b) Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, PROVIDED that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10, 2.05 and 4.04.

            1.13 REPLACEMENT OF BANKS. (a) (i) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (ii) if any Bank refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b) or (iii) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs, the Borrower shall have the right, in accordance with the requirements of
Section 13.04(b), if no Event of Default will exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with an Eligible Transferee or Eligible Transferees, none of which shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank"), reasonably acceptable to the Administrative Agent and the Issuing Bank, PROVIDED that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with the assignment fee payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01,
(y) the Issuing Bank an amount equal to such Replaced Bank's Revolving Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and
(z) the Swingline Bank, any portion of a Mandatory Borrowing that the Replaced Bank failed to fund and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

            (b) Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) of the proviso contained in Section 1.13(a) and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions applicable to the Replaced Bank under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Bank.

            1.14 ADDITIONAL REVOLVING LOAN COMMITMENTS. (a) The Borrower shall have the right at any time and from time to time and upon at least 30 days prior written notice to the Administrative Agent, to request on one or more occasions that one or more Banks (and/or one or more other Persons which will become Banks as provided below) provide Additional Revolving Loan Commitments and, subject to the applicable terms and conditions contained in this Agreement and the relevant Additional Revolving Loan Commitment Agreement, make

Revolving Loans pursuant to Section 1.01(c), it being understood and agreed, however, that (i) no Bank shall be obligated to provide an Additional Revolving Loan Commitment as a result of any request by the Borrower, (ii) until such time, if any, as (x) such Bank has agreed in its sole discretion to provide an Additional Revolving Loan Commitment and executed and delivered to the Administrative Agent an Additional Revolving Loan Commitment Agreement in respect thereof as provided in Section 1.14(b) and (y) such other conditions set forth in Section 1.14(b) shall have been satisfied, such Bank shall not be obligated to fund any Revolving Loans, or participate in any Letters of Credit, in excess of the amounts provided for in Section 1.01(c) or 2.03, as the case may be, before giving effect to such Additional Revolving Loan Commitments provided pursuant to this Section 1.14, (iii) any Bank (or, in the circumstances contemplated by clause (vii) below, any other Person which will qualify as an Eligible Transferee) may so provide an Additional Revolving Loan Commitment without the consent of any other Bank (it being understood and agreed that the consent of the Administrative Agent and the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required if any such Additional Revolving Loan Commitments are to be provided by a Person which is not already a
Bank), (iv) each provision of Additional Revolving Loan Commitments on a given date pursuant to this Section 1.14 shall be in a minimum aggregate amount (for all Banks (including, in the circumstances contemplated by clause (vii) below, Eligible Transferees who will become Banks)) of at least $5,000,000, (v) the aggregate amount of all Additional Revolving Loan Commitments permitted to be provided pursuant to this Section 1.14 shall not exceed $10,000,000, (vi) the up-front fees payable to any Bank providing an Additional Revolving Loan Commitment shall be as set forth in the relevant Additional Revolving Loan Commitment Agreement, (vii) if, after the Borrower has requested the then existing Banks (other than Defaulting Banks) to provide Additional Revolving Loan Commitments pursuant to this Section 1.14 on the terms to be applicable thereto, the Borrower has not received Additional Revolving Loan Commitments in an aggregate amount equal to that amount of the Additional Revolving Loan Commitments which the Borrower desires to obtain pursuant to such request (as set forth in the notice provided by the Borrower to the Administrative Agent as provided above), then the Borrower may request Additional Revolving Loan Commitments from Persons which would qualify as Eligible Transferees hereunder in aggregate amount equal to such deficiency on terms which are no more favorable to such Eligible Transferee in any respect than the terms offered to the Banks, PROVIDED that any such Additional Revolving Loan Commitments provided by any such Eligible Transferee which is not already a Bank shall be in a minimum amount (for such Eligible Transferee) of at least $2,500,000, and (viii) all actions taken by the Borrower pursuant to this Section 1.14(a) shall be done in coordination with the Administrative Agent.

            (b) At the time of any provision of Additional Revolving Loan Commitments pursuant to this Section 1.14, (i) the Borrower, the Administrative Agent and each such Bank or other Eligible Transferee which agrees to provide an Additional Revolving Loan Commitment (each, an "Additional Revolving Loan Bank") shall execute and deliver to the Administrative Agent an Additional Revolving Loan Commitment Agreement substantially in the form of Exhibit C, subject to such modifications in form and substance reasonably satisfactory to the Administrative Agent as may be necessary or appropriate (with the effectiveness of such Additional Revolving Loan Bank's Additional Revolving Loan Commitment to occur upon delivery of such Revolving Loan Commitment Agreement to the Administrative Agent, the payment of any fees required in connection therewith and the satisfaction of the other conditions in this Section 1.14(b) to the reasonable satisfaction of the Administrative Agent), (ii) if the proceeds of the Revolving Loans to be incurred pursuant to such Additional Revolving Loan Commitment are to be utilized to finance a Permitted Acquisition on the respective Additional Revolving Loan Commitment Date, the Borrower shall deliver to the Administrative Agent the officer's certificate required to be delivered pursuant to Section 7.14(vi) in connection with such proposed Permitted Acquisition, (iii) the Borrower shall, in coordination with the Administrative Agent, repay all outstanding Revolving Loans of the RC Banks, and incur additional Revolving Loans from other RC Banks in each case so that the RC Banks participate in each Borrowing of Revolving Loans PRO RATA on the basis of their respective Revolving Loan Commitments (after giving effect to any increase in the Total Revolving Loan Commitment pursuant to this Section 1.14) and with the Borrower being obligated to pay the respective RC Banks the costs of the type referred to in
Section 1.11 in connection with any such repayment and/or Borrowing and (iv) the Borrower shall deliver to the Administrative Agent an opinion, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrower reasonably satisfactory to the Administrative Agent and dated such date, covering such matters similar to those set forth in the opinion of counsel delivered to the Administrative Agent on the Initial Borrowing Date pursuant to
Section 5.04 and such other matters as the Administrative Agent may reasonably request. The Administrative Agent shall promptly notify each Bank as to the occurrence of each Additional Revolving Loan Commitment Date, and (w) on each such date, the Total Revolving Loan Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Additional Revolving Loan Commitments, (x) on each such date Schedule I shall be deemed modified to reflect the revised Revolving Loan Commitments of the affected Banks, (y) upon surrender of any old Revolving Notes by the respective Additional Revolving Loan Bank (or, if lost, a standard lost note indemnity in form and substance reasonably satisfactory to the Borrower), to the extent requested by any Additional Revolving Loan Bank, a new Revolving Note will be issued, at the Borrower's expense, to such Additional Revolving Loan Bank, to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitment of such Bank and (z) on such date with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations by the Banks in such Letters of Credit and Unpaid Drawings to reflect the new Revolving Percentages of the RC Banks.

            1.15 LIMITATIONS ON ADDITIONAL AMOUNTS, ETC. Notwithstanding anything to the contrary contained in Section 1.10, 1.11, 2.05 or 4.04 of this Agreement, unless a Bank gives notice to the Borrower that it is obligated to pay an amount under the respective Section within 180 days after the date such Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be; PROVIDED that if the circumstances giving rise to such claims have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect. Notwithstanding anything to the contrary in this Agreement, this Section 1.15 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.05 and 4.04.

            SECTION 2.  LETTERS OF CREDIT.

            2.01 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request the Issuing Bank at any time and from time to time on or after the Merger Date and prior to the tenth Business Day (or 30th day in the case of Trade Letters of Credit) immediately preceding the Revolving Loan Maturity Date, to issue, and subject to the terms and conditions set forth herein, the Issuing Bank agrees to issue, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, administrative agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable sight standby letter of credit, in a form customarily used by the Issuing Bank or in such other form as has been approved by the Issuing Bank (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Obligations and (y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable sight documentary letter of credit in a form customarily used by the Issuing Bank or in such other form as has been approved by the Issuing Bank (each such documentary letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the Borrower or any such Subsidiary. All Letters of Credit shall be denominated in Dollars.

            (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued if the Stated Amount of such Letter of Credit, when added to all Letter of Credit Outstandings at such time, would exceed $20,000,000, (ii) no Letter of Credit shall be issued the Stated Amount of which, when added to the sum of (I) all Letter of Credit Outstandings at such time and (II) the aggregate outstanding principal amount of all Revolving Loans and Swingline Loans, would exceed the Total Revolving Loan Commitment then in effect, (iii) each Standby Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of issuance thereof (although at the request of the Borrower any such Standby Letter of Credit shall be extendible for successive periods of up to 12 months (but not beyond the tenth Business Day immediately preceding the Revolving Loan Maturity Date) on terms acceptable to the Issuing Bank) and (y) the tenth Business Day immediately preceding the Revolving Loan Maturity Date and (iv) each Trade Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 180 days after the date of issuance thereof and (y) the date which occurs 30 days prior to the Revolving Loan Maturity Date.

            (c) Notwithstanding the foregoing, the Issuing Bank shall not be under any obligation to issue and, in the case of sub-clause (c)(ii) below, shall not issue, any Letter of Credit if any of the applicable conditions contained in Section 5 shall not be met at the time of such issuance or if at the time of such issuance:

           (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated or entitled to indemnification hereunder) not in effect on the date hereof, or shall result in any unreimbursable loss, cost or expense to the Issuing Bank which would not have resulted from any law, request or directive in effect as of the date hereof and which the Issuing Bank in good faith deems material to it;

          (ii) the Issuing Bank shall have received notice from the Required Banks of the type described in Section 2.02(b); or

         (iii) a Bank Default exists, unless the Borrower and the Issuing Bank shall have entered into arrangements satisfactory to the Borrower and the Issuing Bank to eliminate the Issuing Bank's risk with respect to the respective Defaulting Bank's or Banks' Revolving Percentage of the Letter of Credit Outstandings.

            2.02 LETTER OF CREDIT REQUESTS; NOTICES OF ISSUANCE. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account it shall execute and deliver to the Issuing Bank (with copies having been sent to the Administrative Agent) at least three Business Days prior to the issuance thereof (or such shorter period of time as is acceptable to the Issuing Bank), a Letter of Credit Request in the form of Exhibit D (each a "Letter of Credit Request").

            (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that all of the applicable conditions set forth in Section 5 shall be met at the time of such issuance. The Issuing Bank shall not issue any Letter of Credit after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as the Issuing Bank shall have received written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks (or all of the Banks, to the extent required under Section 13.12).

            (c) The Issuing Bank shall, promptly after the issuance of or amendment to any Standby Letter of Credit, give the Administrative Agent and the Borrower written notice of such issuance or amendment and such notice shall be accompanied by a copy of such issuance or amendment. Upon receipt of such notice, the Administrative Agent shall promptly give each Participant a written notice of such issuance or amendment and if requested by a Participant the Administrative Agent will provide such Participant with copies of issuance or amendment. With regard to Trade Letters of Credit, on the first Business Day of each week the Issuing Bank will provide to the Administrative Agent, by facsimile, a written report detailing the daily aggregate outstanding Trade Letters of Credit issued by the Issuing Bank for the previous week. Upon receipt of such notice, the Administrative Agent shall provide to each Participant a copy of such report.

            2.03 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by the Issuing Bank of any Letter of Credit, the Issuing Bank shall be deemed to have sold to each RC Bank (each such RC Bank, in its capacity under this Section 2.03(a), a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation (each a "Participation"), to the extent of such Participant's Revolving Percentage in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (although Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the Participants as provided in
Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees). Upon any change in the Revolving Loan Commitments of the Banks pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit, and Unpaid Drawings in respect of Letters of Credit, there shall be an automatic adjustment to the Participations pursuant to this Section 2.03 to reflect the new Revolving Percentages of the assignor and assignee Bank.

            (b) In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation relative to the Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability.

            (c) In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 2.04(a), the Issuing Bank shall promptly notify the Administrative Agent and after receipt of such notice, the Administrative Agent will notify each respective Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Administrative Agent, for the account of the Issuing Bank, the amount of such Participant's Revolving Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent for the account of the Issuing Bank such Participant's Revolving Percentage of the amount of such payment on such Business Day in Dollars and in same day funds. If and to the extent such Participant shall not have so made its Revolving Percentage of the amount of such payment available to the Administrative Agent for the account of the Issuing Bank, such Participant agrees to pay to the Administrative Agent for the account of the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of the Issuing Bank its Revolving Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Issuing Bank its Revolving Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent, such other Participant's Revolving Percentage of any such payment.

            (d) Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of the Issuing Bank any payments from the Participants pursuant to clause (c) above, the Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Revolving Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's Revolving Percentage of the principal amount of such reimbursement and of interest reimbursed thereon accruing from and after the date of the purchase of the respective Participations.

            (e) The obligations of the Participants to make payments to the Administrative Agent for the account of the Issuing Bank with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or any other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances (other than in the case of gross negligence or willful misconduct of the Issuing
Bank):

           (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

         (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

           (v) the occurrence of any Default or Event of Default.

            2.04 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower hereby agrees to reimburse the Issuing Bank, by making payment to the Administrative Agent for the account of the Issuing Bank, in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, for any payment or disbursement made by the Issuing Bank under any Letter of Credit issued for the account of the Borrower (each such amount, so paid or disbursed until reimbursed, an "Unpaid Drawing") within one Business Day after the date of such payment or disbursement, with interest on the amount so paid or disbursed by the Issuing

Bank, to the extent not reimbursed prior to 2:00 P.M. (New York time) on the date of such payment, from and including the date paid to but excluding the date reimbursement is made, at a rate per annum which shall be the Applicable Margin for Revolving Loans which are maintained as Base Rate Loans plus the Base Rate in effect from time to time, plus 2% if not reimbursed by 2:00 P.M. (New York time) on the second Business Day following receipt by the Borrower of notice of any such payment or disbursement), such interest to be payable on demand. The Issuing Bank shall notify the Borrower and the Administrative Agent of any payment under a Letter of Credit issued by the Issuing Bank as soon as practical after such payment, PROVIDED that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

            (b) The Borrower's obligation under this Section 2.04 to reimburse the Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Participant, the Issuing Bank, the Administrative Agent, any Bank, or any other Person, including, without limitation, any defense based upon the failure of any payment under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided, HOWEVER, that the Borrower shall not be obligated to reimburse the Issuing Bank for any wrongful payment made by the Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank.

            (c) As between the Borrower and the Issuing Bank, absent willful misconduct or gross negligence on the part of the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries or transferees of such Letters of Credit. Further, and not in limitation of the foregoing, absent gross negligence or willful misconduct on its part, the Issuing Bank shall not be responsible for the following:

           (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any documents submitted by any party in connection with the application for and issuance of or any drawing under such Letters of Credit, even if it should in fact prove to be in any and all respects invalid, insufficient, inaccurate, fraudulent or forged;

          (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

         (iii) errors, omissions, interruptions or delays in the transmission or delivery of any messages by mail, cable, telegraph, telecopier, telex or otherwise, whether or not they be in cipher;

          (iv) errors in interpretation of technical terms;

           (v) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or the proceeds thereof;

          (vi) the misapplication by the beneficiary of any such Letter of Credit or the proceeds of any drawing of any such Letter of Credit; and

         (vii) any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any acts of governments.

            2.05 INCREASED COSTS. If the Issuing Bank or any Participant determines that after the Effective Date the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Issuing Bank or such Participant's participation therein, or (ii) impose on the Issuing Bank or any Participant any other conditions affecting this Agreement, any Letter of Credit, or such Participant's participation therein, and the result of any of the foregoing is to increase the cost to the Issuing Bank or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Issuing Bank or any Participant hereunder with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Issuing Bank or such Participant pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or reduce the rate of return on its capital with respect to Letters of Credit then, upon demand to the Borrower by the Issuing Bank or such Participant (a copy of which notice shall be sent by the Issuing Bank or such Participant to the Administrative Agent), the Borrower shall pay to the Issuing Bank or such Participant, as the case may be, without duplication of any amounts due under
Section 1.10(c) hereof, such additional amount or amounts as will compensate the Issuing Bank or such Participant, as the case may be, for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. In determining such additional amounts, the Issuing Bank and each Participant will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, PROVIDED that the Issuing Bank's or such Participant's, as the case may be, determination of compensation owing under this Section 2.05 shall, absent manifest error, be final and conclusive and binding on all the parties hereto. The Issuing Bank or any Participant, upon determining that any additional amounts are payable to it pursuant to this
Section 2.05, will give prompt written notice thereof, setting forth in reasonable detail the basis of the calculation of such amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon receipt of such certificate. The certificate submitted to the Borrower by the Issuing Bank or such Participant, as the case may be (a copy of which certificate shall be sent by the Issuing Bank or such Participant to the Administrative Agent), shall set forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Issuing Bank or such Participant as provided above in this Section 2.05.

            2.06 MINIMUM STATED AMOUNT. The Stated Amount of each Letter of Credit shall be not less than $25,000 or such lesser amount as is acceptable to the Issuing Bank.

            SECTION 3. COMMITMENT COMMISSION; FEES; REDUCTIONS OF COMMITMENT.

            3.01 FEES. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Bank a commitment fee (the "Commitment Fee") for the period from and including the Effective Date to but not including the date the Total Commitment has been terminated, computed at a rate equal to the Applicable Commitment Fee Percentage on the average daily Unutilized Commitment of such Bank. Accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and the date upon which the Total Commitment is terminated.

            (b) The Borrower agrees to pay to the Administrative Agent for distribution to each RC Bank a fee in respect of each Letter of Credit issued hereunder for the account of the Borrower (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit (it being understood, however, that if such Letter of Credit is drawn on in full or canceled by the beneficiary thereof prior to the time at which such Letter of Credit expires in accordance with its terms, the calculation of such fee shall not include the date of drawing being honored or of cancellation), computed at a rate per annum equal to (x) in the case of Standby Letters of Credit, the Applicable Margin for Revolving Loans that are maintained as Eurodollar Loans and (y) in the case of Trade Letters of Credit, 50% of the Applicable Margin for Revolving Loans that are maintained as Eurodollar Loans, in each case of the daily Stated Amount of such Letter of Credit. Letter of Credit Fees shall be distributed by the Administrative Agent to the RC Banks on the basis of the respective Revolving Percentages as in effect from time to time. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first date after the termination of the Total Revolving Loan Commitment on which no Letters of Credit remain outstanding.

            (c) The Borrower agrees to pay to the Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by it hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit (it being understood, however, that if such Letter of Credit is drawn on in full or canceled by the beneficiary thereof prior to the time at which such Letter of Credit expires in accordance with its terms, the calculation of such fee shall not include the date of such drawing being honored or cancellation), computed at a rate equal to 1/8 of 1% per annum of the daily Stated Amount of such Letter of Credit (or such lesser amount as the Issuing Bank may agree); PROVIDED that in no event shall the annual Facing Fee with respect to each Letter of Credit issued by BTCo or any of its Lending Affiliates be less than $500, it being agreed that, on the date of issuance of any Letter of Credit by BTCo or any of its Lending Affiliates and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

            (d) The Borrower agrees to pay to the Issuing Bank, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it for the account of the Borrower, such amount as shall at the time of such event be the administrative charge which the Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

            (e) The Borrower agrees to pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

            3.02 VOLUNTARY TERMINATION OF TOTAL UNUTILIZED REVOLVING LOAN COMMITMENT. Upon at least three Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to permanently reduce the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, PROVIDED that each such reduction to the Total Revolving Loan Commitment shall apply proportionately to permanently reduce the Revolving Loan Commitment of each RC Bank.

            3.03 MANDATORY REDUCTION OF COMMITMENTS. (a) The Total Commitment (and the Commitments of each Bank) shall terminate in its entirety on January 31, 2001 unless the Initial Borrowing Date has occurred on or before such date.

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total A Term Loan Commitment (and the A Term Loan Commitment of each Bank), and the Total B Term Loan Commitment (and the B Term Loan Commitment of each Bank) shall be terminated on the Initial Borrowing Date, in each case after giving effect to the incurrence of A Term Loans and B Term Loans on such date.

            (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each RC Bank) shall terminate in its entirety on the Revolving Loan Maturity Date.

            (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Initial Borrowing Date upon which a mandatory repayment of Term Loans pursuant to any of Sections 4.02(d) through (h), inclusive, is required and exceeds in amount the aggregate principal amount of Term Loans then outstanding (or would be required if such Term Loans were then outstanding), the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of such Term Loans then outstanding.

            (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment (and the Commitments of each Bank) shall terminate on the dates set forth in Section 4.02(i).

            (f) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each Bank with such a Commitment.

            SECTION 4. PREPAYMENTS; PAYMENTS; TAXES.

            4.01 VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions:

           (i) the Borrower shall give the Administrative Agent at its Notice Office (x) written notice prior to 12:00 Noon (New York time) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans, (y) written notice prior to 12:00 Noon (New York time) at least one Business Day prior to the date of such prepayment in the case of Base Rate Loans and (z) written notice no later than 12:00 Noon (New York time) on the date of such prepayment in the case of Swingline Loans, of its intent to prepay the Loans, whether A Term Loans, B Term Loans, Revolving Loans or Swingline Loans shall be prepaid (subject to clause
      (iv) below in the case of any prepayment of Term Loans), the amount of such prepayment and the Types of Loans to be prepaid, and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall, except in the case of Swingline Loans, promptly transmit to each of the Banks;

          (ii) each prepayment shall be in an aggregate principal amount of at least the applicable Minimum Borrowing Amount for the Tranche and Type of Loans to be prepaid; PROVIDED that no partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount;

         (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; PROVIDED, HOWEVER, that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's Revolving Percentage of all Revolving Loans then outstanding;

          (iv) except as provided in Section 4.02(m), each prepayment of Term Loans pursuant to this Section 4.01 must consist of a prepayment of A Term Loans (in an amount equal to the A Tranche Percentage of such prepayment) and B Term Loans (in an amount equal to the B Tranche Percentage of such prepayment), PROVIDED that in lieu of such pro rata application the Borrower may at the time of any prepayment of Term Loans under this Section 4.01 elect first to prepay the A Term Loans in an amount not to exceed the then next four A Term Loan Scheduled Repayments, with any remaining prepayment to be applied as set forth above; and

           (v) each prepayment of Term Loans pursuant to this Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche being repaid in direct order of maturity.

            4.02 MANDATORY REPAYMENTS. (a) If, on any day the sum of (I) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans and (II) the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall on such day repay Swingline Loans, and if no Swingline Loans remain outstanding, Revolving Loans in an amount equal to such excess. If, after giving effect to the repayment of all outstanding Revolving Loans and Swingline Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect or, if the Total Revolving Loan Commitment has been terminated, the Borrower shall pay to the Administrative Agent at the Payment Office an amount of cash or Cash Equivalents equal to such excess, such cash or Cash Equivalents to be held as security for all obligations of the Borrower hereunder in a cash collateral account to be established by, and satisfactory to, the Administrative Agent and the Borrower until the Letter of Credit Outstandings do not exceed the Total Revolving Loan Commitment or all Letters of Credit have been terminated or expire.

            (b) In addition to any other mandatory repayments pursuant to this
Section 4.02, the Borrower shall be required to repay on each date set forth below a portion of the principal amount of A Term Loans, to the extent then outstanding, equal to the principal amount set forth below opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02, an "A Term Loan Scheduled Repayment"):


            A TERM LOAN SCHEDULED REPAYMENT DATE          AMOUNT

            December 31, 2002                           $2,500,000

            March 31, 2003                              $2,750,000
            June 30, 2003                               $2,750,000
            September 30, 2003                          $2,750,000
            December 31, 2003                           $2,750,000

            March 31, 2004                              $3,000,000
            June 30, 2004                               $3,000,000
            September 30, 2004                          $3,500,000
            December 31, 2004                           $3,500,000

            March 31, 2005                              $4,500,000
            June 30, 2005                               $4,500,000
            September 30, 2005                          $4,500,000

            (c) In addition to any other mandatory repayments pursuant to this
Section 4.02, the Borrower shall be required to repay on each date set forth below a portion of the principal amount of B Term Loans, to the extent then outstanding, equal to the principal amount set forth below opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02, a "B Term Loan Scheduled Repayment"):


            B TERM LOAN SCHEDULED REPAYMENT DATE          AMOUNT

            December 31, 2003                           $1,000,000

            December 31, 2004                           $1,000,000

            December 31, 2005                           $5,500,000

            March 31, 2006                              $5,000,000
            June 30, 2006                               $5,000,000
            September 30, 2006                          $5,250,000
            December  31, 2006                          $6,250,000

            March 31, 2007                              $21,000,000
            June 30, 2007                               $25,000,000
            September 30, 2007                          $25,000,000
            December 31, 2007                           $25,000,000


            (d) Within one Business Day following each date after the Initial Borrowing Date upon which Holdings or any of its Subsidiaries receives any proceeds from any issuance of equity (excluding (i) proceeds received from the private sale or issuance of equity to the Sponsors, any other Permitted Holder, the Intermediate Parent (to the extent such proceeds were received by the Parent from the private sale or issuance of equity to the Sponsors, management of the Parent or any other Permitted Holder (and contributed by the Parent to the Intermediate Parent)) or management of the Parent, the Intermediate Parent, Holdings and/or its Subsidiaries, (ii) proceeds received from the sale or issuance of equity by Holdings, to the extent used to repurchase equity from management or employees pursuant to Section 8.03(iv), (iii) proceeds received upon the exercise of options or warrants by management or employees, (iv) proceeds received upon the exercise of any options or warrants issued in connection with the Subordinated Notes and (v) proceeds received from the sale or issuance of equity by Subsidiaries of Holdings to Holdings or any of its Wholly-Owned Subsidiaries), an amount equal to 100% of the cash proceeds therefrom (net of underwriting discounts or placement discounts and commissions and other reasonable fees and costs associated therewith) shall be applied as a mandatory repayment of the principal of outstanding Term Loans in accordance with the requirements of Section 4.02(j) (subject to modification of such application as set forth in Section 4.02(m)).

            (e) Within one Business Day following each date after the Initial Borrowing Date upon which Holdings and/or any of its Subsidiaries receives any proceeds from any incurrence of

Indebtedness (excluding any Indebtedness permitted to be incurred pursuant to Section 8.04 as in effect on the Initial Borrowing Date), an amount equal to 100% of the cash proceeds therefrom (net of underwriting discounts or placement discounts and commissions and other reasonable fees and costs associated therewith) shall be applied as a mandatory repayment of the principal of outstanding Term Loans in accordance with the requirements of Section 4.02(j) (subject to modification of such application as set forth in Section 4.02(m)).

            (f) Within three Business Days following each date on and after the Initial Borrowing Date upon which Holdings and/or any of its Subsidiaries receives Cash Proceeds from any Asset Sale, an amount equal to 100% of the Net Cash Proceeds therefrom shall be applied as a mandatory repayment of the principal of outstanding Term Loans in accordance with the requirements of
Section 4.02(j) (subject to modification of such application as set forth in Section 4.02(m)), PROVIDED that such Net Cash Proceeds shall not be required to be so applied on such date if no Default or Event of Default then exists and the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used either (i) to purchase assets used in the ordinary course of business in compliance with this Agreement, (ii) to make permitted Capital Expenditures or (iii) to purchase equity interests or assets in connection with a Permitted Acquisition, in each case within 360 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and PROVIDED FURTHER, that if all or any portion of such Net Cash Proceeds not so applied to the repayment of Term Loans are not so used (or binding commitments with respect thereto are not made) within such 360 day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(f).

            (g) On each Excess Cash Payment Date, an amount equal to 75% (50% if as of the last day of the relevant Excess Cash Payment Period the Leverage Ratio is less than 2.75:1.0) of the Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of the principal of outstanding Term Loans in accordance with the requirements of Section 4.02(j) (subject to modification of such application as set forth in Section 4.02(m)).

            (h) Within 10 days following each date after the Initial Borrowing Date on which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs including, without limitation, legal costs and expenses and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of the principal of outstanding Term Loans in accordance with the requirements of Section 4.02(j) (subject to modification of such application as set forth in Section 4.02(m)); PROVIDED that so long as no Default or Event of Default then exists and to the extent such proceeds do not exceed $30,000,000, such proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to repair, replace or restore any properties or assets in respect of which such proceeds were paid within 360 days following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended), and PROVIDED FURTHER, that if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to the preced-ing proviso are not so used (or binding commitments with respect thereto are not made) within such 360 day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(h).

            (i) The Borrower shall repay the Loans in full, and the Total Commitment (and the Commitments of each Bank) shall terminate, (A) upon the occurrence of a Change of Control, (B) if the Merger shall not have been consummated substantially in accordance with the terms of the Merger Agreement and the requirements of all applicable laws on or before the earlier of the 90th day following the Initial Borrowing Date and May 1, 2001, (C) if, on the Merger Date, Holdings and the Borrower have not complied with each of the requirements set forth in Section 7.16 in a manner reasonably satisfactory to the Administrative Agent, (D) if, on the date the CCG Transaction is consummated (if the CCG Transaction is consummated before the Merger Date), the Parent shall not have contributed an additional $19,500,000 of cash to the Intermediate Parent in exchange for equity of the Intermediate Parent or the Intermediate Parent shall not have contributed an additional $19,500,000 of cash to Holdings in exchange for equity of Holdings, (E) if, on the Merger Date, the CCG Transaction shall not have been consummated, the Parent shall not have contributed an additional $19,500,000 of cash to the Intermediate Parent in exchange for equity of the Intermediate Parent or the Intermediate Parent shall not have contributed an additional $19,500,000 of cash to Holdings in exchange for equity of Holdings,
(F) if, on the Merger Date, the Parent or the Intermediate Parent shall not have either (x) contributed $500,000 of cash to Dynavox LLC in exchange for equity interests of Dynavox LLC or (y) contributed an additional $500,000 of cash to Holdings in exchange for equity of Holdings or (G) if, on the Merger Date, the aggregate amount paid or payable by the Borrower under the Merger Agreement in respect of options to purchase shares of Sunrise Common Stock exceeds $15,750,000.

            (j) Except as provided in Section 4.02(m), the amount of each principal repayment of Term Loans made as required by Sections 4.02(d), (e), (f) and (h) shall be applied to repay the A Term Loans (in an amount equal to the A Tranche Percentage of such aggregate repayment) and the B Term Loans (in an amount equal to the B Tranche Percentage of such aggregate repayment). Each prepayment of Term Loans pursuant to the preceding sentence shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche being repaid on a PRO RATA basis based on the amount of such Scheduled Repayments after giving effect to all prior reductions thereto. The amount of each principal repayment of Term Loans made as required by Section 4.02(g) shall be applied (i) first, to reduce the principal amount of A Term Loans and (ii) second, to reduce the principal amount of B Term Loans and to reduce the then remaining Scheduled Repayments of each respective Tranche of Term Loans in direct order of maturity.

            (k) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which such Loans were made, PROVIDED that: (i) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount, such Borrowing shall be immediately converted into a Borrowing of Base Rate Loans; and (ii) each repayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; PROVIDED that no repayment pursuant to Section 4.02(a) shall be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of the Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's Revolving Percentage of Revolving Loans then outstanding. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion. Notwithstanding the foregoing provisions of this Section 4.02, if any time the mandatory prepayment of Term Loans pursuant to Sections 4.02(d) through (h) above, or repayments of Eurodollar Loans pursuant to Section 1.10(b) would result, after giving effect to the procedures set forth above, in the Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral arrangement to be agreed upon in form and substance satisfactory to the Administrative Agent and the Borrower, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Term Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Term Loans equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Banks whose Term Loans would otherwise have been immediately repaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Banks pursuant to the remedial provisions of Section 9, any amounts held as cash collateral pursuant to this Section 4.02(k) shall, subject to the requirements of applicable law, be immediately applied to the Term Loans.

            (l) All outstanding A Term Loans shall be repaid in full on the A Term Loan Maturity Date. All outstanding B Term Loans shall be repaid in full on the B Term Loan Maturity Date. All outstanding Revolving Loans shall be repaid on the Revolving Loan Maturity Date. All outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date.

            (m) Notwithstanding anything to the contrary contained in this
Section 4.02 or elsewhere in this Agreement (including, without limitation, in Section 13.12), the Borrower shall have the option, in its sole discretion, to give the Banks with outstanding Term Loans of any Tranche the option to waive voluntary prepayment of such Loans pursuant to Section 4.01 or a mandatory repayment of such Loans pursuant to Sections 4.02(d), (e), (f), (g), and/or (h) (each such prepayment or repayment, a "Waivable Repayment") upon the terms and provisions set forth in this Section 4.02(m). If the Borrower elects to exercise the option referred to in the preceding sentence, the Borrower shall give to the Administrative Agent written notice of its intention to give the Banks of the selected Tranche or Tranches the right to waive a Waivable Repayment at least five Business Days prior to such repayment, which notice the Administrative Agent shall promptly forward to all Banks of the selected Tranche or Tranches (indicating in such notice the amount of such repayment to be applied to each such Bank's outstanding Term Loans). The Borrower's offer to permit such Banks to waive any such Waivable Repayment may apply to all or part of such repayment, PROVIDED that any offer to waive part of such repayment must be made ratably to such Banks on the basis of their outstanding Term Loans of the selected Tranche or Tranches. In the event any such Bank desires to waive such Bank's right to receive any such Waivable Repayment in whole or in part, such Bank shall so advise the Administrative Agent no later than the close of business two Business Days after the date of such notice from the Administrative Agent, which notice shall also include the amount such Bank desires to receive in respect of such repayment. If any Bank does not reply to the Administrative Agent within the two Business Days, it will be deemed not to have waived any part of such repayment. If any Bank does not specify an amount it wishes to receive, it will be deemed to have accepted 100% of the total payment. In the event that any such Bank waives all or part of such right to receive any such Waivable Repayment, the Administrative Agent shall apply 100% of the amount so waived by such Bank to the other Tranches of Term Loans (if applicable) in accordance with Section 4.02(j), determined as if no Term Loans of the waived Tranche were outstanding at such time (provided that once all other Tranches of Term Loans have been repaid in full, the amount so waived may be retained by the Borrower).

            4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto no later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

            4.04 NET PAYMENTS; TAXES. (a) All payments made by Holdings and the Borrower hereunder or by the Borrower under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any political subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Bank is located as such Bank shall determine are payable by such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date of the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. Without duplication of amounts payable pursuant to the foregoing provisions of this
Section 4.04(a), the Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

            (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit E (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. Each other Bank agrees to deliver to the Borrower and the Administrative Agent on or prior to the Initial Borrowing Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, one or more accurate and complete original signed copies (as the Borrower or Administrative Agent may reasonably request) of United States Internal Revenue Service Form W-9 or successor applicable form (if required by law), as the case may be, providing the employer identification number for such Bank. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Holdings and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to the benefit of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate or Form W-9 (or any successor forms), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Holdings and the Administrative Agent of its inability to deliver any such

Form or Certificate, in which case such Bank shall not be required to deliver any such form of certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04, the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such income or similar Taxes.

            (c) If the Borrower pays any additional amount under this Section
4.04 to a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Bank shall pay the Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Bank in such year as a consequence of such Tax Benefit; provided, however, that
(i) any Bank may determine in its sole discretion consistent with the policies of such Bank whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Bank as a result of a disallowance or reduction (including through the expiration of any tax carryover or carryback of such Bank that otherwise would not have expired) of any Tax Benefit with respect to which such Bank has made a payment to the Borrower pursuant to this Section 4.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Bank pursuant to this
Section 4.04 without any exclusions or defenses; and (iii) nothing in this
Section 4.04(c) shall require a Bank to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

            SECTION 5. CONDITIONS PRECEDENT. The obligation of each Bank to make Loans hereunder, and the obligation of the Issuing Bank to issue Letters of Credit hereunder, is subject, at the time of the making of each such Credit Event, to the satisfaction of the following conditions:

            5.01 EXECUTION OF AGREEMENT; NOTES. On or prior to the Initial Borrowing Date (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks requesting them the appropriate A Term Notes and B Term Notes executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

            5.02 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            5.03 OFFICER'S CERTIFICATE. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate dated such date signed by the President or any Vice President of the Borrower stating that all of the applicable conditions set forth in Section 5.02, 5.07, 5.12 and 5.14 have been met.

            5.04 OPINIONS OF COUNSEL. On the Initial Borrowing Date, the Administrative Agent shall have received from (i) Simpson Thacher & Bartlett, special counsel to Holdings and its Subsidiaries, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit F-1, (ii) Steven Jaye, Esq., the General Counsel of Sunrise, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit F-2, (iii) White & Case LLP, counsel to the Administrative Agent, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit F-3, and
(iii) unless otherwise agreed by the Administrative Agent, counsel rendering such opinions, reliance letters addressed to the Administrative Agent, the Collateral Agent and each of the Banks dated the Initial Borrowing Date with respect to all legal opinions (if any) delivered in connection with the Transaction, which reliance letters shall be in form and substance reasonably satisfactory to the Administrative Agent.

            5.05 CORPORATE DOCUMENTS; PROCEEDINGS. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by an Authorized Officer of each Credit Party, and attested to by a second Authorized Officer of such Credit Party, substantially in the form of Exhibit G with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or their equivalents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

            (b) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements relating to the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

            5.06 SHAREHOLDERS' AGREEMENTS; MANAGEMENT AGREEMENTS; EMPLOYMENT AGREEMENTS; CONTRACTS. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent a list or schedule of all of the documents listed below, which list or schedule shall be certified as true and complete by an appropriate officer of Holdings or the Borrower (and copies of each of the documents set forth on such list or schedule shall have been made available to the Administrative Agent):

           (i) all material agreements entered into (or to be entered into) by Holdings or Sunrise or any Subsidiary of Holdings or Sunrise as of the Initial Borrowing Date governing the terms and relative rights of its capital stock (collectively, the "Shareholders' Agreements");

          (ii) all material agreements with members of, or with respect to the, management of Holdings or Sunrise or any Subsidiary of Holdings or Sunrise in effect as of the Initial Borrowing Date (or to come into effect as of the Merger Date), other than Employment Agreements (collectively, the "Management Agreements");

         (iii) any material employment agreements entered into (or to be entered into) by Holdings or Sunrise or any Subsidiary of Holdings or Sunrise as of the Initial Borrowing Date (collectively, the "Employment Agreements"); and

          (iv) all material contracts, agreements or understandings entered into (or to be entered into) between Holdings or Sunrise or any of their Subsidiaries on the one hand, and any Person (other than Holdings and Sunrise and their Subsidiaries) who is an Affiliate of Holdings or Sunrise, on the other hand (collectively, the "Affiliate Contracts").

            5.07 CONSUMMATION OF THE TRANSACTION. (a) The Transaction, including all of the terms and conditions thereof, shall have been duly approved by the board of directors and (if required by applicable law) the shareholders or members of the parties thereto, and all Transaction Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. The Transaction (other than the Merger, the Refinancing and the payment of fees and expenses) shall have been consummated in accordance with all applicable law and the respective Transaction Documents.

            (b) On or prior to the Initial Borrowing Date, (i) VCP IV and PAEP, together with other investors and/or lenders reasonably satisfactory to the Required Banks, shall have made a capital contribution and/or loans to the Parent of at least $144,000,000 in cash (and, in the case of such Persons making capital contributions, in exchange for all the outstanding limited liability company units of the Parent) (the "Equity Financing") (and all of the proceeds from the Equity Financing shall have been concurrently contributed as equity (the terms and conditions of which shall be reasonably satisfactory to the Administrative Agent) by the Parent to Intermediate Parent, by Intermediate Parent to Holdings and by Holdings to Newco) and (ii) Newco shall have used all of the proceeds from the Equity Financing to purchase shares of Sunrise Common Stock tendered pursuant to the Tender Offer.

            (c) On or prior to the Initial Borrowing Date, Holdings (or Newco) shall have received cash proceeds in an aggregate principal amount of at least $40,000,000 from the incurrence of subordinated loans or the issuance of subordinated notes (the "Subordinated Notes") (and all of the proceeds from the Subordinated Notes shall, if received by Holdings, have been contributed as equity by Holdings to Newco), and all of the net proceeds of the Subordinated Notes shall have been utilized to make payments owing in connection with the Transaction prior to or concurrently with the use of any proceeds of Loans.

            (d) On the Initial Borrowing Date, (i) each of the conditions to purchase contained in the Tender Offer Documents shall have been satisfied in all material respects (and not waived) to the reasonable satisfaction of the Administrative Agent and (ii) all shares of Sunrise Common Stock to be purchased on such date shall have been tendered to Newco, and such shares shall not have been validly withdrawn and shall be available for purchase in accordance with the terms and conditions of the Tender Offer Documents.

            (e) On the Initial Borrowing Date, the Net Debt of Sunrise and its Subsidiaries shall not exceed the Net Debt Maximum.

            (f) On or prior to the Initial Borrowing Date, there shall have been delivered to the Banks true and correct copies of all Documents entered into in connection with the Transaction (including, without limitation, the Tender Offer Documents, the documents governing the Equity Financing, the documents governing the Subordinated Debt, the documents governing the Refinancing and the Merger Documents then in existence), and, to the extent different from the Tender Offer Documents or any of the exhibits thereto, all of the material terms and conditions of such Documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

            (g) On the Initial Borrowing Date after giving effect to the Transaction, the ownership and capital structure (including, without limitation, the terms of any equity interests, options, warrants or other securities issued or to be issued by Holdings or Sunrise or any of their Subsidiaries) as of the Initial Borrowing Date and management of Holdings and Sunrise and their Subsidiaries shall be as disclosed to the Administrative Agent prior to the Effective Date or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

            (h) On or prior to the Initial Borrowing Date, all material conditions precedent to the consummation of the Transaction (other than the Merger and the Refinancing) as is set forth in the documentation related thereto shall have been satisfied in all material respects and not waived.

            5.08 PLEDGE AGREEMENT. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a pledge agreement substantially in the form of Exhibit H-1 (as modified, supplemented or amended from time to time, the "Pledge Agreement"); and each Credit Party shall have (x) delivered to the Collateral Agent, as Pledgee thereunder all of the Pledged Securities referred to therein then owned by each such Credit Party (1) endorsed in blank in the case of promissory notes constituting Pledged Securities and (2) together with executed and undated irrevocable stock powers, in the case of capital stock constituting Pledged Securities and (y) taken such other action to perfect the security interests created thereunder as the Collateral Agent shall reasonably request.

            5.09 SECURITY AGREEMENT. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Security Agreement substantially in the form of Exhibit I (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

           (i) proper financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

          (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all tax liens or effective financing statements that name Holdings or any of its Subsidiaries, as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which the Collateral Agent shall receive termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed for filing);

         (iii) evidence of the completion of, or the making of arrangements reasonably satisfactory to the Administrative Agent for the making of, all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by such Security Agreement; and

          (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken or arrangements reasonably satisfactory to the Administrative Agent for the taking of such actions shall have been made.

            5.10 ESCROW AGREEMENT. On the Initial Borrowing Date, the Borrower shall have duly authorized, executed and delivered an Escrow Agreement substantially in the form of Exhibit J (as modified, supplemented or amended from time to time, the "Escrow Agreement"), the Escrow Agreement shall be in full force and effect and the Borrower shall have delivered to the Collateral Agent for deposit into the escrow account created pursuant to the Escrow Agreement an amount equal to (i) the sum of the proceeds from the Equity Financing, the proceeds from the issuance of the Subordinated Notes and the proceeds from the Term Loans minus

(ii) the portion of such proceeds used on or prior to the Initial Borrowing Date to consummate the Transaction.

            5.11 MATERIAL ADVERSE CHANGE, ETC. On or prior to the Initial Borrowing Date, since June 30, 2000, nothing shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) which the Administrative Agent or the Required Banks shall reasonably determine (a) could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or the Administrative Agent, or on the ability of Holdings and its Subsidiaries to perform their obligations to the Administrative Agent and the Banks under this Agreement or any other Credit Document or (b) could reasonably be expected to have a materially adverse effect on the business, assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Sunrise and Holdings and their Subsidiaries taken as a whole (it being understood and agreed that the consummation of the Restructuring in and of itself shall be deemed not to have had such effect so long as (i) such Restructuring is completed within 30 months following the Initial Borrowing Date, (ii) the Capital Expenditures made in connection therewith do not exceed $17,000,000 and (iii) the operating expenses incurred in connection therewith do not exceed $34,400,000).

            5.12 LITIGATION. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Document, the Transaction, or any documentation executed in connection herewith or with respect to the transactions contemplated hereby (in the case of the foregoing, except as described on Schedule III), or which the Administrative Agent or Required Banks shall reasonably determine could reasonably be expected to have a materially adverse effect on the Transaction or on the business, assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Sunrise and Holdings and their Subsidiaries taken as a whole.

            5.13 FEES, ETC. On the Initial Borrowing Date, the Borrower shall have paid in full to the Administrative Agent and the Banks all costs, fees and expenses (including, without limitation, all reasonable out-of-pocket legal fees and expenses) payable to the Administrative Agent and the Banks to the extent then due pursuant hereto or as otherwise agreed between Holdings and the Administrative Agent.

            5.14 APPROVALS. All necessary governmental and material third party approvals in connection with the Transaction and the other transactions contemplated by the Documents (other than the Merger and the Refinancing) and otherwise referred to herein or therein (including, but not limited to, those approvals required in respect of existing permits and transfers of contract rights) shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the reasonable judgment of the Administrative Agent or the Required Banks, materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction, the transactions contemplated by the Documents, the making of the Loans or the issuance of Letters of Credit.

            5.15 FINANCIAL STATEMENTS; PROJECTIONS; MANAGEMENT LETTER REPORTS. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received:

           (i) the consolidated balance sheet of Sunrise and its Subsidiaries as at June 30, 2000 and September 30, 2000, and the related statements of income, retained earnings and cash flows for the fiscal year or three-month period, respectively, ended as such dates, which, in the case of the annual statement, has been examined or reviewed by independent certified public accountants, who delivered an unqualified opinion in respect thereof; and

          (ii) the pro forma (after giving effect to the Transaction and the related financing thereof, as if same had occurred on such date) consolidated balance sheet of Holdings as at September 30, 2000;

all of which financial statements in clause (i) shall be prepared in accordance with generally accepted accounting principles consistent with past practices and which pro forma balance sheet shall be in form and substance reasonably satisfactory to the Administrative Agent.

            5.16 NOTICE OF BORROWING; LETTER OF CREDIT Request. (a) Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03.

            (b) Prior to the issuance of each Letter of Credit, the Issuing Bank shall have received a Letter of Credit Request meeting the requirements of
Section 2.02.

            SECTION 6. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and the Borrower makes the following representations and warranties, on behalf of itself and its Subsidiaries, in each case after giving effect to the Transaction consummated on the Initial Borrowing Date, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

            6.01 STATUS. Each of Holdings and its Subsidiaries (i) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing or, in the case of any Subsidiary other than the Borrower, so organized or existing, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole, (ii) has the corporate or other power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified, have such authority or be in good standing, which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

            6.02 POWER AND AUTHORITY. Each Credit Party (and each pledgor under the Dynavox Pledge Agreement) has the corporate or other power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of each such Document. Each Credit Party (and each pledgor under the Dynavox Pledge Agreement) has duly executed and delivered each of the Documents to which it is party, and each such Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether considered in proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

            6.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party (or any pledgor under the Dynavox Pledge Agreement) of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of Holdings or any of its Subsidiaries (or any pledgor under the Dynavox Pledge Agreement) pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings or any of its Subsidiaries (or any pledgor under the Dynavox Pledge Agreement) is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws or other organizational documents, as applicable, of Holdings or any of its Subsidiaries (or any pledgor under the Dynavox Pledge Agreement).

            6.04 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required (i) to authorize, or is required in connection with, the execution, delivery and performance of any Document by any Credit Party (or any pledgor under the Dynavox Pledge Agreement) or (ii) to ensure the legality, validity, binding effect or enforceability of any such Document with respect to any Credit Party (or any pledgor under the Dynavox Pledge Agreement), except (A) those which have been obtained or made prior to the Initial Borrowing Date, (B) those the absence of which, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect on either (x) the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or (y) the rights or remedies of the Banks or the Administrative Agent or on the ability of Holdings or any of its Subsidiaries (or any pledgor under the Dynavox Pledge Agreement) to perform their respective obligations hereunder and under the other Documents to which they are, or will be, a party or (C) for filings and recordings required to perfect the security interests created under the Security Documents on the Merger Date, which filings and recordings will be made within 10 Business Days after the Merger Date.

            6.05 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES. (a) The consolidated statements of financial condition of Sunrise and its Subsidiaries at June 30, 2000 and at September 30, 2000 and the related consolidated statements of income and cash flows of Sunrise and its Subsidiaries for the fiscal year or three-month period, as the case may be, ended on such date, and furnished to the Banks prior to the Initial Borrowing Date, present fairly (subject to normal year-end adjustments in the case of the September 30, 2000 financial statements) the consolidated financial condition of Sunrise and its Subsidiaries at the date of such consolidated statements of financial condition and the consolidated results of the operations of Sunrise and its Subsidiaries for the respective fiscal year or three-month period, as the case may be. All such consolidated financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. The pro forma consolidated balance sheet of Holdings as of September 30, 2000, a copy of which has heretofore been furnished to each Bank, presents a good faith estimate of the consolidated pro forma financial condition of Holdings after giving effect to the Transaction at the date thereof. Since June 30, 2000, there has been no material adverse change in the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole (it being understood and agreed that the consummation of the Restructuring in and of itself shall be deemed not to constitute such a change so long as (i) such Restructuring is completed within 30 months following the Initial Borrowing Date, (ii) the Capital Expenditures made in connection therewith do not exceed $17,000,000 and
(iii) the operating expenses incurred in connection therewith do not exceed $34,400,000).

            (b) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed on such date and Liens created by the Credit Parties in connection therewith, (x) the sum of the assets, at a fair valuation, of Holdings and its Subsidiaries (on a consolidated basis), the Borrower and its Subsidiaries (on a consolidated basis) and of the Borrower (on a stand-alone basis) will exceed their respective debts, (y) each of Holdings and its Subsidiaries (on a consolidated basis), the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature and (z) each of Holdings and its Subsidiaries (on a consolidated basis), the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) has sufficient capital with which to conduct its business. For purposes of this
Section 6.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            (c) Except as fully disclosed in the financial statements delivered pursuant to Section 6.05(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to Holdings or Sunrise or any of their Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be materially adverse to Holdings and Sunrise and their Subsidiaries taken as a whole.

            6.06 LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of Holdings or the Borrower, threatened (i) with respect to the Transaction, the Credit Documents, or any other Document (except as described on Schedule III and any other actions, suits or proceedings relating to or arising from a similar cause of action) or (ii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and Sunrise and their Subsidiaries taken as a whole.

            6.07 TRUE AND COMPLETE DISCLOSURE. Except to the extent set forth in the immediately succeeding sentence, all factual information (taken as a whole) furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Administrative Agent or any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The financial projections and other pro forma financial information contained therein are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Administrative Agent and the Banks that projections as to future events are not to be viewed as facts or factual information and that actual results during the period or periods covered thereby may differ from the projected results.

            6.08 USE OF PROCEEDS; MARGIN REGULATIONS. (a) All proceeds of the Term Loans shall be used by the Borrower (i) to effect the Transaction and (ii) to pay fees and expenses related to the Transaction; PROVIDED that any proceeds of Term Loans which are not utilized on the Initial Borrowing Date shall be delivered to the Collateral Agent and deposited into the escrow account created under the Escrow Agreement and shall be subject to the terms thereof.

            (b) All proceeds of Revolving Loans and Swingline Loans may be used
(i) for working capital and general corporate purposes (including, without limitation, Permitted Acquisitions) and (ii) to effect the Transaction and pay fees and expenses related thereto; PROVIDED that no more than $20,000,000 in the aggregate of Revolving Loans and Swingline Loans may be incurred on the Merger Date, and PROVIDED FURTHER, that such $20,000,000 may only be used to effect the Refinancing to the extent that the proceeds of the Indebtedness to be

Refinanced have been used (x) in connection with the Restructuring and/or (y) to finance the working capital requirements of Sunrise and its Subsidiaries.

            (c) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock; PROVIDED that the Borrower may use the proceeds of Loans to purchase Margin Stock pursuant to the Tender Offer in compliance with Regulations T, U and X. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

            6.09 TAX RETURNS AND PAYMENTS. Each of Holdings and Sunrise and each of their Subsidiaries has timely filed or caused to be timely filed (including pursuant to any valid extensions of time for filing) thereof or with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of each of Holdings and Sunrise and their Subsidiaries, as the case may be. The Returns accurately reflect in all material respects all liability for taxes of Holdings and Sunrise and their Subsidiaries as a whole for the periods covered thereby. Each of Holdings and Sunrise and their Subsidiaries have paid all material taxes payable by them which have become due other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. As of the Initial Borrowing Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of Holdings or Sunrise or any of their Subsidiaries, threatened in writing by any authority regarding any taxes relating to Holdings or Sunrise or any of their Subsidiaries. As of the Initial Borrowing Date, none of Holdings or Sunrise or any of their Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of any material taxes of Holdings or Sunrise or any of their Subsidiaries. None of Holdings or Sunrise or any of their Subsidiaries has provided, with respect to it or property held by it, any consent under Section 341 of the Code. None of Holdings or Sunrise or any of their Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby (excluding any future tax liabilities of Holdings or Sunrise or any of their Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).

            6.10 ERISA. (a) Schedule IV sets forth each Plan under which Holdings, the Borrower or any of their Subsidiaries have, or are reasonably expected to have, a material liability. Each Plan (and each related trust, insurance contract or fund) other than any Foreign Pension Plan is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code except where failure to be so qualified could not reasonably be expected to give rise to a material liability; no Reportable Event has occurred with respect to any Plan, other than a Foreign Pension Plan, that is reasonably likely to give rise to a material liability; no Multiemployer Plan is insolvent or in reorganization; no Plan (other than a Foreign Pension Plan) has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, would result or reasonably be expected to result in a material liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan (other than a Foreign Pension Plan) and each Multiemployer Plan have been timely made except to the extent that any failure to make such contribution will not result in a material liability; neither Holdings, the Borrower or any of their Subsidiaries nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan or Multiemployer Plan; no condition exists which presents a material risk to Holdings, the Borrower or any of their Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of a Plan or Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or, to the knowledge of the Borrower, investigation with respect to the administration, operation or the investment of assets of any Plan (other than a Foreign Pension Plan) (other than routine claims for benefits) is pending, expected or threatened other than any such event that could not reasonably be expected to result in a material liability; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings, the Borrower or any of their Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date hereof, would not result or reasonably be expected to result in a material liability; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, the Borrower or any of their Subsidiaries, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and
Section 4980B of the Code, to the extent required, except to the extent that any such noncompliance will not result in or reasonably be expected to result in a material liability; no lien imposed under the Code or ERISA on the assets of Holdings, the Borrower or any of their Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan or Multiemployer Plan; and Holdings, the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan (other than a Foreign Pension
Plan) the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of Holdings or the Borrower to perform their obligations under this Agreement.

            (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither Holdings, the Borrower nor any of their Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan. Except as set forth on Schedule IV, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Holdings' and the Borrower's most recently ended fiscal year on the basis of the actuarial assumptions set forth in the most recent actuarial report for such plan, did not exceed the aggregate of (i) the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities and (ii) the amount then reserved on Holdings' consolidated balance sheet in respect of such liabilities (and such amount reserved on Holdings' consolidated balance sheet is not likely to have a material adverse effect on the business, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole).

            6.11 THE SECURITY DOCUMENTS. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in, and/or Lien on, all right, title and interest of each Credit Party party thereto in the Security Agreement Collateral described therein that is subject to Article 8 or 9 of the UCC or constitutes patents, trademarks or copyrights, and each Security Agreement (upon satisfaction of any filing or other requirements set forth therein) creates a fully perfected first Lien on, and/or security interest in, all right, title and interest of such Credit Party in all of such Security Agreement Collateral, subject to no other Liens other than Permitted Liens. Without limiting the generality of the foregoing, the recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement.

            (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreement (and the Dynavox Pledge Agreement) constitute (upon satisfaction of any filing or other requirements in respect of the Pledged Stock issued by any Foreign Subsidiary) first priority perfected security interests in the Pledged Securities (assuming, in respect of certificated Pledged Stock and Pledged Securities constituting promissory notes, the Collateral Agent's continuous possession thereof) described in the Pledge Agreement (and the Dynavox Pledge Agreement), subject to no security interests of any other Person (other than Liens permitted under Section 8.01(i)). Except as provided in the immediately preceding sentence, no filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement (and the Dynavox Pledge Agreement) (other than filings of proper UCC-1 Financing Statements in respect of Pledged Securities constituting promissory notes, which filings have been made).

            (c) Each of the Mortgages creates, as security for the obligations purported to be secured thereby, a valid, enforceable (upon satisfaction of any filing or other requirements set forth therein) and perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third Persons and subject to no other Liens (except, in each case, Permitted Liens). Schedule V contains a true and complete list of each material parcel of Real Property owned or leased by Holdings and its Subsidiaries on the Initial Borrowing Date, and sets forth the type of interest therein held by Holdings or such Subsidiary.

            6.12 PROPERTIES. Each of Holdings and each of its Subsidiaries has good and marketable title to all material properties owned by them, including all material property reflected in the consolidated balance sheets of Holdings referred to in Section 6.05(a) (except as sold or otherwise disposed of since the date of such balance sheets as permitted by this Agreement or the Documents) clear of all Liens, other than (i) as referred to in the balance sheet or in the notes thereto or in the pro forma balance sheet or (ii) Permitted Liens.

            6.13 CAPITALIZATION. On the Initial Borrowing Date, except as set forth on Schedule VI (and other than any applicable statutory preemptive rights), neither Holdings nor any Subsidiary of Holdings has outstanding any securities convertible into or exchangeable for its stock or membership interests or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its stock or membership interests.

            6.14 SUBSIDIARIES. Schedule VII lists each Subsidiary of Holdings, and the direct and indirect ownership interest of Holdings therein, in each case as of the Initial Borrowing Date and after giving effect to the Transaction.

            6.15 COMPLIANCE WITH STATUTES, ETC. Each of Holdings and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

            6.16 INVESTMENT COMPANY ACT. None of Holdings or any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            6.17 PUBLIC UTILITY HOLDING COMPANY ACT. None of Holdings or any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            6.18 ENVIRONMENTAL MATTERS. (a) Each of Holdings and each of its Subsidiaries has complied and is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no past, pending or, to the best knowledge of Holdings or any of its Subsidiaries, threatened Environmental Claims against

Holdings or any of its Subsidiaries or any Real Property currently or, to the best knowledge of Holdings or any of its Subsidiaries, previously owned or operated by Holdings or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property currently owned or operated by Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or any of its Subsidiaries, on any formerly owned or operated Real Property or any property adjoining or in the vicinity of any currently owned or operated Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any currently owned or operated Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

            (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned or operated by Holdings or any of its Subsidiaries except in compliance with all Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property by Holdings' or such Subsidiary's business. There are not now any underground storage tanks owned or operated by Holdings or of its Subsidiaries located on any Real Property owned or operated by Holdings or any of its Subsidiaries.

            (c) Notwithstanding anything to the contrary in this Section 6.18, the representations made in this Section 6.18 shall only be untrue if the effect of the failures, noncompliance and other circumstances of the types described above, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

            6.19 LABOR RELATIONS. None of Holdings or any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or the Borrower, threatened against Holdings or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of Holdings or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

            6.20 INTELLECTUAL PROPERTY. Each of Holdings and each of its Subsidiaries owns or possesses valid licenses or other legal rights to use all patents, trademarks, service marks, trade names, copyrights, trade secrets and other proprietary intellectual property rights necessary for the present and proposed conduct of its business, without any known conflict with the rights of others except, with respect to any matter specified in this Section 6.20, as could not reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

            6.21 INDEBTEDNESS. Schedule VIII sets forth a true and complete list of all Indebtedness of Holdings and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the consummation of the Transaction (excluding Indebtedness permitted under Section 8.04, other than clause (ii) thereof, all such non-excluded Indebtedness, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

            6.22 TRANSACTION. At the time of consummation thereof, each element of the Transaction shall have been consummated in accordance in all material respects with the terms of the relevant Documents therefor and all applicable laws.

            6.23 REPRESENTATIONS AND WARRANTIES IN DOCUMENTS. All representations and warranties of each Credit Party (and each pledgor under the Dynavox Pledge Agreement) set forth in the Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

            6.24 SPECIAL PURPOSE CORPORATION. Each of the Parent, Intermediate Parent, Holdings and Newco was formed solely to effect the Transaction and/or the Dynavox Restructuring and, except in connection therewith (and as contemplated by the Documents), has no significant assets or liabilities (other than (i) Sunrise Common Stock acquired by Newco pursuant to the Tender Offer and
(ii) under this Agreement and the other Documents to which it is party) and has engaged in no substantial business activities.

            6.25 INSURANCE. Set forth on Schedule IX hereto is a true, correct and complete list of all material insurance carried by each Credit Party on and as of the Initial Borrowing Date.

            SECTION 7. AFFIRMATIVE COVENANTS. Each of Holdings and the Borrower hereby covenants and agrees for itself and each of its Subsidiaries that on and after the Initial Borrowing Date and thereafter for so long as this Agreement is in effect and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with all accrued but unpaid interest, Fees and other Obligations, are paid in full:

            7.01 INFORMATION COVENANTS. Holdings will furnish to the Administrative Agent (which shall promptly distribute a copy to each Bank):

            (a) MONTHLY FINANCIAL STATEMENTS. As soon as practicable, and in any event within 45 days after the close of each monthly accounting period of each fiscal year (other than the last monthly accounting period in any fiscal quarter and fiscal year), commencing with the later of the period ending February 2, 2001 and the monthly accounting period following the month in which the Merger Date occurs, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of each such monthly accounting period and the related consolidated statement of income and the related consolidated statement of cash flows for each such monthly accounting period and for the elapsed portion of the fiscal year ended with the last day of each such monthly accounting period, setting forth comparative figures for the corresponding monthly accounting period in the prior fiscal year.

            (b) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of Holdings, commencing with the later of the period ending on or about March 31, 2001 and the quarterly accounting period in which the Merger Date occurs, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of each such quarterly accounting period and the related consolidated statement of income and the related consolidated statement of cash flows for each such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of each such quarterly accounting period (other than the fourth quarterly accounting period), setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be in reasonable detail and certified by the chief financial officer or treasurer of Holdings that they fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and shall be accompanied by a management narrative of the results of operations and financial condition with respect to such period.

            (c) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statement of income and the related consolidated statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by any of the "big five" independent certified public accountants or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Holdings, the Borrower and each of their Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Event of Default which has occurred and is continuing under Sections 8.07 through 8.10, inclusive, or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof and shall be accompanied by a management discussion and analysis of the results of operations and financial condition with respect to such period.

            (d) BUDGETS. No later than 60 days after the first day of each fiscal year of Holdings, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income and cash flows and balance sheets) prepared by Holdings for (x) each quarterly accounting period in such fiscal year prepared in detail and (y) such fiscal year prepared in summary form, in each case, of Holdings and its Subsidiaries on a consolidated basis, accompanied by the statement of the chief financial officer or treasurer of Holdings to the effect that, to the best of such officer's knowledge, the budget is a reasonable good faith estimate of the period covered thereby. Additionally, within 60 days after the consummation of each Permitted Acquisition, a budget in the form described above for the business, division or Person acquired pursuant to such Permitted Acquisition.

            (e) OFFICERS' CERTIFICATES. At the time of the delivery of the financial statements provided for in Section 7.01(b) and (c), a certificate of the chief financial officer or treasurer of Holdings to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (x) set forth the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 8.03, 8.04, 8.05 and 8.07 through 8.10, inclusive, at the end of such fiscal quarter or year, as the case may be and (y) if delivered with the financial statements required by Section 7.01(c), set forth the amount of (and the calculations required to establish) Excess Cash Flow for the respective Excess Cash Payment Period.

            (f) MANAGEMENT LETTERS. Promptly after Holdings', or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received by Holdings, or such Subsidiary from its certified public accountants and the management's responses thereto.

            (g) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within five Business Days after an officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default (PROVIDED such Default or Event of Default is continuing) and (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against Holdings or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or
(y) with respect to any Credit Document.

            (h) OTHER REPORTS AND FILINGS. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which Holdings or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, administrative agent or other representative therefor) (but excluding administrative and other immaterial notices pursuant to such Indebtedness documentation) and not otherwise required to be delivered hereunder.

            (i) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within 30 Business Days after, an executive, financial or compliance officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole, PROVIDED that in any event Holdings and its Subsidiaries shall deliver to the Banks all material notices relating to such matters received by Holdings or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA:

           (i) any pending or threatened (in writing) Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries;

          (ii) any condition or occurrence on, or arising from, any Real Property owned or operated by Holdings or any of its Subsidiaries that (a) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

         (iii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings or any of its Subsidiaries of such Real Property under any Environmental Law; and

          (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Holdings or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings', or such Subsidiary's response thereto.

            (j) ANNUAL MEETINGS WITH BANKS. At the request of the Administrative Agent, Holdings shall, once during each fiscal year, hold a meeting (at a mutually agreeable location and time) with all of the Banks at which meeting the financial results of the previous fiscal year and the financial condition of Holdings and its Subsidiaries and the budgets presented for the current fiscal year shall be reviewed.

            (k) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) with respect to Holdings or any of its Subsidiaries as the Administrative Agent or any Bank may reasonably request in writing.

            7.02 BOOKS, RECORDS AND INSPECTIONS. Holdings will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles (or the comparable foreign equivalent thereof) and all requirements of law shall be made of all material dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, during regular business hours and under guidance of officers of Holdings or such Subsidiary, any of the properties of Holdings or any of its Subsidiaries, and, subject to the foregoing requirements, to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals, upon such reasonable notice and to such reasonable extent as the Administrative Agent or such Bank may request.

            7.03 MAINTENANCE OF PROPERTY; INSURANCE. (a) Holdings and the Borrower will, and will cause each of their Subsidiaries to, (i) keep all material property necessary and useful in its business in good working order and condition, (ii) maintain insurance on its property with reputable and solvent insurance companies in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to each Bank, upon written request, full information as to the insurance carried.

            (b) Holdings will, and will cause each of its Subsidiaries to, at all times keep their respective property in which a Lien has been granted to the Collateral Agent insured in favor of the Collateral Agent, and all policies (including the Mortgage Policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Holdings, the Borrower or any such Subsidiary) (i) shall be endorsed to the Collateral Agent's reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee (with respect to Collateral) or, to the extent permitted by applicable law, as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days' prior written notice thereof (or 10 days' prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Collateral Agent and (iii) shall be deposited with the Collateral Agent. Notwithstanding the foregoing, if the Collateral Agent receives insurance proceeds which are not required to be applied to repay the Term Loans pursuant to Section 4.02(h), such proceeds shall be distributed to Holdings or its applicable Subsidiary, as the case may be.

            (c) If Holdings or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 7.03, or if Holdings or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon notice to Holdings and the Borrower, to procure such insurance, and Holdings and the Borrower agree to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all reasonable out-of-pocket costs and expenses of procuring such insurance.

            7.04 FRANCHISES, ETC. Holdings will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and, to the extent required by the Security Agreement, trademarks, copyrights and patents; PROVIDED, HOWEVER, that nothing in this Section 7.04 shall prevent (i) transactions permitted by Section 8.02 or (ii) the withdrawal by Holdings or any of its Subsidiaries of qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

            7.05 COMPLIANCE WITH STATUTES, ETC. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

            7.06 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) (i) Holdings will comply, and will use its best efforts to cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither Holdings, the Borrower nor any of their Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except to the extent that the failure to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, could not reasonably be expected to result in liability under Environmental Laws that could have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole. If required to do so under any applicable legally binding directive or order of any governmental agency, Holdings and the Borrower agree to undertake, and cause each of their Subsidiaries to undertake, to the extent required under applicable Environmental Laws, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned or operated by Holdings or any of its Subsidiaries in accordance with the requirements of all applicable Environmental Laws and in accordance with such legally binding orders and directives of all governmental authorities, except to the extent that (x) Holdings, the Borrower or such Subsidiary is contesting such order or directive in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by generally accepted accounting principles or (y) the failure to take any such action could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

            (b) At the written request of the Administrative Agent or the Required Banks, at any time and from time to time as is reasonable after (i) the Obligations have become due and payable pursuant to Section 9 or (ii) the Banks receive notice under Section 7.01(i) for any event for which notice is required to be delivered with respect to conditions at any Real Property, Holdings and the Borrower will provide, at their sole cost and expense, an environmental site assessment report of reasonable scope and expense concerning any relevant Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent in its reasonable discretion, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If Holdings and the Borrower fail to provide the same within 45 days after such request was made, the Administrative Agent may order the same, and Holdings and the Borrower, to the extent Holdings and the Borrower have the authority to do so, shall grant and hereby grants, to the Administrative Agent and the Banks and their Administrative Agents, access to such Real Property and specifically grants the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at Holdings and the Borrowers' expense.

            7.07 ERISA. As soon as possible and, in any event, within 15 days after Holdings, the Borrower or any of their Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, and provided that any such occurrence could reasonably be expected to result in a material liability to Holdings, the Borrower or any of their Subsidiaries, Holdings will deliver to each of the Banks a certificate of the chief financial officer of Holdings setting forth the full details as to such occurrence and the action, if any, that Holdings, the Borrower or any such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by the Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other government agency, or a Plan or Multiemployer Plan participant and any notices received by Holdings, the Borrower, such Subsidiary or ERISA Affiliate from the PBGC or any other government agency, or a Plan or Multiemployer Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that Holdings, the Borrower or any of their Subsidiaries has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in
Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection
 .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is
reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application is reasonably expected to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or Multiemployer Plan; that any contribution required to be made with respect to a Plan, Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan or Multiemployer Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan or Multiemployer Plan has an Unfunded Current Liability; that proceedings are reasonably expected to be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that Holdings, the Borrower, any of their Subsidiaries or any ERISA Affiliate will or are reasonably expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a

Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holdings, the Borrower or any of their Subsidiaries are reasonably expected to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Holdings and the Borrower will deliver to each of the Banks copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. At the request of the Administrative Agent, Holdings and the Borrower will also deliver to the Administrative Agent, which request may only be made for those filings (as set forth hereinbelow) in the year in which such filings are due or for the prior years, a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan, other than a Multiemployer Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC (other than PBGC Form 1) or any other government agency, and any material notices received by Holdings, the Borrower, any of their Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall be delivered to the Banks no later than ten (10) days after the date such records, documents and/or information has been furnished to the PBGC or any other government agency or such notice has been received by Holdings, the Borrower, any of their Subsidiaries or the ERISA Affiliate, as applicable. Holdings, the Borrower and each of their applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing would not be reasonably likely to result in a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole.

            7.08 END OF FISCAL YEARS; FISCAL QUARTERS. Holdings will cause (i) each of its, and each of its material Subsidiaries' (including, without limitation, each Credit Party's), fiscal years to end on the Friday closest to June 30 of each year and (ii) each of such Person's fiscal quarters to be consistent with such a fiscal year.

            7.09 PERFORMANCE OF OBLIGATIONS. Holdings and the Borrower will, and will cause each of their Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole; PROVIDED that the failure to pay any Indebtedness shall not constitute a breach of this Section 7.09 unless it shall give rise to an Event of Default under Section 9.04.

            7.10 PAYMENT OF TAXES. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon Holdings, the Borrower or their Subsidiaries or upon the income or profits of Holdings, the Borrower or their Subsidiaries, or upon any properties belonging to it, prior to the date on which penalties would otherwise attach thereto, and all lawful claims which, if unpaid, might become a lien or charge not otherwise permitted under Section 8.01(i) upon any properties of Holdings, the Borrower or any such Subsidiary; PROVIDED that none of Holdings, the Borrower, or any such Subsidiary shall be required to pay any such material tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings so long as Holdings, the Borrower or any such Subsidiary maintains adequate reserves with respect thereto in accordance with generally accepted accounting principles.

            7.11 ADDITIONAL MORTGAGES; FURTHER ASSURANCES. (a) In the event that Holdings or any of its Domestic Subsidiaries (but, prior to the Merger Date, excluding Sunrise and its Subsidiaries) acquires any Real Property after the Initial Borrowing Date the value of which, together with improvements thereon, is $5,000,000 or more, Holdings or such Subsidiary shall promptly notify the Administrative Agent and, at the request of the Administrative Agent or the Required Banks from time to time, Holdings and the Borrower will, and will cause each of their Subsidiaries to, grant to the Collateral Agent security interests and mortgages (an "Additional Mortgage") in such additional Real Property of Holdings, the Borrower or any of such Domestic Subsidiaries (each such Real Property, an "Additional Mortgaged Property"). All such Additional Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third Persons and subject to no other Liens, in either case except Permitted Liens. The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Notwithstanding anything to the contrary contained above in this Section 7.11(a), in connection with any
(x) Leasehold that has been designated as an Additional Mortgaged Property, none of Holdings, the Borrower, or any such Subsidiaries shall be required to grant an Additional Mortgage therein to the extent that such a grant is prohibited by the applicable lease (and the lessor thereunder or its mortgagees has not consented thereto) and (y) Real Property that has been designated as an Additional Mortgaged Property, none of Holdings, the Borrower, or any such Subsidiaries shall be required to grant an Additional Mortgage therein to the extent that such a grant is prohibited by the terms of any document evidencing a prior Lien thereon to the extent permitted under Section 8.01(vii), (viii),
(ix), (xiv) or (xv) (and the senior lienholder has not consented thereto).

            (b) Holdings and the Borrower will, and will cause each of their Subsidiaries to, at the expense of Holdings, the Borrower and such Subsidiaries, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require to ensure the validity, enforceability, perfection or priority of the Collateral Agent's security interest in the Collateral or to enable the Collateral Agent to realize or exercise the rights and benefits intended to be created by the Security Documents. Furthermore, Holdings and the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance, appraisals, surveys and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 7.11 has been complied with.

            (c) In the event the Administrative Agent or the Required Banks reasonably determine the following are required or advisable under applicable law or regulation, Holdings shall, and shall cause each of its Subsidiaries to, obtain real estate appraisals with respect to each Mortgaged Property, which real estate appraisal shall follow the valuation procedures set forth in 12 CFR,
Part 34 - Subpart C, and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

            (d) Holdings and the Borrower agree that each action required by this Section 7.11 shall be completed as soon as possible, but in no event later than 90 days after such action is requested in writing to be taken by the Administrative Agent or the Required Banks.

            7.12 FOREIGN SUBSIDIARIES SECURITY. (a) If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for Holdings reasonably acceptable to the Administrative Agent, within 30 days after a request from the Administrative Agent or the Required Banks, does not deliver evidence mutually satisfactory to Holdings and the Administrative Agent that, with respect to any Foreign Subsidiary of Holdings which (x) the Administrative Agent or the Required Banks determine to be material to the business of Holdings and its Subsidiaries taken as a whole and (y) has not already had all of its stock pledged pursuant to a Pledge Agreement, (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote and (ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty, with such changes as are required to comply with local law (the "Foreign Subsidiary Guaranty"), in any such case, would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes in each case as a result of such Foreign Subsidiary pledging its assets (directly or indirectly) to secure the Obligations of the Borrower and each Subsidiary under the Credit Documents and the obligations of the Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Foreign Subsidiary Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower and each Subsidiary of the Borrower under the Credit Documents and the obligations of the Borrower under any Interest Rate Protection Agreement or

Other Hedging Agreement to the extent that the entering into of the Foreign Subsidiary Guaranty, the pledge of the additional shares of capital stock and the amendment to such Security Documents (i) is permitted by the laws of the respective foreign jurisdiction, (ii) is commercially reasonable and (iii) would not, in the reasonable opinion of Holdings and the Administrative Agent, result in any adverse tax consequences to Holdings or its Subsidiaries, and with all documents delivered pursuant to this Section 7.12(a) to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

            (b) Within 30 days of any request from the Administrative Agent or the Required Banks (which requests may be made at any time and from time to time), Holdings shall, in respect of each CTB Subsidiary of Holdings which (x) the Administrative Agent or the Required Banks reasonably determine to be material to the business of Holdings and its Subsidiaries taken as a whole and
(y) has not already had all of its stock pledged pursuant to the Pledge Agreement, cause such CTB Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement to be pledged to the Collateral Agent pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed) and to enter into a guaranty in substantially the form of the Subsidiary Guaranty, with such changes as are required to comply with local law (the "CTB Subsidiary Guaranty") guaranteeing the Obligations of the Borrower and each Subsidiary of the Borrower under the Credit Documents and the obligations of the Borrower under any Interest Rate Protection or Other Hedging Agreement to the extent that the entering into of the CTB Subsidiary Guaranty, the pledge of such capital stock and the amendment to such Security Documents
(i) is permitted by the laws of the respective foreign jurisdiction and (ii) is commercially reasonable, and with all documents delivered pursuant to this
Section 7.12(b) to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

            7.13 OWNERSHIP OF SUBSIDIARIES. Holdings will at all times ensure that each of its Subsidiaries (other than Dynavox LLC) remains as a Wholly-Owned Subsidiary except (i) prior to the Merger Date (other than as to Newco), (ii) to the extent that any such Subsidiary is merged, consolidated or liquidated in a transaction permitted by Section 8.02(v) or (vi) and (iii) for non-Wholly-Owned Subsidiaries acquired after the Initial Borrowing Date pursuant to Section 8.05(xix).

            7.14 PERMITTED ACQUISITIONS. Subject to the provisions of this
Section 7.14 and the requirements contained in the definition of Permitted Acquisition, the Borrower and each other Credit Party (to the extent that such Credit Party is able to, and does, grant a Lien to the Collateral Agent for the benefit of the Secured Creditors on and security interest in assets acquired thereby in connection with such Permitted Acquisition, but limited to 65% of the capital stock of any Foreign Subsidiary) may from time to time after the Merger Date effect Permitted Acquisitions, so long as (i) the Borrower shall have given the Administrative Agent and the Banks at least 15 Business Days' prior written notice of any Permitted Acquisition, (ii) no Default or Event of Default is in existence at the time of entering into a legally binding agreement to consummate such Permitted Acquisition or would result immediately after giving effect thereto and all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties were made on and as of the date of entering into a legally binding obligation to consummate such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (iii) calculations are made by the Borrower of compliance with the covenants contained in Sections 8.08, 8.09 and
8.10 (in each case, giving effect to the last sentence appearing therein) for the period of four consecutive fiscal quarters (taken as one accounting period) most recently ended prior to the date of such Permitted Acquisition (each, a "Calculation Period"), on a PRO FORMA Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period and such recalculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period, (iv) the Total Unutilized Revolving Loan Commitment shall be at least $15,000,000 after giving effect to the respective Permitted Acquisition, (v) with respect to any Permitted Acquisition the aggregate consideration in connection with which is $15,000,000 or more, projections (it being recognized by the Administrative Agent and the Banks that projections as to future events are not to be viewed as facts or factual information and that actual results during the period or periods covered thereby may differ from the projected results) prepared by the Borrower in good faith for the period from the date of the consummation of such Permitted Acquisition to the date which is one year thereafter shall reflect that the Borrower shall be in compliance with the covenants set forth in Sections 8.08,
8.09 and 8.10, inclusive for such period and (vi) the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer of Holdings, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (v) and containing the calculations required by preceding clauses (iii) and (v).

            7.15 INTEREST RATE PROTECTION. The Borrower shall no later than 90 days following the Merger Date enter into, and thereafter maintain, Interest Rate Protection Agreements, reasonably satisfactory to the Administrative Agent, with a term of at least two years from the Initial Borrowing Date, establishing a fixed or maximum interest rate acceptable to the Administrative Agent in respect of at least 50% of the outstanding Term Loans.

            7.16 CONSUMMATION OF THE MERGER. No later than the earlier of (x) 90 days following the Initial Borrowing Date and (y) May 1, 2001, (i) Holdings and the Borrower shall cause the Merger to be consummated, and (ii) all conditions precedent to the consummation of the Merger as set forth in the Merger Documents shall have been satisfied, and not waived in any material respect unless consented to by the Administrative Agent. On the date of the consummation thereof, the Merger shall have been consummated in accordance in all material respects with the terms and conditions of the Merger Documents and all applicable laws. On the Merger Date, the following actions shall have been taken and the following conditions and requirements shall have been satisfied:

            (a) Sunrise shall have duly authorized, executed and delivered to the Administrative Agent (i) an Acknowledgment and Assumption substantially in the form of Exhibit K hereto (the "Borrower Acknowledgment and Assumption") and
(ii) for the account of each of the Banks requesting them, the appropriate Revolving Notes and Swingline Note (in the case of the Swingline Bank) executed by Sunrise, in each case in the amount, maturity and otherwise as provided herein.

            (b) Each Domestic Subsidiary of Sunrise (other than Dynavox LLC) shall have duly authorized, executed and delivered a Guaranty substantially in the form of Exhibit L (as modified, supplemented or amended from time to time, the "Subsidiary Guaranty"), and such Subsidiary Guaranty shall be in full force and effect.

            (c) Each Domestic Subsidiary of Sunrise (including without limitation Dynavox LLC) shall have become a party to the Pledge Agreement and the Security Agreement by duly authorizing, executing and delivering a Subsidiary Assumption Agreement substantially in the form of Exhibit M hereto (the "Subsidiary Assumption Agreement").

            (d) The Collateral Agent shall have received:

           (i) fully executed counterparts of a mortgage or deed to secure debt or similar documents in form and substance reasonably satisfactory to the Administrative Agent (as same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, each, a "Mortgage" and collectively, "Mortgages"), which Mortgages shall cover all of the Real Property, if any, owned by Sunrise or any of its Subsidiaries and designated on Schedule V as a "Mortgaged Property" (each, a "Mortgaged Property" and collectively, the "Mortgaged Properties") (it being understood and agreed that if the Merger Date occurs prior to January 31, 2001, Mortgages on the Mortgaged Properties which are designated on
      Schedule V as being scheduled for sale shall not be required to be provided until January 31, 2001, and then only if such Mortgaged Properties have not been sold by such date), together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the Lien of the Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable first priority mortgage lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

          (ii) mortgagee title insurance policies or marked-up unconditional binders for such insurance in connection with the Mortgaged Properties issued by First American Title Insurance Company, Chicago Title Insurance Company or such other title insurers reasonably satisfactory to the Administrative Agent (the "Mortgage Policies") in amounts reasonably satisfactory to the Administrative Agent assuring the Collateral Agent that the respective Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and shall include, as appropriate, an endorsement for future advances under this Agreement, the Notes and the Mortgages and for any other matter that the Administrative Agent may reasonably request, shall not include an exception for mechanics' liens unless such liens would constitute Permitted Liens, and shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Administrative Agent may reasonably request; and

         (iii) if requested by the Collateral Agent, surveys in form and substance reasonably satisfactory to the Collateral Agent of each Mortgaged Property dated a recent date acceptable to the Collateral Agent, certified in a manner reasonably satisfactory to the Collateral Agent by a licensed professional surveyor satisfactory to the Collateral Agent.

            (e) Each Person which owns an equity interest in Dynavox LLC (other than Sunrise and its Domestic Subsidiaries) shall have duly authorized, executed and delivered a Pledge Agreement substantially in the form of Exhibit H-2 (as modified, supplemented or amended from time to time, the "Dynavox Pledge Agreement"), and the Dynavox Pledge Agreement shall be in full force and effect.

            (f) Each New Credit Party and each pledgor under the Dynavox Pledge Ageement shall have (x) delivered to the Collateral Agent, as Pledgee thereunder all of the Pledged Securities referred to in the Pledge Agreement or the Dynavox Pledge Agreement, as the case may be, then owned by each such Person (1) endorsed in blank in the case of promissory notes constituting Pledged Securities and (2) together with executed and undated irrevocable stock powers, in the case of capital stock constituting Pledged Securities and (y) taken such other action to perfect the security interests created thereunder as the Collateral Agent shall reasonably request.

            (g) Each New Credit Party and each pledgor under the Dynavox Pledge Agreement shall have duly authorized, executed and delivered:

           (i) proper financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Documents;

          (ii) at the request of the Administrative Agent, certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all tax liens or effective financing statements that name each such Person or any of its Subsidiaries, as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which the Collateral Agent shall receive termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed for filing);

         (iii) evidence of the completion of, or the making of arrangements reasonably satisfactory to the Administrative Agent for the making of, all other recordings and filings of, or with respect to, the Security Documents as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by such Security Documents; and

          (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Documents have been taken or arrangements reasonably satisfactory to the Administrative Agent for the taking of such actions shall have been made.

            (h) The Administrative Agent shall have received from (i) Simpson Thacher & Bartlett, special counsel to each New Credit Party, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Banks and dated the Merger Date covering the matters set forth in Exhibit F-4,
(ii) Steven Jaye, Esq., General Counsel of Sunrise, an opinion addressed to the Administrative Agent and the Banks and dated the Merger Date covering the matters set forth in Exhibit F-5, and (iii) to the extent reasonably requested by the Administrative Agent, local counsel to each New Credit Party (and each pledgor under the Dynavox Pledge Agreement) reasonably satisfactory to the Administrative Agent, opinions addressed to the Administrative Agent, the Collateral Agent and each of the Banks and dated the Merger Date, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall cover the perfection of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein and in the other Credit Documents as the Administrative Agent may reasonably request.

            (i) The Administrative Agent shall have received a certificate, dated the Merger Date, signed by an Authorized Officer of Holdings and each New Credit Party (and each pledgor under the Dynavox Pledge Agreement) and attested to by a second Authorized Officer of Holdings and each such Person, substantially in the form of Exhibit G with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or their equivalents) of Holdings and each such Person and the resolutions of Holdings and each such Person referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

            (j) All corporate and legal proceedings and all instruments and agreements relating to the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

            (k) (i) The total commitments in respect of the Indebtedness to be Refinanced shall have been terminated, and all loans with respect thereto shall have been repaid in full (or in the event that the Merger is consummated pursuant to the "short-form" merger provisions of Section 253 of the Delaware General Corporation Law, in the case of any Indebtedness to be Refinanced referred to in clause (ii) of the definition thereof, unconditional and irrevocable prepayment arrangements reasonably satisfactory to the Administrative Agent shall have been entered into by the Borrower providing for the prepayment of such Indebtedness to be Refinanced within 30 days of the Merger Date), together with interest thereon, all letters of credit issued thereunder shall have been terminated (or either incorporated herein as a Letter of Credit or supported with a Letter of Credit issued hereunder) and all other amounts due and owing pursuant to the Indebtedness to be Refinanced shall have been repaid in full and all documents in respect of the Indebtedness to be Refinanced and all guarantees with respect thereto shall have been terminated (except as to (x) indemnification provisions, which may survive and (y) to the extent necessary to permit any prepayment during such 30-day period) and be of no further force or effect.

            (ii) The creditors in respect of the Indebtedness to be Refinanced shall have terminated and released all security interests and Liens (other than Permitted Encumbrances) on the assets owned by Sunrise and its Subsidiaries. The Administrative Agent shall have received such releases of security interests in and Liens on the assets owned by Sunrise and its Subsidiaries as may have been reasonably requested by the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Administrative Agent. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to Sunrise or any of its Subsidiaries in connection with the security interests created with respect to the Indebtedness to be Refinanced and the documentation related thereto, (ii) termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of Sunrise or any of its Subsidiaries on which filings have been made, (iii) terminations of all mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust created with respect to property of Sunrise or any of its Subsidiaries, in each case, to secure the obligations in respect of the Indebtedness to be Refinanced, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, and (iv) all collateral owned by Sunrise or any of its Subsidiaries in the possession of any of the creditors in respect of the Indebtedness to be Refinanced or any collateral agent or trustee under any related security document shall have been returned to Sunrise or such Subsidiary.

            (l) The limited liability company agreement in respect of Dynavox LLC (including any contribution agreement in respect thereof) shall be reasonably satisfactory to the Administrative Agent.

            (m) Holdings shall have caused to be delivered to the Administrative Agent and the Banks evidence (including, without limitation, certificates with respect to each insurance policy listed on Schedule IX) of insurance, complying with the requirements of Section 7.03, with respect to the business and properties of Holdings and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Administrative Agent and naming, in accordance with the Credit Documents, each of the Collateral Agent, the Administrative Agent and the Banks as an additional insured and the Collateral Agent as mortgagee and/or loss payee and stating that such insurance shall not be canceled or revised without at least 30 days' prior written notice by the insurer to the Collateral Agent.

            (n) Holdings shall have caused to be delivered to the Administrative Agent and the Banks a solvency certificate substantially in the form of Exhibit N, executed by the Chief Financial Officer of Holdings, which certificate shall be addressed to the Administrative Agent and each of the Banks, be dated the Merger Date and set forth the conclusion that, after giving effect to the Transaction, each of Holdings and its Subsidiaries (on a consolidated basis), the Borrower and its Subsidiaries, if any (on a consolidated basis), and the Borrower (on a stand-alone basis) are not insolvent and will not be rendered insolvent by the Indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their respective business and will not have incurred debts beyond their ability to pay such debts as they mature and become due.

            7.17 QUALIFIED PREFERRED EQUITY. Holdings shall pay all dividends on the Qualified Preferred Equity issued by it through accrual or accretion or through the issuance of additional shares of Qualified Preferred Equity, but not in cash.

            SECTION 8. NEGATIVE COVENANTS. Each of Holdings and the Borrower hereby covenants and agrees for itself and each of its Subsidiaries that on and after the Initial Borrowing Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with all accrued but unpaid interest, Fees and other Obligations, are paid in full:

            8.01 LIENS. Holdings and the Borrower will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or assign any right to receive income, provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

           (i) Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established to the extent required by generally accepted accounting principles;

          (ii) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of Holdings' or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of Holdings or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

         (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule X, and any renewals or extensions of such Liens, PROVIDED that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

          (iv)   Permitted Encumbrances;

           (v)   Liens created pursuant to the Security Documents;

          (vi) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

         (vii) Liens upon assets subject to Capitalized Lease Obligations to the extent permitted by Section 8.04(iv) or (xvi), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of Holdings or any of its Subsidiaries;

        (viii) Liens placed upon assets at the time of acquisition thereof by any Subsidiaries of Holdings or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that, in either case, (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed the amount permitted under
      Section 8.04(iv) or (xvi) and (y) in all events, the Lien encumbering the assets so acquired does not encumber any other asset of Holdings or any of its Subsidiaries;

          (ix) any Lien existing on any property or asset prior to the acquisition thereof by Holdings or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary of Holdings after the date hereof prior to the time such Person becomes a Subsidiary of Holdings; PROVIDED that (i) such Lien was not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of Holdings, (ii) such Lien shall not apply to any other property or assets of Holdings or any of its Subsidiaries and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary of Holdings;

           (x) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

          (xi) Liens arising from precautionary UCC financing statement filings or similar filings regarding operating leases;

         (xii) statutory and common law landlords' liens under leases to which Holdings or any of its Subsidiaries is a party;

        (xiii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, utilities, performance and return-of-money bonds, contracts, Other Hedging Agreements and other similar obligations incurred in the ordinary course of business (exclusive of contracts and obligations in respect of the payment for borrowed money);

         (xiv) Liens in favor of customers and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (xv) normal and customary rights of set-off upon deposits of cash in favor of banks and other depository institutions, and pledges of cash and marketable securities pursuant to the general business conditions of German banks;

         (xvi) any Subsidiaries of Holdings may sell or assign overdue accounts receivable in connection with the collection thereof in the ordinary course of business;

        (xvii) Foreign Subsidiaries may grant Liens on their assets to secure Indebtedness outstanding under Section 8.04(xii) or (xvi) or Section 8.05
      (viii) or (ix);

       (xviii) Liens on assets subject to sale-leaseback transactions permitted under Section 8.02(xiii);

         (xix) Liens related to sales of installment sale contracts and/or receivables owned or formerly owned by SunMed Finance;

          (xx) any agreement not otherwise prohibited by this Agreement not intended to create a Lien but containing language permitting recharacterization if such intention is disregarded; and

         (xxi) Liens not otherwise permitted pursuant to this Section 8.01 which secure obligations permitted under this Agreement not exceeding $5,000,000 in the aggregate at any one time outstanding.

            8.02 CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. Holdings and the Borrower will not, and will not permit any of their Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, except that:

           (i) Subsidiaries of Holdings may make sales of inventory, equipment and other assets, including sales to other Subsidiaries of Holdings, in the ordinary course of business;

          (ii) Subsidiaries of Holdings may make sales of assets, PROVIDED that
      (x) each such sale results in consideration at least 75% of which (taking into account the amount of cash and the principal amount of any promissory notes received as consideration) shall be in the form of cash (provided that in lieu of cash such Subsidiary may receive, as consideration, assets which such Subsidiary would have been permitted to reinvest in under the terms of
      Section 4.02(f) if such Subsidiary had received cash consideration) and
      (y) the aggregate sale proceeds from all assets subject to such sales shall not exceed $2,500,000 in any fiscal year of Holdings;

         (iii) so long as no Event of Default has occurred and is continuing, Subsidiaries of Holdings may make sales of assets, PROVIDED that (w) each such sale is made for fair market value (as determined in good faith by Holdings), (x) each such sale results in consideration at least 75% of which (taking into account the amount of cash and the principal amount of any promissory notes received as consideration) shall be in the form of cash (provided that in lieu of cash such Subsidiary may receive, as consideration, assets which such Subsidiary would have been permitted to reinvest in under the terms of Section 4.02(f) if such Subsidiary had received cash consideration), (y) in the case of each sale that results in consideration of $5,000,000 or more, (A) calculations are made by Holdings of compliance with covenants contained in Sections 8.08, 8.09 and 8.10 (in each case, giving effect to the last sentence appearing therein) for the period of four consecutive quarters (taken as one accounting period) most recently ended prior to the date of such asset sale, on a PRO FORMA basis as if such asset sale (as well as all other asset sales theretofore consummated after the first day of such period) had occurred on the first day of such period and such recalculations shall show that such financial covenants would have been complied with if such asset sale had occurred on the first day of such period, and (B) projections prepared by Holdings in good faith for the period from the date of the consummation of such asset sale to the date that is one year thereafter shall reflect that Holdings shall be in compliance with the covenants set forth in Sections 8.08, 8.09 and 8.10 for such period, and (z) the Net Cash Proceeds therefrom are either applied as provided in Section 4.02(f) or reinvested in assets to the extent permitted by Section 4.02(f) (it being understood and agreed that to the extent that the aggregate amount of Net Cash Proceeds from all assets subject to such sales exceeds $20,000,000 in any fiscal year of Holdings, such excess shall be applied as provided in Section 4.02(f) and without regard to the proviso contained therein);

          (iv) Subsidiaries of Holdings may lease (as lessor) or sublease real or personal property in the ordinary course of business;

           (v) any Foreign Subsidiary and any CTB Subsidiary of the Borrower may be merged with and into, or be dissolved or liquidated into, or sell or otherwise transfer any of its assets to (x) the Borrower or (y) any Wholly-Owned Subsidiary of the Borrower;

          (vi) any Domestic Subsidiary of the Borrower may be merged with and into, or be dissolved or liquidated into, or transfer any of its assets to
      (x) the Borrower or (y) any Wholly-Owned Domestic Subsidiary of the Borrower; PROVIDED that, in the case of any transfer of any assets to Dynavox LLC, (I) the Borrower shall cause Dynavox LLC to provide an appraisal in respect of the fair market value of the assets to be transferred from an independent appraisal expert addressed to the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent and (II) Dynavox LLC shall attribute to such assets the fair market value determined by such appraisal expert; PROVIDED further that, such appraisal shall only be required to be delivered in respect of any such transfer of assets if the aggregate fair market value of the assets transferred to Dynavox LLC exceeds $100,000 during the fiscal year in which such asset transfer is to be effected;

         (vii) Subsidiaries of Holdings may sell or discount accounts receivable in the ordinary course of business, but only in connection with the collection or compromise thereof;

        (viii) Subsidiaries of Holdings may, in the ordinary course of business, license patents, trademarks, copyrights and know-how to third Persons or to the Borrower or any of its Subsidiaries, so long as each such license does not prohibit the granting of a Lien to such Subsidiary in the intellectual property covered by such license;

          (ix) the Transaction, the Restructuring and the Foreign Restructuring shall be permitted;

           (x) the Corona Disposition shall be permitted;

          (xi) the CCG Transaction shall be permitted;

         (xii) transactions permitted under Section 8.05 shall be permitted (including, without limitation, the purchase and sale of Cash Equivalents);

        (xiii) Subsidiaries of Holdings may enter into sale-leaseback transactions in addition to those permitted under clause (ix) above so long as the assets sold pursuant to this clause (xiii) do not have a fair market value in excess of $15,000,000;

         (xiv) the Dynavox Restructuring shall be permitted; and

          (xv) sales of installment sale contracts and/or receivables owned or formerly owned (individually or jointly) by SunMed Finance shall be permitted.

To the extent the Required Banks waive the provisions of this Section 8.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 8.02, such Collateral (unless transferred to a Credit Party or a Subsidiary thereof) shall in each case be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

            8.03 DIVIDENDS. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:

           (i) any Subsidiary of the Borrower may pay Dividends to (x) the Borrower or (y) any Wholly-Owned Subsidiary of the Borrower;

          (ii) the Borrower may pay cash Dividends to Holdings in the amounts and at the times of any payment by Holdings in respect of taxes, provided that any refunds received by Holdings shall promptly be returned by Holdings to the Borrower;

         (iii) (a) the Borrower may pay cash Dividends to Holdings in an amount not to exceed $3,000,000 in any fiscal year so long as the proceeds thereof are promptly used by Holdings to pay expenses in the ordinary course of business (or to pay cash dividends to the Intermediate Parent so long as the proceeds thereof are promptly used by Intermediate Parent to pay cash dividends to the Parent in accordance with the following clause
      (b)); and (b) Holdings may pay cash Dividends to the Intermediate Parent in an amount not to exceed $1,500,000 in any fiscal year so long as the proceeds thereof are promptly used by the Intermediate Parent to pay cash dividends to the Parent so long as the proceeds thereof are promptly used by the Parent to pay fees and expenses incurred by the Parent in the ordinary course of business in connection with its role as the indirect parent of Holdings;

          (iv) (a) Holdings may redeem or purchase shares of its capital stock or other equity interests (or options to purchase its capital stock or other equity interests) held by management of Holdings or any of its Subsidiaries or employees following the termination of their employment (by death, disability, termination, resignation or retirement) or following a determination by management of Holdings in good faith that a hardship exists as to any member of management or any employee, PROVIDED that (x) the only consideration paid by Holdings in respect of such redemptions and/or purchases shall be cash and Shareholder Subordinated Notes, (y) the sum of (A) the aggregate amount paid by Holdings in cash in respect of all such redemptions and/or purchases plus (B) the aggregate amount of all principal and interest payments made on Shareholder Subordinated Notes, shall not exceed $5,000,000 in any fiscal year of Holdings (plus the amount available to be used pursuant to this clause
      (iv)(a)(y) in prior fiscal years and not so used, but in no event more than $20,000,000 in the aggregate after the Effective Date), PROVIDED that all such amounts shall be increased by (I) an amount equal to the net cash proceeds received by Holdings after the Effective Date from the sale or issuance of its equity interests (to the extent not used to effect a Permitted Acquisition) and (II) an amount equal to key man life insurance proceeds received by Holdings and its Subsidiaries after the Effective Date and (z) at the time of any cash payment permitted to be made pursuant to this Section 8.03(iv), including any cash payment under a Shareholder Subordinated Note, no Default or Event of Default shall then exist or result therefrom; (b) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to Holdings so long as Holdings promptly uses such proceeds for the purposes described in clause (iv)(a) of this Section 8.03 (including for the purpose of making interest or principal payments on any Shareholder Subordinated Note) and (c) so long as no Default or Event of Default then exists or would result therefrom, Holdings may pay cash Dividends to the Intermediate Parent so long as the Intermediate Parent promptly uses such proceeds for the purposes of purchasing membership interests in the Intermediate Parent, or promptly pays Dividends to the Parent for the purpose of purchasing membership interests in the Parent, in each case on the terms described in clause
      (iv)(a) of this Section 8.03 (including for the purpose of making interest or principal payments on any Shareholder Subordinated Note);

           (v) Holdings may pay Dividends on any outstanding Qualified Preferred Equity (including any Qualified Preferred Equity outstanding on the Initial Borrowing Date) solely through the issuance of additional shares or units of Qualified Preferred Equity, or through accrual or accretion, but not in cash;

          (vi) the Transaction shall be permitted (and the Borrower may pay cash Dividends to Holdings to enable Holdings to consummate the Transaction);

         (vii) the Borrower may pay Dividends to Holdings (and Holdings may pay Dividends to the Intermediate Parent) to enable Holdings or the Parent to make payments of the type referred to in Section 8.06(v), (ix) and (x);

        (viii) the Borrower may pay Dividends to Holdings (and Holdings may pay Dividends to the Intermediate Parent) to enable Holdings, the Intermediate Parent or the Parent to make loans pursuant to Section 8.05(iii);

          (ix) the Borrower may pay Dividends to Holdings (and Holdings may pay Dividends to the Intermediate Parent) to enable Holdings, the Intermediate Parent or the Parent to make required payments on any Permitted Earn-Out Debt and Permitted Earn-Out Preferred Equity (and Holdings and the Parent may make such payments) in accordance with the terms thereof;

           (x) non-Wholly-Owned Subsidiaries of Holdings (other than Dynavox
      LLC) acquired pursuant to Section 8.05(xix) may pay Dividends, so long as any such Dividends are paid pro rata to all equity holdings of such Subsidiaries;

          (xi) the CCG Transaction shall be permitted (to the extent same is considered a Dividend);

         (xii) the Borrower may pay Dividends to Holdings in the amount of and at the time of each required payment of interest on the Subordinated Notes to the extent that (A) Holdings is the issuer of the Subordinated Notes and (B) such interest payments are permitted to be paid under the terms of the subordination provisions of the Subordinated Notes; and

        (xiii) Dynavox LLC may pay Dividends to its members to allow such members to timely pay their taxes arising from the allocation to them of income of Dynavox LLC, with such taxes being calculated at an assumed tax rate equal to the highest federal, New York State and New York City individual tax rate applicable to the income of Dynavox LLC; provided, however, that all ordinary income from operations of Dynavox LLC will be allocated to the Borrower and/or its Subsidiaries through the fiscal year ending on or about June 30, 2002.

            8.04 INDEBTEDNESS. Holdings and the Borrower will not, and will not permit any of their Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (ii) Existing Indebtedness to the extent the same is listed on
      Schedule VIII, and any refinancing or renewals thereof, provided that any such refinancing and renewals shall not exceed the principal amount of, and shall not mature before such Existing Indebtedness outstanding at the time of the refinancing or renewal thereof;

            (iii) Permitted Earn-Out Debt issued in connection with a Permitted Acquisition;

            (iv) Indebtedness evidenced by Capitalized Lease Obligations and purchase money Indebtedness of Holdings and its Subsidiaries, including any Indebtedness assumed in connection with the acquisition of assets, provided that in no event shall the aggregate principal amount of Capitalized Lease Obligations, and the principal amount of all such Indebtedness incurred or assumed in each case after the Initial Borrowing Date, permitted by this clause (iv) exceed $15,000,000 at any time outstanding;

            (v) intercompany Indebtedness among Holdings and its Subsidiaries to the extent permitted by Section 8.05;

            (vi) Indebtedness of the Borrower under Interest Rate Protection Agreements required by Section 7.15 or entered into to protect the Borrower against fluctuations in interest rates in respect of the Obligations so long as management of the Borrower has determined that the entering into of such Interest Rate Protection Agreements are bona fide hedging activities;

            (vii) Indebtedness of Holdings and its Subsidiaries under Other Hedging Agreements providing protection against fluctuations in currency or commodity values in connection with the Borrower or any of its Subsidiaries' operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities;

            (viii) Holdings and its Subsidiaries may become liable as a guarantor with respect to obligations of any Subsidiaries of Holdings, which obligations are otherwise permitted under this Agreement;

            (ix) Indebtedness in respect of those accounts receivable permitted to be sold or discounted pursuant to Section 8.02(vii);

            (x) Permitted Seller Notes not to exceed $20,000,000 in aggregate principal amount;

            (xi) Shareholder Subordinated Notes;

            (xii) Indebtedness of Foreign Subsidiaries in respect of local lines of credit, letters of credit, bank guarantees and similar extensions of credit in an aggregate outstanding principal amount not to exceed $20,000,000 at any time;

            (xiii) Indebtedness of Holdings and its Subsidiaries in respect of the Subordinated Notes and the other Subordinated Note Documents in an aggregate principal amount not to exceed $40,000,000 (it being understood and agreed that the Subordinated Notes may be refinanced with subordinated notes issued by Holdings and/or the Borrower having the terms set forth in the term sheet provided to the Administrative Agent on or prior to the Initial Borrowing Date (with such term sheet to be signed by the Borrower and the Administrative Agent solely for purposes of identification) (with any changes to such terms and all other terms required to be reasonably satisfactory to the Administrative Agent and the Required Banks));

            (xiv) Indebtedness of the Borrower and its Subsidiaries under unsecured overdraft lines with commercial banks in the ordinary course of business and consistent with past practices, in an aggregate principal amount not to exceed $10,000,000 at any time;

            (xv) Contingent Obligations arising under shared loss agreements relating to vendor financing provided to customers in the ordinary course of business and consistent with past practices; and

            (xvi) additional Indebtedness of Subsidiaries of Holdings not otherwise permitted under this Section 8.04 not to exceed $10,000,000 in aggregate principal amount at any one time outstanding.

            8.05 ADVANCES, INVESTMENTS, LOANS, PURCHASE OF ASSETS. Holdings and the Borrower will not, and will not permit any of their Subsidiaries to, directly or indirectly, (w) lend money or credit or make advances to any Person,
(x) purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person (including, without limitation, any stock, obligations or securities of, or any other interest in, any other Person, but excluding purchases or other acquisitions of inventory, materials, equipment and other tangible and intangible assets in the ordinary course of business), (y) make any capital contribution to any other Person or (z) purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that the following shall be permitted:

            (i) Holdings and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

            (ii) Holdings and its Subsidiaries may acquire and hold cash and Cash Equivalents and Foreign Subsidiaries may make and own similar investments customary for countries in which they conduct business , provided that Dynavox LLC may not hold more than $5,000,000 in cash and Cash Equivalents at any time, and provided further that such amount shall,
      (x) during the 14-day period preceding any Permitted Acquisition to be effected by the Dynavox LLC, be increased by the amount required by Dynavox LLC to effect such Permitted Acquisition and (y) during the 14-day period following any Asset Sale by Dynavox LLC, be increased by the amount of Net Cash Proceeds of such Asset Sale;

            (iii) Holdings and its Subsidiaries may (x) make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $5,000,000, (y) make loans and advances to their respective employees for the purpose of enabling such employees to pay tax liabilities arising as a result of (I) the vesting or acceleration of restricted stock or membership interests in Holdings, the Intermediate Parent or the Parent, (II) the exercise of options or warrants to purchase Holdings Common Stock or membership interests in the Intermediate Parent or the Parent and (III) the acquisition of restricted membership interests in the Intermediate Parent or the Parent, so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $2,500,000, and (z) make loans to members of management to fund their purchase of equity interests of Holdings, the Intermediate Parent or the Parent so long as no cash is paid by Holdings or any of its Subsidiaries in connection therewith (or any cash so paid is promptly (and in any event within one Business Day) returned to Holdings or such Subsidiary);

            (iv) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 8.04(vi);

            (v) Holdings and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 8.04(vii);

            (vi) investments in existence on the Initial Borrowing Date in Subsidiaries of Holdings or listed on Schedule XI shall be permitted, without giving effect to any additions thereto or replacements thereof;

            (vii) the Borrower may make intercompany loans to or other investments in any Subsidiary Guarantor or Dynavox LLC, any Subsidiary of the Borrower may make intercompany loans to or other investments in the Borrower, any Subsidiary Guarantor or Dynavox LLC, and any Subsidiary Guarantor and Dynavox LLC may make intercompany loans to or other investments in any other Subsidiary Guarantor or Dynavox LLC (any such intercompany loans, collectively, "Intercompany Loans"), PROVIDED that if any such Intercompany Loan is evidenced by a promissory note or other instrument, such promissory note or instrument shall be an Intercompany Note, and such Intercompany Note, to the extent issued to the Borrower, any Subsidiary Guarantor or Dynavox LLC, shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

            (viii) any Foreign Subsidiary may make intercompany loans to or other investments in any other Foreign Subsidiary;

            (ix) Holdings, the Borrower, any Subsidiary Guarantor or Dynavox LLC may make intercompany loans to, or investments in, any Foreign Subsidiary (any such intercompany loans, collectively, "Foreign Subsidiary Loans"), PROVIDED that (x) such Foreign Subsidiary Loans and investments (excluding Foreign Subsidiary Loans and investments made in connection with the Foreign Restructuring) shall not exceed $30,000,000 at any time outstanding, (y) such Foreign Subsidiary Loans and investments made in connection with the Foreign Restructuring shall not exceed $30,000,000 at any time outstanding prior to the first anniversary of the incurrence of the first such Foreign Subsidiary Loan made in connection with the Foreign Restructuring and after such first anniversary shall not be permitted and
      (z) if any Foreign Subsidiary Loan is evidenced by a promissory note or other instrument, such promissory note or other instrument shall be evidenced by an Intercompany Note, and such Intercompany Note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

            (x) the Borrower and its Subsidiaries shall be permitted to make Capital Expenditures to the extent permitted under Section 8.07;

            (xi) Holdings and its Subsidiaries may enter into transactions permitted under Section 8.02;

            (xii) Holdings and its Subsidiaries may enter into guarantees to the extent permitted by Section 8.04;

            (xiii) the Borrower and any Subsidiary of the Borrower may make Permitted Acquisitions in accordance with the definition thereof and the other provisions of this Agreement;

            (xiv) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

            (xv) investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or at the time such Person merges or consolidates with the Borrower or any of its Subsidiaries, in either case, as the result of a Permitted Acquisition in compliance with the terms of this Agreement, provided that such investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Borrower or such merger or consolidation;

            (xvi) Holdings may advance funds to the Intermediate Parent or the Parent to permit the Intermediate Parent or the Parent, as applicable, to make equity redemptions repurchases of the type described in Section 8.03(iv) if such redemptions or repurchases take the form of redemptions or repurchases of equity interests in the Intermediate Parent or the Parent rather than Holdings;

            (xvii) contingent payment rights received in sales of installment contracts in the ordinary course of business and consistent with past practices and sales of discount installment sales contracts and/or receivables owned or formerly owned by SunMed Finance;

            (xviii) dealer financing arrangements entered into by the Borrower and its Subsidiaries in the ordinary course of business and consistent with past practices, so long as the aggregate principal amount outstanding under all such arrangements shall not exceed $16,000,000 at any time; and

            (xix) the Borrower and its Subsidiaries may make additional advances, investments and loans after the Initial Borrowing Date to the extent not otherwise permitted under this Section 8.05 (including, without limitation, joint venture investments) so long as the Unrecovered Amount of such advances, investments and loans does not exceed $17,500,000 in the aggregate (plus the proceeds of any equity issuance, to the extent such proceeds are not required to be applied to repay Term Loans pursuant to
      Section 4.02(d), not applied to make a Permitted Acquisition and not applied to make Capital Expenditures pursuant to Section 8.07(b)).

            8.06 TRANSACTIONS WITH AFFILIATES. Holdings and the Borrower will not, and will not permit any of their Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings or any of its Subsidiaries, other than on terms and conditions substantially as favorable to Holdings, the Borrower or such Subsidiary as would reasonably be obtained by Holdings, the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

           (i)   the Transaction shall be permitted;

          (ii) Dividends may be paid to the extent provided in Section 8.03;

         (iii) transactions permitted under Section 8.02 shall be permitted;

          (iv) loans may be made and other transactions may be entered into by Holdings and its Subsidiaries to the extent permitted by Section 8.05;

           (v) Holdings and the Borrower may make payments under the Management Agreement;

          (vi) Holdings and the Borrower may make payments under other agreements listed on Schedule XII (in each case as in effect on the Initial Borrowing Date);

         (vii) other transactions between or among Holdings and its Subsidiaries not involving any other Affiliate and not otherwise prohibited under this Agreement shall be permitted;

        (viii) customary fees may be paid to members of the Board of Directors of Holdings and its Subsidiaries for their services as directors not in excess of fees paid to directors who are not Affiliates;

          (ix) Holdings may pay fees to VCP IV in respect of VCP IV's guaranty of the Subordinated Notes in accordance with the terms of such guaranty and the other Subordinated Note Documents, as long as such fees are permitted to be paid pursuant to the subordination provisions of such guaranty;

           (x) Holdings and the Borrower may make payments on or about the Initial Borrowing Date to VCP IV and PAEP for investment banking fees in an aggregate amount not to exceed $5,000,000 plus expenses incurred by VCP IV and PAEP in connection with the Transaction; and

          (xi) to the extent that VCP IV (or an Affiliate of VCP IV) purchases the Subordinated Notes in accordance with the Subordinated Note Documents or otherwise has a right of subrogation against the Borrower, payments of principal, interest and fees in connection therewith.

            8.07 MAXIMUM CAPITAL EXPENDITURES. (a) Holdings and the Borrower will not, and will not permit any of their Subsidiaries to, make any Capital Expenditures, except that during any fiscal year set forth below (taken as one accounting period), the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures does not exceed in any fiscal year set forth below the amount set forth opposite such fiscal period below:

             FISCAL YEAR ENDING ON OR ABOUT        AMOUNT
             ------------------------------        ------
             June 30, 2001                       $30,000,000
             June 30, 2002                       $30,000,000
             June 30, 2003                       $25,000,000
             June 30, 2004                       $22,500,000
             June 30, 2005                       $22,500,000
             June 30, 2006                       $22,500,000
             June 30, 2007                       $22,500,000
             June 30, 2008                       $22,500,000


To the extent that the amount of Capital Expenditures (other than those described in clause (b) below) made by the Borrower and its Subsidiaries during any fiscal period set forth in the table above is less than the amount applicable to the respective fiscal period set forth in the table above (without giving effect to any increase in such amount as provided below in this clause
(a)), such unused amount (the "Rollover Amount") may be carried forward and utilized by the Borrower and its Subsidiaries to make additional Capital Expenditures in the immediately succeeding fiscal period, PROVIDED that no amount once carried forward to the next fiscal period may be carried forward to a fiscal period thereafter, and provided further, that Capital Expenditures made during any fiscal period shall be first deemed made in respect of the Rollover Amount and then deemed made in respect of the scheduled amount permitted for such fiscal period.

            (b) In addition to the Capital Expenditures permitted to be made pursuant to clause (a) of this Section 8.07, the Borrower and its Subsidiaries may make Capital Expenditures

(i) with the proceeds of an equity issuance, to the extent such proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(d), not applied to make a Permitted Acquisition and not applied to make a permitted investment pursuant to Section 8.05(xix), (ii) with the proceeds of Asset Sales to the extent such proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(f), (iii) to the extent that any Permitted Acquisition in accordance with Section 7.14 constitutes a Capital Expenditure, (iv) with the proceeds of Recovery Events, (v) required pursuant to Section 7.06 and (vi) in an amount equal to the then Available Retained ECF Amount.

            8.08 LEVERAGE RATIO. Holdings and the Borrower will not permit the Leverage Ratio as of the last day of any Test Period ending on the last day of any fiscal quarter ending on or about a date set forth below to be more than the ratio set forth opposite such date below:

            DATE                                        RATIO
            ----                                        -----
            March 31, 2001                              3.95:1.00
            June 30, 2001                               3.90:1.00
            September 30, 2001                          3.90:1.00
            December 31, 2001                           3.75:1.00
            March 31, 2002                              3.75:1.00
            June 30, 2002                               3.75:1.00
            September 30, 2002                          3.65:1.00
            December 31, 2002                           3.55:1.00
            March 31, 2003                              3.45:1.00
            June 30, 2003                               3.35:1.00
            September 30, 2003                          3.25:1.00
            December 31, 2003                           3.10:1.00
            March 31, 2004                              3.00:1.00
            June 30, 2004                               2.90:1.00
            September 30, 2004                          2.80:1.00
            December 31, 2004                           2.75:1.00
            March 31, 2005                              2.75:1:00
            June 30, 2005                               2.75:1:00
            September 31, 2005                          2.75:1:00
            December 31, 2005                           2.50:1:00
            March 31, 2006                              2.50:1:00
            June 30, 2006                               2.50:1.00
            September 30, 2006                          2.50:1.00
            December 31, 2006                           2.50:1.00
            March 31, 2007                              2.50:1.00
            June 30, 2007                               2.50:1.00
            September 30, 2007                          2.50:1.00
            Thereafter                                  2.50:1.00

Notwithstanding anything to the contrary contained in this Agreement, all calculations of compliance with this Section 8.08 shall be made on a PRO FORMA Basis.

            8.09 INTEREST COVERAGE RATIO. Holdings and the Borrower will not permit the Interest Coverage Ratio for any Test Period ending on the last day of any fiscal quarter ending on or about a date set forth below to be less than the ratio set forth opposite such date below:

            DATE                                       RATIO
            ----                                       -----
            March 31, 2001                             2.00:1.00
            June 30, 2001                              2.00:1.00
            September 30, 2001                         2.00:1.00
            December 31, 2001                          2.10:1.00
            March 31, 2002                             2.10:1.00
            June 30, 2002                              2.10:1.00
            September 30, 2002                         2.25:1.00
            December 31, 2002                          2.25:1.00
            March 31, 2003                             2.25:1.00
            June 30, 2003                              2.25:1.00
            September 30, 2003                         2.50:1.00
            December 31, 2003                          2.50:1.00
            March 31, 2004                             2.50:1.00
            June 30, 2004                              2.50:1.00
            September 30, 2004                         2.75:1.00
            December 31, 2004                          2.75:1.00
            March 31, 2005                             2.75:1.00
            June 30, 2005                              2.75:1.00
            September 30, 2005                         3.00:1.00
            December 31, 2005                          3.00:1.00
            March 31, 2006                             3.00:1.00
            June 30, 2006                              3.00:1.00
            September 30, 2006                         3.25:1.00
            December 31, 2006                          3.25:1.00
            March 31, 2007                             3.25:1.00
            June 30, 2007                              3.25:1.00
            September 30, 2007                         3.50:1.00
            Thereafter                                 3.50:1.00

Notwithstanding anything to the contrary contained in this Agreement, all calculations of compliance with this Section 8.09 shall be made on a PRO FORMA Basis.

            8.10 FIXED CHARGE COVERAGE RATIO. Holdings and the Borrower will not permit the Fixed Charge Coverage Ratio for any Test Period ending on the last day of any fiscal quarter ending on or about a date set forth below to be less than the ratio set forth opposite such date below:

            DATE                                       RATIO
            ----                                       -----
            March 31, 2001                             1.00:1.00


                                      -77-

            June 30, 2001                              1.00:1.00
            September 30, 2001                         1.00:1.00
            December 31, 2001                          1.00:1.00
            March 31, 2002                             1.00:1.00
            June 30, 2002                              1.00:1.00
            September 30, 2002                         1.00:1.00
            December 31, 2002                          1.00:1.00
            March 31, 2003                             1.00:1.00
            June 30, 2003                              1.00:1.00
            September 30, 2003                         1.00:1.00
            December 31, 2003                          1.00:100
            March 31, 2004                             1.00:1.00
            June 30, 2004                              1.00:1.00
            September 30, 2004                         1.00:1.00
            December 31, 2004                          1.00:1.00
            March 31, 2005                             1.00:1.00
            June 30, 2005                              1.00:1.00
            September 30, 2005                         1.00:1.00
            December 31, 2005                          1.00:1.00
            March 31, 2006                             1.00:1.00
            June 30, 2006                              1.00:1.00
            September 30, 2006                         1.00:1.00
            December 31, 2006                          1.00:1.00
            March 31, 2007                             1.00:1.00
            June 30, 2007                              1.00:1.00
            September 30, 2007                         1.00:1.00
            Thereafter                                 1.00:1.00

Notwithstanding anything to the contrary contained in this Agreement, all calculations of compliance with this Section 8.10 shall be made on a PRO FORMA Basis.

            8.11 MODIFICATIONS OF CERTAIN INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN AGREEMENTS; ETC. Holdings and the Borrower will not, and will not permit any of their Subsidiaries to:

           (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any change of control, asset sale or similar event of (1) after the issuance thereof, any Permitted Seller Notes, (2) after the issuance thereof, any of the Shareholder Subordinated Notes except as provided in Section 8.03(iv) or (3) the Subordinated Notes (including without limitation any Subordinated Notes issued in connection with the refinancing of the initial Subordinated Notes in accordance with
      Section 8.04(xiii), it being understood and agreed that the initial Subordinated Notes may be so refinanced);

          (ii) amend or modify, or permit the amendment or modification of, any Subordinated Note Documents, but excluding any immaterial change not requiring the consent of the holders of the Subordinated Notes;

         (iii) amend or modify, or permit the amendment or modification of, in each case in any material respect any provision of any documentation entered into in connection with the Indebtedness referred to in clause (i) above (including, without limitation, after the incurrence thereof, the Permitted Seller Notes or any Shareholder Subordinated Notes, as the case may be); or

          (iv) amend, modify or change its certificate of incorporation or limited liability company agreement or by-laws (if any), or any agreement entered into by it, with respect to its capital stock or other equity interests, or enter into any new agreement with respect to its capital stock or other equity interests, other than any amendments, modifications or changes, or any such new agreements which are not adverse in any material respect to the interests of the Banks.

            8.12 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. Holdings and the Borrower will not, and will not permit any of their Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (b) make loans or advances to the Borrower or any of its Subsidiaries, or (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings or any of its Subsidiaries, (iv) customary provisions restricting assignment of any agreement entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (v) customary provisions restricting the transfer of assets subject to Liens permitted under Section 8.01(iii), (vii), (viii) and (ix), (vi) any restrictions contained in contracts for the sale of assets permitted in accordance with Section 8.02 solely in respect of the assets to be sold pursuant to such contract, (vii) any restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (viii) any restrictions, after the issuance thereof, in the Subordinated Note Documents or the Permitted Seller Notes.

            8.13 LIMITATION ON ISSUANCE OF EQUITY. (a) Holdings will not permit any of its Subsidiaries to issue any capital stock or other equity interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other equity interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other equity interests, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock or other equity interests of such Subsidiary, (iii) for issuances to the Borrower or any of its Wholly-Owned Subsidiaries in connection with the creation of new

Wholly-Owned Subsidiaries permitted under Section 8.15 or in connection with transactions permitted under Section 8.05, (iv) for issuances by Dynavox LLC so long as after giving effect to any such issuance all equity interests issued by Dynavox LLC are pledged to the Collateral Agent pursuant to the Dynavox Pledge Agreement, (v) for issuances by Subsidiaries which are joint ventures created or acquired in accordance with Section 8.05(xix) or (vi) to qualify directors to the extent required by applicable law.

            (b) Holdings will not, and will not permit any of its Subsidiaries to, issue after the Effective Date (i) any class of preferred equity (provided that (A) Holdings may issue (x) Qualified Preferred Equity and (y) Permitted Earn-Out Preferred Equity), (B) Subsidiaries of Holdings may issue preferred equity to the Borrower or any Wholly-Owned Subsidiary of the Borrower (or otherwise, to the extent such Subsidiary is a joint venture created or acquired in accordance with Section 8.05(xix) and (C) Dynavox LLC may issue preferred units pursuant to the Dynavox Restructuring) or (ii) any class of redeemable (except at the sole option of Holdings or such Subsidiary) common equity.

            8.14 BUSINESS. (a) Holdings will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than any of the lines of business conducted by Holdings and its Subsidiaries (including without limitation Sunrise and its Subsidiaries) on the Initial Borrowing Date and any business similar, ancillary or related thereto or which constitutes a reasonable extension or expansion thereof, including in connection with Holdings' existing and future technology, trademarks and patents.

            (b) Notwithstanding anything to the contrary contained in this Agreement, Holdings will not engage in any business activities and will not have any significant assets or liabilities other than its ownership of the equity interests of the Borrower, the making of other investments permitted by Section 8.05, liabilities imposed by law, activities in connection with the Transaction, contracts, guaranties and other liabilities entered into or assumed in the ordinary course of business for the benefit of its Subsidiaries, its obligations with respect to this Agreement and the other Documents to which it is a party and the Shareholder Subordinated Notes and activities entered into in connection therewith (it being understood and agreed that (i) the CCG Transaction may be consummated, (ii) the Restructuring shall be permitted and (iii) Holdings may issue Qualified Preferred Equity, Permitted Earn-Out Debt and Permitted Earn-Out Preferred Equity in accordance with the terms of this Agreement).

            (c) Notwithstanding anything to the contrary contained in this Agreement, prior to the Merger Date, Newco will not engage in any business activities and will not have any significant assets or liabilities other than its ownership of Sunrise Common Stock acquired pursuant to the Tender Offer, the making of other investments permitted by Section 8.05, liabilities imposed by law, activities in connection with the Transaction, and its obligations with respect to this Agreement and the other Documents to which it is a party. Without limiting the generality of the foregoing, prior to the Merger Date, Newco will not incur or suffer to exist any Liens other than those created under the Documents, acquire any assets (other than Sunrise Common Stock acquired pursuant to the Tender Offer), sell any assets, or incur or suffer to exist any Indebtedness (other than pursuant to the Documents).

            8.15 LIMITATION ON THE CREATION OF SUBSIDIARIES. Notwithstanding anything to the contrary contained in this Agreement, Holdings and the Borrower will not, and will not permit any of their Subsidiaries to, establish, create or acquire any Subsidiary; PROVIDED that (a) the Borrower and its Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries (or, to the extent pursuant an investment made under Section 8.05(xix), non-Wholly-Owned Subsidiaries), so long as, subject to the terms and conditions of Section 7.12 hereof, (i) the capital stock of such new Subsidiary to the extent owned by the Borrower or any other Credit Party (up to 65% of the capital stock of any such new Foreign Subsidiary) is promptly pledged pursuant to, and to the extent required by, the respective Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent and (ii) such new Subsidiary (to the extent it is a Domestic Subsidiary) promptly executes a counterpart of the Subsidiary Guaranty, a Pledge Agreement and a Security Agreement, in each case on the same basis (and to the same extent) as such Subsidiary would have executed such Credit Documents if it were a New Credit Party on the Merger Date and (b) the Dynavox LLC may be created pursuant to the Dynavox Restructuring so long as the requirements relating to Dynavox LLC set forth in Section 7.16 are satisfied on and after the Merger Date. In addition, at the reasonable request of the Administrative Agent, each new Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section
7.16 as such new Subsidiary would have had to deliver if such new Subsidiary were a New Credit Party on the Merger Date.

            SECTION 9. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

            9.01 PAYMENTS. (a) The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more days, in the payment when due of any Unpaid Drawings (after notice is given to the Borrower pursuant to the last sentence of Section 2.04(a)) or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or under any other Credit Document or
(b) any Guarantor shall default in the payment of any amount, in respect of any payment of the type described in clause (a)(ii) above pursuant to its Guaranty, and such default shall continue unremedied for three or more days; or

            9.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by any Credit Party (or any pledgor under the Dynavox Pledge Agreement) herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            9.03 COVENANTS. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7.01(g)(i), Section 7.11, Section 7.14 or Section 8 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than as provided in Section 9.01) and such default shall continue unremedied for a period of 30 days after written notice to the defaulting party by the Administrative Agent or the Required Banks; or

            9.04 DEFAULT UNDER OTHER AGREEMENTS. (i) Holdings or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or Administrative Agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any such Indebtedness of Holdings or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled prepayment or required prepayment (other than pursuant to a "due-on-sale" clause in a mortgage or similar security agreement) (unless such required prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this
Section 9.04 unless the aggregate outstanding principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $5,000,000; or

            9.05 BANKRUPTCY, ETC. Holdings or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries, or Holdings or any of its Subsidiaries commences (or is required by law to commence) any other proceeding, or is deemed insolvent, under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries, or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

            9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is reasonably likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan, Multiemployer Plan or a Foreign Pension Plan has not been timely made, Holdings, the Borrower or any of their Subsidiaries or any ERISA Affiliate has incurred or is reasonably likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings, the Borrower or any of their Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default," within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Multiemployer Plan; any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan or Multiemployer Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect upon the business, operations or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole; or

            9.07 SECURITY DOCUMENTS. Except (x) in each case to the extent resulting from the failure of the Collateral Agent to retain possession of the applicable Pledged Securities and (y) in respect of an immaterial portion of the Collateral, at any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 8.01), and subject to no other Liens (other than Permitted Liens), or any Credit Party (or any pledgor under the Dynavox Pledge Agreement) shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and, (i) with respect to Sections 3.2, 4.3 and 5.3 of the Security Agreement and any affirmative covenant in any Mortgage, the failure to comply with which would not affect the creation, perfection or priority of the mortgage lien thereunder, such default shall continue unremedied for a period of 30 days after written notice to the defaulting party by the Administrative Agent or the Required Banks and (ii) with respect to Section 12(a) of each of the Pledge Agreement and the Dynavox Pledge Agreement and Sections 3.7 and 6.3 of the Security Agreement such default shall continue unremedied for a period of 15 days after written notice to the defaulting party by the Administrative Agent or the Required Banks; or

            9.08 GUARANTIES. (a) Any Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or (b) except as otherwise provided in Section 9.01(b), any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such Guaranty; PROVIDED that, with respect to defaults under Section 12 of the Guaranty which relate to covenants in Section 7 of this Agreement for which a grace period is applicable under
Section 9.03(ii), such Guarantors shall have the benefit of the grace period set forth in Section 9.03(ii); or

            9.09 JUDGMENTS. One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving in the aggregate for Holdings and its Subsidiaries a liability of $5,000,000 or more (not paid or fully covered by a reputable and solvent insurance company) and such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

            9.10 CHANGE OF CONTROL. A Change of Control shall have occurred; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (or any pledgor under the Dynavox Pledge Agreement) (PROVIDED that, if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Commitment Fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party (and each pledgor under the Dynavox Pledge Agreement); (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 9.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held pursuant to this Agreement to pay Obligations.

            SECTION 10. DEFINITIONS AND ACCOUNTING TERMS.

            10.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "A Term Loan" shall have the meaning provided in Section 1.01(a).

            "A Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name on Schedule I directly below the column entitled "A Term Loan Commitment", as the same may be reduced or terminated pursuant to Section 3.03 and/or 9.

            "A Term Loan Maturity Date" shall mean the sixth anniversary of the Merger Date.

            "A Term Loan Scheduled Repayment" shall have the meaning provided in
Section 4.02(b).

            "A Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(b).

            "A Term Note" shall have the meaning provided in Section 1.05(a)(i).

            "A Tranche Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is the aggregate principal amount of A Term Loans then outstanding and the denominator of which is the aggregate principal amount of Term Loans then outstanding.

            "Acquired Businesses" shall mean any person or business, division or product line acquired pursuant to a Permitted Acquisition.

            "Additional Mortgage" shall have the meaning provided in Section 7.11(a).

            "Additional Mortgaged Property" shall have the meaning provided in Section 7.11(a).

            "Additional Revolving Loan Bank" shall have the meaning provided in
Section 1.14(b).

            "Additional Revolving Loan Commitment" shall mean, for each Bank, any commitment to make Revolving Loans provided by such Bank pursuant to Section 1.14, in such amount as agreed to by such Bank in the respective Additional Revolving Loan Commitment Agreement; PROVIDED that on the Additional Revolving Loan Commitment Date upon which an Additional Revolving Loan Commitment of any Bank becomes effective, such Additional Revolving Loan Commitment of such Bank shall be added to (and thereafter become a part of) the Revolving Loan Commitment of such Bank for all purposes of this Agreement as contemplated by Section 1.14.

            "Additional Revolving Loan Commitment Agreement" shall mean a Revolving Loan Commitment Agreement substantially in the form of Exhibit C (appropriately completed).

            "Additional Revolving Loan Commitment Date" shall mean each date upon which an Additional Revolving Loan Commitment under an Additional Revolving Loan Commitment Agreement becomes effective as provided in Section 1.14(b)(i).

            "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense and net non-cash losses which were included in arriving at Consolidated Net Income for such period) for such period less (i) the sum of the amount of all net non-cash gains (exclusive of items reflected in Adjusted Consolidated Working Capital) included in arriving at Consolidated Net Income for such period and (ii) gains or losses for such period from sales of assets other than sales in the ordinary course of business to the extent such gains or losses are non-cash.

            "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities.

            "Administrative Agent" shall mean BTCo (and/or any Lending Affiliate of BTCo performing obligations or functions on its behalf and reasonably acceptable to the Borrower), in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

            "Affected Eurodollar Loans" shall have the meaning provided in
Section 4.02(k).

            "Affiliate" shall mean, with respect to any Person, any other Person
(i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person) controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 10% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed, refinanced or replaced from time to time.

            "Applicable Commitment Fee Percentage" shall mean, for purposes of calculating the applicable Commitment Fee on the daily Unutilized Commitment of any Bank, the appropriate applicable percentage corresponding to the Leverage Ratio in effect as of the most recent Determination Date:

================================================================================
PRICING LEVEL        LEVERAGE RATIO                COMMITMENT FEE
--------------------------------------------------------------------------------
I                    }3.25:1.00                    0.500%
--------------------------------------------------------------------------------
II                   }2.75:1.0 {} 3.25:1.0         0.500%
--------------------------------------------------------------------------------
III                  }2.25:1.0 {} 2.75:1.0         0.500%
--------------------------------------------------------------------------------
IV                   {} 2.25:1.0                   0.375%
================================================================================

            The Applicable Commitment Fee Percentage shall be determined and adjusted quarterly on the date (each a "Determination Date") two Business Days after the date by which Holdings provides the officer's certificate in accordance with the provisions of Section 7.01(e) for the most recently ended fiscal quarter of Holdings; PROVIDED, HOWEVER, that (i) the Applicable Commitment Fee Percentage shall be 0.375% until the Merger Date, on and after which time such Applicable Commitment Fee Percentage shall be 0.500% until the Determination Date for the fiscal quarter of Holdings ending on or about June 30, 2001, on and after which Determination Date such Applicable Commitment Fee Percentage shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings preceding the applicable Determination Date, and (ii) if Holdings fails to provide the officer's certificate to the Administrative Agent as required by Section 7.01(e) for the last day of the most recently ended fiscal quarter of Holdings preceding the Determination Date, the Applicable Commitment Fee Percentage from such Determination Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon such Applicable Commitment Fee Percentage shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings preceding such Determination Date. Each Applicable Commitment Fee Percentage shall be effective from one Determination Date until the next Determination Date.

            "Applicable Margin" shall mean, for purposes of calculating the applicable interest rate for any day for any Revolving Loan, any A Term Loan or any B Term Loan, the appropriate applicable percentage corresponding to the Leverage Ratio in effect as of the most recent Determination Date:

================================================================================
                                                 APPLICABLE MARGIN
                                     -------------------------------------------
                                     FOR REVOLVING LOANS  FOR B TERM LOANS
                                     AND A TERM LOANS
--------------------------------------------------------------------------------
                                     EURO       BASE      EURO        BASE
PRICING                              RATE LOANS RATE      RATE        RATE
LEVEL        LEVERAGE RATIO                     LOANS     LOANS       LOANS
--------------------------------------------------------------------------------
I            }3.25:1.00              3.50%      2.50%     4.25%       3.25%
--------------------------------------------------------------------------------
II           }2.75:1.0 {}            3.25%      2.25%     4.25%       3.25%
             3.25:1.0
--------------------------------------------------------------------------------
III          }2.25:1.0 {}            3.00%      2.00%     4.00%       3.00%
             2.75:1.0
--------------------------------------------------------------------------------
IV           {} 2.25:1.0             2.75%      1.75%     4.00%       3.00%
--------------------------------------------------------------------------------

            The Applicable Margin shall be determined and adjusted quarterly on each Determination Date; PROVIDED, HOWEVER, that (i) the Applicable Margins shall remain unchanged at Pricing Level I (as shown above) until the Determination Date for the fiscal quarter of Holdings ending on or about June 30, 2001, on and after which time the Applicable Margins shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings preceding the applicable Determination Date, and (ii) if Holdings fails to provide the officer's certificate to the Administrative Agent as required by Section 7.01(e) for the last day of the most recently ended fiscal quarter of Holdings preceding the Determination Date, the Applicable Margins from such Determination Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon the Applicable Margins shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings preceding such Determination Date. Each Applicable Margin shall be effective from one Determination Date until the next Determination Date.

            "Approved Bank" shall have the meaning provided in the definition of "Cash Equivalents."

            "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person other than any of its Wholly-Owned Subsidiaries of any asset (including, without limitation, any capital stock or other equity interests or securities of another Person), of the Borrower or any of its Subsidiaries other than any sale, transfer or disposition permitted by Sections 8.02(i), (ii), (iv), (v), (vi), (vii), (viii), (ix), (x),
(xi), (xii) and (xiv).

            "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit O (appropriately completed).

            "Authorized Officer" of any Credit Party (or any pledgor under the Dynavox Pledge Agreement) shall mean any of the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Controller, any Managing Director, any Assistant Treasurer, any Vice President, the Secretary or the General Counsel of such Person or any other officer of such Person which is designated in writing to the Administrative Agent and the Issuing Bank by any of the foregoing officers of such Person as being authorized to give such notices under this Agreement.

            "Available Retained ECF Amount" shall mean (i) an amount which is initially equal to zero, plus (ii) an amount of Excess Cash Flow permitted to be retained by the Borrower in any Excess Cash Payment Period after giving effect to the calculation of Excess Cash Flow for the previous Excess Cash Payment Period and the payment of Loans required pursuant to Section 4.02(g) during such Excess Cash Payment Period, minus (iii) the amount of Excess Cash Flow for any Excess Cash Payment Period in which Excess Cash Flow was a negative number, minus (iv) any amount of the Excess Cash Flow retained by the Borrower as described by clause (ii) above and used to make Capital Expenditures as permitted by Section 8.07(b)(vi). Notwithstanding anything to the contrary contained above, the Available Retained ECF Amount shall be zero until the occurrence of the first Excess Cash Payment Date.

            "B Term Loan" shall have the meaning provided in Section 1.01(b).

            "B Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name on Schedule I directly below the column entitled "B Term Loan Commitment", as the same may be reduced or terminated pursuant to Section 3.03 and/or 9.

            "B Term Loan Maturity Date" shall mean the seventh anniversary of the Merger Date.

            "B Term Loan Scheduled Repayment" shall have the meaning provided in
Section 4.02(c).

            "B Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(c).

            "B Term Note" shall have the meaning provided in Section
1.05(a)(ii).

            "B Tranche Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is the aggregate principal amount of B Term Loans then outstanding and the denominator of which is the aggregate principal amount of Term Loans then outstanding.

            "Bank" shall mean each financial institution listed on Schedule II, as well as any Person which becomes a "Bank" hereunder pursuant to 13.04(b).

            "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.03(c) or (ii) a Bank having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01 or Section 2, in the case of either clause (i) or (ii) as a result of any takeover of such Bank by any regulatory authority or agency.

            "Bankruptcy Code" shall have the meaning provided in Section 9.05.

            "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the overnight Federal Funds Rate and (ii) the Prime Lending Rate.

            "Base Rate Loan" shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Borrower" shall mean (i) prior to the Merger Date, Newco, and (ii) on and after the Merger Date, Sunrise as the surviving corporation of the Merger.

            "Borrower Acknowledgment and Assumption" shall have the meaning provided in Section 7.16(a).

            "Borrowing" shall mean a borrowing of Loans of a single Tranche and a single Type by the Borrower from all the Banks having Commitments in respect of or outstanding Loans under the respective Tranche on a given date (or resulting from a conversion or conversions on such date) and, in the case of Eurodollar Loans, having the same Interest Period, PROVIDED that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

            "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor thereto by merger.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurodollar market and is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

            "Calculation Period" shall have the meaning provided in Section
7.14.

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which would be required to be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

            "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

            "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Bank and
(y) any bank which has, or whose parent company has, a short-term commercial paper rating from S&P of at least A-1 or the equivalent thereof or from Moody's of at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

            "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment (but not as interest) pursuant to a note receivable issued in connection with such Asset Sale, but only as and when so received) received by the Borrower or any of its Subsidiaries from such Asset Sale.

            "CCG" shall mean the Continuing Care Group of Sunrise and its Subsidiaries.

            "CCG Transaction" shall mean the acquisition by Parent of CCG for an aggregate purchase price of at least $19.5 million (in cash (if consummated on or prior to the Merger Date) or in exchange for a promissory note issued by Parent for such amount (if consummated after the Merger Date)) to Holdings and/or the Borrower.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 ET SEQ., and any successor thereto.

            "Change in Law" shall have the meaning provided in Section 1.10.

            "Change of Control" shall mean (i) Holdings shall cease to own (directly or indirectly) 100% of the outstanding equity interests of the Borrower, (ii) prior to a Holdings IPO, (x) the Permitted Holders shall cease to own (directly or indirectly) a majority of the voting capital stock or other voting equity interests of Holdings on a fully diluted basis or (y) at any time after the Merger Date, VCP IV and its Affiliates shall own (directly or indirectly) on a fully diluted basis less than 45% of the number of shares of voting capital stock of Holdings owned by it and its Affiliates on the Merger Date after giving effect to the Merger (calculated on a fully-diluted basis and without giving effect to any stock-split, spin-off, split-up, reclassification, combination of shares, or similar rearrangement), (iii) following a Holdings IPO, (A) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
Act), directly or indirectly, of a percentage (the "Third Party Stock Percentage") greater than 30% on a fully diluted basis (assuming for such purpose that each Permitted Holder has exercised all warrants and options it has for any such voting capital stock or other equity interests) of the voting and economic equity interests of Holdings and (B) the percentage of the voting and economic equity interests of Holdings owned (directly or indirectly) by the Permitted Holders (determined on a fully diluted basis) is less than such Third Party Stock Percentage, or (iv) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors.

            "Claims" shall have the meaning provided in the definition of "Environmental Claims."

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the date of this Agreement, and to any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties, all Additional Mortgage Properties and all cash and Cash Equivalents delivered as collateral pursuant to Sections 4.02 or 9 hereof.

            "Collateral Agent" shall mean the Administrative Agent acting as Collateral Agent for the Secured Creditors pursuant to the Security Documents.

            "Commitment" shall mean any of the commitments of any Bank, I.E., whether the A Term Loan Commitment, B Term Loan Commitment or Revolving Loan Commitment.

            "Commitment Fee" shall have the meaning provided in Section 3.01(a).

            "Consolidated Capital Expenditures" shall mean, for any period, the aggregate amount of Capital Expenditures made by Holdings and its Subsidiaries during such period.

            "Consolidated Cash Interest Expense" shall mean, for any Test Period, Consolidated Interest Expense (net of cash interest income) for such Test Period but only to the extent such Consolidated Interest Expense is payable in cash during such Test Period; provided, that (a) for the Test Period ending on or about March 31, 2001, Consolidated Cash Interest Expense shall be the actual Consolidated Cash Interest Expense for the fiscal quarter ending on or about March 31, 2001 (taken as one accounting period), multiplied by 4, (b) for the Test Period ending on or about June 30, 2001, Consolidated Cash Interest Expense shall be the actual Consolidated Cash Interest Expense for the two fiscal quarter period ending on or about June 30, 2001 (taken as one accounting period), multiplied by 2 and (c) for the Test Period ending on or about September 30, 2001, Consolidated Cash Interest Expense shall be the actual Consolidated Cash Interest Expense for the three fiscal quarter period ending on or about September 30, 2001, multiplied by 4/3.

            "Consolidated Current Assets" shall mean, at any time, the consolidated current assets (excluding any current deferred tax assets) of Holdings and its Subsidiaries at such time.

            "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of Holdings and its Subsidiaries at such time, but excluding (i) any such liabilities which constitute Indebtedness and (ii) any current deferred tax liabilities, short-term Indebtedness payable, taxes payable and interest payable.

            "Consolidated Debt" shall mean, at any time, an amount equal to (i) the average outstanding principal amount of Revolving Loans, calculated on the basis of the outstanding principal amount of such Revolving Loans on the last Business Day of each month during the period (the "Revolver Calculation Period") of 12 months then most recently ended (or, if shorter, the number of months beginning with December, 2000 and ending with the then most recently ended month), PROVIDED that if during such Revolver Calculation Period the Borrower consummated a Permitted Acquisition financed in whole or in part with Revolving Loans, then for purposes of this clause (i) there shall be added to each month occurring in such Revolver Calculation Period prior to the consummation of such Permitted Acquisition an amount equal to the principal amount of Revolving Loans incurred to finance such Permitted Acquisition, PLUS (ii) the aggregate principal amount of all other Indebtedness of Holdings and its Subsidiaries (including, without limitation, Loans hereunder other than Revolving Loans, but excluding (x) Trade Letters of Credit unless any Drawing has occurred thereunder which is not reimbursed in full within 10 days thereof and (y) Indebtedness of the type described in clauses (vi) and (vii) of the definition thereof) at such time, MINUS (iii) cash and Cash Equivalents held by Holdings and its Subsidiaries.

            "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of Holdings and its Subsidiaries for such period, before Consolidated Interest Expense for such period, the aggregate amount of letter of credit fees for such period and provision for taxes and without giving effect to any extraordinary gains or losses for such period or gains or losses from sales of assets other than in the ordinary course of business.

            "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the following amounts (without duplication), in each case to the extent deducted in arriving at Consolidated EBIT for such period:
(i) all amortization of intangibles and depreciation, (ii) all non-cash extraordinary and non-cash non-recurring losses or charges, (iii) all non-cash expenses incurred in the ordinary course of business, (iv) non-cash expenses resulting from the grant of stock and stock options and other compensation to management personnel of the Borrower or its Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting, (v) step-up in inventory valuation as a result of purchase accounting for Permitted Acquisitions, (vi) non-cash amortization of financing costs by Holdings and its Subsidiaries for such period, (vii) any fees, expenses or charges related to any equity offering, permitted investment, acquisition or recapitalization or Indebtedness permitted by this Agreement (whether or not successful) and fees, expenses or charges related to the Transaction (including fees paid to the Sponsors and/or their respective Affiliates) and the Foreign Restructuring, (viii) any fees or expenses related to the Restructuring not to exceed $34,400,000 in the aggregate and (ix) the amount of any minority interest expense deducted in calculating Consolidated Net Income; it being expressly understood and agreed, however, that, notwithstanding anything to the contrary set forth in this definition or in the definitions of Consolidated Net Income or Consolidated EBIT, if any restructuring charges are taken or incurred by Holdings and its Subsidiaries after the Initial Borrowing Date (other than any fees and expenses related to the Restructuring referred to in clause (viii) above), such charges shall reduce Consolidated EBITDA, PROVIDED that such reductions to Consolidated EBITDA shall be made at the times, and to the extent, that cash amounts are paid in respect thereof (whether such cash amounts reduce reserves previously established, reduce Consolidated Net Income or otherwise), and PROVIDED FURTHER that, for purposes of determining compliance with Section 8.08, 8.09 and 8.10, Consolidated EBITDA for the fiscal quarter ending (x) on or about June 30, 2000 shall be deemed to be $13,325,000 and (y) on or about September 30, 2000 shall be deemed to be $14,314,000. In making any determination of Consolidated EBITDA, PRO FORMA effect shall be given to all Restructuring Cost Savings achieved by the date falling 30 months after the Initial Borrowing Date as if such Restructuring Cost Savings were realized on the first day of the relevant period.

            "Consolidated Fixed Charges" shall mean, for any period, the sum of, without duplication, (i) Consolidated Cash Interest Expense for such period,
(ii) the amount of all cash Consolidated Capital Expenditures for such period (other than (x) Consolidated Capital Expenditures constituting Capitalized Lease Obligations, (y) Consolidated Capital Expenditures made during such period using the Rollover Amount from a previous period and (z) Excluded Capital Expenditures) and (iii) the scheduled principal amount of all amortization payments on all Indebtedness (excluding payments pursuant to a revolving credit facility or an over-draft facility as a result of the occurrence of the scheduled termination date thereunder) of Holdings and its Subsidiaries for such period; PROVIDED, that (a) for the Test Period ending on or about March 31, 2001, each component of Consolidated Fixed Charges (other than clause (ii) above) shall be the actual Consolidated Fixed Charges for the fiscal quarter ending on or about March 31, 2001 (taken as one accounting period), multiplied by 4, (b) for the Test Period ending on or about June 30, 2001, each component of Consolidated Fixed Charges (other than clause (ii) above) shall be the actual Consolidated Fixed Charges for the two fiscal quarter period ending on or about June 30, 2001 (taken as one accounting period), multiplied by 2, and (c) for the Test Period ending on or about September 30, 2001, each component of Consolidated Fixed Charges (other than clause (ii) above) shall be the actual Consolidated Fixed Charges for the three fiscal quarter period ending on or about September 30, 2001, multiplied by 4/3.

            "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Holdings and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries representing the interest factor for such period, but without including therein any costs or expenses related to Interest Rate Protection Agreements or Other Hedging Agreements.

            "Consolidated Net Income" shall mean, for any period, net after tax income of Holdings and its Subsidiaries for such period; PROVIDED, HOWEVER, that there shall be excluded from Consolidated Net Income (i) other than when calculated on a PRO FORMA Basis, the income (or loss) of any Person accrued prior to the date it becomes a consolidated Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its consolidated Subsidiaries or such Person's assets are acquired by Holdings or any of its consolidated Subsidiaries, except to the extent of the amount of cash dividends or distributions actually paid to Holdings or any of its consolidated Subsidiaries by such Person during such period and (ii) the income of any consolidated Subsidiary of Holdings to the extent the declaration or payment of dividends or similar distributions by that Subsidiary of its income is not at the time permitted by operation of the terms of its charter or any agreement or instrument (other than this Agreement or any other

Credit Document), judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

            "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Continuing Directors" shall mean the members of the Board of Directors of Holdings on the Initial Borrowing Date and each other member, if such member's nomination for election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors or if such member has been designated by a Permitted Holder.

            "Corona Disposition" shall mean the sale of stock or assets of Sunrise Medical S.A., Sunrise's French bed and furniture business, to a third party.

            "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Security Document and each Guaranty.

            "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

            "Credit Party" shall mean (i) prior to the Merger Date, Holdings and the Borrower and (ii) on and after the Merger Date, Holdings and the Borrower, each Subsidiary Guarantor and Dynavox LLC.

            "CTB Subsidiary" shall mean each Subsidiary of Holdings that is incorporated or organized outside the United States or any State or territory thereof but which is, or has elected to be, treated as a partnership or disregarded entity pursuant to the provisions of Treasury Regulations Section 301.7701.3; PROVIDED, HOWEVER, that the term CTB Subsidiary shall not include any Subsidiary that is directly or indirectly owned by any Foreign Subsidiary of the Borrower.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

            "Determination Date" shall have the meaning provided in the definition of Applicable Commitment Fee Percentage.

            "Dividends" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders, members or other equity owners or authorized or made any other distribution, payment or delivery of property or cash (other than equity interests in such person or rights therefor) to its stockholders, members or other equity owners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration (other than equity interests in such person or rights therefor) any shares of any class of its capital stock or other equity securities outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity securities), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other equity securities of such Person outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity securities). "Dividends" with respect to any Person shall not include payments made or required to be made by such Person with respect to any management or employee stock or equity appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

            "Documents" shall mean and include the Transaction Documents and the Credit Documents.

            "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

            "Domestic Subsidiary" shall mean each Subsidiary of Holdings that is incorporated or organized in the United States or any State or territory thereof.

            "Drawing" shall have the meaning provided in Section 2.04(b).

            "Dynavox LLC" shall have the meaning provided in the definition of Dynavox Restructuring.

            "Dynavox Pledge Agreement" shall have the meaning provided in
Section 7.16(e).

            "Dynavox Restructuring" shall mean the transfer on or prior to the Merger Date by Dynavox Systems Inc. (a Wholly-Owned Subsidiary of Sunrise) of all or substantially all of its assets to a newly-formed limited liability company (the "Dynavox LLC") in exchange for a portion of the common units and all of the preferred units of Dynavox LLC (with the remaining common units to be held by the Intermediate Parent).

            "Effective Date" shall have the meaning provided in Section 13.10.

            "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings arising under any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and
(b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" shall mean any applicable Federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, legally binding guideline or written policy and rule of common law now or hereafter in effect and in each case as amended, and any legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. ss. 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 ET SEQ.; the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 ET SEQ.; the Occupational Safety and Health Act, 29 U.S.C. ss. 651 ET SEQ.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "Equity Financing" shall have the meaning provided in Section
5.07(b).

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings, the Borrower or any of their Subsidiaries would be deemed to be a "single employer" (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of Holdings, the Borrower or any of their Subsidiaries being or having been a general partner of such person PROVIDED, HOWEVER, that solely for the purpose of Section 6.10, "ERISA Affiliate" shall mean Holdings, the Borrower, and each of the Borrower's Subsidiaries.

            "Escrow Agreement" shall have the meaning provided in Section 5.10.

            "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, (a) the rate appearing on Page 3750 of the Dow Jones Telerate Screen (or on any successor or substitute page of such Screen, or any successor to or substitute for such Screen, providing rate quotations comparable to those currently provided on such page of such Screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the interbank Eurodollar market) at approximately 11:00 A.M., New York time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period, PROVIDED that in the event that such rate is not available at such time for any reason, then this component of the "Eurodollar Rate" with respect to such Eurodollar Loan for such Interest Period shall be the offered quotation to first-class banks in the interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period; divided (and rounded off to the nearest 1/16 of 1%) by
(b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "Event of Default" shall have the meaning provided in Section 9.

            "Excess Cash Flow" shall mean, for any period, the difference between (a) the sum of (i) Adjusted Consolidated Net Income for such period and
(ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, and (b) the sum of (i) an amount equal to (1) the amount of Consolidated Capital Expenditures (but excluding Consolidated Capital Expenditures financed with equity or Indebtedness (other than the Revolving Loans and loans under local credit lines)) made during such period pursuant to and in accordance with Section 8.07(a) plus (or minus, if negative) (2) the Rollover Amount for such period to be carried forward to the next period less the Rollover Amount (if any) for the preceding period carried forward to the current period, (ii) without duplication of amounts deducted under preceding clause (b)(i), the amounts expended by Holdings and its Subsidiaries in respect of Permitted Acquisitions (but excluding Permitted Acquisitions financed with equity or Indebtedness other than the Revolving Loans and loans under local credit lines), (iii) the aggregate amount of permanent principal payments of Indebtedness of Holdings and its Subsidiaries (but excluding repayments of (A) Indebtedness made with the proceeds of equity or with other Indebtedness (other than the Revolving Loans and loans under local credit lines) and (B) Loans, PROVIDED that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b) or (c), or (y) made as a voluntary prepayment pursuant to Section 4.01 with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period, (iv) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period,
(v) an amount of cash spent during such period with respect to expenses accrued on Holdings' or the Borrower's balance sheet in connection with the Transaction, the Restructuring, the Foreign Restructuring or a Permitted Acquisition including purchase accounting reserves, (vi) the aggregate amount of Dividends paid during such period under Section 8.03(iii)(b), (iv), (vii), (viii) (to the extent used to make loans to Persons other than Holdings and its Subsidiaries),
(ix) and (xiii) (to the extent paid to Persons other than Holdings and its Subsidiaries) (in each case without duplication and excluding (A) any such Dividends paid with the proceeds of an equity issuance and (B) any such Dividends paid during such period to the extent deducted in determining Adjusted Consolidated Net Income for such period), (vii) taxes paid by Holdings and its Subsidiaries during such period to the extent not deducted in determining Adjusted Consolidated Net Income for such period, and including as a deduction under this clause (vii) any taxes payable by Holdings and its Subsidiaries in respect of such period even if such taxes are paid in a subsequent period, provided that if a deduction is made during any period for taxes payable in respect of, but not paid in, such period, then no deduction shall be made for such taxes (under this clause (vii) or under clause (vi) above) in the period in which such taxes are paid, (viii) reductions in purchase accounting reserves or reductions in other long term liabilities on the balance sheet of Holdings or the Borrower on the Initial Borrowing Date (to the extent such reductions resulted in an increase to Adjusted Consolidated Net Income for such period) and
(ix) cash Restructuring costs incurred during such period to the extent not constituting Capital Expenditures and not deducted in determining Adjusted Consolidated Net Income for such period.

            "Excess Cash Payment Date" shall mean the earlier of (x) the date of delivery of the financial statements pursuant to Section 7.01(c) in respect of Holdings' fiscal year then last ended and (y) the date occurring 105 days after the last day of each fiscal year of Holdings (in either case beginning with its fiscal year ended on or about June 30, 2002).

            "Excess Cash Payment Period" shall mean (x) with respect to the repayment required on the initial Excess Cash Payment Date, the period commencing on December 30, 2000 and ending on the last day of the fiscal year ending on or about June 30, 2002 and (y) with respect to the payment required on each subsequent Excess Cash Payment Date, the immediately preceding fiscal year of Holdings (beginning with its fiscal year ended on or about June 30, 2003).

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Excluded Capital Expenditures" shall mean Capital Expenditures made under Section 8.07(b).

            "Existing Credit Agreement" shall mean the Credit Agreement, dated as of September 8, 2000 (and as amended, modified or otherwise supplemented from time to time), among Sunrise, the lenders party thereto and BTCo, as agent.

            "Existing Indebtedness" shall have the meaning provided in Section 6.21.

            "Facing Fee" shall have the meaning provided in Section 3.01(c).

            "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

            "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

            "Fixed Charge Coverage Ratio" shall mean, for any Test Period, the ratio of Consolidated EBITDA to Consolidated Fixed Charges for such Test Period. All calculations of the Fixed Charge Coverage Ratio shall be made on a PRO FORMA Basis, with determinations of the Fixed Charge Coverage Ratio to give effect to all adjustments contained in the definition of "PRO FORMA Basis" contained herein.

            "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings, the Borrower or any of their Subsidiaries primarily for the benefit of employees of Holdings, the Borrower or any of their Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "Foreign Restructuring" shall mean the reorganization of the European holding company structure of Sunrise and its Subsidiaries pursuant to transactions and other events substantially as described in Schedule XIII hereto with such changes in the form or order of such transactions and other events designed to achieve the same result with no material increase in costs.

            "Foreign Subsidiary" shall mean each Subsidiary of Holdings that is not a Domestic Subsidiary or a CTB Subsidiary.

            "Foreign Subsidiary Guaranty" shall have the meaning provided in
Section 7.12(a).

            "Guaranteed Creditors" shall mean and include the Administrative Agent, the Collateral Agent, the Issuing Bank, each Bank and each Person (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreements to the extent such party constitutes a Secured Creditor under the Security Documents.

            "Guarantor" shall mean each of Holdings and each Subsidiary
Guarantor.

            "Guaranty" shall mean and include the Holdings Guaranty, the Subsidiary Guaranty executed by the Domestic Subsidiaries of Holdings and any guaranty entered into pursuant to Section 7.12.

            "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous materials," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

            "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

            "Holdings Common Stock" shall mean the outstanding common stock of Holdings.

            "Holdings Guaranty" shall mean the guaranty of Holdings pursuant to
Section 12.

            "Holdings IPO" shall mean a primary issuance by Holdings of Holdings Common Stock pursuant to a registered initial public offering.

            "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee,
(v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person in respect of Indebtedness of a type described in clauses (i), (ii), (iii), (iv) or (vii), and
(vii) all net obligations or exposure under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement or arrangement, provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

            "Indebtedness to be Refinanced" shall mean (i) the Existing Credit Agreement, and (ii) the 7.09% Series A Senior Notes due October 28, 2004 in an initial aggregate principal amount of $50,000,000 and the 7.25% Series B Senior Notes due October 28, 2007 in an initial aggregate principal amount of $50,000,000, in each case issued by Sunrise pursuant to the respective Note Purchase Agreements dated as of October 1, 1997 among Sunrise, various subsidiary guarantors and the various purchasers listed on Schedule A thereto.

            "Initial Borrowing Date" shall mean the date on which the initial Credit Event occurs.

            "Intercompany Loans" shall have the meaning provided in Section 8.05(vii).

            "Intercompany Note" shall mean promissory notes, substantially in the form of Exhibit P evidencing Intercompany Loans.

            "Interest Coverage Ratio" shall mean, for any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y) Consolidated Cash Interest Expense for such Test Period. All calculation of the Interest Coverage Ratio shall be made on a PRO FORMA Basis, with determinations of the Interest Coverage Ratio to give effect to all adjustments contained in the definition of "PRO FORMA Basis" contained herein.

            "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

            "Interest Period" shall have the meaning provided in Section 1.09.

            "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

            "Intermediate Parent" shall mean V.S.M. Holdings, LLC, a Delaware limited liability company and a Subsidiary of the Parent.

            "Issuing Bank" shall mean BTCo (or any Lending Affiliate of BTCo (including, but not limited to, Deutsche Bank AG, New York Branch) performing obligations on its behalf and reasonably acceptable to the Borrower).

            "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries which would not be inconsistent with the internal policy of the Issuing Bank (applied consistently to all of its customers) and otherwise permitted to exist pursuant to the terms of this Agreement.

            "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Lending Affiliate" shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 50% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "Letter of Credit" shall have the meaning provided in Section
2.01(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

            "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

            "Letter of Credit Request" shall have the meaning provided in
Section 2.02(a)

            "Leverage Ratio" shall mean, at any time, the ratio of Consolidated Debt at such time to Consolidated EBITDA for the Test Period most recently ended. All calculations of the Leverage Ratio shall be made on a PRO FORMA Basis, with determinations of the Leverage Ratio to give effect to all adjustments contained in the definition of "PRO FORMA Basis" contained herein.

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any lease having substantially the same effect as any of the foregoing).

            "Loan" shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

            "Majority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

            "Management Agreement" shall mean the Management Agreement, to be entered into at or prior to the consummation of the Merger substantially in the form previously furnished to the Administrative Agent between Sunrise, Holdings, the Parent, Vestar Capital Partners and Park Avenue Equity Management, LLC.

            "Mandatory Borrowing" shall have the meaning provided in Section 1.01(d)(B).

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Maturity Date" with respect to a Tranche shall mean either the A Term Loan Maturity Date, the B Term Loan Maturity Date, or the Revolving Loan Maturity Date, as the case may be.

            "Maximum Swingline Amount" shall mean $10,000,000.

            "Merger" shall mean the merger and related transactions between Parent, Holdings, Newco and Sunrise as described in the Merger Agreement, whereby Newco will merge into Sunrise, with Sunrise being the surviving corporation.

            "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of October 16, 2000, by and among Parent, Holdings, Newco and Sunrise.

            "Merger Date" shall mean the date of the consummation of the Merger.

            "Merger Documents" shall mean the Merger Agreement, and all material documentation related to the Merger.

            "Minimum Borrowing Amount" shall mean (i) with respect to Term Loans, $5,000,000, (ii) with respect to Revolving Loans maintained as Eurodollar Loans, $1,000,000, (iii) with respect to Revolving Loans maintained as Base Rate Loans, $500,000 and (iv) with respect to Swingline Loans, $100,000.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Mortgage" shall have the meaning provided in Section 7.16(d) and, after the execution and delivery thereof, shall include each Additional Mortgage.

            "Mortgage Policies" shall have the meaning provided in Section 7.16(d).

            "Mortgaged Property" shall have the meaning provided in Section 7.16(d) and, after the execution and delivery of any Additional Mortgage, shall include the respective Additional Mortgaged Property.

            "Multiemployer Plan" shall mean any multiemployer plan as defined in
Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings, the Borrower or any of their Subsidiaries or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, the Borrower or any of their Subsidiaries or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan, other than any Foreign Pension Plan.

            "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (x) cash expenses of sale (including brokerage fees, if any, and payment of principal, premium and interest of Indebtedness (other than the Loans) required to be repaid as a result of such Asset Sale) and (y) incremental income taxes paid or payable as a result thereof (including, in the case of any Asset Sale by Dynavox LLC, any Dividends payable under Section 8.02(xiii) to any members of Dynavox LLC (other than Holdings or any of its Subsidiaries) in respect of gains resulting from any such Asset
Sale).

            "Net Debt" shall mean the aggregate amount outstanding under the Existing Credit Agreement, net of cash and Cash Equivalents on hand at Sunrise.

            "Net Debt Maximum" shall mean $7,900,000 (plus an additional amount of up to $20,000,000 to the extent incurred under the Existing Credit Agreement in connection with the Restructuring and/or to finance the working capital requirements of Sunrise).

            "New Credit Party" shall mean Sunrise and each Domestic Subsidiary of Sunrise (including, without limitation, Dynavox LLC).

            "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

            "Note" shall mean each A Term Note, B Term Note, Revolving Note and Swingline Note.

            "Notice of Borrowing" shall have the meaning provided in Section
1.03.

            "Notice of Conversion" shall have the meaning provided in Section 1.06.

            "Notice Office" shall mean the office of Bankers Trust Company, as Administrative Agent, located at 130 Liberty Street, New York, New York 10006, or such other office or offices as the Administrative Agent may designate to Holdings, the Borrower and the Banks from time to time.

            "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Bank pursuant to the terms of this Agreement or any other Credit Document.

            "Other Creditor" shall have the meaning provided in the respective Security Documents.

            "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against fluctuations of currency or commodity values.

            "PAEP" shall mean Park Avenue Equity Partners, L.P.

            "Parent" shall mean V.S.M. Investors, LLC, a Delaware limited liability company.

            "Participant" shall have the meaning provided in Section 2.03(a).

            "Participation" shall have the meaning provided in Section 2.03(a).

            "Payment Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006 or such other office as the Administrative Agent may designate to Holdings, the Borrower and the Banks from time to time.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Permitted Acquisition" shall mean the acquisition by the Borrower or any of its Subsidiaries (to the extent that any such Subsidiary which is a Credit Party is able to, and does, grant a Lien to the Collateral Agent for the benefit of the Secured Creditors on and security interest in assets acquired thereby in connection with such Permitted Acquisition, but limited to 65% of the capital stock of any Foreign Subsidiary) of (x) assets constituting all or substantially all of a business or division of any Person not already a Subsidiary of the Borrower or (y) all or substantially all of the capital stock or other ownership interests of any such Person which Person shall, as a result of such acquisition, become a Wholly-Owned Subsidiary of the Borrower or such Subsidiary, PROVIDED that (A) the consideration paid by the Borrower and/or its Domestic Subsidiaries can be in the form of (i) cash, (ii) the issuance to any such Person of Permitted Seller Notes, (iii) the issuance to such Person of Permitted Earn-Out Debt and/or Permitted Earn-Out Preferred Equity, or (iv) the issuance to any such Person of common equity of Holdings or membership interests in the Intermediate Parent or the Parent or Qualified Preferred Equity issued by Holdings, the Intermediate Parent or the Parent, and (B) the assets acquired, or the business of the Person whose stock is acquired, shall be in the same, similar or related line of business in which the Borrower and its Subsidiaries are already engaged. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition shall be a Permitted Acquisition only if all requirements of Section 7.14 are met with respect thereto.

            "Permitted Acquisition Cost Savings" shall mean, at any time of measurement, in connection with each Permitted Acquisition, those demonstrable cost savings in connection with or as a result of such Permitted Acquisition, PROVIDED that such cost savings would be permitted to be recognized in pro forma statements prepared in accordance with Regulation S-X of the Securities Act.

            "Permitted Earn-Out Debt" shall mean Indebtedness of Holdings, the Intermediate Parent or the Parent incurred in connection with a Permitted Acquisition and in accordance with Section 7.14, which Indebtedness is not secured by any assets of Holdings or any of its Subsidiaries (including, without limitation, the assets so acquired) and is not guaranteed by any Subsidiary of Holdings and is only payable by Holdings, the Intermediate Parent or the Parent, as applicable, in the event certain future performance goals are achieved with respect to the assets acquired and is not payable in accordance with its terms to the extent there exists a Default or an Event of Default; PROVIDED that such Indebtedness shall only constitute Permitted Earn-Out Debt to the extent the terms of such Indebtedness expressly limit the maximum potential liability of Holdings with respect thereto.

            "Permitted Earn-Out Preferred Equity" shall mean preferred equity of Holdings, the Intermediate Parent or the Parent issued in connection with a Permitted Acquisition and in accordance with Section 7.14, which preferred equity is not secured by any assets of Holdings or any of its Subsidiaries (including, without limitation, the assets so acquired) and is not guaranteed by any Subsidiary of Holdings and is only payable by Holdings, the Intermediate Parent or the Parent, as applicable, in the event certain future performance goals are achieved with respect to the assets acquired and is not payable in accordance with its terms to the extent there exists a Default or an Event of Default; PROVIDED that such preferred equity shall only constitute Permitted Earn-Out Preferred Equity to the extent the terms of such preferred equity expressly limit the maximum potential liability of Holdings with respect thereto.

            "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

            "Permitted Holders" shall mean Persons holding the equity interests (or rights to purchase equity interests) of the Parent on or within 90 days after the Initial Borrowing Date and their respective Affiliates and partners and, in the case of any such Person who is an individual, the immediate family members of such Person and trusts for the benefit of such Person and/or his or her immediate family members.

            "Permitted Liens" shall have the meaning provided in Section 8.01.

            "Permitted Seller Notes" shall mean notes issued by Holdings to sellers of stock (or other equity interests) or assets in a Permitted Acquisition and issued in accordance with Section 7.14, which notes shall be subordinated, unsecured and unguaranteed, and shall be substantially in the form of Exhibit Q or shall otherwise be in form and substance satisfactory to the Administrative Agent.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings, the Borrower or any of their Subsidiaries or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, the Borrower or any of their Subsidiaries or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan with respect to which Holdings, any of its Subsidiaries or any of their ERISA Affiliates has any actual or contingent liability; PROVIDED, HOWEVER, that solely for purposes of Section 6.10, "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA maintained by Holdings, the Borrower or any of the Borrower's Subsidiaries.

            "Pledge Agreement" shall have the meaning provided in Section 5.08.

            "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement and the Dynavox Pledge Agreement.

            "Pledged Securities" shall have the meaning provided in the Pledge Agreement and the Dynavox Pledge Agreement.

            "Pledged Stock" shall have the meaning provided in the Pledge Agreement and the Dynavox Pledge Agreement.

            "Pre-Syndication Interest Period" shall mean successive one week Interest Periods which shall apply to all outstanding Eurodollar Loans and the first of which shall commence on the Initial Borrowing Date (or, if Eurodollar Loans are not made on that date, on the first date on which Eurodollar Loans are made or converted from Base Rate Loans), PROVIDED that no Pre-Syndication Interest Period shall begin after the Syndication Date.

            "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a PRO FORMA basis to (x) the incurrence of any Indebtedness the proceeds of which are used to finance a Permitted Acquisition after the first day of the relevant Calculation Period as if such Indebtedness, had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness unless accompanied by a corresponding commitment reduction or paid with other permitted Indebtedness) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period and (z) the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected as if such Permitted Acquisitions had been consummated at the beginning of such Calculation Period, with the following rules to apply in connection therewith:

           (i) all Indebtedness (x) used to finance Permitted Acquisitions and incurred after the first day of the relevant Calculation Period shall be deemed to have been incurred (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination (and thereafter in the case of projections pursuant to Section 7.14(v)) and (y) permanently retired or redeemed after the first day of the relevant Calculation Period (other than revolving Indebtedness unless accompanied by a corresponding commitment reduction) shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination (and thereafter in the case of projections pursuant to Section 7.14(v));

          (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate Indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); PROVIDED that for purposes of calculations pursuant to Section 7.14(v), all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions; and

         (iii) in making any determination of Consolidated EBITDA, PRO FORMA effect shall be given to all Permitted Acquisition Cost Savings, as if such Permitted Acquisition Cost Savings were realized on the first day of the relevant period.

            "Qualified Preferred Equity" shall mean any preferred equity (including, without limitation, any preferred equity issued on the Initial Borrowing Date as part of the Equity Financing) of Holdings, the Intermediate Parent or the Parent the express terms of which shall provide that Dividends thereon shall not be required to be paid in cash at any time that such cash payment would be prohibited by the terms of this Agreement (and any refinancing, replacements or extensions hereof) and in either case which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including an event which would constitute a Change of Control), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an event which would constitute a Change of Control), in whole or in part, on or prior to the first anniversary of the then latest Maturity Date.

            "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December (commencing with the last Business Day of December, 2000).

            "RC Bank" shall mean, at any time, each Bank with a Revolving Loan Commitment (or after the termination of the Total Revolving Loan Commitment, each Bank which had a Revolving Loan Commitment immediately prior to such termination).

            "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 ET SEQ.

            "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements thereto and fixtures thereon, including Leaseholds.

            "Recovery Event" shall mean the receipt by Holdings, the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any Mortgaged Property, and (ii) under any policy of insurance required to be maintained under Section 7.03 as relating to any Mortgaged Property.

            "Refinancing" shall mean and include the refinancing and repayment in full of all amounts outstanding under, and the termination in full of all commitments in respect of, the Indebtedness to be Refinanced.

            "Register" shall have the meaning provided in Section 13.14.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

            "Replaced Bank" shall have the meaning provided in Section 1.13.

            "Replacement Bank" shall have the meaning provided in Section 1.13.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsections
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

            "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Term Loans and Revolving Loan Commitments (or after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans and Revolving Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) constitute greater than 50% of the sum of (i) the total outstanding Term Loans of Non-Defaulting Banks and (ii) the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of Defaulting Banks (or, after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Revolving Percentages of all Non-Defaulting Banks of the Letter of Credit Outstandings at such time).

            "Restructuring" shall mean the restructuring of the operations of Holdings and its Subsidiaries pursuant to the transactions and other events described in Schedule XIV hereto.

            "Restructuring Cost Savings" shall mean, at any time of measurement, those demonstrable cost savings actually achieved in connection with or as a result of the Restructuring at any time prior to such time of measurement, PROVIDED that such cost savings (i) would be permitted to be recognized in PRO FORMA statements prepared in accordance with Regulation S-X of the Securities Act or (ii) are attributable to (w) headcount and other operating expense reductions, (x) direct labor and overhead reductions, (y) material sourcing and procurement or (z) consolidation and rationalization of distribution facilities.

            "Returns" shall have the meaning provided in Section 6.09.

            "Revolving Loan" shall have the meaning provided in Section 1.01(c).

            "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name on Schedule I directly below the column entitled "Revolving Loan Commitment", as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 9, (y) increased from time to time pursuant to Section 1.14 and (z) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

            "Revolving Loan Maturity Date" shall mean December 31, 2006.

            "Revolving Note" shall have the meaning provided in Section 1.05(a)(iii).

            "Revolving Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, PROVIDED that if the Revolving Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Revolving Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination but giving effect to any subsequent assignments permitted hereunder.

            "Rollover Amount" shall have the meaning provided in Section
8.07(a).

            "S&P" shall mean Standard & Poor's Ratings Services.

            "Scheduled Repayments" shall mean each A Term Loan Scheduled Repayment and each B Term Loan Scheduled Repayment.

            "SEC" shall have the meaning provided in Section 7.01(h).

            "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

            "Secured Creditors" shall have the meaning assigned to that term in the respective Security Documents.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Security Agreement" shall have the meaning provided in Section
5.09.

            "Security Agreement Collateral" shall mean all "Collateral" as defined in each Security Agreement.

            "Security Documents" shall mean the Pledge Agreement, the Dynavox Pledge Agreement, the Security Agreement, the Escrow Agreement and each Mortgage.

            "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by Holdings (and not guaranteed or supported in any way by the Borrower or any of its Subsidiaries) in the form of Exhibit R, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

            "Shareholders' Agreement" shall have the meaning provided in Section 5.06(i).

            "Sponsors" shall mean each of VCP IV and PAEP and their respective Affiliates and partners and, in the case of any such Person who is an individual, the immediate family members of such Person and trusts for the benefit of such Person and/or his or her immediate family members.

            "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

            "Stated Amount" shall mean, for each Letter of Credit, the maximum amount available to be drawn thereunder, in each case determined without regard to whether any conditions to drawing could then be met.

            "Subordinated Note Documents" shall mean all documents or instruments governing or relating to the incurrence of indebtedness under the Subordinated Notes (including, without limitation, that certain side letter among the Borrower, the Intermediate Parent and VCP IV dated December 6, 2000).

            "Subordinated Notes" shall mean the Indebtedness outstanding under the Senior Subordinated Loan Agreement, dated as of December 6, 2000, among the Borrower, various lending institutions party thereto and Bankers Trust Company, as Administrative Agent; PROVIDED that if such Indebtedness is refinanced as provided in Section 8.04(xiii), the term "Subordinated Notes" shall thereafter mean such refinancing Indebtedness.

            "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Notwithstanding the foregoing, (a) at all times on and after the Initial Borrowing Date, Sunrise and its Subsidiaries shall be deemed to be Subsidiaries of Holdings and (b) following the consummation of the Dynavox Restructuring, the Dynavox LLC shall be deemed to be a Subsidiary of Sunrise.

            "Subsidiary Assumption Agreement" shall have the meaning provided in Section 7.16(c).

            "Subsidiary Guarantor" shall mean each Subsidiary of Holdings which is required to be party to any Guaranty pursuant to the terms of this Agreement.

            "Subsidiary Guaranty" shall have the meaning provided in Section 7.16(b).

            "SunMed Finance" means SunMed Finance Inc., a Delaware corporation.

            "Sunrise" shall mean Sunrise Medical Inc., a Delaware corporation.

            "Sunrise Common Stock" shall mean the outstanding common stock of Sunrise.

            "Swingline Bank" shall mean BTCo.

            "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

            "Swingline Loan" shall have the meaning provided in Section 1.01(d)(A).

            "Swingline Note" shall have the meaning provided in Section 1.05(a)(iv).

            "Syndication Date" shall mean the earlier of (x) the 90th day following the Initial Borrowing Date and (y) that date upon which the Administrative Agent determines (and notifies the Borrower) that the primary syndication (and the resultant addition of Persons as Banks pursuant to Section 13.04) has been completed.

            "Tax Benefit" shall have the meaning provided in Section 4.04(d).

            "Taxes" shall have the meaning provided in Section 4.04(a).

            "Tender Offer" shall mean the offer of Newco to tender for all of the Sunrise Common Stock for the Tender Offer Price, made pursuant to the Offer to Purchase dated October 30, 2000 (as supplemented from time to time).

            "Tender Offer Documents" shall mean the material documentation related to the Tender Offer, including all public filings made with the SEC in connection therewith.

            "Tender Offer Price" shall mean the price of $10.00 per share of Sunrise Common Stock offered pursuant to the Tender Offer.

            "Term Loan" shall mean each A Term Loan and B Term Loan.

            "Test Period" shall mean, at any time, each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period.

            "Total A Term Loan Commitment" shall mean, at any time, the sum of the A Term Loan Commitments of each of the Banks.

            "Total B Term Loan Commitment" shall mean, at any time, the sum of the B Term Loan Commitments of each of the Banks.

            "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

            "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Banks.

            "Total Term Loan Commitment" shall mean, at any time, the sum of the A Term Loan Commitments and B Term Loan Commitments of each of the Banks.

            "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans plus the then aggregate amount of Letter of Credit Outstandings.

            "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

            "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being four separate Tranches, I.E., A Term Loans, B Term Loans, Revolving Loans and Swingline Loans.

            "Transaction" shall mean (i) the consummation of the Tender Offer,
(ii) the consummation of the Equity Financing, (iii) the incurrence of the Subordinated Notes, (iv) the incurrence of the Term Loans hereunder on the Initial Borrowing Date, (v) the payment of fees and expenses in connection with the foregoing (which shall in no event exceed $23,500,000) and (vi) at all times after (and at no time prior to) the consummation of the Merger, the consummation of the Merger and the Refinancing.

            "Transaction Documents" shall mean the Tender Offer Documents, the documents governing the Equity Financing, the Subordinated Note Documents, the documents governing the Refinancing and the Merger Documents.

            "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, I.E., whether a Base Rate Loan or a Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

            "United States" and "U.S." shall each mean the United States of America.

            "Unpaid Drawing" shall have the meaning provided for in Section 2.04(a).

            "Unrecovered Amount" shall mean, with respect to any investment, loan or advance at any time, the principal cost of such investment, loan or advance less (i) any return of capital with respect thereto and (ii) the net cash proceeds of any sale of all or any part thereof; PROVIDED that the "Unrecovered Amount" of any investment, loan or advance shall not be less than zero.

            "Unutilized Commitment" with respect to any Bank at any time shall mean such Bank's Revolving Loan Commitment at such time, if any, less the sum of
(x) the aggregate outstanding principal amount of all Revolving Loans made by such Bank and (y) such Bank's Revolving Percentage of the Letter of Credit Outstandings.

            "VCP IV" shall mean Vestar Capital Partners IV, L.P.

            "Waivable Repayment" shall have the meaning provided in Section 4.02(m).

            "Wholly-Owned Domestic Subsidiary" shall mean any Domestic Subsidiary of the Borrower that is a Wholly-Owned Subsidiary.

            "Wholly-Owned Foreign Subsidiary" shall mean any Foreign Subsidiary of the Borrower that is a Wholly-Owned Subsidiary.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock or other equity interests (other than (a) director's qualifying shares and (b) any other shares of equity interests of a Foreign Subsidiary of the Borrower (not to exceed 5% of such Foreign Subsidiary's total equity interests (determined on a fully diluted basis) required by law to be issued to Persons other than the Borrower and its Wholly-Owned Subsidiaries)) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than a portion of such equity interest of any Foreign Subsidiary (not to exceed 5% of such Foreign Subsidiary's total equity interest (determined on a fully diluted basis) required by law to be issued to Persons other than the Borrower and its Wholly-Owned Subsidiaries).

            SECTION 11. THE ADMINISTRATIVE AGENT.

            11.01 APPOINTMENT. The Banks hereby designate BTCo as the Administrative Agent (for purposes of this Section 11, the term "Administrative Agent" shall include BTCo in its capacity as Administrative Agent and as Collateral Agent pursuant to the Security Documents and any Lending Affiliate of BTCo performing any of the duties or functions of the

Administrative Agent hereunder or under any other Credit Document) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

            11.02 NATURE OF DUTIES. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

            11.03 LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT. Independently and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

            11.04 CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Bank or the holder of any Note by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

            11.05 RELIANCE. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

            11.06 INDEMNIFICATION. (a) To the extent the Administrative Agent is not reimbursed and indemnified by Holdings and the Borrower, the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Banks (determined as if there were no Defaulting Banks), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

            (b) The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

            11.07 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to make Loans under this Agreement, the Administrative Agent in its individual capacity shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent in its individual capacity may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

            11.08 HOLDERS. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            11.09 RESIGNATION BY THE ADMINISTRATIVE AGENT. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder and under the other Credit Documents who shall be a Bank, a commercial bank or a trust company in each case reasonably acceptable to the Borrower.

            (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder and under the other Credit Documents until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any of the Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

            SECTION 12. HOLDINGS GUARANTY.

            12.01 THE GUARANTY. In order to induce the Administrative Agent, the Issuing Bank and the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the issuance of the Letters of Credit, Holdings hereby agrees with the Banks as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Guaranteed Creditors under this Agreement and the other Credit Documents and all Interest Rate Protection Agreement or Other Hedging Agreements entered into by a Guaranteed Creditor or a Lending Affiliate of a Guaranteed Creditor. If any or all of the indebtedness of the Borrower to the Guaranteed Creditors becomes due and payable hereunder or under such other Credit Documents or Interest Rate Protection Agreement or Other Hedging Agreements, Holdings unconditionally promises to pay such indebtedness to the Banks, on demand, together with any and all reasonable out-of-pocket expenses which may be incurred by the Administrative Agent or the Banks in collecting any of such indebtedness. The word "indebtedness" is used in this Section 12 in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Borrower arising in connection with this Agreement or any other Credit Documents or under any Interest Rate Protection Agreement or Other Hedging Agreement with a Guaranteed Creditor or a Lending Affiliate of a Guaranteed Creditor, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

            12.02 BANKRUPTCY. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all indebtedness of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 9.05, and unconditionally and irrevocably promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in Dollars.

            12.03 NATURE OF LIABILITY. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the indebtedness which such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

            12.04 GUARANTY ABSOLUTE. No invalidity, irregularity or unenforceability of all or any part of the indebtedness guaranteed hereby or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the indebtedness guaranteed herein.

            12.05 INDEPENDENT OBLIGATION. The obligations of Holdings hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

            12.06 AUTHORIZATION. Holdings authorizes the Guaranteed Creditors without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

            (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the indebtedness (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the indebtedness as so changed, extended, renewed or altered;

            (b) take and hold security for the payment of the indebtedness and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the indebtedness or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

            (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

            (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

            (e) settle or compromise any of the indebtedness, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

            (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of Holdings or the Borrower remain unpaid;

            (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

            (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Section 12.

            12.07 RELIANCE. It is not necessary for any Guaranteed Creditors to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

            12.08 SUBORDINATION. Any indebtedness of the Borrower now or hereafter held by Holdings is hereby subordinated to the indebtedness of the Borrower to the Administrative Agent and the Banks; and such indebtedness of the Borrower to Holdings, if the Administrative Agent (at the direction of the Required Banks), after an Event of Default has occurred, so requests, shall be collected, enforced and received by Holdings as trustee for the Guaranteed Creditors and be paid over to the Guaranteed Creditors on account of the indebtedness of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any indebtedness of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

            12.09 WAIVERS. (a) Holdings waives any right to require any Guaranteed Creditors to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than to the extent of payment in full of the indebtedness. The Guaranteed Creditors may, in accordance with the Credit Documents, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the indebtedness has been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

            (b) Except as otherwise specifically required hereunder, Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the indebtedness and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

            Holdings warrants and agrees that each of the waivers set forth above in this Section 12.09 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

            12.10 GUARANTY CONTINUING. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Guaranteed Creditors in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Guaranteed Creditors or any subsequent holder of a Note, or issuer of, or participant in, a Letter of Credit would otherwise have. No notice to or demand on Holdings in any case shall entitle Holdings to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Guaranteed Creditors or any holder, creator or purchaser to any other or further action in any circumstances without notice or demand.

            12.11 BINDING NATURE OF GUARANTIES. This Guaranty shall be binding upon Holdings and its successors and assigns and shall inure to the benefit of the Guaranteed Creditors and their successors and assigns.

            12.12 JUDGMENTS BINDING. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the indebtedness and such Guaranteed Creditor repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such Guaranteed Creditor with any such claimant (including the Borrower) then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation hereof or the cancellation of any Note, or other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the Guaranteed Creditors hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

            SECTION 13. MISCELLANEOUS.

            13.01 PAYMENT OF EXPENSES, ETC. Each of Holdings and the Borrower, jointly and severally, agree to: (i) whether or not the transactions herein contemplated are consummated, pay (A) all reasonable out-of-pocket costs and expenses of the Administrative Agent (for purposes of this Section 13.01, the term "Administrative Agent" shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents) (including, without limitation, the reasonable fees and disbursements of White & Case LLP and one local counsel in each jurisdiction) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, (B) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent) in connection with any amendment, waiver or consent relating hereto or thereto, and the determination of compliance or non-compliance by Holdings and its Subsidiaries with the provi-sions hereof or thereof, including, without limitation, with respect to Permitted Acquisitions, (C) all reasonable fees and disbursements of consultants and advisors retained by the Administrative Agent or its counsel in connection with the administration of the Credit Documents, but only to the extent retained after a determination by the Administrative Agent (in its sole discretion) that such retention is advisable to protect the interests of the Banks in light of underperformance by, or other distressed situation relating to, Holdings and its Subsidiaries taken as a whole, (D) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with its syndication efforts with respect to this Agreement (including, without limitation, the reasonable fees and disbursements of White & Case LLP) and (E) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Issuing Bank and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the execution, delivery or enforcement of this Agreement or any other Credit Document or any document or instrument referred to therein or herein and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) defend, protect, indemnify and hold harmless the Administrative Agent, the Issuing Bank, each Bank and each of their respective Affiliates, and each of their respective officers, directors, employees, representatives, attorneys and Administrative Agents (collectively called the "Indemnitees") from and against any and all liabilities, obligations (including removal or remedial actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, claims, actions, judgments, suits, reasonable out-of-pocket costs, expenses and disbursements (including reasonable attorneys' and consultants fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or assessed against the Indemnitees directly or indirectly based on, or arising or resulting from, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, the Collateral Agent or any Bank is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Administrative Agent, the Collateral Agent, any Bank, the Borrower or any third person or otherwise) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents; (b) any non-compliance of any Environmental Law relating to any Real Property at any time owned or operated by Holdings or any of its Subsidiaries; (c) the actual or alleged generation, presence or Release of Hazardous Materials on or from, or the transportation of Hazardous Materials to or from, any Real Property owned or at any time operated by Holdings or any of its Subsidiaries; (d) any Environmental Claim relating to Holdings or any of its Subsidiaries or any Real Property owned or at any time operated by Holdings or any of its Subsidiaries;
(e) the exercise of the rights of the Administrative Agent and of any Bank under any of the provisions of this Agreement or any other Credit Document or any Letter of Credit or any Loans hereunder; or (f) the consummation of any transaction contemplated herein (including, without limitation, the Transaction) or in any other Credit

Document (clauses (a) through (f), collectively, the "Indemnified Matters") regardless of when such Indemnified Matter arises; but excluding any such Indemnified Matter to the extent based on the gross negligence or willful misconduct of any Indemnitee.

            13.02 RIGHT OF SETOFF. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of each Credit Party against and on account of the Obligations and liabilities of such Person to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to
Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            (b) Notwithstanding the foregoing subsection (a), at any time that the Loans or any other Obligation shall be secured by real property located in California, no Bank or the Administrative Agent shall exercise a right of setoff, lien or counterclaim or take any court or administrative action or institute any proceeding to enforce any provision of this Agreement or any Note unless it is taken with the consent of the Required Banks or, to the extent required by Section 13.12 of this Agreement, all of the Banks, or approved in writing by the Administrative Agent, if such setoff or action or proceeding would or might (pursuant to California Code of Civil Procedure Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure or Section 2924 of the California Civil Code, if applicable, or otherwise) affect or impair the validity, priority, or enforceability of the Liens granted to the Collateral Agent pursuant to the Security Documents or the enforceability of the Notes and other obligations hereunder, and any attempted exercise by any Bank or the Administrative Agent of any such right without obtaining such consent of the Required Banks or the Administrative Agent shall be null and void. This subsection (b) shall be solely for the benefit of each of the Banks and the Administrative Agent hereunder.

            13.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, telecopied or delivered: if to Holdings or the Borrower, at its address specified opposite its signature below; if to any Bank, at its address specified on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party (or any pledgor under the Dynavox Pledge Agreement) or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, facsimilied or sent by overnight courier, be effective three Business Days after deposited in the mails, certified, return receipt requested, one day following delivery to an overnight courier, as the case may be, or when sent by facsimile device, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

            13.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, that, except pursuant to the Borrower Acknowledgment and Assumption, no Credit Party (or any pledgor under the Dynavox Pledge Agreement) may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Banks; and PROVIDED FURTHER, that although any Bank may grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in
Section 13.04(b)) and the participant shall not constitute a "Bank" hereunder; and PROVIDED FURTHER, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the Commitments in which such participant is participating over the amount thereof then in effect (it being understood that a waiver of any conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment or of a mandatory prepayment shall not constitute an increase of the Commitment in which any participant is participating, that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment in which any participant is participating, and that an increase in any Commitment shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or
(iii) release all or substantially all of the Collateral under all of the Security Documents (in each case except as expressly provided in the Credit Documents), or any Guarantor or Guaranty (in each case except as expressly provided in the relevant Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

            (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitments (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to (i) its parent company and/or any Lending Affiliate of such Bank or to one or more Banks or (ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Bank or by a Lending Affiliate of such investment advisor or

(y) assign all, or if less than all, a portion equal to at least $5,000,000 (or, in the case of B Term Loan Commitments and B Term Loans, $2,500,000) in the aggregate for the assigning Bank or assigning Banks, of such Commitment (and related outstanding Obligations hereunder) and/or outstanding principal amount of Term Loans to one or more Eligible Transferees (treating (x) any fund that invests in bank loans and (y) any other fund that invests in bank loans and is managed by the same investment advisor as such fund or by a Lending Affiliate of such investment advisor, as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement substantially in the form of Exhibit O, PROVIDED that (i) at such time Schedule I shall be deemed modified to reflect the Commitment and/or outstanding Term Loans, as the case may be, of such new Bank and of the existing Banks, (ii) if requested by the assigning Bank or the assignee Bank, upon surrender of the old Notes (with the old Notes of the assigning Bank to be marked "Canceled") (or the furnishing of a standard indemnity letter from the respective assigning Bank in respect of any lost Notes reasonably acceptable to Holdings), new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Term Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Event of Default exists, the Borrower shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) of this Section 13.04(b) (which consent, in each case, shall not be unreasonably withheld or delayed), (iv) the consent of the Issuing Bank shall be required in connection with any assignment of Revolving Loan Commitments pursuant to clause (y) of this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed) and (v) the Administrative Agent shall receive at the time of each assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, PROVIDED FURTHER, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.14. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or outstanding Term Loans. At the time of each assignment pursuant to this
Section 13.04(b) to a Person which is not already a Bank hereunder, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a
Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitments and outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, due to circumstances existing at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary contained above, at any time after the termination of the Total Revolving Loan Commitment, if any Revolving Loans or Letters of Credit remain outstanding, assignments may be made as provided above, except that the respective assignment shall be of a portion of the outstanding Revolving Loans of the respective RC Bank.

            (c) Nothing in this Agreement shall prevent or prohibit any Bank or BTCo from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

            13.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between Holdings or the Borrower or any other Credit Party (or any pledgor under the Dynavox Pledge Agreement) and the Administrative Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party (or any pledgor under the Dynavox Pledge Agreement) in any case shall entitle any Credit Party (or any pledgor under the Dynavox Pledge Agreement) to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

            13.06 PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Fees or other Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party (or any pledgor under the Dynavox Pledge Agreement) to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            13.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings or the Borrower to the Banks; it being understood and agreed that notes may be absent in the interim financial statements). In addition, except as otherwise specifically provided herein, all computations determining compliance with Sections 4.02 and 8, including definitions used therein, shall utilize accounting principles and policies in effect from time to time; PROVIDED that if any such accounting principle or policy shall change after the Effective Date, the Borrower shall give prompt notice thereof to the Administrative Agent and each of the Banks and if within 90 days following such notice the Borrower, the Administrative Agent or the Required Banks shall elect by giving written notice of such election to the other parties hereto, such computations shall not give effect to such change unless and until this Agreement shall be amended pursuant to Section 13.12 to give effect to such change. Notwithstanding the foregoing, to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a PRO FORMA Basis.

            (b) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days (365-366 days in the case of interest on Base Rate Loans maintained at the Prime Lending Rate) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

            13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of Holdings and the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid Courts. Each Credit Party hereby further irrevocably waives any claim that such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each of Holdings and the Borrower irrevocably consents to the service of process out of any of the aforementioned Courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Holdings or the Borrower at its address set forth opposite its signatures below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent under this Agreement, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

            (b) Each of Holdings and the Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other credit document brought in the Courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such Court that any such action or proceeding brought in any such Court has been brought in an inconvenient forum.

            (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

            13.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Holdings and the Administrative Agent.

            13.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which Holdings, the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or facsimile transmission notice (actually received) in accordance with Section 13.03 at such office that the same has been signed and mailed to it.

            13.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            13.12 AMENDMENT OR WAIVER. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto (and, in the case of the Dynavox Pledge Agreement, the pledgors thereunder) and the Required Banks; PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Bank directly affected thereby: (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit or Unpaid Drawing beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof; (ii) release all or substantially all of the Collateral (except as expressly provided in the relevant Credit Documents) or all or substantially all of the Guarantors from their Guaranties (in each case except as expressly provided in the relevant Credit Documents); (iii) amend, modify or waive any provision of Section 13.06 or this Section 13.12; (iv) reduce the percentage specified in, or otherwise modify, the definition of Required Banks (it being understood that, with the consent of the Required Banks, extensions of credit pursuant to this Agreement in addition to those set forth in or contemplated by this Agreement on the Effective Date may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date); or (v) except for the Borrower Acknowledgment and Assumption, consent to the assignment or transfer by Holdings or the Borrower of any of its rights and obligations under this Agreement; PROVIDED FURTHER, that no such change, waiver, discharge or termination shall: (1) increase the Commitments of any Bank over the amount thereof then in effect (it being understood that a waiver of any conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment or of a mandatory prepayment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank) without the consent of such Bank; (2) without the consent of the Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit; (3) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 11 or any other provision relating to the rights or obligations of the Administrative Agent; (4) without the consent of the Collateral Agent, amend, modify or waive any provision of
Section 11 or any other provision relating to the rights or obligations of the Collateral Agent; (5) without the consent of the Majority Banks of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Banks of each Tranche in the case of an amendment to the definition of Majority Banks), amend the definition of Majority Banks or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section 4.01 or 4.02 (excluding Sections 4.02(b) and (c)) (although the Required Banks may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered) or
(6) without the consent of the Majority Banks of the respective Tranche, amend, modify or waive any Scheduled Repayment of such Tranche.

            (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each Replacement Bank consents to the proposed change, waiver, discharge or termination, provided that the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

            (c) Notwithstanding anything to the contrary contained above in this
Section 13.12, the Collateral Agent may (i) enter into amendments to the Subsidiary Guaranty and the Security Documents for the purpose of adding additional Subsidiaries of Holdings (or other Credit Parties) or other pledgors as parties thereto and (ii) enter into security documents to satisfy the requirements of Sections 7.11 and 7.14, in each case without the consent of the Required Banks.

            13.13 CONFIDENTIALITY. (a) Subject to the provisions of clause (b) of this Section 13.13, each Bank agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another

Bank if such Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this
Section 13.13 to the same extent as such Bank) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Banks in writing as confidential or would customarily be treated as confidential in banking practice, PROVIDED that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Administrative Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant (or its investment advisor) in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, PROVIDED that such prospective transferee agrees to maintain the confidentiality contained in this Section.

            (b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Bank may share with any of its Lending Affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings, the Borrower and their Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.13 to the same extent as such Bank).

            13.14 REGISTER. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.14, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of the assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of the assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall, to the extent requested, be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.14 other than those resulting from the Administrative Agent's willful misconduct or gross negligence.

            13.15 SPECIAL PROVISIONS REGARDING PLEDGES OF EQUITY INTERESTS IN, AND PROMISSORY NOTES OWED BY, PERSONS NOT ORGANIZED IN THE UNITED STATES, THE NETHERLANDS AND THE UNITED KINGDOM. The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, all promissory notes executed by, and all (or 65%, as the case may be) of the capital stock and other equity interests in, various Persons owned by the respective Credit Party be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the United States, The Netherlands and the United Kingdom (the "Qualified Jurisdictions"), as applicable, to perfect the security interests in the capital stock and other equity interests of, and promissory notes issued by, any Person organized under the laws of said jurisdictions (in each case, to the extent said capital stock, other equity interests or promissory notes are owned by any Credit Party). Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of promissory notes issued by, or capital stock or other equity interests in, any Person organized under the laws of a jurisdiction other than those specified in the immediately preceding sentence, it is acknowledged that, as of the Initial Borrowing Date, no actions have been required to be taken to perfect, under U.S. or any local law of the jurisdiction of the Person who issued the respective promissory notes or whose capital stock or other equity interests are pledged, under the Security Documents. The Credit Parties hereby agree that, following any request by the Administrative Agent or Required Banks to do so in respect to any such asset that is material, each Credit Party shall, and shall cause its Subsidiaries to, take such actions (including, without limitation, the making of any filings and the delivery of appropriate legal opinions) under U.S. law or the local law of any jurisdiction with respect to which such actions have not already been taken as are reasonably determined by the Administrative Agent or Required Banks to be necessary or desirable in order to fully perfect, preserve or protect the security interests in such assets granted pursuant to the various Security Documents under the laws of such jurisdictions, provided that such actions are commercially reasonable in light of the value of the collateral which is the subject of such actions. If requested to do so pursuant to this Section 13.15, all such actions shall be taken in accordance with the provisions of this
Section 13.15 as promptly as reasonably practicable. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under U.S. or local law (but only with respect to capital stock of, other equity interests in, and promissory notes issued by, Persons organized under laws of jurisdictions other than Qualified Jurisdictions) not required to be taken in accordance with the provisions of this Section 13.15, PROVIDED that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this
Section 13.15.

                                    *  *  *

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

ADDRESS:


245 Park Avenue, 41st Floor           V.S.M. HOLDINGS, INC.
New York, NY  10167
Telephone No.: (212) 351-1600
Telecopy No.: (212) 808-4922          By  /s/ Steven M. Silver
Attention:  Steven M. Silver             -------------------------------
                                         Name: Steven M. Silver
                                         Title: Vice President
with a copy to:
Vestar Capital Partners IV, L.P.
245 Park Avenue, 41st Floor
New York, NY  10167
Telephone No.: (212) 351-1600
Telecopy No.: (212) 808-4922
Attention:  Jack M. Feder, Esq.

245 Park Avenue, 41st Floor           V.S.M. ACQUISITION CORP.
New York, NY  10167
Telephone No.: (212) 351-1600
Telecopy No.: (212) 808-4922          By  /s/ Steven M. Silver
Attention:  Steven M. Silver             -------------------------------
                                         Name: Steven M. Silver
                                         Title: Vice President

with a copy to:
Vestar Capital Partners IV, L.P.
245 Park Avenue, 41st Floor
New York, NY  10167
Telephone No.: (212) 351-1600
Telecopy No.: (212) 808-4922
Attention:  Jack M. Feder, Esq.

                                       BANKERS TRUST COMPANY,
                                        Individually and as
                                        Administrative Agent


                                       By  /s/ Scottye D. Lindsey
                                          -------------------------------
                                          Name: Scottye D. Lindsey
                                          Title: Vice President

                                       CREDIT AGRICOLE INDOSUEZ,


                                       By  /s/ Ken Kencel
                                          -------------------------------
                                          Name: Ken Kencel
                                          Title: Managing Director


                                       By  /s/ Pierre Estivals
                                          -------------------------------
                                          Name: Pierre Estivals
                                          Title: Senior Vice President

                                       CREDIT LYONNAIS NEW YORK BRANCH,


                                       By  /s/ Philippe Soustra
                                          -------------------------------
                                          Name: Philippe Soustra
                                          Title: Senior Vice President

                                       FIRST UNION NATIONAL BANK


                                       By  /s/ Keith S. Law
                                          -------------------------------
                                          Name: Keith S. Law
                                          Title: Vice President

                                      NEW YORK LIFE INSURANCE COMPANY


                                      By  /s/ David L. Bangs
                                         -------------------------------
                                         Name: David L. Bangs
                                         Title: Vice President


                                      NEW YORK LIFE INSURANCE AND ANNUITY
                                      CORPORATION


                                      By:  New York Life Investment
                                           Management LLC, its Investment
                                           Manager


                                      By /s/ David L. Bangs
                                         -------------------------------
                                         Name: David L. Bangs
                                         Title: Managing Director

                                                                      SCHEDULE I

                                   COMMITMENTS

                                 A Term            B Term          Revolving
         Bank               Loan Commitment   Loan Commitment   Loan Commitment
         ----               ---------------   ---------------   ---------------
         Bankers Trust       $23,333,333.34    $67,416,666.66    $26,250,000.00
          Company

         Credit Agricole     $10,000,000.00    $26,750,000.00    $11,250,000.00
          Indosuez

         Credit Lyonnais      $4,242,424.24    $13,257,575.76     $7,500,000.00
          New York Branch

         First Union          $2,424,242.42     $7,575,757.58     $5,000,000.00
          National Bank

         New York Life             $ 0          $5,000,000.00         $ 0
          Insurance Company

         New York Life             $ 0          $5,000,000.00         $ 0
          Insurance and
          Annuity
          Corporation

                             --------------    ---------------   --------------
         Total:              $40,000,000.00    $125,000,000.00   $50,000,000.00

                                                                     EXHIBIT XIV

                                 BANK ADDRESSES


Bank                                     Address
----                                     -------

Bankers Trust Company                    130 Liberty Street
                                         New York, NY 10006
                                         Attn.:  Scottye Lindsey
                                         Tel. No.: (212) 250-3964
                                         Fax No.: (212) 250-7218

Credit Agricole Indosuez                 666 Third Avenue, Ninth Floor
                                         New York, New York 10017
                                         Attn:  Michael Arougheti
                                         Tel. No.: (212) 278-2206
                                         Fax No.: (212) 278-2203

Credit Lyonnais New York Branch          1301 Avenue of the Americas
                                         New York, New York 10019
                                         Attn:  Charles Heidsieck
                                         Tel. No.: (212) 261-7380
                                         Fax No.: (212) 261-3440

First Union National Bank                One First Union Center
                                         301 South College Street
                                         Charlotte, North Carolina  28288
                                         Attn:  Michael Monte
                                         Tel. No.: (704) 383-1114
                                         Fax No.:  (704) 383-1931

New York Life Insurance Company          51 Madison Avenue
                                         New York, New York  10010
                                         Attn:  Thomas Knoff
                                         Tel. No.: (212) 576-7628
                                         Fax No.: (212) 576-6752

New York Life Insurance Company and      51 Madison Avenue
Annuity Corporation                      New York, New York  10010
                                         Attn:  Thomas Knoff
                                         Tel. No.: (212) 576-7628
                                         Fax No.: (212) 576-6752

                                                                       EXHIBIT A



                           FORM OF NOTICE OF BORROWING



Bankers Trust Company, as Administrative Agent
  for the Banks party to the
  Credit Agreement referred
  to below
130 Liberty Street
New York, New York  10006

Attention: ____________________

Ladies and Gentlemen:

            The undersigned [V.S.M. Acquisition Corp.] [Sunrise Medical Inc.] (the "Borrower"), refers to the Credit Agreement, dated as of December 6, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among V.S.M. Holdings, Inc., the Borrower, the financial institutions from time to time party thereto (the "Banks"), and you, as Administrative Agent for such Banks, and hereby gives you notice, irrevocably (provided that the Minimum Condition (as defined in the Tender Offer Documents) is satisfied), pursuant to
Section 1.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03 of the Credit Agreement:

            (i)   The Business Day of the Proposed Borrowing is [Date].(1)

            (ii)  The aggregate principal amount of the Proposed Borrowing is
      _____________.

            (iii) The Proposed Borrowing is to consist of [A Term Loans][B Term Loans] [Revolving Loans].


----------
(1) Shall be a Business Day at least one Business Day in the case of Base Rate Loans (or same day written notice in the case of Loans to be incurred on the Initial Borrowing Date) and three Business Days in the case of all Eurodollar Loans.

                                                                       Exhibit A
                                                                          Page 2

            (iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].(2)

            [(v) The initial Interest Period for the Proposed Borrowing is [one week](3) [one, two, three, six, nine or twelve month[s]].(4)













----------
(2) Eurodollar Loans may not be incurred prior to the Syndication Date except on the first day of a Pre-Syndication Interest Period.

(3) To be included only prior to the Syndication Date.

(4) To be included for a Proposed Borrowing of Eurodollar Loans.

                                                                       Exhibit A
                                                                          Page 3

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

            (A) the representations and warranties contained in the Credit Agreement or in the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof (except for any representation and warranty that speaks only as of a specific date, which shall be true and correct in all material respects as of such date), as though made on such date; and

            (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                          Very truly yours,

                                          [V.S.M. ACQUISITION CORP.][SUNRISE
                                          MEDICAL INC.]



                                          By:_______________________________
                                             Name:
                                             Title:

                                                                     EXHIBIT B-1


                               FORM OF A TERM NOTE

$___________________                                          New York, New York
                                                              [Date of Issuance]

            FOR VALUE RECEIVED, V.S.M. Acquisition Corp., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ______________________ (the "Bank"), in lawful money of the United States in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) of Bankers Trust Company (the "Administrative Agent"), on the A Term Loan Maturity Date (as defined in the Agreement) the principal sum of __________________ DOLLARS or, if less, the then unpaid principal amount of all A Term Loans (as defined in the Agreement) made by the Bank to the Borrower pursuant to the Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

            This Note is one of the A Term Notes referred to in the Credit Agreement, dated as of December 6, 2000 among V.S.M. Holdings, Inc., the Borrower, the financial institutions from time to time party thereto (including the Bank), and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents. This Note is also secured by the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the A Term Loan Maturity Date, in whole or in part.

            In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     Exhibit B-1
                                                                          Page 2


            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                       V.S.M. ACQUISITION CORP.


                                       By:______________________________
                                          Name:
                                          Title:

                                                                     EXHIBIT B-2


                               FORM OF B TERM NOTE

$___________________                                          New York, New York
                                                              [Date of Issuance]

            FOR VALUE RECEIVED, V.S.M. Acquisition Corp., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ______________________ (the "Bank"), in lawful money of the United States in immediately available funds, at the Payment Office (as defined in the Agreement) of Bankers Trust Company (the "Administrative Agent"), on the B Term Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of __________________ DOLLARS or, if less, the then unpaid principal amount of all B Term Loans (as defined in the Agreement) made by the Bank to the Borrower pursuant to the Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

            This Note is one of the B Term Notes referred to in the Credit Agreement, dated as of December 6, 2000 among V.S.M. Holdings, Inc., the Borrower, the financial institutions from time to time party thereto (including the Bank), and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents. This Note is also secured by the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the B Term Loan Maturity Date, in whole or in part.

            In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     Exhibit B-2
                                                                          Page 2


            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                       V.S.M. ACQUISITION CORP.


                                       By:______________________________
                                          Name:
                                          Title:

                                                                     EXHIBIT B-3



                             FORM OF REVOLVING NOTE

                                                              New York, New York
                                                              [Date of Issuance]

            FOR VALUE RECEIVED, Sunrise Medical Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _____________________ (the "Bank"), in lawful money of the United States in immediately available funds, at the Payment Office (as defined in the Agreement) of Bankers Trust Company (the "Administrative Agent"), on the Revolving Loan Maturity Date (as defined in the Agreement) the principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank to the Borrower pursuant to the Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount of the Revolving Loans made to the Borrower by the Bank in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

            This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of December 6, 2000 among V.S.M. Holdings, Inc., the Borrower, the financial institutions from time to time party thereto (including the Bank), and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents. This Note is also secured by the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Revolving Loan Maturity Date, in whole or in part.

            In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     Exhibit B-3
                                                                          Page 2


            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                       SUNRISE MEDICAL INC.


                                       By:______________________________
                                          Name:
                                          Title:

                                                                     EXHIBIT B-4


                             FORM OF SWINGLINE NOTE

$10,000,000                                                   New York, New York
                                                              [Date of Issuance]

            FOR VALUE RECEIVED, Sunrise Medical Inc. (the "Borrower"), hereby promises to pay to the order of Bankers Trust Company (the "Bank") in lawful money of the United States in immediately available funds, at the Payment Office (as defined in the Agreement) of Bankers Trust Company (the "Administrative Agent"), on the Swingline Expiry Date (as defined in the Agreement) the principal sum of TEN MILLION DOLLARS or, if less, the then unpaid amount of all Swingline Loans (as defined in the Agreement) made by the Bank to the Borrower pursuant to the Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount of the Swingline Loans made to the Borrower by the Bank in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

            This Note is the Swingline Note referred to in the Credit Agreement, dated as of December 6, 2000 among V.S.M. Holdings, Inc., the Borrower, the financial institutions from time to time party thereto (including the Bank), and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents. This Note is also secured by the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.

            In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     Exhibit B-4
                                                                          Page 2


      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                       SUNRISE MEDICAL INC.


                                       By:______________________________
                                          Name
                                          Title:

                                                                       EXHIBIT C



                   FORM OF REVOLVING LOAN COMMITMENT AGREEMENT


                             [Names(s) of Banks(s)]



                                                       -------------, ------



Sunrise Medical Inc.
2382 Faraday Ave. #200
Carlsbad, CA  92008

re  ADDITIONAL REVOLVING LOAN COMMITMENT

Gentlemen:

            Reference is hereby made to the Credit Agreement, dated as of December 6, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among V.S.M. Holdings, Inc., Sunrise Medical Inc. (the "Borrower" or "you"), the banks from time to time party thereto and Bankers Trust Company, as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

            Each Bank (each an "Additional Revolving Loan Bank") party to this letter agreement (this "Agreement") hereby severally agrees to provide the Additional Revolving Loan Commitment set forth opposite its name on Annex I attached hereto (for each such Additional Revolving Loan Bank, its "Additional Revolving Loan Commitment"). Each Additional Revolving Loan Commitment provided pursuant to this Agreement shall be subject to the terms and conditions set forth in the Credit Agreement, including Section 1.14 thereof.

            Each Additional Revolving Loan Bank party to this Agreement acknowledges and agrees that the Additional Revolving Loan Commitment provided pursuant to this Agreement shall constitute an Additional Revolving Loan Commitment under, and as defined in, the Credit Agreement. Each Additional Revolving Loan Bank party to this Agreement further agrees that, with respect to the Additional Revolving Loan Commitment provided by it pursuant to this Agreement, such Additional Revolving Loan Bank shall receive an upfront fee equal to that amount set forth opposite its name on Annex I hereto.

            Each Additional Revolving Loan Bank party to this Agreement (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with

                                                                       Exhibit C
                                                                          Page 2

copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Bank under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement,
(iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank, and (v) in the case of each lending institution organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States, certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Credit Documents. Upon the execution of a counterpart of this Agreement by the Administrative Agent and the Borrower, the delivery to the Administrative Agent of a fully executed copy (including by way of counterparts and by fax) hereof and the payment of any fees (including, without limitation, the upfront fees payable pursuant to the immediately preceding paragraph) required in connection herewith, each Additional Revolving Loan Bank party hereto shall become a Bank pursuant to the Credit Agreement and, to the extent provided in this Agreement, shall have the rights and obligations of a Bank thereunder and under the other Credit Documents.

            You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on ____________, _____. If you do not so accept this Agreement by such time, our Additional Revolving Loan Commitment set forth in this Agreement shall be deemed cancelled.

            After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by fax) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 13.12 of the Credit Agreement.

                                                                       Exhibit C
                                                                          Page 3


            THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                    Very truly yours,

                                    [NAME OF BANK]

                                    By:__________________________
                                       Name:
                                       Title:

Agreed and Accepted
this ___ day of __________, ____:

SUNRISE MEDICAL INC.


By:_____________________________
   Name:
   Title:



BANKERS TRUST COMPANY,
  as Administrative Agent


By:_____________________________
   Name:
   Title:

                                                        ANNEX I TO EXHIBIT C



                                  UPFRONT FEES


                                Amount of Additional
Name of Bank                 Revolving Loan Commitment         Upfront Fee
------------                 -------------------------         -----------




Total                            __________________            ___________

                                                                       EXHIBIT D

                        FORM OF LETTER OF CREDIT REQUEST





Dated: ______ (1)__________

Bankers Trust Company, as Administrative Agent, under the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit
Agreement"), dated as of December 6, 2000, among V.S.M. Holdings, Inc., Sunrise Medical Inc., the financial institutions from time to time party thereto (the
"Banks"), and Bankers Trust Company, as
Administrative Agent
130 Liberty Street
New York, New York 10006

Issuing Bank: [____________(2)_____________]
              [         Address            ]

Ladies and Gentlemen:

            We hereby request that the Issuing Bank referred to above, issue a [Trade][Standby] Letter of Credit for the account of the undersigned on _________(3) (the "Date of Issuance") in the aggregate stated amount of
_________(4).

----------
(1) Date of Letter of Credit Request.

(2) Name/address of Letter of Credit Issuer (for Standby Letters of Credit insert Bankers Trust Company, 130 Liberty Street, New York, New York 10006,
    Attention: Commercial Loan Division, Standby LC Unit/MS NYC02-1403 and for Trade Letters of Credit insert Deutsche Bank AG, New York Branch, 31 West 52nd Street, New York, New York 10019, Attention: Trade Finance, 12th Floor).

(3) Date of Issuance shall be a Business Day at least three (3) Business Days from the date hereof (or such shorter period as may be acceptable to the Issuing Bank in any given case).

(4) Aggregate initial Stated Amount of Letter of Credit which shall not be less than $25,000.00 (or such lesser amount as is acceptable to the Issuing
    Bank).

                                                                  (continued...)

                                                                       Exhibit D
                                                                          Page 2

            For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

            The beneficiary of the requested Letter of Credit will be _____(5), and such Letter of Credit will be in support of _____(6) and will have a stated expiration date of _____(7).

            We hereby certify that:

            (A) The representations and warranties contained in the Credit Agreement or in the other Credit Documents will be true and correct in all material respects, before and after giving effect to the issuance of the Letter of Credit requested hereby (except for any

----------
(...continued)


(5) Insert name and address of beneficiary.

(6) Insert brief description of L/C Supportable Obligations in the case of a Standby Letter of Credit and insert brief description of permitted trade obligations in the case of Trade Letters of Credit.

(7) Insert last date upon which drafts may be presented which may not be later than (A) in the case of Standby Letters of Credit, the earlier of (x) 12 months after the Date of Issuance and (y) the tenth Business Day preceding the Revolving Loan Maturity Date and (B) in the case of Trade Letters of Credit, (x) 180 days after the Date of Issuance and (y) 30 days prior to the Revolving Loan Maturity Date.

                                                                       Exhibit D
                                                                          Page 3


representation and warranty that speaks only as of a specific date, which shall be true and correct in all material respects as of such date), on the Date of Issuance.

            (B) No Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.

            Copies of all documentation with respect to the supported transaction are attached hereto.

SUNRISE MEDICAL INC.



By:_____________________________
   Name:
   Title:

                                                                       EXHIBIT E


                     FORM OF SECTION 4.04(b)(ii) CERTIFICATE



            Reference is hereby made to the Credit Agreement, dated as of December 6, 2000 among V.S.M. Holdings, Inc., V.S.M. Acquisition Corp., the financial institutions from time to time party thereto, and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                          [NAME OF BANK]



                                          By:_______________________________
                                             Name:
                                             Title:

                                             Date:

                                                EXHIBIT F-1



                                                December 7, 2000

Bankers Trust Company, as Administrative Agent under the Credit Agreement, as hereinafter defined (the "Administrative Agent")

and

The Lenders listed on Schedule I hereto which are parties to the Credit Agreement on the date hereof

      Re: Credit Agreement dated as of December 6, 2000 (the "Credit Agreement") among V.S.M. Holdings, Inc., V.S.M. Acquisition Corp., the lending institutions identified in the Credit Agreement (the "Lenders") and the Administrative Agent

Ladies and Gentlemen:

            We have acted as counsel to V.S.M. Holdings, Inc., a Delaware corporation ("Holdings"), and V.S.M. Acquisition Corp., a Delaware corporation (the "Borrower" and, together with Holdings, the "Credit Parties"), in connection with the preparation, execution and delivery of the following documents:

            (a)  the Credit Agreement;

            (b)  Notes delivered to the Lenders on the date hereof;

            (c)  the Pledge Agreement;

            (d)  the Security Agreement; and

            (e)  the Escrow Agreement.

            The documents described in the foregoing clauses (a) through (e) are collectively referred to herein as the "Credit Documents", and the documents described in the foregoing clauses (c) through (e) are collectively referred to herein as the "Security Documents". Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion is furnished to you pursuant to Section 5.04(i) of the Credit Agreement.

            In connection with the opinion, we have examined:

            (A) the Credit Agreement, signed by each Credit Party that is a party thereto and by the Administrative Agent and certain of the Lenders;

            (B) each other Credit Document, signed by each Credit Party that is a party thereto;

            (C)   forms of the Notes to be delivered after the date hereof; and

            (D)   unfiled copies of the financing statements attached as
                  Schedule II hereto (the "Financing Statements"), naming the Credit Parties indicated therein as debtors and the Collateral Agent as secured party; we understand such financing statements will be filed in the filing offices in the State of New York indicated on such Financing Statements (collectively, the "Filing Offices").

            We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Credit Parties. In addition, we have examined, and have relied as to matters of fact upon, the representations made in the Credit Documents.

            In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

            In addition, we have assumed that (1) the Credit Parties have rights in the Collateral existing on the date hereof and will have rights in property which becomes Collateral after the date hereof and (2) "value" (as defined in Section 1-201(44) of the Uniform Commercial Code as in effect in the State of New York (the "New York UCC")) has been given by the Lenders to the Credit Parties for the security interests and other rights in the Collateral.

            In rendering the opinion set forth in paragraph 4 below with respect to the Notes, we have assumed that at the time of any execution and delivery of Notes after the date hereof, the Board of Directors of the Borrower (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) has not taken any action to rescind or otherwise reduce its prior authorization of the issuance of such Notes.

            Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

            1. Each of the Credit Parties (a) has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, (b) has the corporate power and authority to execute and deliver each of the Credit Documents to which it is a party and to borrow and perform its obligations thereunder and to grant the security interests to be granted by it pursuant to the Security Documents and (c) has duly authorized, executed and delivered each Credit Document to which it is a party.

            2. The execution and delivery by any Credit Party of the Credit Documents to which it is a party, its borrowings in accordance with the terms of the Credit Documents, performance of its payment obligations thereunder and granting of the security interests to be granted by it pursuant to the Security Documents (a) will not result in any violation of (1) the Certificate of Incorporation or By-Laws of such Credit Party, (2) assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, any Federal or New York statute or the Delaware General Corporation Law or any rule or regulation issued pursuant to any New York or Federal statute (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) or the Delaware General Corporation Law or any order known to us issued by any court or governmental agency or body and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest in the Credit Parties' properties pursuant to the terms of any agreement or instrument identified on Schedule III hereto furnished to us by the Borrower and which the Borrower has represented lists all material agreements and instruments to which any Credit Party is a party or by which any such Person is bound or to which any of the property or assets of such Person is subject.

            3. No consent, approval, authorization, order, filing, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law is required (a) for the execution and delivery by any Credit Party of the Credit Documents to which it is a party, (b) for the borrowings by any Credit Party in accordance with the terms of the Credit Documents, (c) for the performance by the Credit Parties of their respective payment obligations under the Credit Documents or the granting of any security interests under the Security Documents, except filings required for the perfection of security interests granted pursuant to the Security Documents, or
(d) in connection with the legality, validity, binding effect or enforceability of the payment obligations under the Credit Documents.

            4. Assuming that (a) each of the Credit Documents is a valid and legally binding obligation of each of the Lenders parties thereto, (b) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not violate the laws of any applicable jurisdiction (excepting the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States) and (c) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not constitute a breach or violation of any agreement or instrument which is binding upon any Credit Party (except that we do not make this assumption with respect to the agreements and instruments that are the subject of opinion paragraph 2 of this letter), each Credit Document constitutes, and each Note delivered to a Lender after the date hereof, assuming the due execution and delivery by the Credit Party which is the maker of such Note, will constitute, the valid and legally binding obligation of each Credit Party which is a party thereto, enforceable against such Credit Party in accordance with its terms.

            5. To our knowledge, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending to which any Credit Party is a party or to which the business, assets or property of any Credit Party is subject and no such action, suit or proceeding is threatened to which any Credit Party or the business, assets or property of any Credit Party would be subject that, in either case, questions the validity of, or is otherwise in respect of, the Credit Documents.

            6. No Credit Party is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            7. Based solely on a certificate of an officer of the Borrower, all of the outstanding shares of capital stock of the Borrower are owned of record by Holdings.

            8. The Security Agreement creates in favor of the Collateral Agent for the benefit of the Lenders a security interest in the collateral described therein in which a security interest may be created under Article 9 of the New York UCC (the "Security Agreement Article 9 Collateral").

            9. Upon the filing in the Filing Offices of the Financing Statements, the Collateral Agent will have a perfected security interest for the benefit of the Lenders in that portion of the Security Agreement Article 9 Collateral in which a security interest is perfected by filing a financing statement under the New York UCC.

            10. The Pledge Agreement creates in favor of the Collateral Agent for the benefit of the Lenders a security interest under the New York UCC in the capital stock identified on Annex B to the Pledge Agreement described as being pledged pursuant to the Pledge Agreement on such Annex (the "Pledged Stock").

            11. The Collateral Agent will have a perfected security interest in the Pledged Stock for the benefit of the Lenders under the New York UCC upon delivery to the Collateral Agent, for the benefit of the Lenders, in the State of New York of the certificates representing the Pledged Stock in registered form, indorsed in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective indorsement. Assuming the Collateral Agent and each of the Lenders does not have notice of any adverse claim to the Pledged Stock, the Collateral Agent will acquire the security interest in the Pledged Stock for the benefit of the Lenders free of any adverse claim.

            12. Under the laws of the State of New York the perfection and priority of the security interests granted by such Credit Party in its Receivables, Contracts, Contract Rights and General Intangibles (as defined in the Security Agreement) are governed by the laws of the State in which such Credit Party's chief executive office is located to the extent that said Receivables, Contracts, Contract Rights and General Intangibles consist of "accounts" and "general intangibles" as described in the UCC.

            13. With respect to the Escrow Account that has been created under the Escrow Agreement, the provisions of the Escrow Agreement are sufficient to create, and, assuming the Escrow Account is a "securities account" (as defined in Section 8-501(a) of the New York UCC), the provisions of the Escrow Agreement are effective under Article 8 and Section 9-115(4)(a) of the New York UCC to perfect, a security interest in favor of the Collateral Agent for the benefit of the

Lenders in the Escrow Account and the "security entitlements" (as defined in Section 8-102(a)(17) of the New York UCC) in and to any "financial assets" (as defined in Section 8-102(a)(9) of the New York UCC) credited to the Escrow Account in the manner set forth in the Escrow Agreement. The Collateral Agent will acquire a security interest in the Escrow Account and such security entitlements and financial assets free of any adverse claim. The Collateral Agent's security interest will continue in the proceeds of the Escrow Account and such security entitlements and financial assets to the extent and subject to the limitations set forth in Section 9-306 of the New York UCC.

            14. All Obligations are within the definition of "Senior Indebtedness" included in the Senior Subordinated Loan Agreement, dated as of December 6, 2000, among the Borrower, the various lending institutions party thereto and Bankers Trust Company, as administrative agent.

            15. The submission by each Credit Party to the jurisdiction of the courts of New York and of the United States for the Southern District of New York (assuming the other relevant federal jurisdictional prerequisites are met), as set forth in the Credit Documents, is valid and binding on such Credit Party.

            Our opinions in paragraphs 4, 8, 10 and 13 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. Our opinion in paragraph 4 above also is subject to the qualification that certain provisions of the Security Documents in whole or in part, may not be enforceable, although the inclusion of such provisions does not render the Security Documents invalid, and the Security Documents and the laws of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.

            Our opinions in paragraphs 8 and 9 are limited to Article 9 of the New York UCC and our opinions in paragraphs 10, 11 and 13 are limited to Articles 8 and 9 of the New York UCC, and therefore those opinion paragraphs do not address (i) collateral of a type not subject to Article 9 or 8, as the case may be, of the New York UCC and (ii) under New York UCC ss. 9-103 what law governs perfection of the security interests granted in the collateral covered by this opinion letter.

            In rendering the opinions expressed in paragraph 13 above with respect to the security interests of the Collateral Agent, we have assumed, with your permission that (i) all endorsements on any Collateral will be duly authorized and (ii) the Collateral Agent and the Lenders have acquired their respective interests in Collateral without notice of any "adverse claim" (as defined in Section 8-102(a)(1) of the New York UCC) and in good faith.

            We express no opinion with respect to:

            (A) perfection of any security interest (1) in any Security Agreement Article 9 Collateral of a type represented by a certificate of title,
(2) in any proceeds and (3) except as set forth in paragraph 13 above, in any collateral consisting of money or Cash Equivalents;

            (B) the effect of ss. 9-306(2) of the New York UCC with respect to any proceeds of Collateral that are not identifiable;

            (C) perfection of any security interest whose priority is subject to Section 9-313 of the New York UCC;

            (D)   the effect of Section 552 of the Bankruptcy Code (11 U.S.C.
552) (relating to property acquired by a pledgor after the commencement of a case under the United States Bankruptcy Code with respect to such pledgor) and
Section 506(c) of the Bankruptcy Code (11 U.S.C. 506(c) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral));

            (E) the effect of any provision of the Credit Documents which is intended to establish any standard other than a standard set forth in the New York UCC as the measure of the performance by any party thereto of such party's obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with respect to the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities;

            (F) the effect of any provision of the Credit Documents which is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto;

            (G) the effect of any provision of the Credit Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

            (H) the effect of any provision of the Credit Documents imposing penalties or forfeitures;

            (I) the enforceability of any provision of any of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; and

            (J) the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

            In connection with the provisions of the Credit Documents whereby Credit Parties submit to the jurisdiction of the United States District Court for the Southern District of New York, we note the limitations of 28 U.S.C. ss. 1331 and 1332 on Federal court jurisdiction, and we also note that such submissions cannot supersede such court's discretion in determining whether to transfer an action from one Federal court to another under 28 U.S.C. ss. 1404(a).

            We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and the Delaware General Corporation Law.

            This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                    Very truly yours,


                                    SIMPSON THACHER & BARTLETT

                                                                      SCHEDULE I


                                   THE LENDERS

Bankers Trust Company

                                                                     SCHEDULE II

                              FINANCING STATEMENTS

            The attached financing statements on form UCC-1, naming the Person listed therein as debtor and the Collateral Agent as secured party for the benefit of the Lenders, to be filed in the offices set forth on such financing statements.

                                                                    SCHEDULE III

                           AGREEMENTS AND INSTRUMENTS

            1. Agreement and Plan of Merger, dated as of October 16, 2000, among the Parent, Holdings, the Borrower and Sunrise.

            2. Senior Subordinated Loan Agreement, dated as of December 6, 2000, among the Borrower, the various lending institutions party thereto and Bankers Trust Company, as administrative agent.

                                                EXHIBIT F-2



                                                December 7, 2000

Bankers Trust Company, as Administrative Agent under the Credit Agreement, as hereinafter defined (the "Administrative Agent")

and

The Lenders listed on Schedule I hereto which are parties to the Credit Agreement on the date hereof

      Re: Credit Agreement dated as of December 6, 2000 among V.S.M. Holdings, Inc., V.S.M. Acquisition Corp., the lending institutions identified in the Credit Agreement (the
            "Lenders") and the Administrative Agent

Ladies and Gentlemen:

            I am the Senior Vice President and General Counsel of Sunrise Medical, Inc., a Delaware corporation ("Sunrise"), and acted as such in connection with the preparation, execution and delivery of the following documents:

            (a)   the Credit Agreement; and

            (b)   the Pledge Agreement.

            The documents described in the foregoing clauses (a) and (b) are collectively referred to herein as the "Credit Documents". Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion is furnished to you pursuant to Section 5.04(ii) of the Credit Agreement.

            In connection with the opinion, I have examined:

            (A) the Credit Agreement, signed by each Credit Party that is a party thereto and by the Administrative Agent and certain of the Lenders; and

            (B) each other Credit Document, signed by each Credit Party that is a party thereto.

            I also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as I have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, I have relied upon certificates of public officials and of officers and representatives of Sunrise and its Subsidiaries. In addition, I have examined, and have relied as to matters of fact upon, the representations made in the Credit Documents.

            In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

            Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, I am of the opinion that:

            1. The consummation of the Tender Offer, execution and delivery by each Credit Party of the Credit Documents to which it is a party, performance of its payment obligations thereunder and granting of the security interests to be granted by it pursuant to the Security Documents (a) will not result in any violation of (1) the Certificate of Incorporation or By-Laws of Sunrise or any of its Subsidiaries, (2) any California statute or any rule or regulation issued pursuant to any California statute or any order issued by any court or governmental agency or body and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest in the properties of Sunrise or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or other material agreement or instrument to which Sunrise or any of its Subsidiaries is a party or by which any of them or any of their respective property or assets are bound or to which any of them may be subject.

            2. To my knowledge, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending or threatened (a) with respect to the Credit Documents or the Transaction (other than as identified in the Credit Agreement) or (b) with respect to Sunrise or any of its Subsidiaries (1) that could reasonably be expected to have a material adverse effect on the business, property, assets, liabilities, condition (financial or otherwise), operations or results of operations of Sunrise and its Subsidiaries taken as a whole or (2) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Lenders or on the ability of any Credit Party to perform its respective obligations under the Credit Documents to which it is a party.

            3. All of the shares of capital stock of Sunrise described on Annex B to the Pledge Agreement are owned of record by the Borrower.

            This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.

                                    Very truly yours,

                                                                     SCHEDULE  I


                                   THE LENDERS
Bankers Trust Company

                                                                     EXHIBIT F-3


[Initial Borrowing Date]


BY HAND

To:      The Administrative Agent
         and various lenders (collectively,
         the "Banks") party to the Credit Agreement referred to below re Credit Agreement, dated as of December 6, 2000 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among V.S.M. Holdings, Inc., V.S.M. Acquisition Corp., the lenders from time to time party thereto, and Bankers Trust Company, as Administrative Agent
         -----------------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to the Administrative Agent in connection with the execution and delivery of the Credit Agreement. This opinion is delivered to you pursuant to Section 5.04(iii) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement unless otherwise defined herein.

         In connection with this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In stating our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to us as originals and the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies.

         We have also assumed, for purposes of the opinions expressed herein, that the parties to the Credit Agreement have the corporate power and authority to enter into and perform the Credit Agreement and that the Credit Agreement has been duly authorized, executed and delivered by each such party.

         Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Credit Agreement constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights

                                                                     Exhibit F-3
                                                                          Page 2


generally and by equity principles (regardless of whether enforcement is sought in equity or at law).

         We have not been requested to render and, with your permission, we express no opinion as to the applicability to the obligations of the Borrower under the Credit Agreement of Section 548 of the Bankruptcy Code and Article 10 of the New York Debtor & Creditor Law relating to fraudulent transfers and obligations. We understand, without independent verification, that, to the extent they have deemed necessary in the context of the proposed transaction, the Banks have satisfied themselves on the basis of, among other things, the financial information furnished to the Banks and their knowledge of the credit facilities available to the Borrower, that none of Holdings, the Borrower nor any of their Subsidiaries are insolvent and that none of Holdings, the Borrower nor any of their Subsidiaries will be rendered insolvent by the transactions contemplated by the Credit Agreement and the other Credit Documents and that, after giving effect to such transactions, none of Holdings, the Borrower nor any of their Subsidiaries will be left with unreasonably small capital with which to engage in their anticipated business and that none of Holdings, the Borrower nor any of their Subsidiaries will have intended to incur, or will have believed they have incurred, debts beyond their ability to pay as such debts mature.

         This opinion is limited to the federal law of the United States of America and the law of the State of New York.


                                     Very truly yours,



DNK: RDH

                                                EXHIBIT F-4



                                                [Merger Date]

Bankers Trust Company, as Administrative Agent under the Credit Agreement, as hereinafter defined (the "Administrative Agent")

and

The Lenders listed on Schedule I hereto which are parties to the Credit Agreement on the date hereof

      Re: Credit Agreement dated as of December 6, 2000 (as amended, supplemented or otherwise modified, the "Credit Agreement") among V.S.M. Holdings, Inc., Sunrise Medical, Inc. (as successor by merger to V.S.M. Acquisition Corp.), the lending institutions identified in the Credit Agreement (the
            "Lenders") and the Administrative Agent

Ladies and Gentlemen:

            We have acted as counsel to V.S.M. Holdings, LLC, a Delaware limited liability company (the "Intermediate Parent"), V.S.M. Holdings, Inc., a Delaware corporation ("Holdings"), V.S.M. Acquisition Corp., a Delaware corporation ("Newco"), Sunrise Medical, Inc., a Delaware corporation (the "Borrower"), Dynavox LLC, a Delaware limited liability company ("Dynavox LLC"), and each subsidiary of the Borrower named on Schedule II attached hereto (each, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors"; the Intermediate Parent, Holdings, the Borrower, Dynavox LLC and the Subsidiary Guarantors being referred to herein collectively as the "Credit Parties") in connection with the preparation, execution and delivery of the following documents:

            (a)   the Credit Agreement;

            (b)   Notes delivered to the Lenders on the date hereof;

            (c)   the Pledge Agreement;

            (d)   the Security Agreement;

            (e)   the Subsidiary Guaranty;

            (f)   the Dynavox Pledge Agreement;

            (g)   the Subsidiary Assumption Agreement; and

            (h)   the Borrower Acknowledgement and Assumption.

            The documents described in the foregoing clauses (a) through (h) are collectively referred to herein as the "Credit Documents", and the documents described in the foregoing clauses (c) through (h) are collectively referred to herein as the "Security Documents". Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion is furnished to you pursuant to Section 7.16(h)(i) of the Credit Agreement.

            In connection with the opinion, we have examined:

            (A) the Credit Agreement, signed by each Credit Party that is a party thereto and by the Administrative Agent and certain of the Lenders;

            (B) each other Credit Document, signed by each Credit Party that is a party thereto;

            (C)   forms of the Notes to be delivered after the date hereof; and

            (D)   unfiled copies of the financing statements attached as
                  Schedule III hereto (the "Financing Statements"), naming the Credit Parties indicated therein as debtors and the Collateral Agent as secured party; we understand such financing statements will be filed in the filing offices in the State of New York indicated on such Financing Statements (collectively, the "Filing Offices").

            We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Credit Parties. In addition, we have examined, and have relied as to matters of fact upon, the representations made in the Credit Documents.

            In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

            In addition, we have assumed that (1) the Credit Parties have rights in the Collateral existing on the date hereof and will have rights in property which becomes Collateral after the date hereof, (2) "value" (as defined in Section 1-201(44) of the Uniform Commercial Code as in effect in the State of New York (the "New York UCC")) has been given by the Lenders to the Credit Parties for the security interests and other rights in the Collateral and (3) to the extent our opinion in paragraph 12 relates to securities purportedly represented by a certificate and issued by an issuer not organized under the laws of one of States of the United

States, such securities are "certificated securities" within the meaning of New York UCC ss. 8-102(4).

            In rendering the opinion set forth in paragraph 6 below with respect to the Notes, we have assumed that at the time of any execution and delivery of Notes after the date hereof, the Board of Directors of the Borrower (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) has not taken any action to rescind or otherwise reduce its prior authorization of the issuance of such Notes.

            Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

            1. The Intermediate Parent (a) has been duly formed and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, (b) has the power and authority to execute and deliver the Dynavox Pledge Agreement and to perform its obligations thereunder and to grant the security interests to be granted by it pursuant to the Dynavox Pledge Agreement and (c) has duly authorized, executed and delivered the Dynavox Pledge Agreement.

            2. Each of Holdings and Newco (a) has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, (b) has the corporate power and authority to execute and deliver each of the Credit Documents to which it is a party and to perform its obligations thereunder and to grant the security interests to be granted by it pursuant to the Security Documents and (c) has duly authorized, executed and delivered each Credit Document to which it is a party.

            3. The execution and delivery by each of the Intermediate Parent, Holdings and Newco of the Credit Documents to which it is a party, performance of its payment obligations thereunder and granting of the security interests to be granted by it pursuant to the Security Documents (a) will not result in any violation of the Certificate of Formation or Limited Liability Company Agreement of the Intermediate Parent or the Certificate of Incorporation or By-Laws of Holdings or Newco, as applicable, and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest in the respective properties of the Intermediate Parent, Holdings and Newco pursuant to the terms of any agreement or instrument identified on Schedule IV hereto furnished to us by Newco and which Newco has represented lists all material agreements and instruments to which the Intermediate Parent, Holdings or Newco is a party or by which any such Person is bound or to which any of the property or assets of such Person is subject.

            4. Assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, the execution and delivery by any Credit Party of the Credit Documents to which it is a party, its borrowings in accordance with the terms of the Credit Documents, performance of its payment obligations thereunder and granting of the security interests to be granted by it pursuant to the Security Documents will not result in any violation of any Federal or New York statute, the Delaware General Corporation Law, the Delaware Limited Liability Company Act or any rule or regulation issued pursuant to any New York or Federal statute (including without limitation, Regulations T, U and X of the Board of Governors of the

Federal Reserve System), the Delaware General Corporation Law or the Delaware Limited Liability Company Act or any order known to us issued by any court or governmental agency or body.

            5. No consent, approval, authorization, order, filing, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act is required (a) for the execution and delivery by any Credit Party of the Credit Documents to which it is a party, (b) for the borrowings by any Credit Party in accordance with the terms of the Credit Documents, (c) for the performance by the Credit Parties of their respective payment obligations under the Credit Documents or the granting of any security interests under the Security Documents, except filings required for the perfection of security interests granted pursuant to the Security Documents, or (d) in connection with the legality, validity, binding effect or enforceability of the payment obligations under the Credit Documents.

            6. Assuming that each of the Credit Documents is a valid and legally binding obligation of each of the Lenders parties thereto and assuming that (a) each of the Borrower, Dynavox and the Subsidiary Guarantors is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has duly authorized, executed and delivered the Credit Documents to which it is a party in accordance with its Certificate of Incorporation and By-Laws (or, with respect to any Credit Party that is a limited liability company, its Certificate of Formation or Limited Liability Company Agreement),
(b) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not violate the laws of the jurisdiction in which it is organized or any other applicable laws (excepting the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Federal laws of the United States) and (c) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not constitute a breach or violation of any agreement or instrument which is binding upon such Person (except that we do not make this assumption with respect to the agreements and instruments that are the subject of opinion paragraph 4 of this letter), each Credit Document constitutes, and each Note delivered to a Lender after the date hereof, assuming the due execution and delivery by the Credit Party which is the maker of such Note, will constitute, the valid and legally binding obligation of each Credit Party which is a party thereto, enforceable against such Credit Party in accordance with its terms.

            7. To our knowledge, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending to which the Intermediate Parent, Holdings or Newco is a party or to which the business, assets or property of the Intermediate Parent, Holdings or Newco is subject and no such action, suit or proceeding is threatened to which the Intermediate Parent, Holdings or Newco or the business, assets or property of any of the Intermediate Parent, Holdings or Newco would be subject that, in either case, questions the validity of, or is otherwise in respect of, the Credit Documents.

            8. No Credit Party is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            9. The Security Agreement (as supplemented by the Borrower Acknowledgment and Assumption and by the Subsidiary Assumption Agreement) creates in favor of the Collateral Agent for the benefit of the Lenders a security interest in the collateral described therein in which a security interest may be created under Article 9 of the New York UCC (the "Security Agreement Article 9 Collateral"). The membership interests in Dynavox LLC and each Subsidiary Guarantor that is a limited liability company identified in Annex D to the Pledge Agreement constitute "general intangibles" as defined in
Section 9-106 of the New York UCC.

            10. Upon the filing in the Filing Offices of the Financing Statements, the Collateral Agent will have a perfected security interest for the benefit of the Lenders in that portion of the Security Agreement Article 9 Collateral in which a security interest is perfected by filing a financing statement under the New York UCC.

            11. The Pledge Agreement creates in favor of the Collateral Agent for the benefit of the Lenders a security interest under the New York UCC in the investment property identified on Annexes B and D to the Pledge Agreement (as supplemented by the Borrower Acknowledgment and Assumption and by the Subsidiary Assumption Agreement) described as being pledged pursuant to the Pledge Agreement on such Annexes.

            12. The Collateral Agent will have a perfected security interest in the capital stock identified on Annex B to the Pledge Agreement (as supplemented by the Borrower Acknowledgment and Assumption and by the Subsidiary Assumption Agreement) described as being pledged pursuant to the Pledge Agreement on such Annex (the "Pledged Stock") for the benefit of the Lenders under the New York UCC upon delivery to the Collateral Agent, for the benefit of the Lenders, in the State of New York of the certificates representing the Pledged Stock in registered form, indorsed in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective indorsement. Assuming the Collateral Agent and each of the Lenders does not have notice of any adverse claim to the Pledged Stock, the Collateral Agent will acquire the security interest in the Pledged Stock for the benefit of the Lenders free of any adverse claim.

            13. The Dynavox Pledge Agreement creates in favor of the Collateral Agent for the benefit of the Lenders a security interest under the New York UCC in the investment property identified on Annex A to the Dynavox Pledge Agreement described as being pledged pursuant to the Dynavox Pledge Agreement on such Annex.

            14. Under the laws of the State of New York the perfection and priority of the security interests granted by such Credit Party in its Receivables, Contracts, Contract Rights and General Intangibles (as defined in the Security Agreement) are governed by the laws of the State in which such Credit Party's chief executive office is located to the extent that said Receivables, Contracts, Contract Rights and General Intangibles consist of "accounts" and "general intangibles" as described in the UCC.

            15. The Collateral Agent will have a perfected security interest in the U.S. patent registrations and trademark registrations of the Borrower and its Domestic Subsidiaries listed, and correctly identified, in Annexes D and E to the Security Agreement, upon (a) the taking of all actions required under the law of the State in which the chief executive office of such Person is located with respect to the perfection of a security interest in such intangible property owned by it, and (b) the timely filing and recording of the Grant of Security Interest in United States Trademarks (including Schedule A thereto) and the Grant of Security Interest in United States Patents (including Schedule A thereto), in the forms attached as Annexes G and H, respectively, to the Security Agreement, in the United States Patent and Trademark Office in the manner specified by such office and in accordance with its rules and regulations.

            16. [All Obligations are within the definition of ["Senior Debt"] included in the Note Purchase Agreement, dated as of __________, among the Borrower and the Purchasers referred to therein, relating to the Borrower's ___% Senior Subordinated Notes due _____.]

            17. The submission by each Credit Party to the jurisdiction of the courts of New York and of the United States for the Southern District of New York (assuming the other relevant federal jurisdictional prerequisites are met), as set forth in the Credit Documents, is valid and binding on such Credit Party.

            Our opinions in paragraphs 6, 9, 11 and 13 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. Our opinion in paragraph 6 above also is subject to the qualification that certain provisions of the Security Documents in whole or in part, may not be enforceable, although the inclusion of such provisions does not render the Security Documents invalid, and the Security Documents and the laws of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.

            Our opinions in paragraphs 9 and 10 are limited to Article 9 of the New York UCC and our opinions in paragraphs 11, 12 and 13 are limited to Articles 8 and 9 of the New York UCC, and therefore those opinion paragraphs do not address (i) collateral of a type not subject to Article 9 or 8, as the case may be, of the New York UCC and (ii) under New York UCC ss. 9-103 what law governs perfection of the security interests granted in the collateral covered by this opinion letter.

            We express no opinion with respect to:

            (A) perfection of any security interest (1) in any Security Agreement Article 9 Collateral of a type represented by a certificate of title,
(2) in any proceeds and (3) in any collateral consisting of money or Cash Equivalents;

            (B) the effect of ss. 9-306(2) of the New York UCC with respect to any proceeds of Collateral that are not identifiable;

            (C) perfection of any security interest whose priority is subject to Section 9-313 of the New York UCC;

            (D)   the effect of Section 552 of the Bankruptcy Code (11 U.S.C.
552) (relating to property acquired by a pledgor after the commencement of a case under the United States Bankruptcy Code with respect to such pledgor) and
Section 506(c) of the Bankruptcy Code (11 U.S.C. 506(c) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral));

            (E) the effect of any provision of the Credit Documents which is intended to establish any standard other than a standard set forth in the New York UCC as the measure of the performance by any party thereto of such party's obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with respect to the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities;

            (F) the effect of any provision of the Credit Documents which is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto;

            (G) the effect of any provision of the Credit Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

            (H) the effect of any provision of the Credit Documents imposing penalties or forfeitures;

            (I) the enforceability of any provision of any of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; and

            (J) the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

            In connection with the provisions of the Credit Documents whereby Credit Parties submit to the jurisdiction of the United States District Court for the Southern District of New York, we note the limitations of 28 U.S.C. ss.ss. 1331 and 1332 on Federal court jurisdiction, and we also note that such submissions cannot supersede such court's discretion in determining whether to transfer an action from one Federal court to another under 28 U.S.C. ss. 1404(a).

            We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.

            This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                    Very truly yours,


                                    SIMPSON THACHER & BARTLETT

                                                                     SCHEDULE  I


                                   THE LENDERS
Bankers Trust Company

                                                                     SCHEDULE II

                              SUBSIDIARY GUARANTORS

DynaVox Systems Inc.

SunMed Finance Inc.

SunMed Service Inc.

Sunrise Marin Holdings Inc.

Sunrise Medical CCG Inc.

Sunrise Medical HHG Inc.

Sunrise Shelf Sub I, Inc.

                                                                    SCHEDULE III

                              FINANCING STATEMENTS

            The attached financing statements on form UCC-1, naming the Person listed therein as debtor and the Collateral Agent as secured party for the benefit of the Lenders, to be filed in the offices set forth on such financing statements.

                                                                     SCHEDULE IV

                           AGREEMENTS AND INSTRUMENTS



            1. Agreement and Plan of Merger, dated as of October 16, 2000, among the Parent, Holdings, Newco and the Borrower.

            2. Management Agreement, dated as of [___________], 2000, among the Parent, Holdings, the Borrower, Vestar Capital Partners and Park Avenue Equity Management, LLC.

            3. [Senior Subordinated Loan Agreement, dated as of December 6, 2000, among Newco (the obligations under which have been assumed by the Borrower), the various lending institutions party thereto and Bankers Trust Company, as administrative agent.] [Note Purchase Agreement, dated as of __________, among the Borrower and the Purchasers referred to therein, relating to the Borrower's ___% Senior Subordinated Notes due _____.]

                                                EXHIBIT F-5



                                                [Merger Date]

Bankers Trust Company, as Administrative Agent under the Credit Agreement, as hereinafter defined (the "Administrative Agent")

and

The Lenders listed on Schedule I hereto which are parties to the Credit Agreement on the date hereof

      Re: Credit Agreement dated as of December 6, 2000 (as amended, supplemented or otherwise modified, the "Credit Agreement") among V.S.M. Holdings, Inc., Sunrise Medical, Inc. (as successor by merger to V.S.M. Acquisition Corp.), the lending institutions identified in the Credit Agreement (the "Lenders") and the Administrative Agent

Ladies and Gentlemen:

            I am general counsel to Sunrise Medical, Inc., a Delaware corporation (the "Borrower"), Dynavox LLC, a Delaware limited liability company ("Dynavox LLC"), and each subsidiary of the Borrower named on Schedule II attached hereto (each, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors"; the Borrower , Dynavox LLC and the Subsidiary Guarantors being referred to herein collectively as the "Credit Parties"), and acted as such in connection with the preparation, execution and delivery of the following documents:

            (a)   the Credit Agreement;

            (b)   Notes delivered to the Lenders on the date hereof;

            (c)   the Subsidiary Guaranty;

            (d)   the Pledge Agreement;

            (e)   the Dynavox Pledge Agreement;

            (f)   the Security Agreement;

            (g)   the Subsidiary Assumption Agreement; and

            (h)   the Borrower Acknowledgement and Assumption.

                                                                               2
            The documents described in the foregoing clauses (a) through (h) are collectively referred to herein as the "Credit Documents", and the documents described in the foregoing clauses (d) through (g) are collectively referred to herein as the "Security Documents". Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion is furnished to you pursuant to Section 7.16(h)(ii) of the Credit Agreement.

            In connection with the opinion, I have examined:

            (A) the Credit Agreement, signed by each Credit Party that is a party thereto and by the Administrative Agent and certain of the Lenders; and

            (B) each other Credit Document, signed by each Credit Party that is a party thereto.

            I also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as I have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, I have relied upon certificates of public officials and of officers and representatives of the Credit Parties. In addition, I have examined, and have relied as to matters of fact upon, the representations made in the Credit Documents.

            In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

            Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, I am of the opinion that:

            1. Each Credit Party (a) has been duly formed or incorporated and is validly existing and in good standing as a limited liability or corporation under the laws of the jurisdiction of its organization, (b) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to be so qualified could reasonably be expected to have a material adverse effect on the business, property, assets, liabilities, condition (financial or otherwise), operations or results of operations of the Credit Parties taken as a whole, (c) has the corporate or limited liability company power and authority to execute and deliver each of the Credit Documents to which it is a party and to perform its obligations thereunder and to grant the security interests to be granted by it pursuant to the Security Documents and (d) has duly authorized, executed and delivered each Credit Document to which it is a party.

            2. The execution and delivery by each Credit Party of the Credit Documents to which it is a party, performance of its payment obligations thereunder and granting of the security interests to be granted by it pursuant to the Security Documents (a) will not result in any violation of (1) the Certificate of Formation or Limited Liability Company Agreement of any

                                                                               3
Credit Party that is a limited liability company or the Certificate of Incorporation or By-Laws of any Credit Party that is a corporation, (2) any California statute or any rule or regulation issued pursuant to any California statute or any order issued by any court or governmental agency or body and (b) will not breach or result in a default under or (other than pursuant to the Security Documents) result in the creation of any lien upon or security interest in the Credit Parties' properties pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or other material agreement or instrument to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject.

            3. No consent, approval, authorization, order, filing, registration or qualification of or with any California governmental agency or body is required (a) for the execution and delivery by any Credit Party of the Credit Documents to which it is a party, (b) for the borrowings by any Credit Party in accordance with the terms of the Credit Documents, (c) for the performance by the Credit Parties of their respective payment obligations under the Credit Documents or the granting of any security interests under the Security Documents, except filings required for the perfection of security interests granted pursuant to the Security Documents, or (d) in connection with the legality, validity, binding effect or enforceability of the payment obligations under the Credit Documents.

            4. To my knowledge and other than as identified in the Credit Agreement, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending or threatened
(a) with respect to any Document or (b) with respect to any Credit Party (1) that could reasonably be expected to have a material adverse effect on the business, property, assets, liabilities, condition (financial or otherwise), operations or results of operations of the Credit Parties taken as a whole or
(2) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Lenders or on the ability of any Credit Party to perform its respective obligations under the Documents to which it is a party.

            5. Holdings is the record owner of all of the outstanding capital stock of the Borrower. Each Credit Party is the record owner of all the Pledged Securities, Limited Liability Company Interests and Partnership Interests (as each such term is defined in the Pledge Agreement) listed under its name on Annexes B, D and E to the Pledge Agreement (as such Annexes have been supplemented by the Borrower Acknowledgment and Assumption and by the Subsidiary Assumption Agreement). Each pledgor that is a party to the Dynavox Pledge Agreement is the record owner of all of the Limited Liability Company Interests (as defined in the Dynavox Pledge Agreement) listed under its name on Annex A to the Dynavox Pledge Agreement.

            This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.

                                    Very truly yours,

                                                                     SCHEDULE  I


                                   THE LENDERS
Bankers Trust Company

                                                                     SCHEDULE II

                              SUBSIDIARY GUARANTORS

DynaVox Systems Inc.

SunMed Finance Inc.

SunMed Service Inc.

Sunrise Marin Holdings Inc.

Sunrise Medical CCG Inc.

Sunrise Medical HHG Inc.

Sunrise Shelf Sub I, Inc.

                                                                       EXHIBIT G


                             [NAME OF CREDIT PARTY]

                              Officers' Certificate


            I, the undersigned, [Chief Executive Officer/President/Chief] Financial Officer/Treasurer/Controller/Managing Director/Assistant
Treasurer/Vice President/Secretary/General Counsel] of [Name of Credit Party], a corporation organized and existing under the laws of [the State of] [____________] (the "Company"), do hereby certify on behalf of the Company, that:

            This Certificate is furnished pursuant to the Credit Agreement, dated as of December 6, 2000 among V.S.M. Holdings, Inc. ("Holdings"), V.S.M. Acquisition Corp., the Banks from time to time party thereto and Bankers Trust Company, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

            The following named individuals are elected officers of the Company; each holds the office of the Company set forth opposite his name and has held such office since _______ __, ____.(1) The signature written opposite the name and title of each such officer is his or her correct signature.

         Name(2)                     Office                   Signature
         -------                     ------                   ---------

-------------------------  -------------------------  -------------------------

-------------------------  -------------------------  -------------------------

-------------------------  -------------------------  -------------------------


----------

(1) Insert a date prior to the time of any corporate action relating to the Credit Agreement or any other Document.

(2) Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate.

                                                                       Exhibit G
                                                                          Page 2


            1. Attached hereto as Exhibit A is a certified copy of the [Certificate][Articles] of Incorporation or other organizational documents, as the case may be, of the Company as filed in the Office of the ______________ _____________ on _________ ___, _____, together with all amendments thereto adopted through the date hereof.

            2. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company, together with all amendments thereto, which were duly adopted and are in full force and effect on the date hereof, and have been in effect since ___________, ___________.

            3. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, ____ [by unanimous written] consent of the Board of Directors of the Company] [by a meeting of the Board of] Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Documents to which the Company is party.

            [4. On the date hereof, all of the conditions in Sections 5.02,] 5.07, 5.12 and 5.14 of the Credit Agreement have been satisfied (except to the extent as to the acceptability of any items to the Administrative Agent and/or the Required Banks or as to whether the Administrative Agent and/or the Required Banks are satisfied with any of the matters described in said Sections).

            5. Attached hereto as Exhibit D is a true and correct list of (i) all Shareholders' Agreements (ii) all Management Agreements (iii) any Employment Agreements and (iv) all Affiliate Contracts of Holdings or Sunrise or any Subsidiary of Holdings or Sunrise.

            6. Attached hereto as Exhibit E are true and correct copies of all Tender Offer Documents.

            7. Attached hereto as Exhibit F are true and correct copies of all documents governing the Equity Financing.

            8. Attached hereto as Exhibit G are true and correct copies of all documents governing the Subordinated Notes.](3)

            [4. Attached hereto as Exhibit D are true and correct copies of all] Merger Documents.


----------

(3) Insert bracketed items 4-8 only for the Certificate delivered on the Initial Borrowing Date on behalf of the Borrower.

                                                                       Exhibit G
                                                                          Page 3


            5. Attached hereto as Exhibit E are true and correct copies of all documents governing the Refinancing (other than the Transaction Documents previously provided on the Initial Borrowing Date).](4)

            [4.][6.][9.] On the date hereof, the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects, both before and after giving effect to each Credit Event to occur on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

            [5.][7.][10.] On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Credit Events to occur on the date hereof or from the application of the proceeds thereof, in each case after giving effect thereto.

            [6.][8.][11.] There is no pending proceeding for the dissolution or liquidation of the Company or threatening its existence.

----------

(4) Insert bracketed items 4-5 only for the Certificate delivered on the Merger Date on behalf of Holdings.

                                                                       Exhibit G
                                                                          Page 4


            IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of __________, 200_.

                                           [NAME OF CREDIT PARTY]


                                           ------------------------------
                                           Name:
                                           Title:

                                                                       Exhibit G
                                                                          Page 5


            I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify on behalf of the Company that:

            1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President] of the Company and the signature above is his genuine signature.

            2. The certifications made by [name of Person making above] certifications] on behalf of the Company in the third paragraph and in Items 1, 2, 3 and [6][8][11] above are true and correct.

            IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of _____, 200_.


                                           [NAME OF CREDIT PARTY]


                                           ------------------------------
                                           Name:
                                           Title:

                                                                     EXHIBIT H-1


                            FORM OF PLEDGE AGREEMENT


            PLEDGE AGREEMENT, dated as of December 6, 2000 (as same may be amended, amended and restated, modified or supplemented from time to time, this "Agreement"), made by V.S.M. Holdings, Inc. ("Holdings"), V.S.M Acquisition Corp. (the "Borrower"), and each other Subsidiary of Holdings that is required to execute a counterpart hereof pursuant to Section 25 of this Agreement (the "Pledgors", and each, a "Pledgor"), in favor of Bankers Trust Company, not in its individual capacity but solely as Collateral Agent (including any successor collateral agent, the "Pledgee") (x) for the benefit of the Banks, the Issuing Bank and the Administrative Agent under, and any other lenders from time to time party to, the Credit Agreement hereinafter referred to (such Banks, the Issuing Bank and the Administrative Agent and other lenders, if any, are hereinafter called the "Bank Creditors") and (y) if Bankers Trust Company, in its individual capacity ("Bankers Trust"), any Bank or any Affiliate of a Bank enters into one or more interest rate protection agreements or other hedging agreements relating to the Loans (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) (collectively, the "Interest Rate Protection Agreements or Other Hedging Agreements") with, or guaranteed by, any of the Pledgors, for the benefit of Bankers Trust, any such Bank or Banks or a syndicate of financial institutions organized by Bankers Trust or an affiliate of Bankers Trust (even if Bankers Trust or the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason), so long as any such Bank or Affiliate participates in the extension of such Interest Rate Protection Agreements or Other Hedging Agreements and their subsequent assigns, if any (collectively, the "Interest Rate Creditors", and the Interest Rate Creditors together with the Bank Creditors, are hereinafter called the "Secured Creditors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as so defined.


                              W I T N E S S E T H:


            WHEREAS, Holdings, the Borrower, the financial institutions from time to time party thereto (the "Banks"), and Bankers Trust Company, as Administrative Agent, have entered into a Credit Agreement, dated as of December 6, 2000, providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified or supplemented from time to time, and including any successor agreement extending the maturity of, or restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of Holdings and whose obligations are guaranteed by Holdings thereunder or any increase in the amount borrowed) all or any portion of the Indebtedness under such agreement or any successor agreements);

            WHEREAS, the Borrower may from time to time be party to one or more Interest Rate Protection Agreements or Other Hedging Agreements with an Interest Rate Creditor;

            WHEREAS, pursuant to the Holdings Guaranty, Holdings has guaranteed to the Secured Creditors the payment when due of all obligations and liabilities of the Borrower under or with respect to the Credit Documents and the Interest Rate Protection Agreements or Other Hedging Agreements which may hereinafter arise;

            WHEREAS, pursuant to a Subsidiary Guaranty (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty"), each Subsidiary Guarantor will jointly and severally guaranty to the Secured Creditors the payment when due of all obligations and liabilities of the Borrower under or with respect to the Credit Documents and the Interest Rate Protection Agreements or Other Hedging Agreements;

            WHEREAS, it is a condition precedent to the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

            WHEREAS, each Pledgor will obtain benefits from the incurrence of Loans by the Borrower and the issuance of Letters of Credit for the account of the Borrower under the Credit Agreement and the Borrower's entering into Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Agreement in order to satisfy the conditions precedent described in the preceding paragraph and to induce the Banks to make Loans to the Borrower and participate in Letters of Credit, to induce the Issuing Bank to issue Letters of Credit for the account of the Borrower, and to induce the Interest Rate Creditors to enter into Interest Rate Protection Agreements or Other Hedging Agreements with the Borrower;

            NOW, THEREFORE, in consideration of the benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee as follows:

            1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

           (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of such Pledgor (or, in the case of Dynavox LLC, of the Borrower) owing to the Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which such Pledgor (or, in the case of Dynavox LLC, the Borrower) is a party (including all such obligations, liabilities and indebtedness under the Guaranty to which such Pledgor (other than Dynavox LLC) is a party) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent guaranteeing obligations of the Borrower under Interest Rate Protection Agreements or Other

      Hedging Agreements, being herein collectively called the "Credit Agreement Obligations");

          (ii) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, indemnities, fees and interest thereon) of such Pledgor (or, in the case of Dynavox LLC, of the Borrower) owing to the Interest Rate Creditors, now existing or hereafter arising out of or in connection with any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance with the terms, conditions and agreements of each such Interest Rate Protection Agreement or Other Hedging Agreement including all obligations, liabilities and indebtedness under the Holdings Guaranty and the Subsidiary Guaranty (as applicable), in each case, in respect of the Interest Rate Protection Agreements or Other Hedging Agreements, and the due performance and compliance by such Pledgor (or, in the case of Dynavox LLC, of the Borrower) with all of the terms, conditions and agreements contained in each such Interest Rate Protection Agreement or Other Hedging Agreement (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the "Interest Rate Obligations");

         (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) and/or preserve its security interest therein;

          (iv) in the event of any proceeding for the collection of the Obligations (as defined below) or the enforcement of this Agreement, after an Event of Default (such term, as used in this Agreement, shall mean any Event of Default under, and as defined in, the Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement and shall in any event include, without limitation, any payment default (after the expiration of any applicable grace period) on any of the Obligations (as defined below)) shall have occurred and be continuing, the reasonable out-of-pocket expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable out-of-pocket attorneys' fees and court costs; and

           (v) all amounts paid by any Indemnitee to which such Indemnitee has the right to reimbursement under Section 11 of this Agreement.

all such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (i) through (v) of this Section 1 being collectively called the "Obligations", it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

            2. DEFINITIONS; ANNEXES. (a) The following capitalized terms used herein shall have the definitions specified below (with references to singular terms including the plural and vice versa):

            "ADMINISTRATIVE AGENT" has the meaning set forth in the Recitals hereto.

            "ADVERSE CLAIM" has the meaning given such term in Section 8-102(a)(1) of the UCC.

            "AGREEMENT" has the meaning set forth in the first paragraph hereof.

            "BANK CREDITORS" has the meaning set forth in the first paragraph hereof.

            "BANKS" has the meaning set forth in the Recitals hereto.

            "BORROWER" has the meaning set forth in the Recitals hereto.

            "CERTIFICATED SECURITY" has the meaning given such term in Section 8-102(a)(4) of the UCC.

            "CLEARING CORPORATION" has the meaning given such term in Section 8-102(a)(5) of the UCC.

            "COLLATERAL" has the meaning set forth in Section 3.1 hereof.

            "COLLATERAL ACCOUNTS" means any and all accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited.

            "CREDIT AGREEMENT" has the meaning set forth in the Recitals hereto.

            "CREDIT AGREEMENT OBLIGATIONS" has the meaning set forth in Section 1 hereof.

            "DOMESTIC CORPORATION" has the meaning set forth in the definition of "Stock".

            "EVENT OF DEFAULT" has the meaning set forth in Section 1 hereof.

            "FINANCIAL ASSET" has the meaning given such term in Section 8-102(a)(9) of the UCC.

            "FOREIGN CORPORATION" has the meaning set forth in the definition of "Stock".

            "HOLDINGS" has the meaning set forth in the Recitals hereto.

            "INDEMNITEES" has the meaning set forth in Section 11 hereof.

            "INSTRUMENT" has the meaning given such term in Section 9-105(1)(i) of the UCC.

            "INTEREST RATE CREDITORS" has the meaning set forth in the first paragraph hereof.

            "INTEREST RATE PROTECTION AGREEMENTS OR OTHER HEDGING AGREEMENTS" has the meaning set forth in the first paragraph hereof.

            "INTEREST RATE OBLIGATIONS" has the meaning set forth in Section 1 hereof.

            "INVESTMENT PROPERTY" has the meaning given such term in Section 9-115(f) of the UCC.

            "LIMITED LIABILITY COMPANY ASSETS" means all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned or represented by any Limited Liability Company Interest.

            "LIMITED LIABILITY COMPANY INTERESTS" means the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company.

            "NON-VOTING STOCK" means all capital stock which is not Voting
Stock.

            "NOTES" means (x) all intercompany notes at any time issued to each Pledgor and (y) all other promissory notes from time to time issued to, or held by, each Pledgor.

            "NOTICED EVENT OF DEFAULT" shall mean (i) an Event of Default with respect to the Borrower under Section 9.05 of the Credit Agreement and (ii) any other Event of Default in respect of which the Pledgee has given the Borrower notice that such Event of Default constitutes a "Noticed Event of Default."

            "OBLIGATIONS" has the meaning set forth in Section 1 hereof.

            "PARTNERSHIP ASSETS" means all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned or represented by any Partnership Interest.

            "PARTNERSHIP INTEREST" means the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.

            "PLEDGED NOTES" has the meaning set forth in Section 3.5 hereof.

            "PLEDGED SECURITIES" has the meaning set forth in Section 3.5 hereof.

            "PLEDGED STOCK" has the meaning set forth in Section 3.5 hereof.

            "PLEDGEE" has the meaning set forth in the first paragraph hereof.

            "PLEDGOR" has the meaning set forth in the first paragraph hereof.

            "PROCEEDS" has the meaning given such term in Section 9-306(l) of the UCC.

            "SECURED CREDITORS" has the meaning set forth in the first paragraph hereof.

            "SECURED DEBT AGREEMENTS" has the meaning set forth in Section 5 hereof.

            "SECURITIES ACCOUNT" has the meaning given such term in Section 8-501(a) of the UCC.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, as in effect from time to time.

            "SECURITY" and "SECURITIES" has the meaning given such term in
Section 8-102(a)(15) of the UCC and shall in any event include all Stock and Notes (to the extent same constitute "Securities" under Section 8-102(a)(15)).

            "SECURITY ENTITLEMENT" has the meaning given such term in Section 8-102(a)(17) of the UCC.

            "STOCK" means (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof, and any corporation not incorporated under the laws of the United States or any State or territory thereof but which is, or has elected to be, treated as a partnership or disregarded entity pursuant to the provisions of Treasury Regulations Section 301.7701-3 (each a "Domestic Corporation"), all of the issued and outstanding shares of capital stock of any corporation or equity interests in such a partnership or disregarded entity at any time owned by any Pledgor of any Domestic Corporation and (y) with respect to corporations not Domestic Corporations (each a "Foreign Corporation"), all of the issued and outstanding shares of capital stock at any time owned by any Pledgor of any Foreign Corporation and shall, in any event, include, without limitation, the capital stock described in Annex B hereto.

            "TERMINATION DATE" has the meaning set forth in Section 19 hereof.

            "UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time; PROVIDED that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

            "UNCERTIFICATED SECURITY" has the meaning given such term in Section 8-102(a)(18) of the UCC.

            "VOTING STOCK" means all classes of capital stock of any Foreign Corporation entitled to vote.

            3. PLEDGE OF SECURITY INTEREST, ETC.

            3.1 PLEDGE. To secure the Obligations now or hereafter owed or to be performed by such Pledgor (or, in the case of Dynavox LLC, by the Borrower), each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing security interest (subject to those Liens permitted to exist with respect to the Collateral pursuant to the terms of all Secured Debt Agreements then in effect) in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the "Collateral"):

            (a) each of the Collateral Accounts (to the extent a security interest therein is not created pursuant to the Security Agreement), including any and all assets of whatever type or kind deposited by such Pledgor in such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, moneys, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Credit Agreement or any other Secured Debt Agreement to be deposited in such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

            (b) the Stock owned by such Pledgor from time to time;

            (c) all Limited Liability Company Interests of such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such interest relates, whether now existing or hereafter acquired, including, without limitation:

                  (A) all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

                  (B) all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

                  (C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

                  (D) all present and future claims, if any, of such Pledgor against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise;

                  (E) all of such Pledgor's rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

                  (F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

            (d) all Partnership Interests of such Pledgor from time to time and all of its right, title and interest in each partnership to which each such interest relates, whether now existing or hereafter acquired, including, without limitation:

                  (A) all the capital thereof and its interest in all profits, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

                  (B) all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

                  (C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

                  (D) all present and future claims, if any, of such Pledgor against any such partnership for moneys loaned or advanced, for services rendered or otherwise;

                  (E) all of such Pledgor's rights under any partnership
            agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing (with all of the foregoing rights only to be exercisable upon the occurrence and during the continuation of an Event of Default); and

                  (F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

            (e) all Security Entitlements of such Pledgor from time to time in any and all of the foregoing;

            (f) all Financial Assets and Investment Property of such Pledgor from time to time;

            (g) all Notes and other debt securities of such Pledgor constituting Indebtedness permitted by Section 8.05(i), (ii), (iii) and (xiv) of the Credit Agreement; and

            (h) all Proceeds of and all products (including interest, dividends, distributions and other earnings) in any and all of the foregoing;

      PROVIDED that the Collateral shall not include (i) more than 65% of the Stock of any Foreign Corporation, (ii) to the extent that applicable law requires that a Subsidiary of the Pledgor issue directors' or other nominees' qualifying shares, such qualifying shares, (iii) Cash Equivalents, or (iv) equity interests in Persons which are not Subsidiaries to the extent that the Pledgor is contractually restricted from pledging such equity interests owned by it.

            3.2 PROCEDURES. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by the respective Pledgor) be pledged pursu-ant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) for the benefit of the Pledgee and the Secured
Creditors:

           (i) with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation) or any Note, the respective Pledgor shall physically deliver such Certificated Security or Note to the Pledgee, indorsed to the Pledgee or indorsed in blank, provided that such Pledgor shall not be required to deliver any Note having a stated principal amount (or dollar equivalent thereof in the case of a Note denominated in a currency other than Dollars) of up to $500,000 so long as the aggregate stated principal amount (using the dollar equivalent to the extent appropriate) of all such Notes not delivered pursuant to this proviso does not exceed $500,000, and provided further that such Pledgor shall not be required to deliver any Certificated Security to the extent (x) such Certificated Security is issued by a Subsidiary which accounted for less then 5% of the assets and revenues (in the aggregate) of Sunrise and its Subsidiaries (taken on a whole) for the fiscal year ended December 31, 1999 and (y) such Certificated Security was lost or destroyed prior to the Initial Borrowing Date and the Collateral Agent is reasonably satisfied that such Pledgor is making commercially reasonable efforts to replace such Certificated Security, and upon such replacement shall be delivered to the Collateral Agent in accordance with this Section 3.2(a)(i);

          (ii) with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), the respective Pledgor shall cause the issuer of such Uncertificated Security to duly authorize and execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the Secured Creditors substantially in the form of Annex G hereto (appropriately completed to the reasonable satisfaction of the Pledgee and with such modifications, if any, as shall be reasonably satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction (PROVIDED that the Pledgee agrees with each Pledgor which executes any such agreement that it shall not give any instructions to any issuer pursuant to any such agreement except upon the instruction of such Pledgor unless a Noticed Event of Default has occurred and is continuing);

         (iii) with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), the respective Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required (i) to comply with the applicable rules of such Clearing Corporation and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-115 (4)(a) and (b), 9-115 (1)(e)
      and 8-106 (d) of the UCC). Each Pledgor further agrees to take such actions as the Pledgee reasonably deems necessary or desirable to effect the foregoing;

          (iv) with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Interest credited on the books of a Clearing Corporation), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate, the procedure set forth in Section 3.2(a)(i), with respect to such interest and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate, the procedure set forth in Section 3.2(a)(ii) with respect to such interest if it is an Uncertificated Security;

           (v) with respect to any Note, physical delivery of such Note to the Pledgee, indorsed to the Pledgee or indorsed in blank, provided that such Pledgor shall not be required to deliver any Note having a stated principal amount (or dollar equivalent thereof in the case of a Note denominated in a currency other than Dollars) of up to $500,000 so long as the aggregate stated principal amount (using the dollar equivalent to the extent appropriate) of all such Notes not delivered pursuant to this proviso does not exceed $500,000; and

          (vi) with respect to cash, to the extent not otherwise provided in the Security Agreement, only when a Noticed Event of Default has occurred and is continuing (i) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have exclusive and absolute control and dominion (and no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee) and (ii) deposit of such cash in such cash account.

            (b) In addition to the actions required to be taken pursuant to
Section 3.2(a), each Pledgor shall take the following additional actions with respect to the Collateral:

           (i) with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain "control" thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), the respective Pledgor shall take all actions as may be reasonably requested from time to time by the Pledgee so that "control" of such Collateral is obtained and at all times held by the Pledgee; and

          (ii) each Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant States, on form covering all Collateral hereunder (with the form of such financing statements to be reasonably satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Investment Property and other Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-115(4)(b) of the UCC).

            3.3 SUBSEQUENTLY ACQUIRED COLLATERAL. If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 and, furthermore, the Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in
Section 3.2, and will promptly thereafter deliver to the Pledgee (i) a certificate executed by a principal executive officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) supplements to Annexes A through F hereto as are necessary to cause such annexes to be complete and accurate at such time. Without limiting the foregoing, each Pledgor shall be required to pledge hereunder any shares of stock at any time and from time to time after the date hereof acquired by such Pledgor of any Foreign Corporation, provided that no Pledgor shall be required at any time to pledge hereunder more than 65% of the Stock of any Foreign Corporation.

            3.4 TRANSFER TAXES. Each pledge of Collateral under Section 3.1 or
Section 3.3 shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

            3.5 DEFINITION OF PLEDGED NOTES, PLEDGED STOCK, PLEDGED SECURITIES. All Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes". All Stock at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Stock". All Pledged Notes and Pledged Stock are hereafter called the "Pledged Securities".

            3.6 CERTAIN REPRESENTATIONS AND WARRANTIES REGARDING THE COLLATERAL. Each Pledgor represents and warrants that on the date hereof (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex A hereto;
(ii) the Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex B hereto; (iii) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex B hereto; (iv) the Notes held by such Pledgor consist of the promissory notes described in Annex C hereto where such Pledgor is listed as the lender; (v) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex D hereto; (vi) each such Limited Liability Company Interest constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex D hereto; (vii) the Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex E hereto; (viii) each such Partnership Interest constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex E hereto; (ix) the Pledgor has complied in all material respects with the respective procedure set forth in Section 3.2(a) with respect to each item of Collateral described in Annexes A through E hereto; and (x) on the date hereof, such

Pledgor owns no other Stock, Notes, Limited Liability Company Interests or Partnership Interests.

            4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

            5. VOTING, ETC., WHILE NO NOTICED EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing a Noticed Event of Default, each Pledgor shall be entitled to exercise all voting rights attaching to any and all Collateral owned by it, and to give consents, waivers or ratifications in respect thereof PROVIDED that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in, or be inconsistent with, any of the terms of this Agreement, the Credit Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement (collectively, the "Secured Debt Agreements"), or which would have the effect of impairing the value of the Collateral, the position or interests of the Pledgee or any Secured Creditor therein. All such rights of a Pledgor to vote and to give consents, waivers and ratifications shall cease in case a Noticed Event of Default shall occur and be continuing and Section 7 hereof shall become applicable.

            6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until a Noticed Event of Default shall have occurred and be continuing, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor. Subject to Section 3.2 hereof, the Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

           (i) all other or additional Stock, Notes, Limited Liability Company Interests, Partnership Interests, Instruments or other Securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

          (ii) all other or additional Stock, Notes, Limited Liability Company Interests, Partnership Interests, Instruments or other Securities or property (including, but not limited to, cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

         (iii) all other or additional Stock, Notes, Limited Liability Company Interests, Partnership Interests, Instruments or other Securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. Furthermore, the foregoing provisions of this Section 6 shall not apply to dividends or distributions made in connection with transactions contemplated by Section 8.03 of the Credit Agreement, PROVIDED that such transactions are consummated in accordance with the applicable terms and conditions set forth in the Credit Agreement. Subject to the proviso following clause (h) of Section 3.1 hereof, all dividends, distributions or other payments which are received by the respective Pledgor contrary to the provisions of this Section 6 or Section 7 shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

            7. REMEDIES IN CASE OF A NOTICED EVENT OF DEFAULT OR CERTAIN DEFAULTS. In case a Noticed Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation, all the rights and remedies of a secured party upon default under the Uniform Commercial Code of the State of New York, and the Pledgee shall be entitled, without limitation, to exercise any or all of the following rights, which each Pledgor hereby agrees to be commercially reasonable:

            (i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to such Pledgor;

            (ii) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

            (iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

            (iv) to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do
      so);

            (v) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; PROVIDED that at least 10 days' notice of the time and place of any such sale shall be given to such Pledgor. The Pledgee shall not be obligated to make such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of each Pledgor, and each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which it now has or may at any time in the future have under rule of law or statute now existing or hereafter enacted. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of all Secured Creditors (or certain of them) may bid for and purchase (by bidding in Obligations or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

          (vi) to set-off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations;

PROVIDED THAT, upon the occurrence of a Default under Section 9.05 of the Credit Agreement, the Pledgee may exercise the rights specified in clause (i) above.

            8. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. Unless otherwise required by the Credit Documents, no notice to or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar other circumstances or constitute a waiver of any of the rights of the Pledgee or any Secured Creditor to any other or further action in any circumstances without demand or notice. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, acting upon the instructions of the Required Banks (or, after the date on which all Credit Agreement Obligations have been paid in full, the holders of at least a majority of the Interest Rate Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee or the holders of at least a majority of the Interest Rate Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement and the other Credit Documents.

            9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other moneys received by the Pledgee hereunder, shall be applied to the payment of the Obligations in the manner provided in Section 7.4 of the Security Agreement.

            (b) It is understood and agreed that the Pledgors (other than Dynavox LLC) shall remain jointly and severally liable to the extent of any deficiency between the amount of proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

            10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

            11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee, each Secured Creditor and their and their affiliates' respective successors, assigns, employees, agents and servants (individually an "Indemnitee", and collectively, the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all out-of-pocket costs and expenses, including reasonable attorneys' fees, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities (including liabilities for penalties) or expenses of whatsoever kind or nature to the extent incurred or arising by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall any Indemnitee hereunder be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies or other property actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, each Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of each Pledgor contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements or Other Hedging Agreements and Letters of Credit, and the payment of all other Obligations and notwithstanding the discharge thereof.

            12. FURTHER ASSURANCES; POWER OF ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the Uniform Commercial Code such financing statements, continuation statements and other documents in such offices as the Pledgee (acting on its own or on the instructions of the Required Banks) may reasonably request and deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the

Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

            (b) Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of a Noticed Event of Default, in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.

            13. THE PLEDGEE AS COLLATERAL AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 11 of the Credit Agreement.

            14. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except in accordance with the terms of this Agreement and the Credit Documents).

            15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) Each Pledgor represents, warrants and covenants that:

           (i) it is the legal, beneficial and record owner of, and has good and marketable title to, all Collateral and that it has sufficient interest in all Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement or the Security Agreement and Permitted Liens);

          (ii) it has full corporate or other power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

         (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether considered in proceedings in equity or at law) and an implied covenant of good faith and fair dealing;

          (iv) no consent of any other party (including, without limitation, any stockholder or creditor of such Pledgor or any of their Subsidiaries) and no order, consent, license, permit, approval or authorization of, exemption by, notice or report to, or recording, registration or filing with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement, (b) the validity or enforceability of this Agreement (except as set forth in clause (iii) above), (c) the perfection or enforceability of the Pledgee's security interest in the Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein except those (A) which have been obtained or made prior to the Initial Borrowing Date or (B) the absence of which, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect on either (x) the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or (y) the rights or remedies of the Banks or the Administrative Agent or on the ability of Holdings or any of its Subsidiaries to perform their respective obligations hereunder and under the other Documents to which they are, or will be, a party or (C) for filings and recordings required to perfect the security interests created under the Security Documents, which filings and recordings will be made by the Pledgee within 10 Business Days after the Initial Borrowing Date;

           (v) neither the execution, delivery or performance by such Pledgor of this Agreement, nor compliance by it with the terms and provisions hereof,
      (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to this Agreement) upon any of the properties or assets of such Pledgor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which such Pledgor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws or other organizational documents, as applicable, of such Pledgor or any of its Subsidiaries;

          (vi) all of the Collateral (consisting of Stock, Notes, Limited Liability Company Interests or Partnership Interests) has been duly and validly issued, is fully paid and non-assessable and, except as set forth in Schedule VI of the Credit Agreement, is subject to no options to purchase or similar rights; and

         (vii) the pledge, collateral assignment and delivery to the Pledgee of the Collateral consisting of certificated securities pursuant to this Agreement creates a valid and, except with respect to Subsidiaries organized under the laws of jurisdictions that do not constitute Qualified Jurisdictions, perfected first priority security interest in such Securities, and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Securities (other than Permitted Liens) and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

        (viii) "control" (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all Collateral consisting of Securities (including Notes which are Securities) with respect to which such "control" may be obtained pursuant to Section 8-106 of the UCC.

            (b) Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

            (c) Each Pledgor covenants and agrees that it will take no action which would violate any of the terms of any Secured Debt Agreement.

            16. CHIEF EXECUTIVE OFFICE; RECORDS. The chief executive office of each Pledgor is located at the address or addresses specified in Annex F hereto. Each Pledgor will not move its chief executive office except to such new location as such Pledgor may establish in accordance with the penultimate sentence of this Section 16. The originals of all documents in the possession of such Pledgor evidencing all Collateral, including but not limited to all Limited Liability Company Interests and Partnership Interests, and the only original books of account and records of the Pledgor relating thereto are, and will continue to be, kept at such chief executive office at the location or locations specified in Annex F hereto, or at such new locations as the Pledgor may establish in accordance with the penultimate sentence of this Section 16. All Limited Liability Company Interests and Partnership Interests are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office location specified in Annex F hereto, or such new locations as the Pledgor may establish in accordance with the penultimate sentence of this Section 16. No Pledgor shall establish a new location for such offices until (i) it shall have given to the Pledgee not less than 15 days' prior written notice (or such lesser notice as shall be acceptable to the Pledgee) of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Pledgee may reasonably request and (ii) with respect to such new location, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. Promptly after establishing a new location for such offices in accordance with the immediately preceding sentence, the respective Pledgor shall deliver to the Pledgee a supplement to Annex F hereto so as to cause such Annex F hereto to be complete and accurate.

            17. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 19 hereof), including, without limitation:

           (i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any Secured Debt Agreement (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

          (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement (other than a waiver, consent or extension with respect to this Agreement in accordance with its terms);

         (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

          (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

           (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

            18. REGISTRATION, ETC. (a) If an Event of Default shall have occurred and be continuing and any Pledgor shall have received from the Pledgee a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, such Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements; PROVIDED, that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. Each Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars and other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify, to the extent permitted by law, the Pledgee and all other Secured Creditors participating in the distribution of such Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee expressly for use therein.

            (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion: (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act; (ii) may approach and negotiate with a single possible purchaser to effect such sale; and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

            19. TERMINATION; RELEASE. (a) On the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of the respective Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and instruments of satisfaction, discharge and/or reconveyance), and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), a Partnership Interest or a Limited Liability Company Interest, a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii) hereof or by the respective partnership or limited liability company pursuant to Section 3.2(a)(iv) hereof. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitments and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Letter of Credit or Note is outstanding (and all Loans have been paid in full), all Letters of Credit have been terminated (or cash collateralized in a manner consistent with Section 4.02(a) of the Credit Agreement), and all other Obligations then due and payable have been paid in full.

            (b) In the event that any part of the Collateral is sold or otherwise disposed of in connection with a sale or disposition permitted by the Credit Agreement or is otherwise released at the direction of the Required Banks (or all the Banks if required by Section 13.12 of the Credit Agreement), and the proceeds of such sale or sales or from such release are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied, such Collateral will be sold free and clear of the Liens created by this Agreement, and the Pledgee, at the request and expense of the respective Pledgor will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

            (c) At any time that any Pledgor desires that Collateral be released as provided in the foregoing Section 19(a) or (b), it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to
Section 19(a) or (b).

            (d) The Pledgee shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it in accordance with this Section 19.

            20. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be delivered, and be effective, as provided in
Section 13.03 of the Credit Agreement, addressed:

            (i) if to any Pledgor, at its address set forth opposite its signature below;

          (ii) if to the Pledgee, at:

                        Bankers Trust Company
                        130 Liberty Street
                        New York, New York 10006
                        Attn:  Scottye Lindsey
                        Tel:  (212) 250-3964
                        Fax:  (212) 250-7218;

            (iii) if to any Bank (other than the Pledgee), at such address as such Bank shall have specified in the Credit Agreement;

            (iv) if to any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to the Borrower and the Pledgee;

or at such address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

            21. THE PLEDGEE. The Pledgee will hold, directly or indirectly in accordance with this Agreement, all items of the Collateral at any time received by it under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee with respect to the Collateral, interests therein and the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in the UCC and this Agreement.

            22. WAIVER; AMENDMENT. Except as contemplated in Section 25 hereof, none of the terms and conditions of this Agreement may be changed, waived, discharged or terminated in any manner whatsoever unless such change, waiver, discharge or termination is in writing duly signed by each Pledgor to be bound thereby and the Pledgee (with the consent of the Required Banks or, to the extent required by Section 13.12 of the Credit Agreement, all of the Banks), PROVIDED, HOWEVER, that no such change, waiver, modification or variance shall be made to Section 9 hereof or this Section 22 without the consent of each Secured Creditor adversely affected thereby, PROVIDED FURTHER, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, I.E., whether (x) the Bank Creditors as holders of the Credit Agreement Obligations, or (y) the Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to each of the Credit Agreement Obligations, the Required Banks and (y) with respect to the Interest Rate Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

            23. MISCELLANEOUS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 19 hereof, (ii) be binding upon each Pledgor, its successors and assigns; PROVIDED, HOWEVER, that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the prior written consent of the Required Banks or to the extent required by Section 13.12 of the Credit Agreement, all of the Banks), and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the Secured Creditors and their respective successors, transferees and assigns. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings of the several sections and subsections in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

            24. WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this agreement or the transactions contemplated hereby.

            25. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of Holdings that is required to execute a counterpart of this Agreement (or an assumption agreement in respect of this Agreement) after the date hereof pursuant to the Credit Agreement shall automatically become a Pledgor hereunder by executing a counterpart hereof (or such assumption agreement) and delivering the same to the Pledgee.

            26. RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

            27. LIMITED OBLIGATIONS. It is the desire and intent of each Pledgor and the Secured Creditors that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is (x) noted that the obligations of each Pledgor constituting a Subsidiary Guarantor have been limited as provided in the Subsidiary Guaranty and (y) hereby deemed that the obligations of Dynavox LLC shall be limited to the same extent as if Dynavox LLC were a Subsidiary Guarantor.

            28. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or partnership. The parties hereto expressly agree that this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor and/or any Pledgor.

            (b) The Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor or any limited liability company or partnership either before or after a Noticed Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or partnership or any Pledgor.

            (c) The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

            (d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

            29. SPECIAL PROVISIONS OF SECTION 13.15 OF THE CREDIT AGREEMENT. The parties hereto acknowledge and agree that the provisions contained in Section
13.15 of the Credit Agreement apply to this Agreement.

                                      * * *

            IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

ADDRESS:

245 Park Avenue, 41st Floor          V.S.M. HOLDINGS, INC.
New York, NY  10167
Telephone No.: (212) 351-1600
Telecopy No.: (212) 808-4922         By: __________________________________
Attention:  Steven M. Silver             Name
                                         Title:
with a copy to:
Vestar Capital Partners IV, L.P.
245 Park Avenue, 41st Floor
New York, NY  10167
Telephone No.: (212) 351-1600
Telecopy No.: (212) 808-4922
Attention:  Jack M. Feder, Esq.


245 Park Avenue, 41st Floor          V.S.M. ACQUISITION CORP.
New York, NY  10167
Telephone No.: (212) 351-1600
Telecopy No.: (212) 808-4922          By: __________________________________
Attention:  Steven M. Silver              Name:
                                          Title:
with a copy to:
Vestar Capital Partners IV, L.P.
245 Park Avenue, 41st Floor
New York, NY  10167
Telephone No.: (212) 351-1600
Telecopy No.: (212) 808-4922
Attention:  Jack M. Feder, Esq.


Accepted and Agreed to:

BANKERS TRUST COMPANY,
as Pledgee

By: __________________________________
    Title:

                                                                         ANNEX A

                              LIST OF SUBSIDIARIES


I.      V.S.M. Holdings, Inc.:

        V.S.M. Acquisition Corp.
        Sunrise Medical Inc.
        [Subsidiaries of Sunrise Medical Inc.]





II.     V.S.M. Acquisition Corp.:

        Sunrise Medical Inc.
        [Subsidiaries of Sunrise Medical Inc.]

                                                                         ANNEX B

                                  LIST OF STOCK


I.    V.S.M. Holdings, Inc.

      Name of
      Issuing       Type of  Number of  Certificate  Percentage  Sub-clause of Section 3.2(a)
    Corporation     Shares    Shares        No.        Owned          of Pledge Agreement
    -----------     -------  ---------  -----------  ----------  ----------------------------

V.S.M. Acquisition  Ordinary   [__]        [__]         100%                 [(i)]
       Corp.

II.     V.S.M. Acquisition Corp.

                                                                         ANNEX C

                                  LIST OF NOTES

I.    [Each Credit Party]

      Amount     Maturity Date        Obligor      Sub-clause of Section 3.2(a)
                                                       of Pledge Agreement
      ------     -------------        -------      ----------------------------

                        [TO BE PROVIDED BY THE BORROWER]

                                                                         ANNEX D

                   LIST OF LIMITED LIABILITY COMPANY INTERESTS


I.    [Each Credit Party]


      Name of
      Issuing       Type of    Certificate  Percentage  Sub-clause of Section 3.2(a)
    Corporation     Interest       No.        Owned          of Pledge Agreement
    -----------     --------   -----------  ----------  ----------------------------

                        [TO BE PROVIDED BY THE BORROWER]

                                                                         ANNEX E

                          LIST OF PARTNERSHIP INTERESTS


I.    [Each Credit Party].

       Name of       Type of        Percentage      Sub-clause of Section 3.2(a)
     Partnership     Interest         Owned              of Pledge Agreement
     -----------     --------       ----------      ----------------------------

                        [TO BE PROVIDED BY THE BORROWER]

                                                                         ANNEX F


                         LIST OF CHIEF EXECUTIVE OFFICES


I.    [Each Credit Party]


                        [TO BE PROVIDED BY THE BORROWER]

                                                                         ANNEX G

    FORM OF AGREEMENT REGARDING UNCERTIFICATED SECURITIES, LIMITED LIABILITY
                   COMPANY INTERESTS AND PARTNERSHIP INTERESTS


            AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of _________ __, _____, among each of the undersigned pledgors (each a "Pledgor" and, collectively, the "Pledgors"), __________, not in its individual capacity but solely as Collateral Agent (the "Pledgee"), and __________, as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the "Issuer").

                              W I T N E S S E T H :

            WHEREAS, each Pledgor and the Pledgee are entering into the Pledge Agreement, dated as of December 6, 2000 (as amended, amended and restated, modified or supplemented from time to time, the "Pledge Agreement"), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), each Pledgor will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of such Pledgor in and to any and all (1) "uncertificated securities" (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) ("Uncertificated Securities"), (2) Partnership Interests (as defined in the Pledge Agreement) and (3) Limited Liability Company Interests (as defined in the Pledge Agreement), in each case issued from time to time by the Issuer, whether now existing or hereafter from time to time acquired by such Pledgor (with all of such Uncertificated Securities, Partnership Interests and Limited Liability Company Interests being herein collectively called the "Issuer Pledged Interests"); and

            WHEREAS, each Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Each Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the respective Pledgor), and not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests

                                                                         Annex G
                                                                          Page 2


originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

            2. The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

            3. The Issuer hereby represents and warrants that (i) the pledge by the Pledgors of, and the granting by the Pledgors of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) if the Issuer is a corporation, the Issuer Pledged Interests are fully paid and nonassessable.

            4. All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to any Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

                  Bankers Trust Company
                  130 Liberty Street
                  New York, New York  10006

                  Attention:  Scottye Lindsey
                  Telephone No.:  (212) 250-3964
                  Telecopier No.:  (212) 250-7218

            5. Except as expressly provided otherwise in Section 4, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telex, telecopy or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied or sent by overnight courier, be effective when deposited in the mails or delivered to the overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Pledgee shall not be effective until received by the Pledgee. All notices and other communications shall be in writing and addressed as follows:

            (a)   if to any Pledgor, at:

                  [                       ]

                  Telephone No.:
                  Facsimile No.:
                  Attention:

                                                                         Annex G
                                                                          Page 3


            (b)   if to the Pledgee, at:

                  Bankers Trust Company
                  130 Liberty Street
                  New York, New York 10006

                  Attention:  Scottye Lindsey
                  Telephone No.:  (212) 250-3964
                  Telecopier No.:  (212) 250-7218

            (c)   if to the Issuer, at:


                  Attention:  ______________
                  Tel:  ___________
                  Fax:  ___________

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. As used in this
Section 5, "Business Day" means any day other than a Saturday, Sunday, or other day on which banks in New York are authorized to remain closed.

            6. This Agreement shall be binding upon the successors and assigns of each Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Pledgee, the Issuer and any Pledgor which at such time owns any Issuer Pledged Interests.

            7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                         Annex G
                                                                          Page 4


            IN WITNESS WHEREOF, each Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.


                                      [                            ],(1)
                                      as a Pledgor


                                      By: _____________________________
                                          Name:
                                          Title:


                                      BANKERS TRUST COMPANY,
                                      not in its individual capacity but solely as Collateral Agent and Pledgee


                                      By: _____________________________
                                          Name:
                                          Title:
                                      [                            ],
                                      as Issuer


                                      By: _____________________________
                                          Name:
                                          Title:


--------

(1)   Insert signature block for each Pledgor party to this Agreement.

                                                                     EXHIBIT H-2

                        FORM OF DYNAVOX PLEDGE AGREEMENT


            PLEDGE AGREEMENT, dated as of ________, ____ (as same may be amended, amended and restated, modified or supplemented from time to time, this "Agreement"), made by [V.S.M. Investors, LLC and [_________]] (the "Pledgors", and each, a "Pledgor"), in favor of Bankers Trust Company, not in its individual capacity but solely as Collateral Agent (including any successor collateral agent, the "Pledgee") (x) for the benefit of the Banks, the Issuing Bank and the Administrative Agent under, and any other lenders from time to time party to, the Credit Agreement hereinafter referred to (such Banks, the Issuing Bank and the Administrative Agent and other lenders, if any, are hereinafter called the "Bank Creditors") and (y) if Bankers Trust Company, in its individual capacity ("Bankers Trust"), any Bank or any Affiliate of a Bank enters into one or more interest rate protection agreements or other hedging agreements relating to the Loans (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) (collectively, the "Interest Rate Protection Agreements or Other Hedging Agreements") with, or guaranteed by, any of the Pledgors, for the benefit of Bankers Trust, any such Bank or Banks or a syndicate of financial institutions organized by Bankers Trust or an affiliate of Bankers Trust (even if Bankers Trust or the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason), so long as any such Bank or Affiliate participates in the extension of such Interest Rate Protection Agreements or Other Hedging Agreements and their subsequent assigns, if any (collectively, the "Interest Rate Creditors", and the Interest Rate Creditors together with the Bank Creditors, are hereinafter called the "Secured Creditors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as so defined.


                              W I T N E S S E T H:


            WHEREAS, V.S.M. Holdings, Inc. ("Holdings"), V.S.M. Acquisition Corp. (the "Borrower"), the financial institutions from time to time party thereto (the "Banks"), and Bankers Trust Company, as Administrative Agent, have entered into a Credit Agreement, dated as of December 6, 2000, providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified or supplemented from time to time, and including any successor agreement extending the maturity of, or restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of Holdings and whose obligations are guaranteed by Holdings thereunder or any increase in the amount borrowed) all or any portion of the Indebtedness under such agreement or any successor agreements);

            WHEREAS, the Borrower may from time to time be party to one or more Interest Rate Protection Agreements or Other Hedging Agreements with an Interest Rate Creditor;

            WHEREAS, it is a condition precedent to the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

            WHEREAS, each Pledgor will obtain benefits from the incurrence of Loans by the Borrower and the issuance of Letters of Credit for the account of the Borrower under the Credit Agreement and the Borrower's entering into Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Agreement in order to satisfy the conditions precedent described in the preceding paragraph and to induce the Banks to make Loans to the Borrower and participate in Letters of Credit, to induce the Issuing Bank to issue Letters of Credit for the account of the Borrower, and to induce the Interest Rate Creditors to enter into Interest Rate Protection Agreements or Other Hedging Agreements with the Borrower;

            NOW, THEREFORE, in consideration of the benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee as follows:

            1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

           (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of the Borrower owing to the Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which the Borrower is a party and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Credit Agreement and such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent constituting obligations of the Borrower under Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Agreement Obligations");

          (ii) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, indemnities, fees and interest thereon) of the Borrower owing to the Interest Rate Creditors, now existing or hereafter arising out of or in connection with any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance with the terms, conditions and agreements of each such Interest Rate Protection Agreement or Other Hedging Agreement and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in each such Interest Rate Protection Agreement or Other Hedging Agreement (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the "Interest Rate Obligations");

         (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) and/or preserve its security interest therein;

          (iv) in the event of any proceeding for the collection of the Obligations (as defined below) or the enforcement of this Agreement, after an Event of Default (such term, as used in this Agreement, shall mean any Event of Default under, and as defined in, the Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement and shall in any event include, without limitation, any payment default (after the expiration of any applicable grace period) on any of the Obligations (as defined below)) shall have occurred and be continuing, the reasonable out-of-pocket expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable out-of-pocket attorneys' fees and court costs; and

            (v) all amounts paid by any Indemnitee to which such Indemnitee has the right to reimbursement under Section 11 of this Agreement.

all such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (i) through (v) of this Section 1 being collectively called the "Obligations", it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

            2. DEFINITIONS; ANNEXES. (a) The following capitalized terms used herein shall have the definitions specified below (with references to singular terms including the plural and vice versa):

            "ADMINISTRATIVE AGENT" has the meaning set forth in the Recitals hereto.

            "ADVERSE CLAIM" has the meaning given such term in Section 8-102(a)(1) of the UCC.

            "AGREEMENT" has the meaning set forth in the first paragraph hereof.

            "BANK CREDITORS" has the meaning set forth in the first paragraph hereof.

            "BANKS" has the meaning set forth in the Recitals hereto.

            "BORROWER" has the meaning set forth in the Recitals hereto.

            "CLEARING CORPORATION" has the meaning given such term in Section 8-102(a)(5) of the UCC.

            "COLLATERAL" has the meaning set forth in Section 3.1 hereof.

            "COLLATERAL ACCOUNTS" means any and all accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited.

            "CREDIT AGREEMENT" has the meaning set forth in the Recitals hereto.

            "CREDIT AGREEMENT OBLIGATIONS" has the meaning set forth in Section 1 hereof.

            "EVENT OF DEFAULT" has the meaning set forth in Section 1 hereof.

            "HOLDINGS" has the meaning set forth in the Recitals hereto.

            "INDEMNITEES" has the meaning set forth in Section 11 hereof.

            "INSTRUMENT" has the meaning given such term in Section 9-105(1)(i) of the UCC.

            "INTEREST RATE CREDITORS" has the meaning set forth in the first paragraph hereof.

            "INTEREST RATE PROTECTION AGREEMENTS OR OTHER HEDGING AGREEMENTS" has the meaning set forth in the first paragraph hereof.

            "INTEREST RATE OBLIGATIONS" has the meaning set forth in Section 1 hereof.

            "INVESTMENT PROPERTY" has the meaning given such term in Section 9-115(f) of the UCC.

            "LIMITED LIABILITY COMPANY ASSETS" means all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned or represented by any Limited Liability Company Interest.

            "LIMITED LIABILITY COMPANY INTERESTS" means the entire limited liability company membership interest at any time owned by any Pledgor in Dynavox LLC.

            "NOTICED EVENT OF DEFAULT" shall mean (i) an Event of Default with respect to the Borrower under Section 9.05 of the Credit Agreement and (ii) any other Event of Default in respect of which the Pledgee has given the Borrower notice that such Event of Default constitutes a "Noticed Event of Default."

            "OBLIGATIONS" has the meaning set forth in Section 1 hereof.

            "PLEDGEE" has the meaning set forth in the first paragraph hereof.

            "PLEDGOR" has the meaning set forth in the first paragraph hereof.

            "PROCEEDS" has the meaning given such term in Section 9-306(l) of the UCC.

            "SECURED CREDITORS" has the meaning set forth in the first paragraph hereof.

            "SECURED DEBT AGREEMENTS" has the meaning set forth in Section 5 hereof.

            "SECURITIES ACCOUNT" has the meaning given such term in Section 8-501(a) of the UCC.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, as in effect from time to time.

            "SECURITY" and "SECURITIES" has the meaning given such term in
Section 8-102(a)(15) of the UCC.

            "SECURITY ENTITLEMENT" has the meaning given such term in Section 8-102(a)(17) of the UCC.

            "TERMINATION DATE" has the meaning set forth in Section 19 hereof.

            "UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time; PROVIDED that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

            "VOTING STOCK" means all classes of capital stock of any Foreign Corporation entitled to vote.

            3. PLEDGE OF SECURITY INTEREST, ETC.

            3.1 PLEDGE. To secure the Obligations now or hereafter owed or to be performed by the Borrower, each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing security interest (subject to those Liens permitted to exist with respect to the Collateral pursuant to the terms of all Secured Debt Agreements then in effect) in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the "Collateral"):

            (a) all Limited Liability Company Interests of such Pledgor from time to time and all of its right, title and interest in the limited liability company to which each such interest relates, whether now existing or hereafter acquired, including, without limitation:

                  (A) all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

                  (B) all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

                  (C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

                  (D) all present and future claims, if any, of such Pledgor against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise;

                  (E) all of such Pledgor's rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

                  (F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

            (b) all Security Entitlements of such Pledgor from time to time in any and all of the foregoing; and

            (c) all Proceeds of and all products (including interest, dividends, distributions and other earnings) in any and all of the foregoing.

            3.2 PROCEDURES. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by the respective Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) for the benefit of the Pledgee and the Secured Creditors:

           (i) with respect to a Limited Liability Company Interest credited on the books of a Clearing Corporation (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), the respective Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required (1) to comply with the applicable rules of such Clearing Corporation and (2) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-115 (4)(a)
      and (b), 9-115 (1)(e) and 8-106 (d) of the UCC). Each Pledgor further agrees to take such actions as the Pledgee reasonably deems necessary or desirable to effect the foregoing;

          (ii) with respect to a Limited Liability Company Interest (other than a Limited Liability Company Interest credited on the books of a Clearing Corporation), (1) if such Limited Liability Company Interest is represented by a certificate, the respective Pledgor shall physically deliver such certificate to the Pledgee, indorsed to the Pledgee or indorsed in blank and (2) if such Limited Liability Company Interest is not represented by a certificate, the respective Pledgor shall cause the issuer of such Limited Liability Company Interest to duly authorize and execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the Secured Creditors substantially in the form of Annex C hereto (appropriately completed to the reasonable satisfaction of the Pledgee and with such modifications, if any, as shall be reasonably satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Limited Liability Company Interest originated by any other Person other than a court of competent jurisdiction (PROVIDED that the Pledgee agrees with each Pledgor which executes any such agreement that it shall not give any instructions to any issuer pursuant to any such agreement except upon the instruction of such Pledgor unless a Noticed Event of Default has occurred and is continuing); and

         (iii) with respect to cash, only when a Noticed Event of Default has occurred and is continuing (i) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have exclusive and absolute control and dominion (and no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee) and (ii) deposit of such cash in such cash account.

            (b) In addition to the actions required to be taken pursuant to
Section 3.2(a), each Pledgor shall take the following additional actions with respect to the Collateral:

           (i) with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain "control" thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), the respective Pledgor shall take all actions as may be reasonably requested from time to time by the Pledgee so that "control" of such Collateral is obtained and at all times held by the Pledgee; and

          (ii) each Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant States, on form covering all Collateral hereunder (with the form of such financing statements to be reasonably satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Investment Property and other Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-115(4)(b) of the UCC).

            3.3 SUBSEQUENTLY ACQUIRED COLLATERAL. If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 and, furthermore, the Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in
Section 3.2, and will promptly thereafter deliver to the Pledgee (i) a certificate executed by a principal executive officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) supplements to Annexes A through C hereto as are necessary to cause such annexes to be complete and accurate at such time.

            3.4 TRANSFER TAXES. Each pledge of Collateral under Section 3.1 or
Section 3.3 shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

            3.5 CERTAIN REPRESENTATIONS AND WARRANTIES REGARDING THE COLLATERAL. Each Pledgor represents and warrants that on the date hereof (i) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of Dynavox LLC described in Annex A hereto; (ii) each such Limited Liability Company Interest constitutes that percentage of the issued and outstanding equity interest of Dynavox LLC as set forth in Annex A hereto; and
(iii) the Pledgor has complied in all material respects with the respective procedure set forth in Section 3.2(a) with respect to each item of Collateral described in Annex A hereto.

            4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

            5. VOTING, ETC., WHILE NO NOTICED EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing a Noticed Event of Default, each Pledgor shall be entitled to exercise all voting rights attaching to any and all Collateral owned by it, and to give consents, waivers or ratifications in respect thereof PROVIDED that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in, or be inconsistent with, any of the terms of this Agreement, the Credit Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement (collectively, the "Secured Debt Agreements"), or which would have the effect of impairing the value of the Collateral, the position or interests of the Pledgee or any Secured Creditor therein. All such rights of a Pledgor to vote and to give consents, waivers and ratifications shall cease in case a Noticed Event of Default shall occur and be continuing and Section 7 hereof shall become applicable.

            6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until a Noticed Event of Default shall have occurred and be continuing, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor. Subject to Section 3.2 hereof, the Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

           (i) all other or additional Limited Liability Company Interests, Instruments or other Securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

          (ii) all other or additional Limited Liability Company Interests, Instruments or other Securities or property (including, but not limited to, cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

         (iii) all other or additional Limited Liability Company Interests, Instruments or other Securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. Furthermore, the foregoing provisions of this Section 6 shall not apply to dividends or distributions made in connection with transactions contemplated by Section 8.03 of the Credit Agreement, PROVIDED that such transactions are consummated in accordance with the applicable terms and conditions set forth in the Credit Agreement. All dividends, distributions or other payments which are received by the respective Pledgor contrary to the provisions of this Section 6 or Section 7 shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

            7. REMEDIES IN CASE OF A NOTICED EVENT OF DEFAULT OR CERTAIN DEFAULTS. In case a Noticed Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation, all the rights and remedies of a secured party upon default under the Uniform Commercial Code of the State of New York, and the Pledgee shall be entitled, without limitation, to exercise any or all of the following rights, which each Pledgor hereby agrees to be commercially reasonable:

            (i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to such Pledgor;

            (ii) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

         (iii) to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do
      so);

          (iv) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; PROVIDED that at least 10 days' notice of the time and place of any such sale shall be given to such Pledgor. The Pledgee shall not be obligated to make such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of each Pledgor, and each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which it now has or may at any time in the future have under rule of law or statute now existing or hereafter enacted. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of all Secured Creditors (or certain of them) may bid for and purchase (by bidding in Obligations or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

           (v) to set-off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations;

PROVIDED THAT, upon the occurrence of a Default under Section 9.05 of the Credit Agreement, the Pledgee may exercise the rights specified in clause (i) above.

            8. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. Unless otherwise required by the Credit Documents, no notice to or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar other circumstances or constitute a waiver of any of the rights of the Pledgee or any Secured Creditor to any other or further action in any circumstances without demand or notice. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, acting upon the instructions of the Required Banks (or, after the date on which all Credit Agreement Obligations have been paid in full, the holders of at least a majority of the Interest Rate Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee or the holders of at least a majority of the Interest Rate Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement and the other Credit Documents.

            9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other moneys received by the Pledgee hereunder, shall be applied to the payment of the Obligations in the manner provided in Section 7.4 of the Security Agreement.

            (b) It is understood and agreed that the Pledgors shall not be liable to the extent of any deficiency between the amount of proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

            10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

            11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee, each Secured Creditor and their and their affiliates' respective successors, assigns, employees, agents and servants (individually an "Indemnitee", and collectively, the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all out-of-pocket costs and expenses, including reasonable attorneys' fees, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder (but excluding any claims, demands, losses, judgments and liabilities (including liabilities for penalties) or expenses of whatsoever kind or nature to the extent incurred or arising by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall any Indemnitee hereunder be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies or other property actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, each Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of each Pledgor contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements or Other Hedging Agreements and Letters of Credit, and the payment of all other Obligations and notwithstanding the discharge thereof.

            12. FURTHER ASSURANCES; POWER OF ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the Uniform Commercial Code such financing statements, continuation statements and other documents in such offices as the Pledgee (acting on its own or on the instructions of the Required Banks) may reasonably request and deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

            (b) Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of a Noticed Event of Default, in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.

            13. THE PLEDGEE AS COLLATERAL AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 11 of the Credit Agreement.

            14. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except in accordance with the terms of this Agreement and the Credit Documents).

            15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) Each Pledgor represents, warrants and covenants that:

           (i) it is the legal, beneficial and record owner of, and has good and marketable title to, all Collateral and that it has sufficient interest in all Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement or the Security Agreement and Permitted Liens);

          (ii) it has full corporate or other power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

         (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether considered in proceedings in equity or at law) and an implied covenant of good faith and fair dealing;

          (iv) no consent of any other party (including, without limitation, any stockholder or creditor of such Pledgor or any of their Subsidiaries) and no order, consent, license, permit, approval or authorization of, exemption by, notice or report to, or recording, registration or filing with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement, (b) the validity or enforceability of this Agreement (except as set forth in clause (iii) above), (c) the perfection or enforceability of the Pledgee's security interest in the Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein except those which have been obtained or made prior to the date hereof.

           (v) neither the execution, delivery or performance by such Pledgor of this Agreement, nor compliance by it with the terms and provisions hereof,
      (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to this Agreement) upon any of the properties or assets of such Pledgor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which such Pledgor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws or other organizational documents, as applicable, of such Pledgor or any of its Subsidiaries;

          (vi) all of the Collateral (consisting of Limited Liability Company Interests) has been duly and validly issued, is fully paid and non-assessable and, except as set forth in Schedule VI of the Credit Agreement, is subject to no options to purchase or similar rights;

         (vii) the pledge, collateral assignment and delivery to the Pledgee of the Collateral consisting of certificated securities pursuant to this Agreement creates a valid and perfected first priority security interest in such Securities, and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Securities (other than Permitted Liens) and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

        (viii) "control" (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all Collateral consisting of Securities with respect to which such "control" may be obtained pursuant to Section 8-106 of the UCC.

            (b) Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

            (c) Each Pledgor covenants and agrees that it will take no action which would violate any of the terms of any Secured Debt Agreement.

            16. CHIEF EXECUTIVE OFFICE; RECORDS. The chief executive office of each Pledgor is located at the address or addresses specified in Annex B hereto. Each Pledgor will not move its chief executive office except to such new location as such Pledgor may establish in accordance with the penultimate sentence of this Section 16. The originals of all documents in the possession of such Pledgor evidencing all Collateral, including but not limited to all Limited Liability Company Interests, and the only original books of account and records of the Pledgor relating thereto are, and will continue to be, kept at such chief executive office at the location or locations specified in Annex B hereto, or at such new locations as the Pledgor may establish in accordance with the penultimate sentence of this Section 16. All Limited Liability Company Interests are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office location specified in Annex B hereto, or such new locations as the Pledgor may establish in accordance with the penultimate sentence of this Section 16. No Pledgor shall establish a new location for such offices until (i) it shall have given to the Pledgee not less than 15 days' prior written notice (or such lesser notice as shall be acceptable to the Pledgee) of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Pledgee may reasonably request and (ii) with respect to such new location, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. Promptly after establishing a new location for such offices in accordance with the immediately preceding sentence, the respective Pledgor shall deliver to the Pledgee a supplement to Annex B hereto so as to cause such Annex B hereto to be complete and accurate.

            17. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 19 hereof), including, without limitation:

           (i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any Secured Debt Agreement (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

          (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement (other than a waiver, consent or extension with respect to this Agreement in accordance with its terms);

         (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

          (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

           (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

            18. REGISTRATION, ETC. (a) If an Event of Default shall have occurred and be continuing and any Pledgor shall have received from the Pledgee a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Collateral consisting of Securities or Limited Liability Company Interests, such Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Collateral consisting of Securities or Limited Liability Company Interests, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements; PROVIDED, that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. Each Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars and other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify, to the extent permitted by law, the Pledgee and all other Secured Creditors participating in the distribution of such Collateral consisting of Securities or Limited Liability Company Interests against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee expressly for use therein.

            (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities or Limited Liability Company Interests pursuant to Section 7 hereof, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion:
(i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act; (ii) may approach and negotiate with a single possible purchaser to effect such sale; and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

            19. TERMINATION; RELEASE. (a) On the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of the respective Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and instruments of satisfaction, discharge and/or reconveyance), and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of a Limited Liability Company Interest, a termination of the agreement relating thereto executed and delivered by the limited liability company pursuant to
Section 3.2(a)(ii) hereof. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitments and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Letter of Credit or Note is outstanding (and all Loans have been paid in full), all Letters of Credit have been terminated (or cash collateralized in a manner consistent with Section 4.02(a) of the Credit Agreement), and all other Obligations then due and payable have been paid in full.

            (b) In the event that any part of the Collateral is sold or otherwise disposed of in connection with a sale or disposition permitted by the Credit Agreement or is otherwise released at the direction of the Required Banks (or all the Banks if required by Section 13.12 of the Credit Agreement), and the proceeds of such sale or sales or from such release are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied, such Collateral will be sold free and clear of the Liens created by this Agreement, and the Pledgee, at the request and expense of the respective Pledgor will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

            (c) At any time that any Pledgor desires that Collateral be released as provided in the foregoing Section 19(a) or (b), it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to
Section 19(a) or (b).

            (d) The Pledgee shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it in accordance with this Section 19.

            20. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be delivered, and be effective, as provided in
Section 13.03 of the Credit Agreement, addressed:

           (i) if to any Pledgor, at its address set forth opposite its signature below;

          (ii) if to the Pledgee, at:

                        Bankers Trust Company
                        130 Liberty Street
                        New York, New York 10006
                        Attn:  Scottye Lindsey
                        Tel:  (212) 250-3964
                        Fax:  (212) 250-7218;

         (iii) if to any Bank (other than the Pledgee), at such address as such Bank shall have specified in the Credit Agreement;

          (iv) if to any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to the Borrower and the Pledgee;

or at such address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

            21. THE PLEDGEE. The Pledgee will hold, directly or indirectly in accordance with this Agreement, all items of the Collateral at any time received by it under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee with respect to the Collateral, interests therein and the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in the UCC and this Agreement.

            22. WAIVER; AMENDMENT. Except as contemplated in Section 25 hereof, none of the terms and conditions of this Agreement may be changed, waived, discharged or terminated in any manner whatsoever unless such change, waiver, discharge or termination is in writing duly signed by each Pledgor to be bound thereby and the Pledgee (with the consent of the Required Banks or, to the extent required by Section 13.12 of the Credit Agreement, all of the Banks), PROVIDED, HOWEVER, that no such change, waiver, modification or variance shall be made to Section 9 hereof or this Section 22 without the consent of each Secured Creditor adversely affected thereby, PROVIDED FURTHER, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, I.E., whether (x) the Bank Creditors as holders of the Credit Agreement Obligations, or (y) the Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to each of the Credit Agreement Obligations, the Required Banks and (y) with respect to the Interest Rate Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

            23. MISCELLANEOUS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 19 hereof, (ii) be binding upon each Pledgor, its successors and assigns; PROVIDED, HOWEVER, that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the prior written consent of the Required Banks or to the extent required by Section 13.12 of the Credit Agreement, all of the Banks), and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the Secured Creditors and their respective successors, transferees and assigns. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings of the several sections and subsections in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

            24. WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this agreement or the transactions contemplated hereby.

            25. ADDITIONAL PLEDGORS. It is understood and agreed that any Person that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall automatically become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee.

            26. RECOURSE. This Agreement is made with full recourse to the Collateral of the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

            27. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or partnership. The parties hereto expressly agree that this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor and/or any Pledgor.

            (b) The Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor or any limited liability company or partnership either before or after a Noticed Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or partnership or any Pledgor .

            (c) The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

            (d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

                                      * * *

            IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

ADDRESS:

[____________]                       [V.S.M. INVESTORS, LLC]


                                     By: __________________________
                                         Name
                                         Title:


[____________]                       [_________________________]


                                     By: __________________________
                                         Name
                                         Title:


                                     By: __________________________
                                         Name
                                         Title:


Accepted and Agreed to:

BANKERS TRUST COMPANY,
as Pledgee


By: _______________________
    Name
    Title:

                                                                         ANNEX A

                   LIST OF LIMITED LIABILITY COMPANY INTERESTS


I.    [Each Pledgor]



 Name of Issuer    Type of                                     Sub-clause of
                  Interest    Certificate     Percentage       Section 3.2(a)
                                  No.            Owned      of Pledge Agreement
----------------  --------    -----------     ----------    -------------------

  Dynavox LLC      limited
                  liability
                  interest

                                                                         ANNEX B

                         LIST OF CHIEF EXECUTIVE OFFICES


I.    [Each Pledgor]


                        [TO BE PROVIDED BY EACH PLEDGOR]

                                                                         ANNEX C


         FORM OF AGREEMENT REGARDING LIMITED LIABILITY COMPANY INTERESTS


            AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of _________ __, _____, among each of the undersigned pledgors (each a "Pledgor" and, collectively, the "Pledgors"), __________, not in its individual capacity but solely as Collateral Agent (the "Pledgee"), and __________, as the issuer of the Limited Liability Company Interests (as defined below) (the "Issuer").


                              W I T N E S S E T H:


            WHEREAS, each Pledgor and the Pledgee are entering into the Pledge Agreement, dated as of _________, ____ (as amended, amended and restated, modified or supplemented from time to time, the "Pledge Agreement"), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), each Pledgor will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of such Pledgor in and to any and all Limited Liability Company Interests (as defined in the Pledge Agreement), in each case issued from time to time by the Issuer, whether now existing or hereafter from time to time acquired by such Pledgor (with all of such Limited Liability Company Interests being herein collectively called the "Issuer Pledged Interests"); and

            WHEREAS, each Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Each Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the respective Pledgor), and not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

            2. The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest

                                                                         Annex C
                                                                          Page 2


of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

            3. The Issuer hereby represents and warrants that the pledge by the Pledgors of, and the granting by the Pledgors of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests.

            4. All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to any Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

                  Bankers Trust Company
                  130 Liberty Street
                  New York, New York  10006

                  Attention:  Scottye Lindsey
                  Telephone No.:  (212) 250-3964
                  Telecopier No.:  (212) 250-7218

            5. Except as expressly provided otherwise in Section 4, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telex, telecopy or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied or sent by overnight courier, be effective when deposited in the mails or delivered to the overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Pledgee shall not be effective until received by the Pledgee. All notices and other communications shall be in writing and addressed as follows:

            (a)   if to any Pledgor, at:

                  [                               ]

                  Telephone No.:
                  Facsimile No.:
                  Attention:

                                                                         Annex C
                                                                          Page 3


            (b)   if to the Pledgee, at:

                  Bankers Trust Company
                  130 Liberty Street
                  New York, New York 10006

                  Attention:  Scottye Lindsey
                  Telephone No.:  (212) 250-3964
                  Telecopier No.:  (212) 250-7218

            (c)   if to the Issuer, at:


                  Attention:  ______________
                  Tel:  ___________
                  Fax:  ___________

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. As used in this
Section 5, "Business Day" means any day other than a Saturday, Sunday, or other day on which banks in New York are authorized to remain closed.

            6. This Agreement shall be binding upon the successors and assigns of each Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Pledgee, the Issuer and any Pledgor which at such time owns any Issuer Pledged Interests.

            7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                         Annex C
                                                                          Page 4


            IN WITNESS WHEREOF, each Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.


                                      [                            ],(1)
                                      as a Pledgor


                                      By: _____________________________
                                          Name:
                                          Title:

                                      BANKERS TRUST COMPANY,
                                      not in its individual capacity but solely as Collateral Agent and Pledgee


                                      By: _____________________________
                                          Name:
                                          Title:

                                      [                            ],
                                      as Issuer


                                      By: _____________________________
                                          Name:
                                          Title:



--------

(1)    Insert signature block for each Pledgor party to this Agreement.

                                                                       EXHIBIT I




================================================================================


                           FORM OF SECURITY AGREEMENT

                                      among


                             V.S.M. HOLDINGS, INC.,


                            V.S.M. ACQUISITION CORP.


                                       and


                              BANKERS TRUST COMPANY

                               as Collateral Agent




                          Dated as of December 6, 2000


================================================================================

                                TABLE OF CONTENTS


                                                                            PAGE



ARTICLE I  SECURITY INTERESTS.................................................2

      1.1   Grant of Security Interests.......................................2
      1.2   Power of Attorney.................................................2

ARTICLE II  GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS.................2

      2.1   Necessary Filings.................................................2
      2.2   No Liens..........................................................3
      2.3   Other Financing Statements........................................3
      2.4   Chief Executive Office; Records...................................3
      2.5   Location of Inventory and Equipment...............................3
      2.6   Trade Names; Change of Name.......................................4
      2.7   Recourse..........................................................4

ARTICLE III  SPECIAL PROVISIONS CONCERNING
               RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS......................4

      3.1   Additional Representations and Warranties.........................4
      3.2   Maintenance of Records............................................5
      3.3   Modification of Terms; etc........................................5
      3.4   Collection........................................................5
      3.5   Direction to Account Debtors; etc.................................6
      3.6   Instruments.......................................................6
      3.7   Further Actions...................................................6

ARTICLE IV  SPECIAL PROVISIONS CONCERNING TRADEMARKS..........................6

      4.1   Additional Representations and Warranties.........................6
      4.2   Licenses and Assignments..........................................7
      4.3   Infringements.....................................................7
      4.4   Preservation of Marks.............................................7
      4.5   Maintenance of Registration.......................................7
      4.6   Future Registered Marks...........................................7
      4.7   Remedies..........................................................8

ARTICLE V  SPECIAL PROVISIONS CONCERNING
               TRADE SECRET RIGHTS, PATENTS AND COPYRIGHTS....................8

      5.1   Additional Representations and Warranties.........................8
      5.2   Licenses and Assignments..........................................8
      5.3   Infringements.....................................................9

                                      (i)

                                                                            PAGE

      5.4   Maintenance of Patents or Copyrights..............................9
      5.5    Prosecution of Patent or Copyright Application...................9
      5.6   Other Patents and Copyrights......................................9
      5.7   Remedies..........................................................9

ARTICLE VI  PROVISIONS CONCERNING ALL COLLATERAL.............................10

      6.1   Protection of Collateral Agent's Security........................10
      6.2   Further Actions..................................................10
      6.3   Financing Statements.............................................10

ARTICLE VII  REMEDIES UPON OCCURRENCE OF A NOTICED EVENT OF DEFAULT..........11

      7.1   Remedies; Obtaining the Collateral Upon Default..................11
      7.2   Remedies; Disposition of the Collateral..........................12
      7.3   Waiver of Claims.................................................13
      7.4   Application of Proceeds..........................................13
      7.5   Remedies Cumulative..............................................15
      7.6   Discontinuance of Proceedings....................................15

ARTICLE VIII  INDEMNITY......................................................15

      8.1   Indemnity........................................................15
      8.2   Indemnity Obligations Secured by Collateral; Survival............16

ARTICLE IX  DEFINITIONS......................................................17


ARTICLE X  MISCELLANEOUS.....................................................21

      10.1  Notices..........................................................21
      10.2  Waiver; Amendment................................................22
      10.3  Obligations Absolute.............................................23
      10.4  Successors and Assigns...........................................23
      10.5  Headings Descriptive.............................................23
      10.6  Severability.....................................................23
      10.7  Governing Law....................................................24
      10.8  Assignors'Duties.................................................24
      10.9  Termination; Release.............................................24
      10.10 Collateral Agent.................................................25
      10.11 Counterparts.....................................................25
      10.12 Additional Assignors.............................................25



                                      (ii)


      ANNEX A       Schedule of Chief Executive Offices; Record Locations
      ANNEX B       Schedule of Equipment and Inventory Locations
      ANNEX C       Schedule of Trade and Fictious Names
      ANNEX D       Schedule of Marks
      ANNEX E       Schedule of Patents and Patent Applications
      ANNEX F       Schedule of Copyrights and Copyright Applications
      ANNEX G       Grant of Security Interest in United States
                    Trademarks
      ANNEX H       Grant of Security Interest in United States Patents
      ANNEX I       Grant of Security Interest in United States
                    Copyrights

                                                                       EXHIBIT I


                               SECURITY AGREEMENT


            SECURITY AGREEMENT, dated as of December 6, 2000, among each of the undersigned (each, an "Assignor" and, together with any other entity that becomes a party hereto pursuant to Section 10.12 hereof, collectively, the "Assignors") and Bankers Trust Company, as Collateral Agent (the "Collateral Agent") for the Secured Creditors (as defined below). Capitalized terms used herein shall have the meaning specified in Article IX herein or, if not defined therein, as specified in the Credit Agreement.


                              W I T N E S S E T H:


            WHEREAS, V.S.M. Holdings, Inc. ("Holdings"), V.S.M. Acquisition Corp. ("Newco"), the financial institutions from time to time party thereto and Bankers Trust Company, as Administrative Agent (the Administrative Agent, the Banks and the Collateral Agent, collectively, the "Bank Creditors"), have entered into a Credit Agreement, dated as of December 6, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") providing for the making of Loans and the issuance or creation of, and participation in, Letters of Credit as contemplated therein;

            WHEREAS, the Borrower may from time to time be party to one or more Interest Rate Protection Agreements or Other Hedging Agreements with a Bank or an affiliate of a Bank (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, collectively, the "Interest Rate Creditors", and together with the Bank Creditors, the "Secured Creditors");

            WHEREAS, pursuant to the Holdings Guaranty, Holdings has guaranteed to the Secured Creditors the payment when due of all obligations and liabilities of the Borrower under or with respect to the Credit Documents and the Interest Rate Protection Agreements or Other Hedging Agreements which may hereafter arise;

            WHEREAS, pursuant to the Subsidiary Guaranty (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty") each Assignor (other than Holdings, Newco and Dynavox LLC) will jointly and severally guaranty to the Secured Creditors the payment when due of all obligations and liabilities of the Borrower under or with respect to the Credit Documents and the Interest Rate Protection Agreements and Other Hedging Agreements which may hereinafter arise;

            WHEREAS, it is a condition precedent to the making of Loans (other than Loans made on the Initial Borrowing Date) to the Borrower and the issuance of, and participation in, Letters of Credit under the Credit Agreement that each Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

            WHEREAS, each Assignor desires to execute this Agreement to satisfy the condition described in the preceding paragraph;

            NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties and hereby covenants and agrees as follows:


                                    ARTICLE I

                               SECURITY INTERESTS

            1.1 GRANT OF SECURITY INTERESTS. As security for the prompt and complete payment and performance when due of all of the Obligations, each Assignor does hereby grant to the Collateral Agent for the ratable benefit of the Secured Creditors, a continuing security interest in, all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable, (ii) all Contracts, together with all Contract Rights arising thereunder, (iii) all Inventory, (iv) all Equipment, (v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks, (vi) the Cash Collateral Account if established for such Assignor and all moneys, securities and instruments deposited or required to be deposited in such Cash Collateral Account, (vii) all Patents and Copyrights and all reissues, renewals or extensions thereof, (viii) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, Trade Secret Rights, (ix) all insurance policies, (x) all other Goods, General Intangibles, Chattel Paper, Documents and Instruments (other than the Pledged Securities), and (xi) all Proceeds and products of any and all of the foregoing (all of the above collectively, the "Collateral."

            1.2 POWER OF ATTORNEY. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney for the purposes of carrying out the terms of this Agreement, irrevocably, with full power after the occurrence of and during the continuance of a Noticed Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest.

                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

            Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

            2.1 NECESSARY FILINGS. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of all the Collateral have been accomplished or shall be accomplished within 10 Business Days of the Initial Borrowing Date (or, in the case of Sunrise and its Subsidiaries, shall be accomplished within 10 Business Days of the Merger Date) (or, in the case of property acquired after the Merger Date, within 10 Business Days after the acquisition thereof) and the security interest granted to the Collateral Agent pursuant to this Agreement in and to all the Collateral constitutes or will constitute, upon satisfaction of such filings, registrations and recordings, a perfected security interest therein, to the extent such security interest may be perfected by filing, registration or recording under the Uniform Commercial Code (or, with respect to Marks, Patents and Copyrights, filings with the United States Patent and Trademark Office or the United States Copyright Office, as applicable), superior and prior to the rights of all other Persons therein (other than any such rights pursuant to Permitted Liens) and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code.

            2.2 NO LIENS. Such Assignor is, and as to Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein (other than in connection with Permitted Liens) adverse to the Collateral Agent.

            2.3 OTHER FINANCING STATEMENTS. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens or otherwise approved by the Collateral Agent) and so long as the Total Commitment has not been terminated or any Note remains unpaid or any Letter of Credit remains outstanding or any of the Obligations remain unpaid or any Interest Rate Protection Agreement remains in effect, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or as otherwise permitted by the Credit Agreement.

            2.4 CHIEF EXECUTIVE OFFICE; RECORDS. As of the date hereof, the chief executive office of such Assignor is located at the address or addresses indicated on Annex A hereto. Such Assignor will not move its chief executive office except to such new location as such Assignor may establish in accordance with the last sentence of this Section
2.4. The original records and books of account of such Assignor evidencing all Receivables and Contract Rights and Trade Secret Rights of such Assignor are, and will continue to be, kept at such chief executive office and/or one or more of the locations shown on Annex A, or at such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights and Trade Secret Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above, or such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. Such Assignor shall not establish new locations for such chief executive offices until (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice (or such lesser notice as shall be acceptable to the Collateral Agent) of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

            2.5 LOCATION OF INVENTORY AND EQUIPMENT. All Inventory and Equipment held on the date hereof by each Assignor is located at one of the locations shown on Annex B attached hereto, is in transit between such locations, or is in transit to customers. Each Assignor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to or from) any one of the locations shown on Annex B hereto, such new location as such Assignor may establish in accordance with the last sentence of this
Section 2.5 or such other locations to the extent such Assignor (and the Assignors taken as a whole) remain in compliance with this Section 2.5. Each Assignor may establish a new location for Inventory and Equipment only if (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice (or such lesser notice as shall be acceptable to the Collateral Agent) of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, such Assignor shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

            2.6 TRADE NAMES; CHANGE OF NAME. As of the date hereof, such Assignor does not have or operate in any jurisdiction under, or in the preceding five year period has not had or has not operated in any jurisdiction under, any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed on Annex C hereto, and such Assignor has only operated under each name set forth in Annex C. Such Assignor shall not change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex C hereto and new names (including, without limitation, any names of divisions or operations) and/or jurisdictions established in accordance with the last sentence of this
Section 2.6. Such Assignor shall not assume or operate under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice (or such lesser notice as shall be acceptable to the Collateral Agent) of its intention so to do, clearly describing such new name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

            2.7 RECOURSE. This Agreement is made with full recourse to such Assignor and pursuant to and upon all the warranties, representations, covenants, and agreements on the part of such Assignor contained herein, in the Interest Rate Protection Agreements and Other Hedging Agreements and otherwise in writing in connection herewith or therewith.


                                   ARTICLE III

                          SPECIAL PROVISIONS CONCERNING
                    RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

            3.1 ADDITIONAL REPRESENTATIONS AND WARRANTIES. As of the time when each of its Receivables arises, each Assignor shall be deemed to have represented and warranted that such Receivable, and all material records, papers and documents relating thereto (if any) are genuine and in all material respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes) and (ii) will, to the knowledge of such Assignor, evidence true and valid obligations of the account debtor named therein.

            3.2 MAINTENANCE OF RECORDS. Each Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables and Contracts, and such Assignor will make the same available to the Collateral Agent for inspection, at such Assignor's own cost and expense, during regular business hours and under guidance of officers of Holdings or any of its Subsidiaries (or at any time upon the occurrence and during the continuance of a Noticed Event of Default). If the Collateral Agent so directs, upon the occurrence and during the continuance of an Event of Default, such Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and Contracts, as well as books, records and documents of such Assignor evidencing or pertaining to such Receivables with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

            3.3 MODIFICATION OF TERMS; ETC. No Assignor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, in any manner which could reasonably be expected to adversely affect the value thereof in any material respect, without the prior written consent of the Collateral Agent, except (i) as permitted by Section 8.02 of the Credit Agreement or by Section 3.4 hereof and (ii) in accordance with such Assignor's past practices. Each Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with all material Receivables and Contracts and will do nothing to impair the rights of the Collateral Agent in the Receivables or Contracts.

            3.4 COLLECTION. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, so long as no Event of Default is then in existence in respect of which the Collateral Agent has given notice that this exception is no longer applicable, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with sound business judgment and (ii) a refund, credit or other adjustment due as a result of returned, damaged or non-compliant products or merchandise or improperly eprformed services. The reasonable costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by any Assignor or the Collateral Agent, shall be borne by such Assignor.

            3.5 DIRECTION TO ACCOUNT DEBTORS; ETC. Upon the occurrence and during the continuance of a Noticed Event of Default, and if the Collateral Agent so directs any Assignor, to the extent permitted by applicable law, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in preceding clause (x) and (z) that the Collateral Agent may enforce collection of any Receivables or Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as the Assignor. The Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by any Assignor or the Collateral Agent, shall be borne by such Assignor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Assignor; provided that, the failure of the Collateral Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this
Section 3.5.

            3.6 INSTRUMENTS. If any Assignor owns or acquires any Instrument, such Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent promptly deliver such Instrument (other than checks payable to any Assignor and processed in the ordinary course of business) to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

            3.7 FURTHER ACTIONS. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to give effect to the purposes of this Agreement.


                                   ARTICLE IV

                  SPECIAL PROVISIONS CONCERNING TRADEMARKS

            4.1 ADDITIONAL REPRESENTATIONS AND WARRANTIES. Each Assignor represents and warrants that it is the true and lawful owner of, or otherwise has the right to use the Marks listed in Annex D attached hereto and that Annex D lists all the material domestic and foreign Marks that such Assignor now owns or uses in connection with its business. Each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use all material Marks that it uses. Each Assignor further represents and warrants that it is aware of no third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any material trademark, service mark or trade name owned by any third party. Each Assignor represents and warrants that all the Marks listed on Annex D are valid, subsisting, have not been cancelled and that such Assignor is not aware of any third-party claim that any of said registrations or applications for registration is invalid or unenforceable or is not aware that there is any reason that any of said registrations or applications for registration is invalid or unenforceable. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of a Noticed Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark owned by an Assignor, and record the same.

            4.2 LICENSES AND ASSIGNMENTS. Subject to the provisions of Sections
4.4 and 4.5 hereof and except as permitted under the Credit Agreement, each Assignor hereby agrees not to divest itself of any right under a Mark other than in the ordinary course of business absent prior written approval of the Collateral Agent.

            4.3 INFRINGEMENTS. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish all pertinent information that may be available with respect to, any party who may be infringing or otherwise violating in any material respect any of such Assignor's rights in and to any Mark material to the operation of its business, or with respect to any party claiming that such Assignor's use of any Mark material to the operation of its business violates in any material respect any property right of that party. Each Assignor further agrees, to prosecute diligently any Person infringing any Mark owned by such Assignor and material to the operation of the business in a manner consistent with its past practice and in accordance with reasonable business practices.

            4.4 PRESERVATION OF MARKS. Each Assignor agrees to use or license the use of its Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks as trademarks or service marks registered under the laws of the United States or the relevant foreign jurisdiction; PROVIDED, that no Assignor shall be obligated to preserve any Mark in the event such Assignor determines, in its reasonable business judgment, that the preservation of such Mark is no longer necessary in the conduct of its business.

            4.5 MAINTENANCE OF REGISTRATION. Each Assignor shall, at its own expense, diligently process all documents required to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office or equivalent governmental agency in any foreign jurisdiction for all of its Marks (excluding unregistered Marks), and shall pay all fees and disbursements in connection therewith, and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent; PROVIDED, that no Assignor shall be obligated to maintain any Mark or prosecute any such application for registration in the event that such Assignor determines, in its reasonable business judgment, that such application is no longer necessary in the conduct of its business.

            4.6 FUTURE REGISTERED MARKS. If any material Mark registration issues hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or equivalent governmental agency in any foreign jurisdiction, within 30 days of receipt of such registration such Assignor shall deliver a copy of such registration certificate, and a confirmatory grant of security in such Mark to the Collateral Agent hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

            4.7 REMEDIES. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors pursuant to a trademark security agreement in form and substance satisfactory to the Collateral Agent, executed by such Assignor and filed, pursuant to which all of such Assignor's rights, title and interest in and to the Marks are assigned to the Collateral Agent for the benefit of the Secured Creditors; (ii) take and use or sell the Marks and the goodwill of such Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Assignor's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the

United States Patent and Trademark Office or any equivalent governmental agency or office in any foreign jurisdiction to the Collateral Agent.


                                    ARTICLE V

                          SPECIAL PROVISIONS CONCERNING
                   TRADE SECRET RIGHTS, PATENTS AND COPYRIGHTS

            5.1 ADDITIONAL REPRESENTATIONS AND WARRANTIES. Each Assignor represents and warrants that it is the true and lawful owner or licensee of all rights in (i) all material Trade Secret Rights, (ii) the Patents of such Assignor listed in Annex E attached hereto and that said Patents constitute all the material domestic and foreign patents and applications for patents that such Assignor now owns and (iii) the Copyrights of such Assignor listed in Annex F attached hereto and that said Copyrights constitute all the material domestic and foreign registered copyrights and applications for copyright registrations that such Assignor now owns. Each Assignor further warrants that it is aware of no third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any material patent or any material copyright or that such Assignor has misappropriated any material Trade Secret Rights.

            5.2 LICENSES AND ASSIGNMENTS. Subject to the provisions of Sections
5.4 and 5.5 hereof and except as permitted under the Credit Agreement, each Assignor hereby agrees not to divest itself of any right under a Patent or Copyright other than in the ordinary course of business absent prior written approval of the Collateral Agent.

            5.3 INFRINGEMENTS. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement or other violation of such Assignor's rights in any Patent or Copyright, in each case material to its business, or with respect to any claim that the practice of any Patent or the use of any Copyright, in each case material to its business, violates in any material respect any property right of a third party or with respect to any misappropriation of any Trade Secret Right material to its business or any claim that the practice of any Trade Secret Right material to its business violates any property right of a third party. To the extent consistent with its past practice and in accordance with reasonable business practices, each Assignor further agrees, to prosecute diligently any Person infringing any Patent or Copyright owned by such Assignor or any Person misappropriating any Trade Secret Right in each case if such Patent, Copyright or Trade Secret Right is material to its business.

            5.4 MAINTENANCE OF PATENTS OR COPYRIGHTS. At its own expense, each Assignor shall make timely payment of all post-issuance fees required to maintain in force rights under each of its Patents and Copyrights; PROVIDED, that no Assignor shall be obligated to maintain any Patent in the event such Assignor determines, in its reasonable business judgment, that the maintenance of such Patent is no longer necessary in the conduct of its business.

            5.5 PROSECUTION OF PATENT OR COPYRIGHT APPLICATION. At its own expense, each Assignor shall diligently prosecute all applications for (i) Patents of such Assignor listed on Annex E hereto and (ii) Copyrights listed on Annex F hereto, and, in each case, shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent; PROVIDED, that no Assignor shall be obligated to prosecute any application in the event such Assignor determines, in its reasonable business judgment, that such application is no longer necessary in the conduct of its business.

            5.6 OTHER PATENTS AND COPYRIGHTS. Within 30 days of the acquisition or issuance of a material Patent or Copyright registration, or of filing of an application for a Patent or Copyright registration, the relevant Assignor shall deliver to the Collateral Agent a copy of said Patent or Copyright registration, as the case may be, with a confirmatory grant of security as to such Patent or Copyright, as the case may be hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

            5.7 REMEDIES. If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in each of the Patents and Copyrights vested, in which event such right, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, pursuant to a patent security agreement or copyright security agreement, as the case may be, in form and substance satisfactory to the Collateral Agent, executed by such Assignor and filed on or after the date hereof, pursuant to which all of such Assignor's right, title, and interest to such Patents and Copyrights are assigned to the Collateral Agent for the benefit of the Secured Creditors; (ii) take and practice, use or sell the Patents and Copyrights; (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.


                                   ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL

            6.1 PROTECTION OF COLLATERAL AGENT'S SECURITY. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at its own expense, to the extent required by the Credit Agreement. Copies of all policies or certificates with respect to such insurance (i) shall be endorsed to the Collateral Agent's reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as additional insured or additional loss payee) and (ii) shall state that such insurance policies shall not be cancelled or materially revised without at least 30 days' (or at least 10 days' in the case of nonpayment of premium) prior written notice thereof by the insurer to the Collateral Agent. If any Assignor shall fail to insure such Inventory or Equipment to the extent required by the Credit Agreement, or if any Assignor shall fail to so endorse copies of all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation), upon prior written notice to such Assignor, to procure such insurance and such Assignor agrees to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance. Except as otherwise provided in the Credit Agreement, the Collateral Agent shall apply any proceeds of such insurance required after an Event of Default in accordance with Section
7.4 (it being understood that so long as no Event of Default has occurred and is continuing, the Collateral Agent will release any interest it has in the proceeds of any casualty insurance to the Assignors for the repair or replacement of the asset damaged). Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay its Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

            6.2 FURTHER ACTIONS. Upon the reasonable request of the Collateral Agent, each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

            6.3 FINANCING STATEMENTS. Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the reasonable opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral (subject to the Permitted Liens) as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law.


                                   ARTICLE VII

             REMEDIES UPON OCCURRENCE OF A NOTICED EVENT OF DEFAULT

            7.1 REMEDIES; OBTAINING THE COLLATERAL UPON DEFAULT. Each Assignor agrees that, if a Noticed Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

           (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

          (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Collateral Agent;

         (iii) withdraw all moneys, securities and other instruments in the Cash Collateral Account for application to the Obligations in accordance with
      Section 7.4 hereof;

          (iv) sell, assign or otherwise liquidate, or direct such Assignor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, and take possession of the proceeds of any such sale or liquidation;

           (v) take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any place or places reasonably designated by the Collateral Agent, in which event such Assignor shall at its own expense:

                  (A) forthwith cause the same to be moved to the place or
            places so designated by the Collateral Agent and there delivered to the Collateral Agent,

                  (B) store and keep any Collateral so delivered to the
            Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof, and

                  (C) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

          (vi) license or sublicense whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

it being understood that such Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Interest Rate Protection or Other Hedging Obligations, to the extent same remain outstanding) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the outstanding Interest Rate Protection or Other Hedging Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement.

            7.2 REMEDIES; DISPOSITION OF THE COLLATERAL. Upon the occurrence and continuance of a Noticed Event of Default, any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than ten
(10) days' written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York. To the extent permitted by any such requirement of law, the Collateral Agent on behalf of the Secured Creditors (or certain of them) may bid for and become the purchaser (by bidding in the Obligations or otherwise) of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Assignor (except to the extent of surplus money received as provided in Section 7.4 hereof). If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.

            7.3 WAIVER OF CLAIMS. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and such Assignor hereby further waives, to the extent permitted by law:

           (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

          (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

         (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral hereunder shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

            7.4 APPLICATION OF PROCEEDS. (a) All moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement, the Dynavox Pledge Agreement or the Mortgages require proceeds of collateral thereunder to be applied in accordance with the provisions of this Agreement, the Pledgee or Mortgagee thereunder) upon any sale or other disposition of the Collateral hereunder, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

           (i) first, to the payment of all Obligations owing to the Collateral Agent or Pledgee resulting from their acting as Collateral Agent or Pledgee, respectively;

          (ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Obligations to the Secured Creditors shall be paid to the Secured Creditors as provided in Section 7.4(d) hereof with each Secured Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its PRO RATA Share of the amount remaining to be distributed to be applied, with respect to the Credit Document Obligations, firstly to the payment of interest in respect of the unpaid principal amount of Loans outstanding, secondly to the payment of principal of Loans outstanding, then to the other Credit Document Obligations; and

         (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) to the relevant Assignor or, to the extent directed by such Assignor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

            (b) For purposes of this Agreement, "PRO RATA Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of the relevant Obligations owed such Secured Creditor and the denominator of which is the then outstanding amount of all Obligations.

            (c) All payments required to be made to the (i) Bank Creditors hereunder shall be made to the Administrative Agent for the account of the respective Bank Creditors and (ii) Interest Rate Creditors hereunder shall be made to the paying agent under the applicable Interest Rate Protection Agreement or Other Hedging Agreement or, in the case of Interest Rate Protection Agreements or Other Hedging Agreements without a paying agent, directly to the applicable Interest Rate Creditor.

            (d) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent for a determination (which the Administrative Agent agrees to provide upon request to the Collateral Agent) of the outstanding Credit Document Obligations and (ii) upon any Other Creditor for a determination (which each Other Creditor agrees to provide upon request to the Collateral Agent) of the outstanding Interest Rate Protection or Other Hedging Obligations owed to such Other Creditor. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Interest Rate Protection or Other Hedging Obligations with respect thereto are in existence.

            (e) It is understood that each Assignor (other than Dynavox LLC) shall remain liable to the extent of any deficiency between (x) the amount of the Obligations for which it is liable directly or as a Guarantor that are satisfied with proceeds of the Collateral and (y) the aggregate outstanding amount of such Obligations.

            7.5 REMEDIES CUMULATIVE. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, any Interest Rate Protection Agreement or Other Hedging Agreement or the other Credit Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default, Event of Default or Noticed Event of Default or an acquiescence therein. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover expenses, including reasonable attorneys' fees, and the amounts thereof shall be included in such judgment.

            7.6 DISCONTINUANCE OF PROCEEDINGS. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted (except to the extent of a determination adverse to the Collateral Agent in such a proceeding).


                                  ARTICLE VIII

                                    INDEMNITY

            8.1 INDEMNITY. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each Secured Creditor and its and its affiliates' respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments and any and all out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any Interest Rate Protection Agreement or Other Hedging Agreement, any other Credit Document or the documents executed in connection herewith and therewith or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights hereunder or thereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for expenses, losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, penalty, claim, demand, action, judgment or suit, such Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its reasonable efforts to promptly notify such Assignor of any such assertion of which such Indemnitee has knowledge.

            (b) Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for (if the Collateral Agent shall have incurred fees, costs or expenses because such Assignor shall have failed to comply with its obligations under this Agreement or any Credit Document) any and all reasonable fees, out-of-pocket costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

            (c) Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor jointly and severally agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any material misrepresentation by an Assignor in this Agreement, or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

            (d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, each Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

            8.2 INDEMNITY OBLIGATIONS SECURED BY COLLATERAL; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements or Other Hedging Agreements and the payment of all of the other Obligations and notwithstanding the discharge thereof.

                                   ARTICLE IX

                                   DEFINITIONS

            The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

            "Administrative Agent" shall have the meaning provided in the first WHEREAS clause of this Agreement.

            "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

            "Assignor" shall have the meaning specified in the first paragraph of this Agreement.

            "Bank Creditor" shall have the meaning provided in the first WHEREAS clause of this Agreement.

            "Business Day" means any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law to close.

            "Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

            "Chattel Paper" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Class" shall have the meaning provided in Section 10.2.

            "Collateral" shall have the meaning provided in Section 1.1(a).

            "Collateral Agent" shall have the meaning specified in the first paragraph of this Agreement.

            "Contract Rights" shall mean all rights of an Assignor (including, without limitation, all rights to payment) under each Contract.

            "Contracts" shall mean all contracts between an Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreement and Other Hedging Agreement and, in each case, related documents entered into in connection therewith) to the extent the grant by an Assignor of a security interest pursuant to this Agreement in its right, title and interest in any such contract is not prohibited by such contract without the consent of any other party thereto or would not give any other party to such contract the right to terminate its obligations thereunder; PROVIDED, that the foregoing limitation shall not affect, limit, restrict or impair the grant by an Assignor of a security interest pursuant to this Agreement in any account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

            "Copyrights" shall mean all right, title and interest in and to any United States or foreign copyright now held or hereafter acquired by any Assignor, including any registration or current or future application for registration of any copyrights, in the United States Copyright Office or the equivalent thereof in any foreign country, and all extensions and renewals thereof.

            "Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

            "Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

            "Documents" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures now or hereafter owned by such Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto but excluding Equipment constituting vehicles and Equipment to the extent it is subject to a Permitted Lien and the terms of the Indebtedness securing such Permitted Lien prohibits assignment or granting of a security interest in such Assignor's rights and obligations thereunder.

            "Event of Default" shall mean any Event of Default under the Credit Agreement or any payment default, after any applicable grace period, under any Interest Rate Protection Agreement or Other Hedging Agreement.

            "General Intangibles" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York but excluding those General Intangibles to the extent the terms thereof expressly prohibit the assignment of, or the granting of a security interest in, such Assignor's rights and obligations thereunder.

            "Goods" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Holdings" shall have the meaning provided in the first WHEREAS clause of this Agreement.

            "Indemnitee" shall have the meaning provided in Section 8.1.

            "Instrument" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Interest Rate Creditors" shall have the meaning provided in the second WHEREAS clause of this Agreement.

            "Interest Rate Protection or Other Hedging Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

            "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor.

            "Marks" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks, trade names and any trade dress including logos, designs, company names, business names, fictitious business names and other business identifiers used by any Assignor, in each case now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks now held or hereafter acquired by an Assignor which are registered in the United States Patent and Trademark Office or the equivalent thereof in any State of the United States or in any foreign country, as well as any unregistered marks used by any Assignor, and all extensions or renewals of any of the foregoing and all goodwill of the businesses associated with or symbolized by the foregoing.

            "Newco" shall have the meaning provided in the first WHEREAS clause of this Agreement.

            "Noticed Event of Default" shall mean (i) an Event of Default with respect to Holdings or any Borrower under Section 9.05 of the Credit Agreement and (ii) any other Event of Default in respect of which the Collateral Agent has given Holdings or any Borrower notice that such Event of Default constitutes a "Noticed Event of Default."

            "Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, fees and interest thereon) of each Assignor (or, in the case of Dynavox LLC, the Borrower) owing to the Bank Creditors, now existing or hereafter incurred under, arising out of or in connection with any Credit Document and the due performance and compliance by each Assignor with the terms of each such Credit Document, including, without limitation, in the case of (x) Holdings, all obligations under the Holdings Guaranty, (y) Dynavox LLC, all Obligations of the Borrower and (z) each Subsidiary Guarantor, all obligations of such Subsidiary Guarantor under the Subsidiary Guaranty (all such obligations and indebtedness under this clause
(i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, fees and interest thereon) of each Assignor owing to the Interest Rate Creditors now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection Agreement or Other Hedging Agreement including, without limitation, in the case of (x) Holdings, all obligations under the Holdings Guaranty, (y) Dynavox LLC, all obligations of the Borrower and (z) each Subsidiary Guarantor, all obligations of such Subsidiary Guarantor under the Subsidiary Guaranty, in each case in respect of Interest Rate Protection Agreements or Other Hedging Agreements (all such obligations and indebtedness under this clause (ii) being herein collectively called the "Interest Rate Protection or Other Hedging Obligations"); (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (i), (ii) and (iii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and
(v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 hereof.

            "Patents" shall mean all right, title and interest in and to any United States or foreign patent and applications for letters patent throughout the world now held or hereafter acquired by any Assignor and any divisions or continuations thereof, including any patents or patent applications for registration which are registered in the United States patent and Trademark Office.

            "Pledgee" shall have the meaning provided in the Pledge Agreement and the Dynavox Pledge Agreement, as applicable.

            "Proceeds" shall have the meaning assigned that term under the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or an Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to an Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

            "PRO RATA Share" shall have the meaning provided in Section 7.4(b) of this Agreement.

            "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all of such Assignor's rights to payment for goods sold or leased or services performed by such Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Assignor to secure the foregoing, (b) all of any Assignor's right, title and interest in and to any goods or services, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers,
(g) all credit information, reports and memoranda relating thereto and (h) all other writings related in any way to the foregoing.

            "Requisite Creditors" shall have the meaning provided in Section
10.2 of this Agreement.

            "Secured Creditors" shall have the meaning provided in the second WHEREAS clause of this Agreement.

            "Trade Secret Rights" shall mean the rights of an Assignor in any Trade Secret it holds.

            "Trade Secrets" means any secretly held existing engineering and other data, information, production procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and servicing of any products or business of an Assignor worldwide whether written or not written.


                                    ARTICLE X

                                  MISCELLANEOUS

            10.1 NOTICES. Except as otherwise specified herein, all notices and other communications hereunder shall be in writing, and shall be delivered, and be effective, as provided in Section 13.03 of the Credit Agreement, addressed:

           (i) if to any Assignor, at its address contained in the Credit Agreement (for the Borrower), the Subsidiary Guaranty (for the other Assignors (other than Dynavox LLC)) or the address of the Borrower (for Dynavox LLC);

          (ii) if to the Collateral Agent, at:

                  Bankers Trust Company
                  130 Liberty Street
                  New York, New York  10006
                  Attn.:  Scottye Lindsey
                  Tel:  (212) 250-3964
                  Fax:  (212) 250-7218

         (iii) if to any Bank, at such address as such Bank shall have specified in the Credit Agreement;

          (iv) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Assignors and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

            10.2 WAIVER; AMENDMENT. (a) None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Collateral Agent (with the consent of the Required Banks or, to the extent required by Section 13.12 of the Credit Agreement, all of the Banks) and each Assignor affected thereby (it being understood that the addition or release of any Assignor hereunder shall not constitute a change, waiver, modification or variance affecting any Assignor other than the Borrower and the Assignor so added or released) provided that (i) no such change, waiver, modification or variance shall be made to Section 7.4 hereof or this Section 10.2(a) without the consent of each Secured Creditor adversely affected thereby, and (ii) any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations or (y) the Interest Rate Creditors as holders of the Interest Rate Protection or Other Hedging Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of
(x) with respect to the Credit Document Obligations, the Required Banks and (y) with respect to the Interest Rate Protection or Other Hedging Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements.

            (b) No delay on the part of the Collateral Agent in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof. No notice to or demand on any Assignor shall constitute a waiver of any of the rights of the Collateral Agent to any other or further action without notice or demand to the extent such action is permitted to be taken by the Collateral Agent without notice or demand under the terms of this Agreement.

            10.3 OBLIGATIONS ABSOLUTE. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, composition, arrangement, adjustment, readjustment, dissolution, liquidation or other like proceeding relating to any Assignor or any Subsidiary of any Assignor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Assignor shall have notice or knowledge of any of the foregoing; (b) any exercise or non-exercise, or any waiver, consent, extension, or indulgence of, or other action or inaction under or in respect of any such agreement or instrument or this Agreement (other than a waiver, consent or extension with respect to this Agreement in accordance with its terms), any right, remedy, power or privilege under or in respect of this Agreement or any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement except as specifically set forth in a waiver granted pursuant to the restrictions of Section 10.2 hereof; or (c) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement or any security for any of the Obligations (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; whether or not any Assignor shall have notice or knowledge of any of the foregoing; (d) any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee; (e) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof. The rights and remedies of the Collateral Agent herein provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

            10.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and its successors and assigns. All agreements, statements, representations and warranties made by such Assignor herein or in any certificate or other instrument delivered by each Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Credit Documents and the Interest Rate Protection Agreements and Other Hedging Agreements regardless of any investigation made by the Secured Creditors on their behalf.

            10.5 HEADINGS DESCRIPTIVE. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            10.6 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.7 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York.

            10.8 ASSIGNORS' DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

            10.9 TERMINATION; RELEASE. (a) After the termination of the Total Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements, when no Note or Letter of Credit is outstanding (or, in the case of a Letter of Credit, such Letter of Credit is cash collateralized in a manner consistent with Section 4.02(a) of the Credit Agreement) and when all Loans and other Obligations have been paid in full, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof shall survive such termination), and the Collateral Agent, at the request and expense of the relevant Assignor, will execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

            (b) So long as no payment default on any of the Obligations is in existence or would exist after the application of proceeds as provided below, the Collateral Agent shall, at the request of the relevant Assignor, release any or all of the Collateral, PROVIDED that (x) such release is permitted by the terms of the Credit Agreement (it being agreed for such purposes that a release will be deemed "permitted by the terms of the Credit Agreement" if the proposed transaction constitutes an exception to Section 8.02 of the Credit Agreement) or otherwise has been approved in writing by the Required Banks or all of the Banks, if so required under the Credit Agreement, and (y) the proceeds of such Collateral are applied as required pursuant to the Credit Agreement or any consent or waiver with respect thereto; it being understood and agreed that any such Collateral sold (or otherwise disposed) pursuant to any such transaction, consent, or waiver shall be sold (or disposed) free and clear of any Liens created by this Agreement.

            (c) At any time that the relevant Assignor desires that the Collateral Agent take any action to give effect to any release of Collateral pursuant to the foregoing Section 10.9(b), it shall deliver to the Collateral Agent a certificate signed by an authorized officer describing the Collateral to be sold and the relevant provision of Section 8.02 of the Credit Agreement on which it is relying to make such sale. In the event that any part of the Collateral is released as provided in the preceding paragraph (b), the Collateral Agent, at the request and expense of such Assignor, will duly release such Collateral and assign, transfer and deliver to such Assignor or its designee (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 10.9. Upon any release of Collateral pursuant to Section 10.9(a) or (b), none of the Secured Creditors shall have any continuing right or interest in such Collateral, or the proceeds thereof.

            10.10 COLLATERAL AGENT. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by the parties hereto and each Secured Creditor, by accepting the benefits of this Agreement, acknowledges and agrees that the obligations of the Collateral Agent as the holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth in Section 11 of the Credit Agreement.

            10.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Holdings and with the Collateral Agent.

            10.12 ADDITIONAL ASSIGNORS. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement (or an assumption agreement in respect of this Agreement) after the date hereof pursuant to the Credit Agreement shall become an Assignor hereunder by executing a counterpart hereof (or such assumption agreement) and delivering the same to the Collateral Agent.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                     V.S.M. HOLDINGS, INC.



                                     By: _______________________________
                                         Name:
                                         Title:


                                     V.S.M. ACQUISITION CORP.


                                     By: _______________________________
                                         Name:
                                         Title:


Acknowledged And Agreed:



BANKERS TRUST COMPANY,
   as Collateral Agent



By _____________________________
   Name:
   Title:

                                                                 ANNEX A
                                                                    TO
                                                          SECURITY AGREEMENT





              SCHEDULE OF CHIEF EXECUTIVE OFFICES; RECORD LOCATIONS

                        [To be provided by the Borrower]

                                                                ANNEX B
                                                                   TO
                                                          SECURITY AGREEMENT





                  SCHEDULE OF EQUIPMENT AND INVENTORY LOCATIONS



         Location                   Inventory                  Equipment
         --------                   ---------                  ---------


                        [To be provided by the Borrower]

                                                                ANNEX C
                                                                   TO
                                                          SECURITY AGREEMENT



                     SCHEDULE OF TRADE AND FICTITIOUS NAMES



                        [To be provided by the Borrower]

                                                               ANNEX D
                                                                  TO
                                                          SECURITY AGREEMENT



                                SCHEDULE OF MARKS


                        [To be provided by the Borrower]

                                                                ANNEX E
                                                                   TO
                                                          SECURITY AGREEMENT





                   SCHEDULE OF PATENTS AND PATENT APPLICATIONS

                        [To be provided by the Borrower]

                                                               ANNEX F
                                                                  TO
                                                          SECURITY AGREEMENT


                SCHEDULE OF COPYRIGHTS AND COPYRIGHT APPLICATIONS


                        [To be provided by the Borrower]

                                                                    ANNEX G
                                                                       TO
                                                              SECURITY AGREEMENT




                           GRANT OF SECURITY INTEREST
                           IN UNITED STATES TRADEMARKS


            FOR GOOD AND VALUABLE CONSIDERATION, the sufficiency and receipt of which are hereby acknowledged, [________________], a [State] _________ (the "Assignor") with principal offices at ______________, hereby grants to Bankers Trust Company, as Collateral Agent, with principal offices at 130 Liberty Street, New York, New York 10006 (the "Assignee"), a continuing security interest in (i) all of Assignor's right, title and interest in, to and under Assignor's trademarks, trademark registrations, and trademark applications more particularly set forth on Schedule A attached hereto (the "Marks"), and all renewals thereof, together with (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) of the Marks, (iii) the goodwill of the business(es) with which the Marks are associated and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same.

            This GRANT OF SECURITY INTEREST is made to secure the satisfactory performance and payment of all the Obligations of the Assignor, as such term is defined in the Security Agreement among the Assignor, the other assignors from time to time party thereto and the Assignee, dated as of December 6, 2000 (as amended from time to time, the "Security Agreement") and shall be effective as of the date of the Security Agreement. Upon the termination of the Security Agreement pursuant to Section 10.9(a) of the Security Agreement, the Assignee shall, upon satisfaction, execute, acknowledge, and deliver to the Assignor an instrument in writing releasing the security interest in the Marks acquired under this Grant of Security Interest.

            This Grant of Security Interest has been made in conjunction with the security interest granted to Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant of Security Interest are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

                                    * * *

            IN WITNESS WHEREOF, the undersigned have executed this Grant of Security Interest as of the ___ day of ___________, ____.




                                       [________________________]
                                          as Assignor



                                    By___________________________
                                      Name:
                                      Title:




                                    BANKERS TRUST COMPANY,
                                       as Collateral Agent, and as Assignee



                                    By___________________________
                                      Name:
                                      Title:

                                                                      SCHEDULE A





                                   TRADEMARKS

TRADEMARK              REGISTRATION/SERIAL NUMBER      REGISTRATION/FILING DATE

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

            On this ___ day of ___________, ____, before me personally came __________________ who, being duly sworn, did depose and say that he is
______________________ of [_________________] that he is authorized to execute the foregoing Grant of Security Interest on behalf of said _____________ and that he did so by authority of the Board of Directors of said ________________.


                                          ____________________________
                                                  Notary Public

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

            On this ___ day of ___________, ____, before me personally came ____________________ who, being by me duly sworn, did state as follows: that he is ________________________ of Bankers Trust Company, that he is authorized to execute the foregoing Grant of Security Interest on behalf of said corporation and that he did so by authority of the Board of Directors of said corporation.



                                          ____________________________
                                                  Notary Public

                                                                    ANNEX H
                                                                       TO
                                                              SECURITY AGREEMENT




                           GRANT OF SECURITY INTEREST
                            IN UNITED STATES PATENTS


      FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [_____________________], a [State] __________ ("the
Assignor") having its chief executive office at [______________________], hereby grants to Bankers Trust Company, as Collateral Agent, with principal offices at 130 Liberty Street, New York, New York 10006 (the "Assignee"), a continuing security interest in all of the Assignor's rights, title and interest in, to and under the United States patents and patent applications (the "Patents") set forth on Schedule A attached hereto, in each case together with (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Patents, (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same.

            THIS GRANT OF SECURITY INTEREST is made to secure the satisfactory performance and payment of all the Obligations of the Assignor, as such term is defined in the Security Agreement among the Assignor, the other assignors from time to time party thereto and the Assignee, dated as of December 6, 2000 (as amended from time to time, the "Security Agreement"). Upon termination of the Security Agreement pursuant to Section 10.9(a) thereof, the Assignee shall, upon such satisfaction, execute, acknowledge, and deliver to the Assignor an instrument in writing releasing the security interest in the Patents acquired under this Grant.

                                                                         Annex H
                                                                          Page 2



            This Grant has been made in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

                                    * * *

                                                                         Annex H
                                                                          Page 3




            IN WITNESS WHEREOF, the undersigned have executed this Grant of Security Interest as of the [____] day of ___________, ____.


                                    [_______________________________]
                                     as Assignor


                                    By_____________________________
                                       Name:
                                       Title:


                                    BANKERS TRUST COMPANY
                                    as Assignee


                                    By_____________________________
                                       Name:
                                       Title:

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On this __ day of __________, ____, before me personally came ______________ who, being by me duly sworn, did state as follows: that [s]he is
__________________________, that [s]he is authorized to execute the foregoing Grant on behalf of said __________ and that [s]he did so by authority of the [Board of Directors] of said ______________.


_________________________
Notary Public

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On this ___ day of ___________, ____, before me personally came ________ ____________________________ who, being by me duly sworn, did state as follows: that [s]he is _________________ of Bankers Trust Company, that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.


----------------------------
Notary Public

                                                                      SCHEDULE A


                                     PATENTS
                                     -------

TRADEMARK           REGISTRATION/SERIAL NUMBER      REGISTRATION/FILING DATE
---------           --------------------------      ------------------------

                                                                   ANNEX I
                                                                      TO
                                                             SECURITY AGREEMENT




                           GRANT OF SECURITY INTEREST
                           IN UNITED STATES COPYRIGHTS


            WHEREAS, [Name of Assignor], a _______________ corporation (the "Assignor"), having its chief executive office at ____________________________, ____________________________, is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

            WHEREAS, BANKERS TRUST COMPANY, as Collateral Agent, having its principal offices at 130 Liberty Street, New York, New York 10006 (the "Assignee"), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and

            WHEREAS, the Assignor is willing to grant to the Assignee, a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

            NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of December 6, 2000 made by the Assignor, the other assignors from time to time party thereto and the Assignee (as amended from time to time, the "Security Agreement"), the Assignor hereby grants to the Assignee, a security interest in the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto.

                                                                         Annex I
                                                                          Page 2

            This Grant has been made in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

            Executed at New York, New York, the __ day of
_______________, _____.

                                    [NAME OF GRANTOR], as Assignor


                                    By__________________________
                                      Name:
                                      Title:



                                    BANKERS TRUST COMPANY, as
                                      Collateral Agent, Assignee


                                    By__________________________
                                      Name:
                                      Title:

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )



            On this __ day of _________, ____, before me personally came ___________ _______________, who being duly sworn, did depose and say that [s]he is ___________________ of [Name of Assignor], that [s]he is authorized to execute the foregoing Grant on behalf of said ________________ and that [s]he did so by authority of the Board of Directors of said ________________.

                                          ______________________________
                                                   Notary Public

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On this ____ day of _________, ____, before me personally came ________ _____________________ who, being by me duly sworn, did state as follows: that [s]he is __________________ of Bankers Trust Company that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

                                          ______________________________
                                                   Notary Public

                                 U.S. COPYRIGHTS
                                 ---------------

      REGISTRATION               PUBLICATION
         NUMBERS                    DATE             COPYRIGHT TITLE
      ------------               -----------         ---------------

            IN WITNESS WHEREOF, the undersigned have executed this Grant of Security Interest as of the [____] day of ___________, ____.


                                    [_______________________________]
                                     as Assignor


                                    By_____________________________
                                       Name:
                                       Title:


                                    BANKERS TRUST COMPANY
                                    as Assignee


                                    By_____________________________
                                       Name:
                                       Title:

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On this __ day of __________, ____, before me personally came ______________ who, being by me duly sworn, did state as follows: that [s]he is
__________________________, that [s]he is authorized to execute the foregoing Grant on behalf of said __________ and that [s]he did so by authority of the [Board of Directors] of said ______________.


______________________________
       Notary Public

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On this ___ day of ___________, ____, before me personally came ________ ____________________________ who, being by me duly sworn, did state as follows: that [s]he is _________________ of Bankers Trust Company, that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.


______________________________
       Notary Public

                                                                      SCHEDULE A


                                  U.S. PATENTS
                                  ------------


        NAME OF                     PATENT                     ISSUE
        PATENT                      NUMBER                      DATE
     ------------                ------------               ------------

                                                                       EXHIBIT J



                                ESCROW AGREEMENT


            ESCROW AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of December 6, 2000, between V.S.M. ACQUISITION CORP., a Delaware corporation (the "Assignor"), and BANKERS TRUST COMPANY, as Collateral Agent (the "Collateral Agent") for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement referred to below shall be used herein as so defined.

                            W I T N E S S E T H :

            WHEREAS, V.S.M. Holdings, Inc., the Assignor, the lenders from time to time party thereto (the "Banks"), and Bankers Trust Company, as Administrative Agent, have entered into a Credit Agreement, dated as of December 6, 2000 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to and the issuance of Letters of Credit for the account of the Assignor, all as contemplated therein (the Banks and the Administrative Agent are herein called the "Bank Creditors");

            WHEREAS, the Assignor may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

            WHEREAS, Section 5.10 of the Credit Agreement requires the Assignor to deposit certain amounts into the Escrow Account (as defined below); and

            WHEREAS, the Assignor desires to execute this Agreement to establish the Escrow Account and to grant to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in such account and in all funds from time to time deposited therein as required by the Credit Agreement;

            NOW, THEREFORE, in consideration of the benefits accruing to the Assignor, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby makes the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent, as follows:

            SECTION 1.  PLEDGE AND GRANT OF SECURITY INTEREST.

            1.01. OBLIGATIONS. This Agreement is made by the Assignor for the benefit of the Secured Creditors to secure all of the following:

         (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of the Assignor to the Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which the Assignor is a party and the due performance and compliance by the Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations and liabilities under this clause (i) being herein collectively called the "Credit Document Obligations");

        (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities owing by the Assignor to the creditors under, or with respect to, any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by the Assignor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause
      (ii) being herein collectively called the "Other Obligations");

       (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

        (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Assignor referred to in clauses (i), (ii) and (iii) above, after an Event of Default (such term to mean and include any Event of Default under, and as defined in, the Credit Agreement or any payment default by the Assignor under any Interest Rate Protection Agreement or Other Hedging Agreement and shall, in any event, include, without limitation, any payment default (after the expiration of any applicable grace period) on any of the Obligations (as hereinafter defined)) shall have occurred and be continuing, the reasonable out-of-pocket expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and

         (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 10 of this Agreement;

all such obligations, indebtedness, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1.01 being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

            1.02. PLEDGE AND GRANT OF SECURITY INTEREST. As security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations, the Assignor hereby pledges, transfers and assigns to the Collateral Agent for the benefit of the Secured Creditors, a continuing possessory lien and first priority security interest in all of the right, title and interest of the Assignor in and to the Escrow

Account, together with all deposits made from time to time therein, all investments from time to time therein and/or made with funds therein, and in all cash and non-cash proceeds of any of the foregoing (collectively, the "Collateral"), from the date of the establishment of the Escrow Account until the termination thereof pursuant to the terms hereof.

            SECTION 2.  ESTABLISHMENT OF ESCROW ACCOUNT; ETC.

            2.01. ESTABLISHMENT. The Collateral Agent has established in its own name and for the benefit of the Secured Creditors an account (Account No. 00-407-775, Account Name: BTCO as Collateral Agent for V.S.M. Acquisition Corp.) (the "Escrow Account") for purposes of this Agreement, which Escrow Account is maintained at the Collateral Agent's office located at 130 Liberty Street, New York, New York 10006. The Escrow Account shall be under the sole dominion and control of the Collateral Agent, and the Collateral Agent shall have the sole right to make withdrawals from the Escrow Account and to exercise all rights with respect to the Collateral from time to time therein pursuant to the terms of this Agreement. All Collateral delivered to or held by or on behalf of the Collateral Agent pursuant hereto shall be held in the Escrow Account in accordance with the provisions hereof.

            2.02. DEPOSITS TO THE ESCROW ACCOUNT; WITHDRAWALS FROM THE ESCROW ACCOUNT. (a) The Assignor shall deposit funds into the Escrow Account in accordance with the terms of Section 5.10 of the Credit Agreement.

            (b) Withdrawals from the Escrow Account shall be permitted only to the extent provided for in Section 3 or 11 hereof.

            2.03. INVESTMENT OF FUNDS DEPOSITED IN THE ESCROW ACCOUNT. The Collateral Agent will from time to time, at the request of the Assignor, invest funds on deposit in the Escrow Account in Cash Equivalents selected by the Assignor and reasonably acceptable to the Collateral Agent. All investments made pursuant to this Section 2.03 (and any instruments evidencing same), and all proceeds thereof, shall be held in the Escrow Account as part of the Collateral. All such investments shall be made in the name of the Collateral Agent. All risk of loss in respect of investments made pursuant to this Section 2.03 shall be on the Assignor. Under no circumstances shall the Collateral Agent be liable or accountable to the Assignor, any Secured Creditor, or any other Person for any decrease in the value of the Escrow Account or for any loss resulting from the investment of the funds deposited therein.

            SECTION 3.  REMEDIES UPON NOTICED EVENT OF DEFAULT.

            If a Noticed Event of Default (as defined in the Security Agreement) shall occur and be continuing:

            (a) The Collateral Agent may (i) exercise in respect of all or any portion of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it under applicable law, all of the rights and remedies of a secured party on default under the Uniform Commercial Code then in effect in the State of New York, (ii) withdraw any Collateral from the Escrow Account and apply the same to the Obligations, and (iii) without notice except as specified below, sell or liquidate any or all of the non-cash Collateral in one or more parcels at any public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent in its sole discretion may deem commercially reasonable. The Assignor agrees that, to the extent notice of sale shall be required by law, at least 10 days' written notice to the Assignor of the time and place of any public sale or the time after which any private sale or other disposition is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time (by announcement, in the case of any public sale, at the time and place fixed therefore), and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (b) All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral, together with all other moneys on deposit in the Escrow Account or otherwise received by the Collateral Agent hereunder, shall be applied in accordance with the terms of Section
      7.4 of the Security Agreement.

            (c) It is understood that the Assignor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral applied as provided in preceding clause (b) and the aggregate amount of the Obligations.

            SECTION 4.  FURTHER ASSURANCES.

            The Assignor agrees that it will, at any time and from time to time, at its expense, promptly execute and deliver all further agreements, instruments and other documents and take all further action that may be necessary or that the Collateral Agent may reasonably request in order to perfect and protect the first priority security interest purported to be created hereby or otherwise to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder.

            SECTION 5.  TRANSFERS AND OTHER LIENS.

            The Assignor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any interest hereunder or that the Assignor may purport to have in respect of the Collateral or (ii) create or suffer to exist any Lien upon or with respect to any Collateral (except for the security interest purported to be created hereby).

            SECTION 6.  ATTORNEY-IN-FACT.

            The Assignor hereby irrevocably appoints the Collateral Agent its attorney-in-fact, with full authority after the occurrence of and during the continuance of an Event of Default, in the place and stead of the Assignor and in the name of the Assignor or otherwise, from time to time in the Collateral Agent's sole discretion to execute any instrument and to take any other action which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement or to facilitate the assignment or other transfer by the Collateral Agent of any or all of its rights hereunder, including, without limitation, (i) to receive, endorse and collect all instruments made payable to the Assignor and representing any interest payment or other distribution in respect of the Collateral and to give full discharge for the same, and (ii) to execute and deliver any and all instruments and other documents that the Collateral Agent may request in connection with the exercise by the Collateral Agent of any or all of its rights hereunder.

            SECTION 7.  PERFORMANCE BY THE COLLATERAL AGENT.

            If the Assignor fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform or cause performance of such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be payable to the Collateral Agent by the Assignor.

            SECTION 8.  RESPONSIBILITY OF THE COLLATERAL AGENT.

            Neither the Collateral Agent nor any of its directors, officers, agents, employees, affiliates, representatives or agents shall be liable (i) for any failure to invest or reinvest any cash in the Escrow Account in accordance herewith, provided that such Person shall be liable for its own gross negligence or willful misconduct, (ii) for any losses incurred by reason of investments made by the Collateral Agent pursuant to Section 2.03 hereof or (iii) for any action taken or omitted to be taken by the Collateral Agent (x) in good faith in accordance with the advice of counsel with respect to any question as to the construction of any provision hereof or any action to be taken by the Collateral Agent hereunder, (y) in accordance with any instructions or other notice which the Collateral Agent believes in good faith to be properly given by the Assignor hereunder or (z) in accordance with the instructions of the Required Banks.

            SECTION 9.  REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR.

            The Assignor represents and warrants that: (a) on the date of the deposit of any Collateral in the Escrow Account, it will be the legal, record and beneficial owner of, and will have good and marketable title to, the Collateral subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Agreement and the Security Agreement; (b) it has full corporate power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement; (c) this Agreement has been duly authorized, executed and delivered by the Assignor and constitutes a legal, valid and binding obligation of the Assignor enforceable in accordance with its terms; (d) the pledge, assignment and granting of a security interest in the Escrow Account pursuant to this Agreement creates, and upon the deposit in the Escrow Account of any other Collateral pursuant to this Agreement will create, a valid and perfected first priority security interest in all of the Assignor's right, title and interest in and to the Escrow Account and the Collateral so deposited, as the case may be, and the proceeds thereof subject to no other lien or encumbrance or to any other agreement purporting to grant any third party a lien or encumbrance on property or assets of the Assignor which would include the Collateral, and no

UCC or other filings are required to be made in connection with the foregoing or to perfect the security interests created hereby; (e) no consent of any other party (including, without limitation, any stockholder or creditor of the Assignor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with (except, in each case, as have been obtained or made on or prior to the date hereof), any governmental authority is required to be obtained in connection with the execution, delivery or performance of this Agreement; and (f) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the certificate of incorporation or by-laws (or equivalent organizational documents) of the Assignor or of any securities issued by the Assignor, or of any indenture, mortgage, deed of trust, lease, credit agreement or loan agreement, or any other material agreement, contract or other instrument to which the Assignor is a party or which purports to be binding upon the Assignor or upon any of its assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of the Assignor or any of its Subsidiaries except as contemplated by this Agreement. The Assignor covenants and agrees that it will defend the Collateral Agent's right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and the Assignor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Collateral Agent as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Collateral Agent.

            SECTION 10.  INDEMNITY.

            10.01. INDEMNITY. (a) The Assignor agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor, their respective successors, assigns, employees, agents, servants and affiliates (hereinafter in this Section 10.01 referred to individually as an "Indemnitee," and collectively as the "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including attorneys' fees and expenses) of whatsoever kind and nature (for the purposes of this Section 10.01 the foregoing are collectively called "expenses") imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement or any other document executed in connection herewith or in any other way connected with the administration of the transactions contemplated hereby or the enforcement of any of the terms of, or the preservation of any rights under any hereof or thereof, or in any way relating to or arising out of the use of the Collateral (whether or not any such action is brought by or on behalf of the Assignor); provided that no Indemnitee shall be indemnified pursuant to this Section 10.01(a) for expenses to the extent caused by the gross negligence or willful misconduct of such Indemnitee. The Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Assignor of any such assertion of which such Indemnitee has knowledge.

            (b) Without limiting the application of Section 10.01(a) hereof, the Assignor agrees to pay, or reimburse the Collateral Agent for, any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all reasonable fees and taxes in connection with the recording or filing of instruments and documents in public offices, the payment or discharge of any taxes or Liens upon or in respect of the Collateral, and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

            (c) Without limiting the application of Section 10.01(a) or (b) hereof, the Assignor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Assignor in this Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

            (d) If and to the extent that the obligations of the Assignor under this Section 10.01 are unenforceable for any reason, the Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

            10.02. INDEMNITY OBLIGATIONS SECURED BY COLLATERAL; SURVIVAL. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Assignor contained in this Section 10 shall continue in full force and effect notwithstanding the full payment of all Obligations.

            SECTION 11.  TERMINATION; RELEASE.

            (a) If the Merger shall not have been consummated substantially in accordance with the terms of the Merger Agreement and the requirements of all applicable laws on or before the earlier of the 90th day following the Initial Borrowing Date and May 1, 2001, any funds remaining in the Escrow Account which have not been sold or otherwise applied or released on or before such earlier date pursuant to this Agreement will be duly assigned, transferred and delivered to the Collateral Agent (without recourse and without any representation or warranty) and applied on the Business Day immediately following such earlier date in a manner consistent with Section 7.4 of the Security Agreement.

            (b) So long as no Default under Section 9.01(a)(ii) of the Credit Agreement or any Event of Default then exists, the Assignor may, upon three days' prior written notice to the Collateral Agent (or such shorter period of time as is acceptable to the Collateral Agent) and upon submission of a certification from the Assignor's chief financial officer or other Authorized Officer that the released funds will be promptly used solely for the purpose of paying (w) interest and/or fees to the Banks in accordance with the Credit Agreement, (x) interest and/or fees to the holders of Subordinated Notes in accordance with the Subordinated Note Documents, (y) other fees and expenses incurred by Holdings and/or the Borrower in connection with the Transaction to the extent permitted under the Credit Agreement and/or (z) the purchase price of shares of Sunrise Common Stock, request that the Collateral Agent release funds on deposit in the Escrow Account on the date on which, and in an amount not to exceed the amount by which, such interest, fees or other amounts are due and payable on each such date, and so long as no Default under Section 9.01(a)(ii) of the Credit Agreement or any Event of Default exists on the date of any such release, the Collateral Agent shall release such amounts to the Assignor on such dates.

            (c) If the Merger is consummated in accordance with the terms of the Credit Agreement, any funds remaining in the Escrow Account which have not been sold or otherwise applied or released on or before the Merger Date pursuant to this Agreement will be duly assigned, transferred and delivered to the Assignor (without recourse and without any representation or warranty) and shall be (i) first, applied on such date to consummate the Transaction, and (ii) second, retained by the Assignor.

            SECTION 12.  MISCELLANEOUS.

            12.01. All of the covenants, warranties, undertakings and agreements of the Assignor hereunder shall bind the Assignor and its successors or assigns and shall inure to the benefit of the Collateral Agent, the other Secured Creditors and their respective successors and assigns; PROVIDED that the Assignor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent.

            12.02. Any notice or other communication shall be given or made as provided in the Credit Agreement.

            12.03. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

            12.04. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude or require any other or future exercise thereof or the exercise of any other right, power or privilege. All rights, powers and remedies granted to the Collateral Agent hereunder and under all other agreements, instruments and documents executed in connection with this Agreement shall be cumulative, may be exercised singly or concurrently and shall not be exclusive of any rights or remedies provided by law.

            12.05. The section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

            12.06. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            12.07. This Agreement may be executed in any number of counterparts each of which shall be an original, but all of which shall constitute one instrument.

            12.08. None of the terms and conditions of this Agreement may be waived, changed, modified or varied in any manner whatsoever unless in writing duly signed by the Assignor and the Collateral Agent.

            12.09. The Collateral Agent will hold in accordance with this Agreement all items of Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth in Section 11 of the Credit Agreement.

                                    * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                    V.S.M. ACQUISITION CORP.,
                                      as Assignor


                                    By _________________________
                                        Name:
                                        Title:



                                    BANKERS TRUST COMPANY,
                                      as Collateral Agent

                                    By _________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT K



           FORM OF BORROWER ACKNOWLEDGMENT AND ASSUMPTION AGREEMENT


            BORROWER ACKNOWLEDGMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of [__________ __, ____], made by Sunrise Medical Inc., a Delaware corporation ("Sunrise"), in favor of Bankers Trust Company, as Administrative Agent and Collateral Agent for the Banks party to the Credit Agreement referred to below (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement are used herein as so defined.

                            W I T N E S S E T H :


            WHEREAS, V.S.M. Holdings, Inc., V.S.M. Acquisition Corp. ("Newco"), the lenders from time to time party thereto, and the Administrative Agent have entered into a Credit Agreement, dated as of December 6, 2000 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower as contemplated therein;

            WHEREAS, on the Merger Date and after giving effect to the Merger and the Credit Events occurring on such date, Newco merged with and into Sunrise, with Sunrise being the surviving corporation of such merger; and

            WHEREAS, Sunrise desires to acknowledge that, upon the consummation of the Merger, Sunrise has assumed all rights, obligations, duties and liabilities of Newco under the Credit Agreement, the Notes issued thereunder and the other Credit Documents to which Newco is a party;

            NOW, THEREFORE, it is agreed:

            1. Sunrise, as the surviving corporation of the Merger, hereby acknowledges that it (i) has assumed all rights, obligations, duties and liabilities of Newco under the Credit Agreement, the Notes issued thereunder and the other Credit Documents to which Newco is a party and (ii) shall be the "Borrower" for all purposes under the Credit Agreement and the other Credit Documents and all references in the Credit Agreement and the other Credit Documents to the "Borrower" shall be deemed to be references to Sunrise.

            2. To induce the Administrative Agent to enter into this Agreement, Sunrise hereby represents, warrants and agrees on and after the date hereof, Sunrise will fully and faithfully perform all obligations (including payment obligations and compliance with all covenants) of (x) the "Borrower" under the Credit Agreement and the Notes delivered pursuant thereto, (y) an "Assignor" under the Security Agreement and (z) a "Pledgor" under the Pledge Agreement, and will fully and faithfully perform all of its obligations under any other Credit Documents executed and delivered by it.

                                                                       Exhibit K
                                                                          Page 2

            3. Sunrise hereby restates each covenant, representation and warranty made by (i) each Assignor pursuant to Articles II, III, IV, V and VI of the Security Agreement and (ii) each Pledgor pursuant to Section 15 of the Pledge Agreement, in each case as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date in which case such representation and warranty shall be true and correct as of such earlier date), and agrees to be bound by all covenants, agreements and obligations of an Assignor and Pledgor pursuant to the Security Agreement and Pledge Agreement, respectively, and all other Credit Documents to which it is or becomes a party.

            4. Annexes A, B, C, D, E and F to the Pledge Agreement are hereby amended by supplementing such Annexes with the information for Sunrise contained on Annexes A, B, C, D, E and F attached hereto as Annex I. In addition, Annexes A, B, C, D, E and F to the Security Agreement are hereby amended by supplementing such Annexes with the information for Sunrise contained on Annexes A, B, C, D, E and F attached hereto as Annex II.

            5. This Agreement shall become effective as of the date first above written, when each of the parties hereto shall have executed a copy hereof and shall have delivered the same to the Administrative Agent.

            6. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. A complete set of counterparts shall be lodged with Sunrise and the Administrative Agent.

            7. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                  * * * * *

                                                                       Exhibit K
                                                                          Page 3


            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.



                                       SUNRISE MEDICAL INC.



                                       By:_____________________________
                                          Name:
                                          Title:



                                       BANKERS TRUST COMPANY,
                                          as Administrative Agent



                                       By:_____________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT L


                           FORM OF SUBSIDIARY GUARANTY



            GUARANTY, dated as of ________ __, ____ (as modified, supplemented or amended from time to time, this "Guaranty"), made by each of the undersigned (each a "Guarantor" and collectively, the "Guarantors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as hereinafter defined) shall be used herein as so defined.


                             W I T N E S S E T H:


            WHEREAS, V.S.M. Holdings, Inc. ("Holdings"), Sunrise Medical Inc. (as successor by merger to V.S.M. Acquisition Corp.), the various financial institutions from time to time party thereto and Bankers Trust Company, as Administrative Agent, have entered into a Credit Agreement, dated as of December 6, 2000 (as modified, supplemented or amended from time to time, the "Credit Agreement"), providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit issued for the account of the Borrower as contemplated therein (the Banks and the Administrative Agent being herein called the "Bank Creditors");

            WHEREAS, the Borrower may from time to time be party to one or more Interest Rate Protection Agreements or Other Hedging Agreements, with a Bank or an affiliate of a Bank (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, collectively, the "Other Creditors," and together with the Bank Creditors, are herein called the "Creditors");

            WHEREAS, each Guarantor is a direct or indirect Subsidiary of Holdings;

            WHEREAS, it is a condition to the making of Loans (other than Loans made on the Initial Borrowing Date) and the issuance of, and participation in, Letters of Credit under the Credit Agreement and to the Other Creditors entering into the Interest Rate Protection Agreements and/or Other Hedging Agreements that each Guarantor shall have executed and delivered this Guaranty; and

            WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Borrower and the issuance of Letters of Credit for the account of the Borrower under the Credit Agreement and the entering into of the Interest Rate Protection Agreements and Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph;

            NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each

Guarantor hereby makes the following representations and warranties to the Creditors and hereby covenants and agrees with each Creditor as follows:

            1. Each Guarantor irrevocably and unconditionally, and jointly and severally, guarantees (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Notes issued by, and Loans made to, the Borrower under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement, and (y) all other obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of the Borrower and other Credit Parties owing to the Bank Creditors now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents and the due performance and compliance by the Borrower and other Credit Parties with the terms, conditions and agreements contained in the Credit Documents (all such principal, interest, obligations and liabilities being herein collectively referred to as the "Credit Document Obligations") and (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, fees and interest thereon) owing by the Borrower to the Other Creditors under any Interest Rate Protection Agreement or Other Hedging Agreements, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by the Borrower with the terms, conditions and agreements contained therein (all such obligations and indebtedness being herein collectively called the "Interest Rate Protection or Other Hedging Obligations"; and together with the Credit Document Obligations are herein collectively called the "Guaranteed Obligations"). Each Guarantor understands, agrees and confirms that the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against the Borrower, against any security for the Guaranteed Obligations, against any other Guarantor, or against any other guarantor under any other guaranty covering the Guaranteed Obligations. This Guaranty shall constitute a guaranty of payment and not of collection. All payments by each Guarantor under this Guaranty shall be made on the same basis as payments by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

            2. Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower upon the occurrence in respect of Holdings or the Borrower of any of the events specified in Section 9.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Creditors, or order, on demand, in lawful money of the United States.

            3. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of such Guarantor hereunder shall not be affected or impaired by: (i) any direction as to application of payment by the Borrower; (ii) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower; (iii) any payment on or in reduction of any such other guaranty or undertaking; (iv) any dissolution, termination or increase, decrease or change in personnel by the Borrower; or (v) any payment made to any Creditor on the indebtedness which any Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

            4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower, and whether or not any other Guarantor, any other guarantor or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

            5. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action taken by the Administrative Agent or any other Creditors against, and any other notice to, any party liable thereon (including such Guarantor or any other Guarantor or guarantor).

            6. Except as provided in any Credit Document, Interest Rate Protection Agreement, Other Hedging Agreement or any of the instruments or agreements referred to therein, any Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring liability to any Guarantor as a result thereof, without impairing or releasing the obligations of any Guarantor hereunder, upon or without any terms or conditions and in whole or in part (and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to any and all of the following):

           (i) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

         (iii) exercise or refrain from exercising any rights against the Borrower, any Guarantor or others or otherwise act or refrain from acting;

          (iv) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower;

           (v) subject to the terms of the Credit Agreement, apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Creditors regardless of what liabilities of the Borrower remain unpaid;

          (vi) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements, Other Hedging Agreements or any of the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements, Other Hedging Agreements or any of the Credit Documents or any of such other instruments or agreements; and/or
         (vii) act or fail to act in any manner referred to in this Guaranty which may deprive any Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

            7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except indefeasible payment in full in cash of the Guaranteed Obligations.

            8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder and no course of dealing between any Guarantor and any Creditor shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand.

            9. Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower to the Creditors; and such indebtedness of the Borrower to any Guarantor, if the Administrative Agent, during the continuance of an Event of Default has occurred, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Creditors and be paid over to the Creditors on account of the indebtedness of the Borrower to the Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by such Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) until all Obligations have been indefeasibly paid in full in cash.

            10. (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Creditors to (i) proceed against the Borrower, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor or any other party or (iii) pursue any other remedy in the Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor or any other party other than payment in full of the Guaranteed Obligations, including without limitation any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full in cash of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.

            (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

            11. In order to induce the Banks to make Loans to the Borrower, and to issue, and participate in, Letters of Credit for the account of the Borrower, pursuant to the Credit Agreement and to induce the Other Creditors to execute, deliver and perform the Interest Rate

Protection and Other Hedging Agreements, each Guarantor hereby represents, warrants and covenants that:

           (i) Such Guarantor (x) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole, (y) has the corporate or other power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (z) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification except for failures to be so qualified which, in the aggregate, could not be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

          (ii) Such Guarantor has the corporate or other power to execute, deliver and perform the terms and provisions of this Guaranty and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of this Guaranty. Such Guarantor has duly executed and delivered this Guaranty, and this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether considered in proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

         (iii) Neither the execution, delivery or performance by such Guarantor of this Guaranty, nor compliance by it with the terms and provisions hereof, (x) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (y) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of such Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which such Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject or (z) will violate any provision of the certificate of incorporation or by-laws or other organizational documents, as applicable, of such Guarantor or any of its Subsidiaries.

          (iv) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (x) the execution, delivery and performance of this Guaranty or (y) the legality, validity, binding effect or enforceability of this Guaranty except those
      (A) which have been obtained or made prior to the Merger Date, (B) the absence of which, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect on either (x) the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or (y) the rights or remedies of the Banks or the Administrative Agent or on the ability of Holdings or any of its Subsidiaries to perform their respective obligations hereunder and under the other Documents to which they are, or will be, a party or (C) for filings and recordings required to perfect the security interests created under the Security Documents, which filings and recordings will be made by the Administrative Agent within 10 Business Days after the Merger Date.

           (v) There are no actions, suits or proceedings pending or, to the best knowledge of any Guarantor, threatened (y) with respect to this Guaranty or (z) that could reasonably be expected to have a material and adverse effect on the business, assets, liabilities, operations, properties or condition (financial or otherwise) of such Holdings and its Subsidiaries taken as a whole.

            12. Each Guarantor covenants and agrees that on and after the date hereof and until the Total Commitment has terminated, no Letter of Credit or
Note is outstanding and all Guaranteed Obligations have been paid in full, such Guarantor will comply with the provisions of Sections 7 and 8 of the Credit Agreement, to the extent such Sections apply to such Guarantor.

            13. Each Guarantor hereby jointly and severally agrees to pay all reasonable out-of-pocket costs and expenses of each Creditor in connection with the enforcement of this Guaranty and the protection of such Creditor's rights hereunder, and in connection with any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) employed by any of the Creditors).

            14. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns.

            15. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated in any manner whatsoever unless in writing duly signed by the Administrative Agent (with, except as provided in Section 13.12 of the Credit Agreement, the consent of the Required Banks) and each Guarantor directly affected thereby (it being understood that the release or addition of any Guarantor hereunder shall not constitute a change or waiver affecting any Guarantor other than the Guarantor so released or added); PROVIDED, HOWEVER, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Creditors (and not all Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class of Creditors. For the purpose of this

Guaranty, the term "Class" shall mean each class of Creditors, I.E., whether (x) the Bank Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as holders of the Interest Rate Protection or Other Hedging Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Banks (or all of the Banks if so required under the Credit Agreement) and (y) with respect to the Interest Rate Protection or Other Hedging Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements.

            16. Each Guarantor acknowledges that an executed (or conformed) copy of the Credit Agreement has been made available to its principal executive officers and such officers are familiar with its contents.

            17. (a) In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" under, and as defined in, the Credit Agreement or any payment default (after giving effect to any grace period applicable thereto) under any Interest Rate Protection Agreement or Other Hedging Agreement and shall in any event, include without limitation any payment default on any of the Guaranteed Obligations after giving effect to any grace period applicable thereto), each Creditor is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor (including, without limitation, by branches and agencies of such Creditor wherever located) to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Creditor agrees to notify any such Guarantor promptly of any such set-off, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

            (b) Each Guarantor understands that if all or any part of the Guaranteed Obligations is secured by real property, such Guarantor shall be liable for the full amount of its liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing such Guarantor's or any Secured Creditors' right to proceed against any Guarantor or any Subsidiary of such Guarantor.

            18. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made as provided in Section
13.03 of the Credit Agreement, addressed to such party at (i) in the case of any Bank Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature below, and (iii) in the case of any Other Creditor, as provided in the Security Agreement; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

            19. If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any Note or any Interest Rate Protection Agreement, Other Hedging Agreement or other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

            20. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrower or other Persons liable in respect of the Guaranteed Obligations (including any Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of any Guarantor against any Creditor shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statue of limitations.

            21. (A) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty may be brought in the Courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth opposite its signatures below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any of the Creditors under this guaranty to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

            (b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other credit document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            22. It is the desire and intent of each Guarantor and the Creditors that this Guaranty shall be enforced against each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought If, however, and to the extent, that the obligations of any Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of such Guarantor (but not the Guaranteed Obligations of any other Guarantor unless such other Guarantor or Guarantors are individually subject to the circumstances covered by this Section 22) shall be deemed to be reduced and the affected Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law without causing such Guarantor's obligations hereunder to be so invalidated.

            23. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and with the Administrative Agent.

            24. In the event that all of the capital stock of one or more Guarantors is sold in connection with a sale permitted by the Credit Agreement and the proceeds of such sale or sales are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, each Guarantor (x) all of the capital stock of which is so sold or (y) which is a Subsidiary of a Guarantor all of the capital stock of which is so sold, shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect.

            25. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            26. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense.

            27. The Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Interest Rate Protection or Other Hedging Obligations) and that no other Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the outstanding Interest Rate Protection or Other Hedging Obligations, as the case may be, for the benefit of the Creditors upon the terms of this Guaranty and the Security Documents. The Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, or stockholder of any Guarantor (except to the extent such stockholder is also a Guarantor hereunder).

            28. It is understood and agreed that any Subsidiary of any Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.

                                    * * *

            IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Address:


[                        ]


                                       By: _______________________________
                                           Title:
[                        ]


                                       By: _______________________________
                                           Title:

[                        ]

                                       By: _______________________________
                                           Title:
[                        ]

                                       By: _______________________________
                                           Title:

[                        ]

                                       By: _______________________________
                                           Title:
[                        ]

                                       By: _______________________________
                                           Title:
[                        ]

                                       By: _______________________________
                                           Title:


Accepted and Agreed to:

BANKERS TRUST COMPANY,
   as Administrative Agent for the Banks


By: _______________________________
    Title:

                                                                       EXHIBIT M


                   FORM OF SUBSIDIARY ASSUMPTION AGREEMENT


            THIS SUBSIDIARY ASSUMPTION AGREEMENT (this "Agreement") is executed as of [DATE] by [NAME OF NEW SUBSIDIARY], a __________ [corporation] [limited liability company] [partnership] (the "New Subsidiary"), and delivered to Bankers Trust Company, as Collateral Agent, for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                             W I T N E S S E T H:


            WHEREAS, V.S.M. Holdings, Inc., V.S.M. Acquisition Corp., the various lenders from time to time party thereto (the "Banks") and Bankers Trust Company, as Administrative Agent (together with any successor agent, the "Administrative Agent") have entered into a Credit Agreement, dated as of December 6, 2000 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (the Banks and the Administrative Agent are herein called the "Bank Creditors");

            WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

            WHEREAS, the New Subsidiary is required, pursuant to Section 7.16(c) or 8.15 of the Credit Agreement, to become a party to the Pledge Agreement and the Security Agreement; and

            WHEREAS, the New Subsidiary will obtain benefits from the incurrence of Loans by the Borrower and the issuance of Letters of Credit pursuant to the Credit Agreement and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements by the Borrower and, accordingly, desires to execute this Agreement in order to (i) satisfy the requirements described in the preceding paragraph and (ii) induce (x) the Banks to continue to make Loans and issue Letters of Credit to the Borrower and (y) the Other Creditors to continue to enter into Interest Rate Protection Agreements or Other Hedging Agreements with the Borrower;


            NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the New Subsidiary, the receipt and sufficiency of which are hereby acknowledged, the New Subsidiary hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

                                                                       Exhibit M
                                                                          Page 2

            NOW, THEREFORE, the New Subsidiary agrees as follows:

            1. By this Agreement, the New Subsidiary becomes (i) an Assignor for all purposes under the Security Agreement, pursuant to Section 10.12 thereof, and (ii) a Pledgor for all purposes under the Pledge Agreement, pursuant to
Section 25 thereof, in each case in accordance with the requirements of Section
7.16 or 8.15 of the Credit Agreement.

             2. The New Subsidiary agrees that, upon its execution hereof, it will become a Pledgor under, and as defined in, the Pledge Agreement, and will be bound by all terms, conditions and duties applicable to a Pledgor under the Pledge Agreement. Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment of the Obligations (as defined in the Pledge Agreement), the New Subsidiary hereby pledges, hypothecates, assigns, transfers, sets over and delivers to the Collateral Agent for the benefit of the Secured Creditors and grants to the Collateral Agent for the benefit of the Secured Creditors a security interest in all Pledge Agreement Collateral, if any, now owned or hereafter acquired by it.

             3. The New Subsidiary agrees that, upon its execution hereof, it will become an Assignor under, and as defined in, the Security Agreement, and will be bound by all terms, conditions and duties applicable to an Assignor under the Security Agreement. Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment of the Obligations (as defined in the Security Agreement), the New Subsidiary hereby pledges, hypothecates, assigns, transfers, sets over and delivers to the Collateral Agent for the benefit of the Secured Creditors and grants to the Collateral Agent for the benefit of the Secured Creditors a security interest in all Security Agreement Collateral, if any, now owned or hereafter acquired by it.

            4. In connection with the grant by the New Subsidiary, pursuant to paragraph 2 above, of a security interest in all of its right, title and interest in the Pledge Agreement Collateral in favor of the Collateral Agent, the New Subsidiary agrees to deliver to the Collateral Agent for the benefit of the Secured Creditors, together with the delivery of this Agreement, each of the items specified in Section 3.1 of the Pledge Agreement.

            5. In connection with the grant by the New Subsidiary, pursuant to paragraph 3 hereof, of a security interest in all of its right, title and interest in the Security Agreement Collateral in favor of the Collateral Agent for the benefit of the Secured Creditors, the New Subsidiary agrees to deliver to the Collateral Agent, together with the delivery of this Agreement, each of the items specified in Section 1.1 of the Security Agreement.

            6. The New Subsidiary hereby restates each covenant, representation and warranty made by (i) each Assignor pursuant to Articles II, III, IV, V and VI of the Security Agreement and (ii) each Pledgor pursuant to Section 15 of the Pledge Agreement, in each case as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date in which case such representation and warranty shall be true and correct as of such

                                                                       Exhibit M
                                                                          Page 3

earlier date), and agrees to be bound by all covenants, agreements and obligations of an Assignor and Pledgor pursuant to the Security Agreement and Pledge Agreement, respectively, and all other Credit Documents to which it is or becomes a party.

            7. Annexes A, B, C, D, E and F to the Pledge Agreement are hereby amended by supplementing such Annexes with the information for the New Subsidiary contained on Annexes A, B, C, D, E and F attached hereto as Annex I. In addition, Annexes A, B, C, D, E and F to the Security Agreement are hereby amended by supplementing such Annexes with the information for the New Subsidiary contained on Annexes A, B, C, D, E and F attached hereto as Annex II.

            8. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, PROVIDED, HOWEVER, the New Subsidiary may not assign any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks or as otherwise permitted by the Credit Documents. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

            9. From and after the execution and delivery hereof by the parties hereto, this Agreement shall constitute a "Credit Document" for all purposes of the Credit Agreement and the other Credit Documents.

            10. The effective date of this Agreement is [DATE].


                                    * * *

                                                                       Exhibit M
                                                                          Page 4



            IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed as of the date first above written.


                                       [NAME OF NEW SUBSIDIARY]




                                       By:________________________________
                                          Name:
                                          Title:

Accepted and Acknowledged by:

BANKERS TRUST COMPANY
as Collateral Agent


By:________________________________
   Name:
   Title:

                                                                       EXHIBIT N


                          FORM OF SOLVENCY CERTIFICATE


To:   the Administrative Agent
      and each of the Banks party
      to the Credit Agreement
      referred to below


            I, the undersigned, the Chief Financial Officer of V.S.M. Holdings, Inc. ("Holdings"), a corporation duly organized and existing under the laws of the State of Delaware, do hereby certify on behalf of Holdings and V.S.M. Acquisition Corp. (the "Borrower") that:

            1. This Certificate is furnished pursuant to Section 7.16(n) of the Credit Agreement, dated as of December 6, 2000, among Holdings, the Borrower, the Banks from time to time party thereto and Bankers Trust Company, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

            2. For purposes of this Certificate, the terms below shall have the following definitions:

            (a) "Fair Value" shall mean the amount at which the assets, in their entirety, determined on a going concern basis of the Borrower (on a stand-alone basis), the Borrower and its Subsidiaries (on a consolidated basis) and Holdings and its Subsidiaries (on a consolidated basis), in each case would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

            (b) "Present Fair Salable Value" shall mean the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of each of the Borrower (on a stand-alone basis), the Borrower and its Subsidiaries (on a consolidated basis) and Holdings and its Subsidiaries (on a consolidated basis) are sold in an arm's-length transaction with reasonable promptness under present conditions for the sale of comparable business enterprises.

            The same methodology has been used in determining Fair Value and Present Fair Salable Value.

            (c) "New Financing" shall mean the indebtedness incurred or to be incurred by Holdings and its Subsidiaries under the Credit Documents (assuming the utilization by the

                                                                       Exhibit N
                                                                          Page 2

Borrower of the Commitments under the Credit Agreement) and the Subordinated Note Documents.

            (d) "Stated Liabilities" shall mean the recorded liabilities (including Contingent Liabilities that would be recorded in accordance with generally accepted accounting principles ("GAAP") consistently applied) of the Borrower (on a stand-alone PRO FORMA basis after giving effect to the Transaction), the Borrower and its Subsidiaries (on a consolidated PRO FORMA basis after giving effect to the Transaction) and Holdings and its Subsidiaries (on a consolidated PRO FORMA basis after giving effect to the Transaction) in each case at September 30, 2000, together with (i) the net change in long-term debt (including current maturities) between September 30, 2000 and the date hereof; and (ii) without duplication, the amount of all New Financing.

            (e) "Contingent Liabilities" shall mean the maximum estimated amount of liability reasonably likely to result from pending litigation, asserted claims and assessments, guarantees, uninsured risks and other contingent liabilities of each of the Borrower (on a stand-alone basis), the Borrower and its Subsidiaries (on a consolidated basis) and Holdings and its Subsidiaries (on a consolidated basis) (exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities).

            (f) "Will be able to pay its Stated Liabilities and Contingent Liabilities, as they mature," shall mean for the period from the date hereof through the stated maturity of all New Financing, each of the Borrower (on a stand-alone basis), the Borrower and its Subsidiaries (on a consolidated basis) and Holdings and its Subsidiaries (on a consolidated basis) will have sufficient assets and cash flow to pay its Stated Liabilities and Contingent Liabilities as those liabilities mature or otherwise become payable.

            (g) "Will not have Unreasonably Small Capital" shall mean for the period from the date hereof through the stated maturity of all New Financing, each of the Borrower (on a stand-alone basis), the Borrower and its Subsidiaries (on a consolidated basis) and Holdings and its Subsidiaries (on a consolidated basis) in each case after all Indebtedness (including the Loans) being incurred or assumed and Liens created in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern.

            3. For purposes of this Certificate, I, or officers of Holdings or the Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below:

            (a) I have reviewed the financial statements of Sunrise and its Subsidiaries referred to in Sections 6.05(a) of the Credit Agreement.

            (b) I have reviewed the September 30, 2000, unaudited PRO FORMA consolidated balance sheet of Holdings and its Subsidiaries referred to in
Section 5.15 of the Credit Agreement after giving effect to the incurrence of the New Financing.

                                                                       Exhibit N
                                                                          Page 3


            (c) I have made inquiries of certain other officers of Holdings, the Borrower and their Subsidiaries that I deemed necessary as a foundation for this Certificate.

            (d) I have read the Credit Documents (together with the Schedules and Exhibits thereto).

            (e) With respect to Contingent Liabilities, I have made inquires of certain other officials of Holdings, the Borrower and their Subsidiaries that I deemed necessary as a foundation for this Certificate.

            (f) I have had the projections, which have been previously delivered to the Banks, re-examined on the date hereof and considered the effect thereof on any changes since the date of the preparation hereof and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby certify that in my opinion such projections were based on good faith estimates and assumptions, believed to be reasonable at the time made, it being recognized that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ materially from the projected results.

            4. Based on and subject to the foregoing, I hereby certify on behalf of Holdings that, after giving effect to the New Financing, it is my opinion that as of the date hereof (i) the Fair Value and Present Fair Salable Value of the assets of the Borrower (on a stand alone basis), of the Borrower and its Subsidiaries (on a consolidated basis) and of Holdings and its Subsidiaries (on a consolidated basis) exceeds its and their Stated Liabilities and Contingent Liabilities; (ii) the Borrower (on a stand alone basis), the Borrower and its Subsidiaries (on a consolidated basis) and Holdings and its Subsidiaries (on a consolidated basis) will not have Unreasonably Small Capital; and (iii) the Borrower (on a stand alone basis), the Borrower and its Subsidiaries (on a consolidated basis) and Holdings and its Subsidiaries (on a consolidated basis) will be able to pay its Stated Liabilities and Contingent Liabilities as they mature or otherwise become payable.

            IN WITNESS WHEREOF, Holdings has caused its duly authorized Chief Financial Officer to execute and deliver this ___ day of _________, ____.


                                    V.S.M. HOLDINGS, INC.



                                    By____________________________
                                       Name:
                                       Title: Chief Financial Officer

                                                                       EXHIBIT O


                 FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


                                                   Date:___________, __________


            Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as therein defined. __________________ (the "Assignor") and __________________ (the "Assignee") hereby agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 4 of Annex I hereto, including, without limitation, (i) in the case of any assignment of all or any portion of the outstanding A Term Loans, all rights and obligations with respect to the Assigned Share of all then outstanding A Term Loans, (ii) in the case of any assignment of all or any portion of the Total A Term Loan Commitment, all rights and obligations with respect to the Assigned Share of the Total A Term Loan Commitment, (iii) in the case of any assignment of all or any portion of the outstanding Term B Loans, all rights and obligations with respect to the Assigned Share of all then outstanding Term B Loans, (iv) in the case of any assignment of all or any portion of the Total B Term Loan Commitment, all rights and obligations with respect to the Assigned Share of the Total B Term Loan Commitment and (v) in the case of any assignment of all or any portion of the Total Revolving Loan Commitment, all rights and obligations with respect to the Assigned Share of the Total Revolving Loan Commitment and all outstanding Revolving Loans, Swingline Loans and Letters of Credit. After giving effect to such sale and assignment, the Assignee's Total A Term Loan Commitment, Total B Term Loan Commitment, Total Revolving Loan Commitment and the amount of the outstanding A Term Loans, B Term Loans, owing to the Assignee will be as set forth in Item 4 of Annex I hereto.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or the other Credit Documents or any

                                                                       Exhibit O
                                                                          Page 2


other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Holdings or any of its Subsidiaries or the performance or observance by the Credit Parties of any of their obligations under the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

            3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Transferee under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent and collateral agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and
(vi) to the extent legally entitled to do so, attaches the forms described in
Section 4.04(b)(ii) of the Credit Agreement].1

            4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee and the receipt of the consent of the Administrative Agent and, so long as no Event of Default then exists, the Borrower pursuant to Section 13.04(b) of the Credit Agreement and receipt by the Administrative Agent of the assignment fee referred to in such
Section 13.04(b) (the "Settlement Date").

            5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.



--------
1 Include bracketed language if the Assignee is organized under the laws of a jurisdiction outside the United States.

                                                                       Exhibit O
                                                                          Page 3


            6. It is agreed that the Assignee shall be entitled to (w) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I; (x) all Commitment Fees (if applicable) on the Assigned Share of the Total Commitment at the rate specified in Item 7 of Annex I hereto; and (y) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which accrue on and after the Settlement Date, such interest and, if applicable, Commitment Fee and, Letter of Credit Fees, to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor, and the Assignee's share of any Letter of Credit Outstandings (as applicable) incurred pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

                                                                       Exhibit O
                                                                          Page 4


            7. THIS BANK ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

           IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.


Accepted this _____ day                [NAME OF ASSIGNOR],
of _________, __ ___                      as Assignor


                                       By_______________________________
                                          Name:
                                          Title:


                                       [NAME OF ASSIGNEE],
                                          as Assignee


                                       By______________________________
                                          Name:
                                          Title:

Acknowledged and Agreed:

BANKERS TRUST COMPANY, as
   Administrative Agent


By_________________________
   Name:
   Title:


[V.S.M. ACQUISITION CORP.]
[SUNRISE MEDICAL INC.]


By_________________________
   Name:
   Title:

                                                                         ANNEX I
                ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT


1. Borrower: shall mean (i) prior to the Merger Date, V.S.M. Acquisition Corp. and (ii) on and after the Merger Date, Sunrise Medical Inc. as the surviving corporation of the Merger.

2. Name and Date of Credit Agreement:

      Credit Agreement, dated as of December 6, 2000, among V.S.M. Holdings, Inc., V.S.M. Acquisition Corp., the Banks from time to time party thereto and Bankers Trust Company, as Administrative Agent.

3.    Date of Assignment Agreement:

4. Amounts (as of date of item #3 above):

                   Outstanding   Total A   Outstanding       Total B       Total
                   Principal      Term     Principal of       Term       Revolving
                   of A Term      Loan      B Term            Loan          Loan
                     Loans     Commitments  Loans         Commitments   Commitments
                   ----------- -----------  -----------  ------------   -----------


       a.Aggregate
         Amount    $_________  $__________  $_________   $_________    $__________
         for all
         Banks

       b.Assigned  ________%   _________%   ________%    ________%     _________%
         Share(1)
       c.Amount
         of        $_________  $_________   $_________   $_________    $_________
         Assigned
         Share


5.    Settlement Date:

6.    Rate of Interest
      to the Assignee:        As set forth in Section 1.08 of the Credit
                              Agreement (unless otherwise agreed to by the Assignor and the Assignee)2

---------
 1 Percentage taken to 12 decimal places.

                                                                         Annex I
                                                                          Page 2

7. Commitment Fee As set forth in Section 3.01(a) of the Credit Agreement to the Assignee: (unless otherwise agreed to by the Assignor and the Assignee)3

8.    Letter of Credit
      Fees to the Assignee:   As set forth in Section 3.01(b) of the Credit
                              Agreement (unless otherwise agreed to by the Assignor and the Assignee)4

9.    Notice Information for Assignor:

         ASSIGNOR:

            ____________________________
            ____________________________
            ____________________________
            ____________________________
            Attention:
            Telephone:
            Telecopier:
            Reference:

----------------
(...continued)

2 The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

3 Insert "Not Applicable" in lieu of text if no portion of the Total Commitment is being assigned. Otherwise, the Borrower and the Administrative Agent shall direct the entire amount of the Commitment Fee to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Commitment Fee through payment by the Assignee to the Assignor.

4 Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitment is being assigned. Otherwise, the Borrower and the Administrative Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Letter of Credit Fees through payment by the Assignee to the Assignor.

                                                                         Annex I
                                                                          Page 3


      Payment Instructions for Assignor:

         ASSIGNOR:

            ____________________________
            ____________________________
            ____________________________
            ____________________________
            Attention:
            Reference:

                                                                         Annex I
                                                                          Page 4


         Notice Information for Assignee:

            ____________________________
            ____________________________
            ____________________________
            ____________________________
            Attention:
            Telephone:
            Telecopier:
            Reference:



         Payment Instructions for Assignee:

            ____________________________
            ____________________________
            ____________________________
            ____________________________
            Reference:


Accepted and Agreed:

[NAME OF ASSIGNEE]


By____________________________
  ____________________________
   (Print Name and Title)



[NAME OF ASSIGNOR]


By____________________________
  ____________________________
   (Print Name and Title)

                                                                       EXHIBIT P




                            FORM OF INTERCOMPANY NOTE



                                                              New York, New York
                                                                          [Date]

            FOR VALUE RECEIVED, __________________________, a ___________
corporation (the "Payor"), hereby promises to pay on demand to the order of ______________________, (the "Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Payor.

            The Payor promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Payor and Payee.

            Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

            This Note is one of the Intercompany Notes referred to in the Credit Agreement, dated as of December 6, 2000, among V.S.M. Holdings, Inc., V.S.M. Acquisition Corp., the financial institutions from time to time party thereto, and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and is subject to the terms thereof, and shall be pledged by the Payee pursuant to the Pledge Agreement (as defined in the Credit Agreement). The Payor hereby acknowledges and agrees that the Collateral Agent pursuant to and as defined in the Pledge Agreement, as in effect from time to time, may exercise all rights provided therein with respect to this Note.

            The Payee is hereby authorized (but not required) to record all loans and advances made by it to the Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

            All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

                                                                       Exhibit P
                                                                          Page 2

            The Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


[NAME OF PAYOR]


By________________________
    Title:


Pay to the order of: _________________________.


____________________________


[NAME OF PAYEE]


By________________________
    Title:

                                                                       EXHIBIT Q


                          FORM OF PERMITTED SELLER NOTE


$_______________                                            New York, New York
                                                                          [DATE]



            FOR VALUE RECEIVED, V.S.M. HOLDINGS, INC., a Delaware corporation ("Holdings"), hereby promises to pay to _____________ or [his] [her] [its] assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at ____________________, the principal sum of ____________________ DOLLARS, which amount shall be payable on December 31, 2009.

            Holdings promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at a rate per annum equal to ___________________, such interest to be paid quarterly on ______________________, ______________________, ______________________ and
________________ of each year and at maturity hereof.

            This Note is subject to voluntary prepayment, in whole or in part, at any time at the option of Payor, without premium or penalty. Each such prepayment shall be applied to accrued but unpaid interest and then the next installment(s) in principal becoming due.

            This Note is issued pursuant to a ________________ Purchase Agreement dated ______ __, ____ (the "Agreement"), between [Sunrise Medical Inc.] and the vendors of ________________. This Note is subject to the provisions of the Agreement, including, without limitation, adjustment of, and offset to the principal amount pursuant to the Agreement.

            If an Event of Default (as hereinafter defined) shall have occurred and be continuing, then, at the option of the holder hereof, and subject to the terms and conditions set forth on Annex A, this Note shall upon presentment become immediately due and payable.

            An "Event of Default" shall be deemed to have occurred hereunder if
(a) Holdings shall fail to make any payment under this Note in full when due and such failure shall not be cured within twenty (20) days following receipt of written notice thereof; or (b) any proceeding shall be commenced by Holdings, as debtor, under any bankruptcy, reorganization, insolvency, readjustment of debt, arrangement, receivership or liquidation law or statute, and such proceeding is not dismissed within 90 days or is not timely controverted in good faith and on reasonable grounds by Holdings or an order of relief is granted in such proceedings.

            This Note, and Holdings' obligations hereunder, shall be subordinate and junior to all indebtedness of Holdings constituting Senior Indebtedness (as defined in Section 1.07 of Annex A attached hereto) on the terms and conditions set forth in Annex A attached hereto, which Annex A is herein incorporated by reference and made a part hereof as if set forth herein in its entirety.

                                                                       Exhibit Q
                                                                          Page 2

            This Note, and Holdings' obligations hereunder, shall be equal in priority with all other Permitted Acquisition Indebtedness (as hereinafter defined) including, without limitation, all interest incurred in relation thereto of Holdings. "Permitted Acquisition Indebtedness" shall mean all indebtedness of Holdings incurred in full or partial payment for the assets or stock associated with a business acquired by Holdings or any of its Subsidiaries prior to the date of this Note or at any future time except Senior Indebtedness (as defined in Section 1.07 of Annex A attached hereto).

            Holdings hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.



                                       V.S.M. HOLDINGS, INC.





                                       By:_______________________________
                                          Name:
                                          Title:

                                                                     Annex  A to
                                                                       EXHIBIT Q



            Section 1.01. SUBORDINATION OF LIABILITIES. V.S.M. Holdings, Inc. ("Holdings"), for itself, its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex A is attached (the "Note") by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A). The provisions of this Annex A are made for the benefit of the present and future holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

            Section 1.02. HOLDINGS NOT TO MAKE PAYMENTS WITH RESPECT TO SUBORDINATED INDEBTEDNESS IN CERTAIN CIRCUMSTANCES. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash, before any payment, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.

            (b) Holdings may not, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any default or event of default under the Credit Agreement (as defined in Section 1.07 of this Annex A) or any other issue of Senior Indebtedness is then in existence or would result therefrom. Each holder of the Note hereby agrees that, so long as any such default or event of default in respect of any issue of Senior Indebtedness exists, it will not sue for, or otherwise take any action to enforce Holdings' obligations to pay, amounts owing in respect of the Note. Each holder of the Note understands and agrees that to the extent that the provisions of clause (a) or (b) of this Section 1.02 prohibits the payment of interest and/or principal under the Note, in either case, such unpaid amount shall not constitute a payment default under the Note and the holder of the Note may not sue for, or otherwise take action to enforce Holdings' obligation to pay such amount, PROVIDED that such unpaid principal or interest shall remain an obligation of Holdings to the holder of the Note pursuant to the terms of the Note.

            (c) In the event that notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, Holdings shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such

                                                                      Annex A to
                                                                       Exhibit Q
                                                                          Page 2


Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, Holdings shall give the holder of the Note prompt written notice of any event which would prevent payments under Section 1.02(a) or (b) hereof.

            Section 1.03. SUBORDINATION TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF HOLDINGS. Upon any distribution of assets of Holdings upon dissolution, winding up, liquidation or reorganization of Holdings (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

            (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

            (b) any payment or distributions of assets of Holdings of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

            (c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

            Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, Holdings shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of Holdings (whether in

                                                                      Annex A to
                                                                       Exhibit Q
                                                                          Page 3


bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

            Section 1.04. SUBROGATION. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of Holdings applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of Holdings or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between Holdings, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by Holdings to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

            Section 1.05. OBLIGATION OF HOLDINGS UNCONDITIONAL. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between Holdings and the holder of the Note, the obligation of Holdings, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of Holdings other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to the provisions of this Annex A and the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of Holdings received upon the exercise of any such remedy. Upon any distribution of assets of Holdings referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

            Section 1.06. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF HOLDINGS OR HOLDERS OF SENIOR INDEBTEDNESS. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings or by any act or failure to act in good faith by any such holder, or by any noncompliance by Holdings with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or

                                                                      Annex A to
                                                                       Exhibit Q
                                                                          Page 4

extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify, or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

            Section 1.07. SENIOR INDEBTEDNESS. The term "Senior Indebtedness" shall mean all Obligations (as defined below) (i) of Holdings under, or in respect of, the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "Credit Agreement"), dated as of December 6, 2000, among Holdings, V.S.M. Acquisition Corp. ("Newco"), the banks from time to time party thereto, and Bankers Trust Company, as Administrative Agent, and the other Credit Documents (as defined in the Credit Agreement), and any renewal, extension, restatement, refinancing or refunding thereof and (ii) under, or in respect of, any Interest Rate Protection Agreements or Other Hedging Agreements (each as defined in the Credit Agreement). As used herein, the term "Obligation" shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including post-petition interest of the rate provided in the documentation with respect to such Senior Indebtedness, whether or not such interest is an allowed claim against the debtor in any bankruptcy or similar proceeding).

                                                                       EXHIBIT R


                      FORM OF SHAREHOLDER SUBORDINATED NOTE


$_______________                                            New York, New York
                                                                          [DATE]



            FOR VALUE RECEIVED, V.S.M. HOLDINGS, INC., a Delaware corporation ("Holdings"), hereby promises to pay to _____________ or [his] [her] [its] assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at ____________________, the principal sum of ____________________ DOLLARS, which amount shall be payable on December 31, 2000.

            [Holdings promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at a rate per annum equal to ___________________, such interest to be paid [quarterly] [semi- annually] [annually] on ______________________ [and ________________] of each year and at maturity hereof.]

            This Note is subject to voluntary prepayment, in whole or in part, at the option of Payor, without premium or penalty.

            Notwithstanding anything to the contrary contained in this Note, the Payee understands and agrees that Holdings shall not be required to make, and shall not make, any payment of principal, interest or other amounts on this Note to the extent that such payment is prohibited by the terms of any Senior Indebtedness.

            This Note, and Holdings' obligations hereunder, shall be subordinate and junior to all indebtedness of Holdings constituting Senior Indebtedness (as defined in Section 1.07 of Annex A attached hereto) on the terms and conditions set forth in Annex A attached hereto, which Annex A is herein incorporated by reference and made a part hereof as if set forth herein in its entirety.

            Holdings hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                                                       Exhibit R
                                                                          Page 2




                                       V.S.M. HOLDINGS, INC.





                                       By:________________________________
                                          Name:
                                          Title:

                                                                     Annex  A to
                                                                       EXHIBIT R




            Section 1.01. SUBORDINATION OF LIABILITIES. V.S.M. Holdings, Inc. ("Holdings"), for itself, its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex A is attached (the "Note") by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A). The provisions of this Annex A are made for the benefit of the present and future holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

            Section 1.02. HOLDINGS NOT TO MAKE PAYMENTS WITH RESPECT TO SUBORDINATED INDEBTEDNESS IN CERTAIN CIRCUMSTANCES. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash, before any payment, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.

            (b) Until all Senior Indebtedness has been paid in full in cash and all commitments in respect of such Senior Indebtedness have been terminated, the sum of all payments in respect of the Note (including principal and interest), together with the sum of (i) all payments made under all other Shareholder Subordinated Notes and (ii) all payments made by Holdings and its Subsidiaries to redeem or repurchase stock or options to purchase stock of Holdings held by employees or former employees of Holdings and its Subsidiaries shall not exceed at any time that amount permitted by the terms of the respective issue of Senior Indebtedness.

            (c) Holdings may not, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any default or event of default under the Credit Agreement (as defined in Section 1.07 of this Annex A) or any other issue of Senior Indebtedness is then in existence or would result therefrom. Each holder of the Note hereby agrees that, so long as any such default or event of default in respect of any issue of Senior Indebtedness exists, it will not sue for, or otherwise take any action to enforce Holdings' obligations to pay, amounts owing in respect of the Note. Each holder of the Note understands and agrees that to the extent that clause (b) of this Section 1.02 reduces the payment of interest and/or principal which would otherwise be payable under the Note but for the limitations set forth in such clause (b), or that the provisions of clause (a) or (c) of this Section 1.02 prohibits the payment of interest and/or principal under the Note, in either case, such unpaid amount shall not constitute a payment default under the Note and the holder of the Note may not sue for, or otherwise take action to enforce Holdings' obligation to pay such amount, PROVIDED that such

                                                                      Annex A to
                                                                       Exhibit R
                                                                          Page 2

unpaid principal or interest shall remain an obligation of Holdings to the holder of the Note pursuant to the terms of the Note.

            (d) In the event that notwithstanding the provisions of the preceding subsections (a), (b) and (c) of this Section 1.02, Holdings shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a), (b) or (c), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, Holdings shall give the holder of the Note prompt written notice of any event which would prevent payments under Section 1.02(a), (b) or (c) hereof.

            Section 1.03. SUBORDINATION TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF HOLDINGS. Upon any distribution of assets of Holdings upon dissolution, winding up, liquidation or reorganization of Holdings (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

            (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

            (b) any payment or distributions of assets of Holdings of any kind or character, whether in cash,

                                                                      Annex A to
                                                                       Exhibit R
                                                                          Page 3

property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

            (c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

            Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, Holdings shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of Holdings (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

            Section 1.04. SUBROGATION. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of Holdings applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of Holdings or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between Holdings, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by Holdings to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

            Section 1.05. OBLIGATION OF HOLDINGS UNCONDITIONAL. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between Holdings and the holder of the Note, the obligation of Holdings, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of Holdings other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to the provisions of this Annex A and the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of Holdings received upon the exercise of any such remedy. Upon any distribution of assets of Holdings referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other

                                                                      Annex A to
                                                                       Exhibit R
                                                                          Page 4


indebtedness of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

            Section 1.06. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF HOLDINGS OR HOLDERS OF SENIOR INDEBTEDNESS. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings or by any act or failure to act in good faith by any such holder, or by any noncompliance by Holdings with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify, or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

            Section 1.07. SENIOR INDEBTEDNESS. The term "Senior Indebtedness" shall mean all Obligations (as defined below) (i) of Holdings under, or in respect of, the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "Credit Agreement"), dated as of December 6, 2000, among Holdings, V.S.M. Acquisition Corp. ("Newco"), the banks from time to time party thereto, and Bankers Trust Company, as Administrative Agent and the other Credit Documents (as defined in the Credit Agreement), and any renewal, extension, restatement, refinancing or refunding thereof, and (ii) under, or in respect of, any Interest Rate Protection Agreements or Other Hedging Agreements (each as defined in the Credit Agreement). As used herein, the term "Obligation" shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including post-petition interest of the rate provided in the documentation with respect to such Senior Indebtedness, whether or not such interest is an allowed claim against the debtor in any bankruptcy or similar proceeding).